UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRISTATE CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On October 20, 2021, Raymond James Financial, Inc. (“Raymond James”) and TriState Capital Holdings, Inc. (“TriState Capital”) entered into an Agreement and Plan of Merger (the “merger agreement”) that provides for the acquisition of TriState Capital by Raymond James. Under the terms and subject to the conditions of the merger agreement, the acquisition will be accomplished through two mergers with two wholly owned subsidiaries of Raymond James (which subsidiaries we refer to as “Merger Sub 1” and “Merger Sub 2”, respectively) merging with TriState Capital. First, Merger Sub 1 will merge with and into TriState Capital, with TriState Capital remaining as the surviving entity in such merger and a wholly-owned subsidiary of Raymond James (the “first merger”). Next, following the first merger, TriState Capital will merge with and into Merger Sub 2, with Merger Sub 2 remaining as the surviving entity in such merger and a wholly-owned subsidiary of Raymond James (the “second merger” and, together with the first merger, the “mergers”).

If the mergers are completed, holders of common stock, no par value, of TriState Capital (“TriState Capital common stock”) will be entitled to receive $6.00 in cash and 0.25 of a share of common stock, $0.01 par value per share, of Raymond James (“Raymond James common stock”) (collectively, the “merger consideration”) for each share of TriState Capital common stock held by them. Based on the closing price of a share of Raymond James common stock on January 24, 2022, the most recent trading day prior to the date of the accompanying proxy statement/prospectus for which this information was available, the merger consideration represented approximately $30.41 in value per share of TriState Capital common stock. The value of the consideration to be received by holders of TriState Capital common stock will fluctuate with changes in the price of the shares of Raymond James common stock. We urge you to obtain current market quotations for shares of Raymond James common stock (trading symbol “RJF”), which is traded on the New York Stock Exchange (“NYSE”), and TriState Capital (trading symbol “TSC”), which is traded on the NASDAQ Stock Exchange (“NASDAQ”).

Based on the 33,581,303 shares of TriState Capital common stock outstanding on the record date, January 20, 2022, we anticipate that Raymond James will issue approximately 8,418,210 shares of Raymond James common stock to holders of TriState Capital common stock in the mergers (using the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending January 20, 2022 for purposes of estimating the number of shares issuable in respect of applicable TriState Capital restricted stock awards (“TriState Capital Restricted Shares”)). In connection with the mergers, TriState Capital will hold a special meeting of the holders of shares of TriState Capital common stock (the “special meeting”). At the special meeting, holders of TriState Capital common stock will be asked to vote to approve and adopt the merger agreement and approve related matters, as described in the accompanying proxy statement/ prospectus. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of votes cast by the holders of shares of TriState Capital common stock present or represented by proxy at the special meeting. Raymond James has entered into agreements with certain shareholders of TriState Capital who beneficially owned, in the aggregate, approximately 13.5% of the outstanding shares of TriState Capital common stock on the record date, pursuant to which these shareholders agreed to vote all shares of TriState Capital common stock beneficially owned by them in favor of the approval and adoption of the merger agreement.

Holders of shares of TriState Capital’s (A) 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (“TriState Capital Series A Preferred Stock”), (B) 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value (“TriState Capital Series B Preferred Stock”), and (C) Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, no par value (“TriState Capital Series C Preferred Stock”), are not entitled to and are not requested to vote at the special meeting.

The special meeting will be held on February 28, 2022 over the internet in a virtual-only format, at 9:00 a.m., Eastern Time, at www.issuerdirect.com/virtual-event/tsc.

The TriState Capital board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the mergers, are advisable, fair to and in the best interests of TriState Capital and its shareholders and unanimously recommends that holders of TriState Capital common stock vote “FOR” the approval and adoption of the merger agreement and “FOR” the other matters to be considered at the TriState Capital special meeting.

The accompanying proxy statement/prospectus describes the special meeting, the mergers, the documents related to the mergers, and other related matters. Please carefully read the entire proxy statement/prospectus, including the section entitled “Risk Factors” starting on page 23 of the accompanying proxy statement/prospectus, for a discussion of the risks relating to the proposed mergers. You also can obtain information about Raymond James and TriState Capital from documents that each has filed with the Securities and Exchange Commission.

Sincerely,

James F. Getz

Chairman and Chief Executive Officer

TriState Capital Holdings, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the mergers or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the mergers are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Raymond James or TriState Capital, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is January 25, 2022, and it is first being mailed or otherwise delivered to the TriState Capital common shareholders on or about January 26, 2022.

Litigation Relating to the Mergers	70
THE MERGER AGREEMENT	71
Explanatory Note Regarding the Merger Agreement	71
Structure of the Mergers	71
Merger Consideration	72
Fractional Shares	73
Governing Documents	73
Treatment of TriState Capital Equity Awards	74
Closing and Effective Time of the Mergers	74
Exchange of Shares	75
Representations and Warranties	76
Covenants and Agreements	78
Governance of TriState Capital Subsidiaries After the Mergers	85
Special Meeting; Recommendation of TriState Capital’s Board of Directors	85
Agreement Not to Solicit Other Offers	87
Conditions to Complete the Mergers	88
Termination of the Merger Agreement	89
Effect of Termination	90
Termination Fee	90
Expenses and Fees	91
Amendment, Waiver, and Extension of the Merger Agreement	91
Governing Law	91
Specific Performance	91
THE SUPPORT AGREEMENTS	92
ACCOUNTING TREATMENT	94
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS	95
DESCRIPTION OF RAYMOND JAMES COMMON STOCK	99
DESCRIPTION OF NEW RAYMOND JAMES PREFERRED STOCK	101
DESCRIPTION OF NEW RAYMOND JAMES DEPOSITARY SHARES	119
COMPARISON OF SHAREHOLDERS’ RIGHTS	125
LEGAL MATTERS	138
EXPERTS	139
DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS	140
WHERE YOU CAN FIND MORE INFORMATION	141
ANNEX A – Agreement and Plan of Merger, dated October 20, 2021, among Raymond James Financial, Inc., Macaroon One LLC, Macaroon Two LLC and TriState Capital Holdings, Inc.	A-1
ANNEX B – Opinion of Stephens Inc.	B-1

ANNEX C – Support Agreement, dated October  20, 2021, between James F. Getz, Brian S. Fetterolf, Raymond James Financial, Inc., Macaroon One LLC and, solely for purposes of the last sentence of Section 9 thereof, TriState Capital Holdings, Inc.

C-1

ANNEX D – Support Agreement, dated October  20, 2021, by and among T-VIII PubOpps LP, Raymond James Financial, Inc., Macaroon One LLC and, solely for purposes of the last sentence of Section 9 and Section  10(c) thereof, TriState Capital Holdings, Inc.

D-1
ANNEX E – Form of Articles of Amendment designating the Raymond James Series A Preferred Stock	E-1
ANNEX F – Form of Articles of Amendment designating the Raymond James Series B Preferred Stock	F-1
ANNEX G – Form of Amendment to the Raymond James Articles of Incorporation	G-1

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the holders of common stock of TriState Capital Holdings, Inc.:

TriState Capital Holdings, Inc. (“TriState Capital”) will hold a special meeting of holders (“TriState Capital shareholders”) of common stock, no par value, of TriState Capital (“TriState Capital common stock”) on February 28, 2022 at 9:00 a.m., Eastern Time, over the internet in a virtual-only format at www.issuerdirect.com/virtual-event/tsc (the “special meeting”) to consider and vote upon the following matters:

•

a proposal to approve and adopt the Agreement and Plan of Merger, dated October 20, 2021, by and among Raymond James Financial, Inc. (“Raymond James”), Macaroon One LLC (“Merger Sub 1”), Macaroon Two LLC (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”) and TriState Capital, as such agreement may be amended from time to time, pursuant to which Merger Sub 1 will merge with and into TriState Capital, with TriState Capital continuing as the surviving entity after such merger, and thereafter, TriState Capital will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity in such merger, a copy of which is attached as Annex A and as more fully described in the attached proxy statement/prospectus (the “merger proposal”); and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).

The board of directors of TriState Capital has fixed the close of business on January 20, 2022 as the record date for the special meeting. Only holders of record of shares of TriState Capital common stock at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. Approval of each of the merger proposal and the adjournment proposal requires a majority of the votes cast by holders of shares of TriState Capital common stock present or represented by proxy at the special meeting to be voted in favor of such proposal.

TriState Capital’s board of directors has unanimously approved the merger agreement, has determined that the mergers, on the terms and conditions set forth in the merger agreement, are advisable, fair to and in the best interests of TriState Capital and its shareholders, and unanimously recommends that holders of TriState Capital common stock vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Your vote is very important. We cannot complete the mergers unless holders of TriState Capital common stock approve and adopt the merger agreement.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of TriState Capital, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the mergers, the documents related to the mergers, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

James F. Getz

Chairman and Chief Executive Officer

TriState Capital Holdings, Inc.

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates important business and financial information about TriState Capital and Raymond James from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing, by e-mail or by telephone at the address below:

TriState Capital Holdings, Inc.

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

Attention: Investor Relations

(412) 304-0304

investorrelations@tscbank.com

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the special meeting. This means that holders of TriState Capital common stock requesting documents must do so by February 18, 2022, in order to receive them before the special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated January 25, 2022, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this document to holders of TriState Capital common stock, nor the issuance by Raymond James of shares of Raymond James common stock or preferred stock of Raymond James, par value $0.10 per share (“Raymond James preferred stock”), in connection with the mergers will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding TriState Capital has been provided by TriState Capital and information contained in, or incorporated by reference into, this document regarding Raymond James has been provided by Raymond James.

See “Where You Can Find More Information” beginning on page 141 of the accompanying proxy statement/prospectus for further information.

QUESTIONS AND ANSWERS

The following are some questions that you may have about the mergers and the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the mergers or the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 141.

Q:	What are the mergers?

A:

Raymond James Financial, Inc. (“Raymond James”), TriState Capital Holdings, Inc. (“TriState Capital”), Macaroon One LLC (“Merger Sub 1”), Macaroon Two LLC (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”) have entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as such agreement may be amended from time to time, the “merger agreement”). Under the merger agreement, Merger Sub 1 will merge with and into TriState Capital, so that TriState Capital is the initial surviving entity. Immediately following the consummation of the first merger, TriState Capital will merge with and into Merger Sub 2, so that Merger Sub 2 is the ultimate surviving entity. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The mergers cannot be completed unless, among other things, holders of TriState Capital common stock approve the proposal to adopt the merger agreement as described below under “The Merger Agreement—Conditions to Complete the Mergers” beginning on page 88.

Q:	Why am I receiving this proxy statement/prospectus?

A:

This proxy statement/prospectus is being delivered to holders of shares of TriState Capital common stock to solicit proxies from them in connection with the approval and adoption of the merger agreement and other related matters.

TriState Capital has called a special meeting of its common shareholders to approve and adopt the merger agreement and approve related matters. This document serves as a proxy statement for the special meeting and describes the proposals to be presented at the special meeting.

Finally, this document is also a prospectus that is being delivered to all holders of shares of TriState Capital common stock because, in connection with the mergers, Raymond James is offering, in addition to cash consideration, shares of its common stock to such holders.

Q:	What will holders of TriState Capital common stock receive in the mergers?

A:

If the first merger is completed, each share of TriState Capital common stock, with certain limited exceptions, will be converted into the right to receive both $6.00 in cash and 0.25 shares of Raymond James common stock.

No fractional shares of Raymond James common stock will be issued in connection with the first merger. Holders of TriState Capital common stock who would otherwise be entitled to a fraction of a share of Raymond James common stock upon completion of the first merger will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying the average Raymond James common stock closing price on the New York Stock Exchange (the “NYSE”) for the five full trading days prior to the closing date of the mergers by the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) that such holder would otherwise be entitled to receive.

Based on the 33,581,303 shares of TriState Capital common stock outstanding on the record date, we anticipate that Raymond James will issue approximately 8,418,210 shares of Raymond James common stock to holders of TriState Capital common stock in the mergers (using the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending January 20, 2022 for purposes of estimating the number of shares issuable in respect of applicable TriState Capital Restricted Shares). Accordingly, based on the 207,597,094 shares of Raymond James common stock outstanding on the record date, approximately 3.9% of outstanding Raymond James common stock following the mergers would have been held by shareholders that were holders of TriState Capital common stock immediately prior to the effectiveness of the first merger.

We urge you to obtain current market quotations for Raymond James (trading symbol “RJF”) and TriState Capital (trading symbol “TSC”).

Q:	What will holders of TriState Capital preferred stock receive in the mergers?

A:

If the first merger is completed, each share of TriState Capital Series A Preferred Stock and TriState Capital Series B Preferred Stock, in each case issued and outstanding immediately prior to the effective time of the first merger, will be converted into the right to receive one share of Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock, respectively, each of which shall have powers, preferences and special rights that are not materially less favorable than those of the TriState Capital Series A Preferred Stock and TriState Capital Series B Preferred Stock, as applicable. If the first merger is completed, each share of TriState Capital Series C Preferred Stock issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive an amount in cash equal to the product of (i) $30.00, multiplied by (ii) the number of shares of non-voting common stock, no par value, of TriState Capital that such share of TriState Capital Series C Preferred Stock is convertible into.

Q:	What will holders of TriState Capital depositary shares receive in the mergers?

A:

If the first merger is completed, each outstanding TriState Capital depositary share will become a new Raymond James depositary share and will represent a 1/40th interest in a share of the applicable series of Raymond James preferred stock, which will have terms that are not materially less favorable than the corresponding series of preferred stock of TriState Capital, no par value (“TriState Capital preferred stock”). Upon completion of the first merger, Raymond James will assume the obligations of TriState Capital under the applicable deposit agreements. For more information, see “Description of New Raymond James Preferred Stock” beginning on page 101 and “Description of New Raymond James Depositary Shares” beginning on page 119.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the mergers are completed?

A:

Yes. Although the number of shares of Raymond James common stock that holders of TriState Capital common stock will receive is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the first merger based upon the market value for Raymond James common stock. Any fluctuation in the market price of Raymond James common stock will change the value of the shares of Raymond James common stock that holders of TriState Capital common stock will receive. Neither Raymond James nor TriState Capital is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Raymond James common stock or TriState Capital common stock.

Q:	What am I being asked to vote on at the special meeting?

A:	Holders of TriState Capital common stock are being asked to vote on the following two proposals:

•	a proposal to approve and adopt the merger agreement (the “merger proposal”); and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).

The approval and adoption of the merger agreement by holders of TriState Capital common stock is a condition to the obligations of TriState Capital and Raymond James to complete the mergers. The approval of the adjournment proposal is not a condition to the obligations of TriState Capital or Raymond James to complete the mergers.

Q:	Does my vote matter?

A:

Yes, your vote is very important. If you do not submit a proxy card or vote virtually at the special meeting, or if you fail to instruct your broker as to how to vote, it will be more difficult for TriState Capital to obtain the necessary quorum to hold the special meeting.

Q:	What is the vote required to approve each proposal at the special meeting?

A:

Each of (a) the approval and adoption of the merger agreement and (b) the approval of the adjournment proposal, requires the affirmative vote of the holders of a majority of votes cast by the holders of shares of TriState Capital common stock present or represented by proxy at the special meeting. In addition, even if a quorum does not exist, the holders of a majority of the shares of TriState Capital common stock present at the special meeting, virtually or by proxy, may adjourn the special meeting to another place, date or time. If you fail to submit a proxy or to vote virtually at the special meeting, if you abstain from voting or if your shares of TriState Capital common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote those shares, your shares of TriState Capital common stock will not be voted and will not have an effect (other than for purposes of determining a quorum) on the proposals presented at the special meeting.

Q:	How does the TriState Capital board of directors recommend that I vote at the special meeting?

A:

The TriState Capital board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement (including the mergers) are advisable, fair to and in the best interests of TriState Capital and its shareholders and unanimously recommends that holders of TriState Capital common stock vote “FOR” the approval and adoption of the merger agreement at the special meeting. See “Proposal I: Approval and Adoption of the Merger Agreement” beginning on page 36 of this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the merger agreement?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of Raymond James and TriState Capital included in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What is the difference between holding shares as a holder of record and a beneficial owner?

A:

If your shares of TriState Capital common stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “holder of record” with respect to such shares. If you are a holder of record, this proxy statement/prospectus and a proxy card have been sent directly to you on behalf of TriState Capital. If your shares of TriState Capital common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner”

of shares held in street name. If you own shares of TriState Capital common stock held in street name, this proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the holder of record, you may not vote these shares virtually at the special meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to proxy@investor-com.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration as a legal proxy must be received by proxy@investor-com.com no later than 5:00 p.m. Eastern Time, on February 25, 2022.

Q:	Who can vote at the special meeting?

A:

All holders of TriState Capital common stock who held shares at the record date for the special meeting (the close of business on January 20, 2022) are entitled to receive notice of, and to vote at, the special meeting. As of the close of business on January 20, 2022, there were 33,581,303 shares of TriState Capital common stock outstanding. Each holder of TriState Capital common stock is entitled to one vote for each share of TriState Capital common stock owned at the record date.

The holders of TriState Capital preferred stock will not have the right to vote at the special meeting. According to the terms of the TriState Capital Series A Preferred Stock and the TriState Capital Series B Preferred Stock, the holders of such stock do not have the right to vote on the mergers as long as the shares of such TriState Capital preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than those of the applicable TriState Capital preferred stock. In addition, as contemplated in the Stone Point Support Agreement, the terms of the TriState Capital Series C Preferred Stock were revised in a manner that specifically provides for its treatment as contemplated in the merger agreement pursuant to Articles of Amendment filed with the Pennsylvania Department of State on December 13, 2021.

Q:	What constitutes a quorum for the special meeting?

A:

The holders of a majority of the outstanding TriState Capital common shares entitled to vote being present virtually or represented by proxy constitutes a quorum for the special meeting. TriState Capital common shares whose holders elect to abstain from voting will be deemed present at the special meeting for the purpose of determining the presence of a quorum. TriState Capital common shares held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank or other nominee holder of record will not be deemed present at the special meeting for the purpose of determining the presence of a quorum.

Q:	When and where is the special meeting?

A:	The special meeting will be held on February 28, 2022, at 9:00 a.m., Eastern Time, over the internet in a virtual-only format at www.issuerdirect.com/virtual-event/tsc.

Q:	What do I need to do now?

A:	You may vote using any of the following methods:

•

With your proxy card or voting instruction card. Following the instructions on the proxy card or voting instruction card, you may complete, sign and date the card and return it in the prepaid envelope.

•

By telephone or the Internet (if available). If you own shares of TriState common stock held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative. Holders of record will not be able to vote by telephone or on the Internet.

•

Virtually at the Special Meeting. All holders of TriState common stock may vote virtually at the special meeting. Stockholders who attend the virtual special meeting should follow the instructions at www.issuerdirect.com/virtual-event/tsc to vote or submit questions during the special meeting. Voting online during the special meeting will replace any previous votes. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee.

Q:	If my shares of TriState Capital common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:

No. If your shares are held in an account at a broker, bank or other nominee holder of record (i.e., in “street name”), you must instruct the broker, bank or other nominee holder of record on how to vote your shares.

Your broker, bank or other nominee holder of record will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or other nominee holder of record with this proxy statement/prospectus. Brokers, banks and other nominee holders of record who hold TriState Capital common shares in “street name” typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions on how to vote from the beneficial owner. However, brokers, banks and other nominee holders of record typically are not allowed to exercise their voting discretion on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner.

Broker non-votes are shares held by a broker, bank or other nominee holder of record that are present virtually or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee holder of record is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to either of the two proposals to be considered at the special meeting as described in this proxy statement/prospectus, if a beneficial owner of TriState Capital common shares held in “street name” does not give voting instructions to the broker, bank or other nominee holder of record, then those shares will not be counted for purposes of determining whether a quorum exists unless instructions have been provided by the beneficial owner with respect to at least one proposal.

Q:	How do I attend the special meeting virtually and vote my shares?

A:

All holders of TriState Capital common stock, including holders of record and holders who hold their shares beneficially through banks, brokers or any other holder of record, are invited to attend the special meeting. Holders of record of TriState Capital common stock can vote virtually at the special meeting. If you plan to attend the special meeting, you must register to attend virtually by going to the website www.issuerdirect.com/virtual-event/tsc anytime within seven calendar days prior to the date of the special meeting and use the control number printed on your proxy card. Then, go to the website www.issuerdirect.com/virtual-event/tsc on the date of the special meeting and follow the instructions provided therein. The special meeting will begin promptly on

February 28, 2022 at 9:00 a.m. Eastern Time. We encourage you to access the special meeting prior to the start time. You should allow adequate time for online check-in, which will begin at no later than 8:45 a.m. Eastern Time on February 28, 2022.

If you own shares of TriState Capital common stock held in street name, in order to attend and vote your shares at the special meeting, you must obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to proxy@investor-com.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration as a legal proxy must be received by proxy@investor-com.com no later than 5:00 p.m. Eastern Time, on February 25, 2022.

Whether or not you intend to be present at the special meeting, you are urged to sign, date, and return your proxy card or voting instruction card, or to vote via the Internet or by telephone, promptly. If you are then present virtually and wish to vote your shares, your original proxy may be revoked by voting at the special meeting.

Q:	Can I change my vote?

A:

Yes. You may revoke your proxy or change your vote following the procedures set forth below. If you are a holder of record at the record date for the special meeting (the close of business on January 20, 2022), you can revoke your proxy or change your vote by:

•	submitting a new proxy dated after the date of the proxy you wish to revoke, prior to 5:00 p.m. Eastern Time on February 25, 2022, by following the instructions included on your proxy card;

•

sending a signed notice stating that you revoke your proxy to TriState Capital’s Corporate Secretary that bears a date later than the date of the proxy you want to revoke and is received prior to the special meeting; or

•

attending the special meeting (or, if the special meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting virtually, which automatically will cancel any proxy previously given, or revoking your proxy virtually.

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you may submit new voting instructions by contacting your broker, bank or other nominee and following the instructions they provide to you.

Please note that attendance at the special meeting will not, by itself, revoke a previously given proxy.

Q:

Will TriState Capital be required to submit the proposal to approve and adopt the merger agreement to its shareholders even if the TriState Capital board of directors has withdrawn, modified, or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the special meeting, TriState Capital is required to submit the proposal to approve and adopt the merger agreement to its shareholders even if the TriState Capital board of directors has withdrawn or modified its recommendation. Such a decision by the TriState Capital board of directors would be disclosed.

Q:	What are the material U.S. federal income tax consequences of the mergers to holders of TriState Capital common stock or TriState Capital preferred stock?

A:

The mergers, taken together, are intended to qualify as a reorganization for federal income tax purposes, and it is a condition to the respective obligations of the parties to complete the mergers that each of Raymond

James and TriState Capital receives a legal opinion to the effect that the mergers, taken together, will so qualify. Accordingly, the tax consequences of the mergers to holders of TriState Capital common stock or TriState Capital preferred stock, as applicable, are as follows:

•

a holder who receives a combination of Raymond James common stock and cash (other than cash received instead of a fractional share of Raymond James common stock) in exchange for shares of TriState Capital common stock, and does not otherwise own any TriState Capital preferred stock, generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Raymond James common stock and cash received by a holder pursuant to the mergers exceeds such holder’s tax basis in its shares of TriState Capital common stock, and (2) the amount of cash received by such holder pursuant to the mergers (excluding any cash received in lieu of a fractional share of Raymond James common stock);

•

a holder who receives solely new shares of Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock in exchange for shares of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock, as applicable, and does not otherwise own any TriState Capital common stock or TriState Capital Series C Preferred Stock, will generally not recognize any gain or loss upon the mergers;

•

with respect to holders of TriState Capital Series C Preferred Stock, a holder who receives solely cash for shares of TriState Capital Series C Preferred Stock, and does not otherwise own any TriState Capital common stock or other TriState Capital preferred stock, will recognize gain or loss equal to the difference between the amount of cash received by a holder of the TriState Capital Series C Preferred Stock and such holder’s tax basis in such holder’s shares of TriState Capital Series C Preferred Stock.

Gain or loss that holders of TriState Capital common stock and TriState Capital Series C Preferred Stock recognize in connection with the mergers will generally constitute long-term capital gain or loss if such holders have held their TriState Capital common stock or TriState Capital Series C Preferred Stock, as applicable, for more than one year as of the effective date of the first merger.

The United States federal income tax consequences described above may not apply to all holders of TriState Capital common stock, TriState Capital Series A Preferred Stock, TriState Capital Series B Preferred Stock and TriState Capital Series C Preferred Stock. Your tax consequences will depend on your individual situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the mergers to you. For a more complete discussion of the material U.S. federal income tax consequences of the mergers, see the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 95.

Q:	Are holders of TriState Capital common stock entitled to dissenters’ rights?

A:

No. In accordance with Section 1571(b) of the Pennsylvania Business Corporation Law, which is referred to in this proxy statement/prospectus as the “PBCL,” holders of TriState Capital common stock will not be entitled to appraisal or dissenters’ rights in connection with the mergers.

Q:	Are holders of TriState Capital preferred stock or depositary shares entitled to dissenters’ rights?

A:

No. In accordance with Section 1571(b) of the PBCL and the Designations of Rights and Privileges applicable to the TriState Capital preferred stock, holders of TriState Capital preferred stock (and thereby holders of TriState Capital depositary shares) will not be entitled to appraisal or dissenters’ rights in connection with the mergers.

Q:	Should I send in my TriState Capital stock certificate(s) now?

A:

No. Holders of TriState Capital common stock should not send in their share certificates at this time. After completion of the mergers, Raymond James’s exchange agent will send you a letter of transmittal and instructions for exchanging your shares of TriState Capital common stock for the merger consideration.

Q:	Whom may I contact if I cannot locate my TriState Capital stock certificate(s)?

A:	If you are unable to locate your original TriState Capital stock certificate(s), you should contact Computershare Inc., TriState Capital’s transfer agent, by telephone at 800-368-5948 or 781-575-4223.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus, the related proxy card or the voting instruction forms. This can occur if you hold your shares in more than one brokerage account, if you hold shares directly as a record holder and also in “street name,” or otherwise through another nominee holder of record, and in certain other circumstances. If you receive more than one set of voting materials, please separately submit votes for each set of voting materials in order to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results will be announced at the special meeting. In addition, within four business days following the date of the special meeting, TriState Capital will disclose the final voting results on a Current Report on Form 8-K filed with the SEC.

Q:	When do you expect to complete the mergers?

A:

Raymond James and TriState Capital expect to complete the mergers in 2022. However, neither Raymond James nor TriState Capital can assure you of when or if the mergers will be completed. TriState Capital must obtain the approval of holders of TriState Capital common stock of the merger agreement at its special meeting. Raymond James and TriState Capital must also obtain necessary regulatory approvals in addition to satisfying certain other closing conditions.

Q:	What happens if the mergers are not completed?

A:

If the mergers are not completed, holders of TriState Capital common stock and other securities will not receive any consideration for their shares of TriState Capital common stock or other securities in connection with the mergers. Instead, TriState Capital will remain an independent, public company and TriState Capital common stock and depositary shares will continue to be listed and traded on the NASDAQ Stock Exchange (the “NASDAQ”). In addition, if the merger agreement is terminated in certain circumstances, TriState Capital may be required to pay a termination fee. See “The Merger Agreement—Termination Fee” beginning on page 90 for discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Whom should I call with questions?

A:	You may contact InvestorCom LLC, Tristate’s proxy solicitor, toll-free at (877) 972-0090 with questions about the mergers and how to vote your shares.

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference important business and financial information about Raymond James and TriState Capital into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus.

The Parties to the Mergers (page 38)

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

(727) 567-1000

Raymond James Financial, Inc. is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The firm, together with its subsidiaries, is engaged in various financial services activities, including providing investment management services to retail and institutional clients, merger & acquisition and advisory services, the underwriting, distribution, trading and brokerage of equity and debt securities, and the sale of mutual funds and other investment products. The firm also provides corporate and retail banking services, and trust services. Raymond James operates predominately in the United States and, to a lesser extent, in Canada, the United Kingdom, and other parts of Europe.

Established in 1962 and public since 1983, Raymond James is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RJF.” As a bank holding company and financial holding company, Raymond James is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

(412) 304-0304

TriState Capital Holdings, Inc. is a bank holding company headquartered in Pittsburgh, Pennsylvania. TriState Capital has three wholly owned subsidiaries: TriState Capital Bank, a Pennsylvania chartered bank; Chartwell Investment Partners, LLC, a registered investment advisor; and Chartwell TSC Securities Corp., a registered broker/dealer. TriState Capital’s bank subsidiary serves middle-market businesses in its primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York, as well as high-net-worth individuals on a national basis through its private banking channel. TriState Capital markets and distributes its banking products and services through a scalable branchless banking model, which creates significant operating leverage throughout its business as it continues to grow. TriState Capital’s investment management subsidiary provides investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. TriState Capital’s broker/dealer subsidiary supports the marketing efforts for Chartwell’s proprietary investment products.

TriState Capital was established in 2006 and has been listed on the NASDAQ under the symbol “TSC” since 2013. As a bank holding company, TriState Capital is subject to supervision, regulation and examination by the Federal Reserve Board. As a state non-member bank chartered under the laws of the Commonwealth of Pennsylvania, TriState Capital Bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking and Securities and the FDIC.

Macaroon One LLC

880 Carillon Parkway

St. Petersburg, FL 33716

Macaroon One LLC (“Merger Sub 1”) is a Florida limited liability company and a direct wholly-owned subsidiary of Raymond James. Macaroon One LLC was formed on October 18, 2021, for the purpose of effecting the mergers. As of the date of this proxy statement/prospectus, Macaroon One LLC has not conducted any activities other than those incidental to its formation, the execution of the merger agreement and support agreements and the transactions contemplated by the merger agreement.

Macaroon Two LLC

880 Carillon Parkway

St. Petersburg, FL 33716

Macaroon Two LLC (“Merger Sub 2”) is a Florida limited liability company and a direct wholly-owned subsidiary of Raymond James. Macaroon Two LLC was formed on October 18, 2021, for the purpose of effecting the mergers. As of the date of this proxy statement/prospectus, Macaroon Two LLC has not conducted any activities other than those incidental to its formation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

For more information, see “Where You Can Find More Information” beginning on page 141.

The Mergers and the Merger Agreement (pages 40 and 71)

The terms and conditions of the mergers are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the mergers.

The merger agreement provides that Merger Sub 1 will merge with and into TriState Capital (the “first merger”), so that TriState Capital is the initial surviving entity and continues its corporate existence under the laws of the Commonwealth of Pennsylvania as a direct, wholly-owned subsidiary of Raymond James. Such initial surviving entity will, immediately following the effective time of the first merger and as part of a single integrated transaction, merge with and into Merger Sub 2 (the “second merger” and, together with the first merger, the “mergers”), so that Merger Sub 2 is the surviving entity and continues its legal existence under the laws of the State of Florida as a direct, wholly-owned subsidiary of Raymond James (which, after giving effect to the mergers, we refer to as the “combined company”).

Merger Consideration (page 72)

If the first merger is completed, each then-outstanding share of TriState Capital common stock, with certain limited exceptions, will be converted into the right to receive (i) $6.00 (the “cash consideration”) and (ii) 0.25 shares of Raymond James common stock (the “exchange ratio” and such shares and cash consideration, collectively, the “merger consideration”).

Based on the 33,581,303 shares of TriState Capital common stock outstanding on the record date, we anticipate that Raymond James will issue approximately 8,418,210 shares of Raymond James common stock to holders of TriState Capital common stock in the mergers (using the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending January 20, 2022 for purposes of estimating the number of shares issuable in respect of applicable TriState Capital Restricted Shares). Accordingly, based on the 207,597,094 shares of Raymond James common stock outstanding on the record date, approximately 3.9% of outstanding shares of Raymond James common stock would have been held by shareholders that were holders of TriState Capital common stock immediately prior to the effectiveness of the first merger.

No fractional shares of Raymond James common stock will be issued in connection with the mergers. Holders of TriState Capital common stock who would otherwise be entitled to a fraction of a share of Raymond James common stock upon completion of the first merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) based on the average of the closing sale prices for Raymond James common stock on the NYSE as reported by The Wall Street Journal for the consecutive period of five full trading days ending on the day preceding the closing date, as further discussed in this proxy statement/prospectus.

Raymond James common stock is listed on the NYSE under the symbol “RJF” and TriState Capital common stock is listed on the NASDAQ under the symbol “TSC.” The following table shows the closing sale prices of Raymond James common stock and TriState Capital common stock as reported on the NYSE and NASDAQ, respectively, on October 20, 2021, the last full trading day before the public announcement of the signing of the merger agreement, and on January 24, 2022, the last trading day before the date of this proxy statement/prospectus for which it was practicable to obtain such information. The table also shows the implied value of the merger consideration payable for each share of TriState Capital common stock on October 20, 2021 and January 24, 2022 calculated by multiplying the Raymond James share closing price by 0.25 and adding $6.00 in cash.

	Raymond James Common Stock	TriState Common Stock	Implied Value of One Share of TriState Common Stock
October 20, 2021	$101.67	$22.75	$31.4175
January 24, 2022	$97.64	$29.71	$30.41

The merger agreement governs the mergers. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the mergers are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the mergers.

Treatment of TriState Capital Preferred Stock, Depositary Shares, and Warrants (page 72)

Preferred Stock

At the effective time of the first merger: (A) each share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TriState Capital Series A Preferred Stock”) issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive a share of a newly created series of preferred stock of Raymond James, par value $0.10 per share (“Raymond James preferred stock”), having powers, preferences and special rights not materially less favorable than those of the TriState Capital Series A Preferred Stock; (B) each share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TriState Capital Series B Preferred Stock”) issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive a share of a newly created series of Raymond James preferred stock, having powers, preferences and special rights not materially less favorable than those of the

TriState Capital Series B Preferred Stock; and (C) each share of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, no par value, of TriState Capital (“TriState Capital Series C Preferred Stock”) issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive an amount in cash equal to the product of (i) $30.00, multiplied by (ii) the number of shares of non-voting common stock, no par value, of TriState Capital that such share of TriState Capital Series C Preferred Stock is convertible into pursuant to the certificate of designations with respect to the TriState Capital Series C Preferred Stock, as it was amended in accordance with the Stone Point Support Agreement (which is described further below).

Likewise, following the completion of the mergers, each outstanding TriState Capital depositary share representing a 1/40th interest in a share of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock will become a Raymond James depositary share and will represent a 1/40th interest in a share of the applicable series of new Raymond James preferred stock.

Warrant

At the effective time of the first merger, those certain warrants to purchase 922,438 shares of TriState Capital common stock (“Warrants”) will be converted into the right to receive an amount in cash equal to the product of (A) the number of shares of TriState Capital common stock subject to the Warrants, multiplied by (B) $30.00 minus the applicable exercise price per share of TriState Capital common stock.

Treatment of TriState Capital Equity Awards (page 74)

TriState Capital Options

At the effective time of the first merger, each outstanding option to purchase shares of TriState Capital common stock (each, a “TriState Capital Option”) will be converted into the right to receive a cash payment equal to the product (rounded down to the nearest whole number) of the number of shares of TriState Capital common stock subject to such TriState Capital Option immediately prior to the effective time of the first merger and (i) (A) $6.00, plus (B) 0.25 multiplied by the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending on the third business day prior to the closing date of the mergers (this clause (i), the “Option Payment Amount”), minus (ii) the exercise price per share of TriState Capital common stock subject to such TriState Capital Option. At the effective time of the first merger, each TriState Capital Option that has an exercise price greater than or equal to the Option Payment Amount will cease to be outstanding, be cancelled and cease to exist and the holder of any such TriState Capital Option will not be entitled to payment of any consideration therefor.

TriState Capital Restricted Shares

At the effective time of the first merger, each outstanding unvested restricted stock award (each, a “TriState Capital Restricted Share”), except any share of restricted stock held by a non-employee director of the board of directors of TriState Capital, will cease to represent a restricted share of TriState Capital common stock and will be converted into a number of restricted shares of (or, if determined by Raymond James in consultation with TriState Capital and in compliance with applicable laws and the terms of the TriState Capital benefit plans pursuant to which TriState Capital Restricted Shares were issued, a number of restricted stock units denominated in shares of) Raymond James common stock (each, a “Raymond James Restricted Share”) equal to (i) 0.25, plus (ii) the quotient of (A) $6.00 divided by (B) the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending on the third business day prior to the closing date of the mergers (rounded down to the nearest whole number). Except as specifically provided above, at and following the effective time of the first merger, each such Raymond James Restricted Share shall continue to be governed by the same terms and conditions as were applicable to the applicable TriState Capital Restricted Share immediately prior to the effective time of the first merger.

For further information, see “The Merger Agreement—Treatment of TriState Capital Equity Awards” beginning on page 74.

Material U.S. Federal Income Tax Consequences of the Mergers (page 95)

The mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and it is a condition to the respective obligations of the parties to complete the mergers that each of Raymond James and TriState Capital receives a legal opinion to that effect. Accordingly, assuming the receipt and accuracy of these opinions, the tax consequences of the mergers to holders of TriState Capital common stock or TriState Capital preferred stock, as applicable, are as follows:

•

a holder who receives a combination of Raymond James common stock and cash (other than cash received instead of a fractional share of Raymond James common stock) in exchange for shares of TriState Capital common stock, and does not otherwise own any TriState Capital preferred stock, generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Raymond James common stock and cash received by a holder pursuant to the mergers exceeds such holder’s tax basis in its shares of TriState Capital common stock, and (2) the amount of cash received by such holder pursuant to the mergers (excluding any cash received in lieu of a fractional share of Raymond James common stock);

•

a holder who receives solely new shares of Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock in exchange for shares of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock, as applicable, and does not otherwise own any TriState Capital common stock or TriState Capital Series C Preferred Stock, will generally not recognize any gain or loss upon the mergers;

•

with respect to holders of TriState Capital Series C Preferred Stock, a holder who receives solely cash for shares of TriState Capital Series C Preferred Stock, and does not otherwise own any TriState Capital common stock or other TriState Capital preferred stock, will recognize gain or loss equal to the difference between the amount of cash received by a holder of the TriState Capital Series C Preferred Stock and such holder’s tax basis in such holder’s shares of TriState Capital Series C Preferred Stock.

Gain or loss that holders of TriState Capital common stock and TriState Capital Series C Preferred Stock recognize in connection with the mergers will generally constitute long-term capital gain or loss if such holders have held their TriState Capital common stock or TriState Capital Series C Preferred Stock, as applicable, for more than one year as of the effective date of the first merger.

The United States federal income tax consequences described above may not apply to all holders of TriState Capital common stock, TriState Capital Series A Preferred Stock, TriState Capital Series B Preferred Stock and TriState Capital Series C Preferred Stock. Your tax consequences will depend on your individual situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the mergers to you. For a more complete discussion of the material U.S. federal income tax consequences of the mergers, see the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 95.

TriState Capital’s Reasons for the Mergers; Recommendation of TriState Capital’s Board of Directors (page 47)

After careful consideration of the various factors described in “The Mergers—TriState Capital’s Reasons for the Mergers; Recommendation of the TriState Capital Board of Directors,” the TriState Capital board of directors has unanimously (a) determined and declared that the merger agreement and the transactions contemplated therein, including the mergers, are fair to the TriState Capital shareholders and are in the best interests of TriState Capital and the TriState Capital shareholders, (b) declared advisable and approved the merger agreement and the transactions contemplated therein, including the mergers, and the execution, delivery and performance of the merger agreement and (c) recommended that holders of TriState Capital common stock vote to approve and adopt the merger agreement. See the section entitled “The Mergers—TriState Capital’s Reasons for the Mergers; Recommendation of the TriState Capital Board of Directors” beginning on page 47 of this proxy statement/prospectus.

Opinion of TriState Capital’s Financial Advisor (page 52 and Annex B)

In connection with the mergers, Stephens, Inc., TriState Capital’s financial advisor in connection with the mergers (“Stephens”), rendered an oral opinion to the TriState Capital board of directors at a special meeting held on October 20, 2021 (which was subsequently confirmed by delivery of a written opinion to the TriState Capital board of directors dated October 20, 2021), that, as of such date, the merger consideration to be received by the holders of TriState Capital common stock (other than Raymond James and its affiliates), solely in their capacity as such, was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

Absence of Appraisal or Dissenters’ Rights (page 66)

Under Section 1571(b) of the Pennsylvania Business Corporation Law of 1988 (as amended, the “PBCL”), the holders of any class or series of shares of a corporation, including any class of such corporation’s preferred stock, are not entitled to exercise dissenters’ rights if the shares of the corporation are listed on a national securities exchange. Since the TriState Capital common stock is currently listed on the NASDAQ, which is a national securities exchange, the holders of TriState Capital common stock will not have the right to exercise dissenters’ rights in connection with the mergers. In addition, pursuant to the terms of the Designations of Rights and Privileges applicable to the TriState Capital preferred stock, no class of TriState Capital preferred stock is entitled to any dissenters’ rights in connection with the mergers.

Interests of Certain TriState Capital Directors and Executive Officers in the Mergers (page 63)

Holders of TriState Capital common stock should be aware that TriState Capital’s directors and executive officers have interests in the mergers that are different from, or in addition to, interests of such holders generally. These interests include, among others, the treatment of outstanding TriState Capital equity awards pursuant to the merger agreement, and rights to ongoing indemnification and insurance coverage by the surviving entity for acts or omissions occurring prior to the mergers. The TriState Capital board of directors was aware of and considered those interests, among other matters, in reaching its decisions to approve the merger agreement and the transactions contemplated thereby and to recommend the approval and adoption of the merger agreement by holders of TriState Capital common stock.

For a more detailed description of these interests, see “The Mergers—Interests of TriState Capital’s Directors and Executive Officers in the Mergers” beginning on page 63.

Governance of TriState Capital Subsidiaries After the Mergers (pages 66 and 85)

As of the effective time of the first merger, and subject to regulatory requirements and compliance with Raymond James’s policies and procedures applicable to directors of Raymond James Bank, a Florida-chartered bank and wholly-owned subsidiary of Raymond James, but other than any such policies and procedures solely applicable to a Florida-chartered bank, TriState Capital Bank’s board of directors will be comprised of up to ten (10) members, at least four (4) of whom (which shall include James F. Getz and Brian S. Fetterolf) shall be individuals serving as members of the TriState Capital Bank board of directors prior to the effective time of the first merger selected by TriState Capital and reasonably acceptable to Raymond James, provided that additional members of such board selected by Raymond James shall be added such that Raymond James controls a majority of such board.

Immediately following the effective time of the first merger, the members of the TriState Capital Bank board of directors who will not serve as directors of such board after the effective time of the first merger will serve as advisors to such board. The role of such advisory directors will be determined in good faith by the parties prior to the effective time of the first merger.

The merger agreement also prescribes generally similar terms for the governance of Chartwell Investment Partners, LLC, TriState Capital’s investment advisory subsidiary, as of the effective time of the first merger.

Regulatory Approvals (page 67)

Subject to the terms of the merger agreement, Raymond James and TriState Capital have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board, the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department”), and the Financial Industry Regulatory Authority (“FINRA”).

Notwithstanding the foregoing or anything in the merger agreement to the contrary, (x) in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of governmental entities, none of Raymond James or any of its subsidiaries will be required to, and none of TriState Capital or any of its subsidiaries may (without the prior written consent of Raymond James in its sole discretion), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to (i) have a material adverse effect on Raymond James or any of its subsidiaries (including, after giving effect to the mergers, the surviving entity or any of its subsidiaries), and measured on a scale relative to the size of Raymond James, (ii) result in any adverse change or effect on, or restrict or limit, Raymond James’s or any of its subsidiaries’ ability to conduct any activities or operations (including any (A) divestiture requirements or restrictions on Raymond James’s or any of its subsidiary’s current or future business or (B) requirement to enter into or assume, directly or indirectly, any enforcement action or any other agreement with any governmental entity), (iii) result in Raymond James’s inability to realize to a material extent the expected benefits to it of the transactions contemplated in the merger agreement, or (iv) result in a loss, diminution or suspension of Raymond James’s ability to exercise any of the powers of a financial holding company; and (y) the consummation of the mergers or the other transactions contemplated by the merger agreement shall not otherwise result in any of the effects described in (i)-(iv) (each of the results or effects described above, a “burdensome regulatory condition”).

TriState Capital and Raymond James cannot be certain when or if these regulatory approvals will be obtained. For more information, see “The Mergers—Regulatory Approvals Required for the Mergers” beginning on page 67.

Expected Timing of the Mergers

Raymond James and TriState Capital expect to complete the mergers in 2022. However, neither Raymond James nor TriState Capital can assure you of when or if the mergers will be completed. TriState Capital must obtain the approval of holders of TriState Capital common stock of the merger agreement at its special meeting. Raymond James and TriState Capital must also obtain necessary regulatory approvals in addition to satisfying certain other closing conditions.

Conditions to Complete the Mergers (page 88)

As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the mergers depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•	the affirmative vote of a majority of all the votes entitled to be cast on approval of the merger agreement (the “requisite vote”) having been obtained;

•	the Raymond James common stock to be issued pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance;

•

the new Raymond James preferred stock to be issued pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance (this condition will be satisfied upon the authorization for listing of the Raymond James depositary shares; see the section entitled “The Mergers—Stock Exchange Listings” beginning on page 70 of this proxy statement/prospectus);

•

all regulatory approvals necessary to permit the parties to effect the mergers and the transactions contemplated by the merger agreement having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired or been terminated; and no such regulatory approval nor the consummation of the mergers and the other transactions contemplated by the merger agreement having resulted in or reasonably being likely to result in a burdensome regulatory condition or if a burdensome regulatory condition was imposed or existed, it is no longer existing or applicable (collectively, the “regulatory approval conditions”);

•

the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Raymond James in connection with the transactions contemplated by the merger agreement becoming effective and no stop order suspending the effectiveness of such registration statement having been issued and no proceedings for such purpose having been initiated or threatened by the SEC and not withdrawn;

•

the absence of any order, injunction, law, regulation or other legal restraints preventing, prohibiting or making illegal the completion of the mergers or any other transactions contemplated by the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement, subject to specified materiality standards, and receipt of a certificate of specified officers of the other party to such effect;

•	performance in all material respects by the other party of its obligations under the merger agreement and receipt of a certificate of specified officers of the other party to such effect; and

•	receipt by each party of an opinion from its specified counsel to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither TriState Capital nor Raymond James can provide assurance as to when or if all of the conditions to the mergers can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement (page 89)

The merger agreement can be terminated at any time prior to the effective time of the first merger, whether before or after receipt of the requisite vote, in the following circumstances:

•	by mutual written consent of Raymond James and TriState Capital;

•

on or after June 30, 2022, by either Raymond James or TriState Capital if any governmental entity whose approval is required for a requisite regulatory approval has notified Raymond James or TriState Capital that it has determined not to grant (or has rescinded or revoked if previously approved) any requisite regulatory approval unless the failure to obtain such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

on or after June 30, 2022, by Raymond James if under certain circumstances (A) any burdensome regulatory condition is imposed in connection with any requisite regulatory approval, or the applicable governmental entity has notified Raymond James or TriState Capital that it will not grant such requisite regulatory approval without imposition of a burdensome regulatory condition or (B) the consummation of the mergers or any other transaction contemplated by the merger agreement would result in a burdensome regulatory condition;

•

by either Raymond James or TriState Capital if any governmental entity of competent jurisdiction shall have issued a final and nonappealable injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of any of the mergers or the transactions contemplated by the merger agreement unless the issuance of such injunction, decree, restraint or prohibition is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either Raymond James or TriState Capital if, under certain circumstances and subject to certain exceptions, the mergers are not consummated on or before the twelve (12) month anniversary of the date of the merger agreement, provided that either Raymond James or TriState Capital may extend such date to the fifteen (15) month anniversary of the date of the merger agreement if, on such twelve (12) month anniversary, the applicable conditions precedent to closing set forth in the merger agreement have been satisfied or waived other than, among others, the regulatory approval conditions,

•

by either Raymond James or TriState Capital (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in the merger agreement on the part of TriState Capital, in the case of a termination by Raymond James, or Raymond James, Merger Sub 1 or Merger Sub 2, in the case of a termination by TriState Capital, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date of the mergers, the failure of a closing condition of the terminating party and which is not cured within twenty (20) days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•

by Raymond James, if (i) TriState Capital or the board of directors of TriState Capital has made a recommendation change, or (ii) TriState Capital or the board of directors of TriState Capital has committed an intentional and material breach of its obligations relating to the non-solicitation of acquisition proposals or its obligations related to the requisite vote or the recommendation of the board of directors of TriState Capital; and

•	by either Raymond James or TriState Capital, if the requisite vote is not obtained upon a vote thereon taken at the special meeting (including any adjournment or postponement thereof).

Termination Fee (page 90)

If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation made by the TriState Capital board of directors, TriState Capital may be required to pay to Raymond James a termination fee equal to $41,908,000 (the “termination fee”). This termination fee might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of TriState Capital from considering or proposing such an acquisition.

Accounting Treatment (page 94)

The mergers will be accounted for as a business combination by Raymond James using the acquisition method of accounting.

The Rights of Holders of TriState Capital Common Stock Will Change as a Result of the Mergers (page 125)

The rights of holders of TriState Capital common stock will change as a result of the mergers due to differences in Raymond James’s and TriState Capital’s governing documents. The rights of holders of TriState Capital common stock are governed by Pennsylvania law and by the TriState Capital articles of incorporation and bylaws. Upon the completion of the mergers, holders of TriState Capital common stock will become shareholders of Raymond James, and their rights will therefore be governed by Florida law and the Raymond James articles of incorporation and bylaws.

The Raymond James board of directors has adopted, subject to approval of the shareholders of Raymond James, certain amendments to the Raymond James articles of incorporation. Among other things, these amendments would increase the number of authorized shares of Raymond James and restate or revise certain provisions governing the capital stock of Raymond James. If the shareholders of Raymond James approve any of the aforementioned amendments, Raymond James will file with the Secretary of State of the State of Florida a Certificate of Amendment that includes only those amendments that were approved. The Certificate of Amendment will become effective upon acceptance of the filing by the Secretary of State of the State of Florida, which may occur prior to the closing of the mergers. Annex G to this proxy statement/prospectus sets forth the full text of the existing Raymond James articles of incorporation marked to show the proposed amendments (the “Proposed Raymond James Articles”). The results of the vote of the shareholders of Raymond James on the Proposed Raymond James Articles are expected to be known and filed with the SEC on or around February 25, 2022.

See “Comparison of Shareholders’ Rights,” beginning on page 125, for a description of the material differences in shareholders’ rights under each of the Raymond James and TriState Capital governing documents.

Listing of Raymond James Common Stock and Depositary Shares; Delisting and Deregistration of TriState Capital Common Stock and Depositary Shares (page 70)

Raymond James will cause the shares of Raymond James common stock and the new Raymond James depositary shares to be issued in the first merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the first merger.

Prior to the closing date of the mergers, TriState Capital will cooperate with Raymond James and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NASDAQ to enable the surviving entity to delist from the NASDAQ and deregister under the Exchange Act as promptly as practicable after the effective time of the first merger the applicable shares of TriState Capital.

The Special Meeting (page 32)

The special meeting will be held on February 28, 2022, at 9:00 a.m. Eastern Time, over the internet in a virtual-only format at www.issuerdirect.com/virtual-event/tsc. At the special meeting, holders of TriState Capital common stock will be asked to consider and vote on:

•	the merger proposal; and

•	the adjournment proposal.

A holder of TriState Capital common stock may vote at the special meeting if they owned shares of TriState Capital common stock at the close of business on the record date, January 20, 2022. As of the record date, there were 33,581,303 shares of TriState Capital common stock outstanding and entitled to vote. As of the record date, the directors and executive officers of TriState Capital and their affiliates owned, and were entitled to vote, 4,895,596 shares of TriState Capital common stock, representing approximately 14.6% of the shares of TriState Capital common stock outstanding on that date.

Required Vote (page 32)

The affirmative vote of the holders of a majority of votes cast by the holders of TriState Capital common stock present or represented by proxy at the special meeting is required to approve the merger proposal and the adjournment proposal. In the event that a quorum is not present virtually or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies.

Abstentions will not be counted as votes cast in favor of or against the proposal to approve the merger proposal but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or vote using one of the voting methods described herein, if you abstain from voting or if your shares of TriState Capital common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote those shares, your shares of TriState Capital common stock will not be voted and will not have an effect (other than for purposes of determining a quorum) on the proposals presented at the special meeting.

If you sign and return your proxy card without indicating how to vote on any particular proposal, TriState Capital common stock represented by your proxy will be voted in favor of that proposal.

Litigation Relating to the Mergers (page 70)

Following the public announcement of the merger agreement, a purported stockholder of TriState Capital filed a lawsuit against TriState Capital and the members of TriState Capital’s board of directors. The lawsuit was filed in the United States District Court for the Southern District of New York (Stein v. TRISTATE CAPITAL HOLDINGS, Inc. et al., No. 1:22-cv-00077 (filed Jan. 5, 2022)). Subsequently, a second purported stockholder of TriState Capital filed a lawsuit in the United States District Court for the Southern District of New York against TriState Capital, the members of TriState Capital’s board of directors, Raymond James, Merger Sub 1 and Merger Sub 2 (Ciccotelli v. TRISTATE CAPITAL HOLDINGS, Inc. et al., No. 1:22-cv-00164 (filed Jan. 7, 2022)). Both complaints contain allegations contending, among other things, that the registration statement on Form S-4 failed to disclose certain allegedly material information in violation of federal securities laws. The complaints seek injunctive relief enjoining the mergers, attorneys’ and experts’ fees, and other remedies.

Risk Factors (page 23)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

COMPARATIVE MARKET PRICE DATA

The following table presents the closing prices of Raymond James common stock and TriState Capital common stock as reported on the NYSE and NASDAQ, respectively, on October 20, 2021, the last full trading day before the public announcement of the signing of the merger agreement, and on January 24, 2022, the last trading day before the date of this proxy statement/prospectus for which it was practicable to obtain such information. The table also shows the estimated implied value of the merger consideration payable for each share of TriState Capital common stock on the relevant date.

	Raymond James Common Stock	TriState Common Stock	Estimated Implied Value of One Share of TriState Common Stock
October 20, 2021	$101.67	$22.75	$31.4175
January 24, 2022	$97.64	$29.71	$30.41

(1)

The estimated implied value of the merger consideration represents the sum of $6.00, the cash portion of the merger consideration, plus the stock portion of the merger consideration, based upon the product of the exchange ratio of 0.25 and the closing price of Raymond James common stock as of the relevant date. See “The Merger Agreement—Merger Consideration” beginning on page 72.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to holders of TriState Capital common stock in determining whether to approve the merger agreement. Holders of TriState Capital common stock are urged to obtain current market quotations for shares of Raymond James common stock and TriState Capital common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of Raymond James common stock and TriState Capital common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the mergers. No assurance can be given concerning the market prices of Raymond James common stock or TriState Capital common stock before or after the effective date of the mergers. Changes in the market price of Raymond James common stock prior to the completion of the mergers will affect the market value of the merger consideration that holders of TriState Capital common stock will receive upon completion of the mergers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference into this proxy statement/prospectus, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to Raymond James’s or TriState Capital’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “plan,” “project,” “goal,” “initiative,” “outlook,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Actual results may differ materially from forward-looking statements or historical performance. In addition to factors previously disclosed in Raymond James’s and TriState Capital’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the risk that any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized;

•	disruption to the parties’ businesses as a result of the announcement and pendency of the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the risk that the integration of TriState Capital’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate TriState Capital’s businesses into Raymond James’ businesses;

•	the failure to obtain the necessary approval by the shareholders of TriState Capital;

•	the amount of the costs, fees, expenses and charges related to the transaction;

•

the ability by each of Raymond James and TriState Capital to obtain required governmental approvals of the transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);

•	reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction;

•	the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the dilution caused by Raymond James’s issuance of additional shares of its capital stock in the transaction;

•	general competitive, economic, political and market conditions, and

•

other factors that may affect future results of TriState Capital and Raymond James including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation and legislative and regulatory actions and reforms.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Raymond James and TriState Capital claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. Except to the extent required by applicable law, neither Raymond James nor TriState Capital undertakes to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.

Consequently, all of the forward-looking statements made by Raymond James or TriState Capital contained or incorporated by reference in this proxy statement/prospectus are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Risk Factors” beginning on page 23 of this proxy statement/prospectus and those set forth under the headings “Factors Affecting Forward-Looking Statements” or “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Raymond James’s and TriState Capital’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus.

Raymond James and TriState Capital expressly qualify in their entirety all forward-looking statements attributable to either of them or any person acting on their behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21, you should carefully consider the following risk factors in deciding whether to vote for the approval and adoption of the merger agreement. Additional risks and uncertainties, if they materialize, not presently known to Raymond James or TriState Capital or that are not currently believed to be important to you also may adversely affect the mergers and the combined company after giving effect to the mergers.

In addition, Raymond James’s and TriState Capital’s respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in the case of Raymond James, in its Annual Report on Form 10-K for the year ended September 30, 2021, and in the case of TriState Capital, in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each of which are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus.

Risks Relating to the Consummation of the Mergers

Because the market price of Raymond James common stock fluctuates, holders of TriState Capital common stock cannot be certain of the market value of the merger consideration they will receive.

In the first merger, each share of TriState Capital common stock issued and outstanding immediately prior to the effective time of the first merger, with certain limited exceptions, will be converted into the right to receive (A) $6.00 in cash and (B) 0.25 shares of Raymond James common stock. The exchange ratio for the stock consideration is fixed and will not be adjusted for changes in the market price of either Raymond James common stock or TriState Capital common stock. Changes in the price of Raymond James common stock between now and the time of the first merger will affect the value that holders of TriState Capital common stock will receive in the first merger. Neither Raymond James nor TriState Capital is permitted to terminate the merger agreement as a result of, in and of itself, any increase or decrease in the market price of Raymond James common stock or TriState Capital common stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Raymond James’s and TriState Capital’s businesses, operations and prospects, volatility in the prices of securities in global financial markets, including market prices of Raymond James, TriState Capital and other banking companies, the effects of the COVID-19 pandemic and regulatory considerations and tax laws, many of which are beyond Raymond James’s and TriState Capital’s control. Therefore, at the time of the special meeting, holders of TriState Capital common stock will not know the market value of the consideration that they will receive at the effective time of the first merger. You should obtain current market quotations for shares of Raymond James common stock (NYSE: RJF) and for shares of TriState Capital common stock (NASDAQ: TSC).

The market price of Raymond James common stock after the mergers may be affected by factors different from those currently affecting the shares of Raymond James common stock or TriState Capital common stock.

In the first merger, holders of TriState Capital common stock will become holders of Raymond James common stock. Raymond James’s business differs from that of TriState Capital and certain adjustments may be made to Raymond James’s or TriState Capital’s business as a result of this acquisition. Accordingly, the results of operations of the combined company and the market price of Raymond James common stock after the completion of the mergers may be affected by factors different from those currently affecting the independent results of operations of each of Raymond James and TriState Capital. For a discussion of the businesses of Raymond James and TriState Capital and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 141.

Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the mergers.

Before the mergers may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve Board and the Pennsylvania Department and other regulatory authorities in the United States. In determining whether to grant these approvals, such regulatory authorities consider a variety of factors, including the regulatory standing of each party and the factors described under “The Mergers—Regulatory Approvals Required for the Mergers” beginning on page 67. These approvals could be delayed or not obtained at all, including due to either party’s regulatory standing or any other factors considered by regulators when granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the mergers or otherwise reduce the anticipated benefits of the mergers if the mergers were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the mergers or termination of the merger agreement. Additionally, the completion of the mergers is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement. See “The Merger Agreement—Conditions to Complete the Mergers” and “The Merger Agreement—Termination of the Merger Agreement” beginning on pages 88 and 89, respectively.

The merger agreement may be terminated in accordance with its terms and the mergers may not be completed.

The merger agreement is subject to a number of conditions, which must be fulfilled in order to complete the mergers. Those conditions include: (i) approval of the merger agreement by the majority of votes cast by the holders of shares of TriState Capital common stock present or represented by proxy at the special meeting shall have been obtained, (ii) the shares of Raymond James common stock that shall be issuable pursuant to the merger agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance, (iii) the shares of Raymond James preferred stock that shall be issuable pursuant to the merger agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance (this condition will be satisfied upon the authorization for listing of the Raymond James depositary shares; see the section entitled “The Mergers—Stock Exchange Listings” beginning on page 70 of this proxy statement/prospectus), (iv) all regulatory approvals necessary to permit the parties to effect the mergers and the transactions contemplated by the merger agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, (v) no such regulatory approval nor the consummation of the mergers and the other transactions contemplated by the merger agreement shall have resulted in or is reasonably likely to result in a burdensome regulatory condition or if a burdensome regulatory condition was imposed or existed, it is no longer existing or applicable, (vi) the registration statement on Form S-4 filed with the SEC by Raymond James in connection with the transactions contemplated by the merger agreement shall have become effective and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn, and (vii) the absence of any order, injunction, law, regulation or other legal restraints preventing, prohibiting or making illegal the completion of the mergers or any other transactions contemplated by the merger agreement. Each party’s obligation to complete the mergers is also subject to the following additional conditions: (A) the accuracy of the representations and warranties of the other party, subject to specified materiality standards, (B) performance in all material respects by the other party of its obligations under the merger agreement and receipt of a certificate of specified officers of the other party to such effect, and (C) receipt by such party of an opinion from its specified counsel to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the mergers may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after the requisite shareholder approval, or Raymond James or TriState Capital may elect to terminate the merger agreement in certain other circumstances. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 89.

The opinion delivered by Stephens Inc. to TriState Capital’s board of directors prior to the entry into the merger agreement will not reflect changes in circumstances that may have occurred since the date of the opinion.

The opinion from Stephens Inc., TriState Capital’s financial advisor, was delivered on and dated October 20, 2021. Changes in the operations and prospects of Raymond James or TriState Capital, general market and economic conditions and other factors which may be beyond the control of Raymond James and TriState Capital, including the ongoing effects of the COVID-19 pandemic on such market and economic conditions, and the market prices of Raymond James and TriState Capital, may have altered the value of Raymond James or TriState Capital or the prices of shares of Raymond James common stock and shares of TriState Capital common stock as of the date of this proxy statement/prospectus, or may alter such values and prices by the time the mergers are completed. The opinion does not speak as of the date of this proxy statement/prospectus or as of any other date subsequent to the date of the opinion.

Raymond James and TriState Capital are expected to incur incremental costs related to the mergers and integration.

Raymond James and TriState Capital have incurred and expect to incur a number of incremental costs associated with the mergers, including legal, financial advisory, accounting, consulting and other advisory fees, employee benefit-related costs, public company filing fees and other regulatory fees, financial printing and other printing costs and other related costs. Some of these costs are payable by either Raymond James or TriState Capital regardless of whether or not the mergers are completed. See “The Merger Agreement—Expenses and Fees” beginning on page 91.

In addition, the combined company will incur integration costs following the completion of the mergers as Raymond James and TriState Capital integrate their businesses. Raymond James and TriState Capital may also incur additional costs to maintain employee morale and to retain key employees. Integration costs may result in the combined company taking charges against earnings following the completion of the mergers, and the amount and timing of such charges are uncertain at present. There can be no assurances that the expected benefits related to the integration of the businesses will be realized to offset these transaction and integration costs over time.

The mergers and integration may be more difficult, costly or time-consuming than expected, and Raymond James and TriState Capital may fail to realize the anticipated benefits of the mergers.

The success of the mergers will depend, in part, on the ability to realize the anticipated synergies from combining the businesses of Raymond James and TriState Capital. The anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected, and could have an adverse effect upon the revenues, levels of expenses and operating results of the combined company following the completion of the mergers, which may adversely affect the value of the common stock of the combined company following the completion of the mergers.

Raymond James and TriState Capital have operated and, until the completion of the mergers, must continue to and, after completion of the mergers, will continue to in some respects operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the mergers. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Raymond James and TriState Capital during this transition period and for an undetermined period after completion of the mergers on the combined company.

The COVID-19 pandemic may delay and adversely affect the completion of the mergers.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of Raymond James and TriState Capital. If the effects of the COVID-19 pandemic cause a continued or extended decline in the economic environment and the financial results of Raymond James or TriState Capital, or the business operations of Raymond James or TriState Capital are further disrupted as a result of the COVID-19 pandemic, efforts to complete the mergers and integrate the businesses of Raymond James and TriState Capital may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and regulators may impose additional requirements on Raymond James or TriState Capital that must be satisfied prior to completion of the mergers, which could delay and adversely affect the completion of the mergers.

The COVID-19 pandemic’s impact on the combined company’s business and operations following the completion of the mergers is uncertain.

The extent to which the COVID-19 pandemic will negatively affect the business, financial condition, liquidity, capital and results of operations of the combined company following the completion of the mergers will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the COVID- 19 pandemic, the direct and indirect impact of the COVID-19 pandemic on employees, clients, counterparties and service providers, as well as other market participants, and actions taken by governmental authorities and other third parties in response to the COVID-19 pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on the combined company’s business, and there is no guarantee that efforts by the combined company to address the adverse impacts of the COVID-19 pandemic will be effective. Even after the COVID-19 pandemic has subsided, the combined company may continue to experience adverse impacts to its business as a result of the COVID-19 pandemic’s global economic impact, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession or depression that may occur.

The future results of the combined company following the mergers may suffer if the combined company does not effectively manage its expanded operations.

Following the mergers, the size of the business of the combined company will increase beyond the current size of either Raymond James’s or TriState Capital’s business. The combined company’s future results will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the increased size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected benefits currently anticipated from the mergers.

The combined company may be unable to retain Raymond James and/or TriState Capital personnel successfully after the mergers are completed.

The success of the mergers will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Raymond James and TriState Capital. It is possible that these employees may decide not to remain with Raymond James or TriState Capital, as applicable, while the mergers are pending or with the combined company after the mergers are consummated. If the combined company is unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, the combined company could face disruptions in its operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, following the mergers, if key employees terminate their employment, the combined company’s business activities may be adversely affected, and management’s attention may be diverted from successfully hiring suitable replacements, all of which may cause the combined company’s business to suffer. The combined company also may not be able to locate or retain suitable replacements for any key employees of TriState Capital who leave the combined company. See “The Mergers—Governance of TriState Capital Subsidiaries After the Mergers” beginning on page 66.

Certain of TriState Capital’s directors and executive officers may have interests in the mergers that may differ from, or are in addition to, the interests of holders of TriState Capital common stock.

Holders of TriState Capital common stock should be aware that some of TriState Capital’s directors and executive officers may have interests in the mergers and have arrangements that are different from, or in addition to, those of holders of TriState Capital common stock. These interests and arrangements may create potential conflicts of interest. The TriState Capital board of directors was aware of these respective interests and considered these interests, among other matters, when making their decisions to approve the merger agreement, and in recommending that the holders of TriState Capital common stock vote to approve and adopt the merger agreement. For a more complete description of these interests, please see “The Mergers—Interests of TriState Capital’s Directors and Executive Officers in the Mergers” beginning on page 63.

Failure to complete the mergers could negatively impact Raymond James or TriState Capital.

If the mergers are not completed for any reason, including as a result of holders of TriState Capital common stock failing to approve the TriState Capital merger proposal, there may be various adverse consequences and Raymond James and/or TriState Capital may experience negative reactions from the financial markets and from their respective customers and employees. For example, Raymond James’s or TriState Capital’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the mergers, without realizing any of the anticipated benefits of completing the mergers. Additionally, if the merger agreement is terminated, the market price of Raymond James common stock or TriState Capital common stock could decline to the extent that current market prices reflect a market assumption that the mergers will be beneficial and will be completed. Raymond James and/or TriState Capital also could be subject to litigation related to any failure to complete the mergers or to proceedings commenced against Raymond James or TriState Capital to perform their respective obligations under the merger agreement. If the merger agreement is terminated under certain circumstances, TriState Capital may be required to pay a termination fee of approximately $42 million to Raymond James. Additionally, each of Raymond James and TriState Capital has incurred and will incur incremental expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, filing, printing and mailing this proxy statement/prospectus, and all filing and other fees paid in connection with the mergers. If the mergers are not completed, Raymond James and TriState Capital would have to pay these expenses without realizing the expected benefits of the mergers.

In connection with the mergers, Raymond James will assume certain of TriState Capital’s outstanding debt obligations and will issue new Raymond James preferred stock, and the combined company’s level of indebtedness following the completion of the mergers could adversely affect the combined company’s ability to raise additional capital and to meet its obligations under its existing indebtedness.

In connection with the mergers, Raymond James will assume certain of TriState Capital’s outstanding indebtedness and will issue new Raymond James preferred stock in exchange for certain of TriState Capital’s outstanding preferred stock. Raymond James’s existing debt, together with any future incurrence of additional indebtedness, and the assumption of certain of TriState Capital’s outstanding indebtedness, and the issuance of the new Raymond James preferred stock, could have important consequences for the combined company’s creditors and the combined company’s shareholders. For example, it could:

•	limit the combined company’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict the combined company from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•	restrict the combined company from paying dividends to its shareholders;

•	increase the combined company’s vulnerability to general economic and industry conditions; and

•

require cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness and dividends on the preferred stock, thereby reducing the combined company’s ability to use cash flows to fund its operations, capital expenditures and future business opportunities.

Following completion of the mergers, holders of Raymond James common stock will be subject to the prior dividend and liquidation rights of the holders of the new Raymond James preferred stock that Raymond James will issue upon completion of the first merger. Holders of TriState Capital depositary shares (and related shares of TriState Capital preferred stock), which will be converted into new Raymond James depositary shares (and related shares of new Raymond James preferred stock), as well as holders of shares of new Raymond James preferred stock that Raymond James may issue in the future, would receive, upon the combined company’s voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of Raymond James common stock, their liquidation preferences as well as any declared and unpaid dividends. These payments would reduce the remaining amount of the combined company’s assets, if any, available to holders of its common stock. As of the date of this proxy statement/prospectus, Raymond James does not have any shares of preferred stock outstanding.

Raymond James and TriState Capital will be subject to business uncertainties and contractual restrictions while the mergers are pending.

Uncertainty about the effect of the mergers on employees and customers may have an adverse effect on Raymond James and TriState Capital. These uncertainties may impair Raymond James’s or TriState Capital’s ability to attract, retain and motivate key personnel until the mergers are completed, and could cause customers and others that deal with Raymond James or TriState Capital to seek to change existing business relationships with Raymond James or TriState Capital. In addition, subject to certain exceptions, TriState Capital has agreed to, among other things, operate its business in the ordinary course in all material respects and to refrain from taking certain actions that may adversely affect its ability to consummate the transactions contemplated by the merger agreement, and Raymond James has agreed to, among other things, refrain from amending its charter or bylaws in a manner that would adversely affect holders of TriState Capital common stock. These restrictions may prevent Raymond James and/or TriState Capital from pursuing attractive business opportunities that may arise prior to the completion of the mergers. See “The Merger Agreement—Covenants and Agreements” beginning on page 78 for a description of the restrictive covenants applicable to Raymond James and TriState Capital.

The announcement of the proposed mergers could disrupt Raymond James’s and TriState Capital’s relationships with their customers, suppliers, business partners and others, as well as their operating results and business generally.

Whether or not the mergers are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the mergers on Raymond James’s and TriState Capital’s business include the following:

•	their employees may experience uncertainty about their future roles, which might adversely affect Raymond James’s and TriState Capital’s ability to retain and hire key personnel and other employees;

•

customers, suppliers, business partners and other parties with which Raymond James and TriState Capital maintain business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with Raymond James and TriState Capital or fail to extend existing relationships with Raymond James and TriState Capital; and

•

Raymond James and TriState Capital have each expended and will continue to expend incremental costs, fees and expenses for professional services and transaction costs in connection with the proposed mergers.

If any of the aforementioned risks were to materialize, they could lead to significant costs, which may impact each party’s results of operations and financial condition.

The merger agreement limits TriState Capital’s ability to pursue alternatives to the mergers and may discourage other companies from trying to acquire TriState Capital.

The merger agreement contains “no shop” covenants that restrict TriState Capital’s ability to, directly or indirectly, among other things, initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to or, subject to certain exceptions generally related to the exercise of fiduciary duties by the board of directors of TriState Capital, engage in any negotiations concerning, or provide any confidential or non-public information or data relating to, any alternative acquisition proposals. These provisions, which include an approximately $42 million termination fee payable under certain circumstances, may discourage a potential third-party acquirer that might have an interest in acquiring all or a significant part of TriState Capital from considering or proposing that acquisition. For more information, see “The Mergers—TriState Capital’s Reasons for the Mergers; Recommendation of the TriState Capital Board of Directors” and “The Merger Agreement—Covenants and Agreements”; “—Termination of the Merger Agreement”; “—Effect of Termination”; “—Termination Fee” beginning on pages 47, 78, 89, 90, and 90, respectively.

The shares of Raymond James common stock to be received by holders of TriState Capital common stock as a result of the first merger will have different rights from the shares of TriState Capital common stock.

In the first merger, holders of TriState Capital common stock will become holders of Raymond James common stock and their rights as holders of Raymond James common stock will be governed by Florida law and the governing documents of Raymond James following the mergers. The rights associated with Raymond James common stock are different from the rights associated with TriState Capital common stock. In addition, the Raymond James board of directors has adopted, subject to approval of the shareholders of Raymond James, certain amendments to the Raymond James articles of incorporation. Among other things, these amendments would increase the number of authorized shares of Raymond James and restate or revise certain provisions governing the capital stock of Raymond James. If the shareholders of Raymond James approve any of the aforementioned amendments, Raymond James will file with the Secretary of State of the State of Florida a Certificate of Amendment that includes only those amendments that were approved. The Certificate of Amendment will become effective upon acceptance of the filing by the Secretary of State of the State of Florida, which may occur prior to the closing of the mergers. Annex G to this proxy statement/prospectus sets forth the full text of the Proposed Raymond James Articles. See “Comparison of Shareholders’ Rights” beginning on page 125 for a discussion of the different rights associated with Raymond James common stock.

General market conditions and unpredictable factors, including conditions and factors different from those affecting TriState Capital preferred stock and TriState Capital depositary shares currently, could adversely affect market prices for shares of new Raymond James preferred stock and Raymond James depositary shares once the new Raymond James preferred stock is issued.

There can be no assurance about the market prices for the new Raymond James preferred stock that will be issued upon completion of the mergers or the Raymond James depositary shares. Several factors, many of which are beyond the control of Raymond James, could influence the market prices of new Raymond James preferred stock and Raymond James depositary shares, including:

•	whether the combined company declares or fails to declare dividends on new Raymond James preferred stock from time to time;

•	real or anticipated changes in the credit ratings assigned to new Raymond James preferred stock or other Raymond James securities;

•	the combined company’s creditworthiness;

•	interest rates;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•

economic, corporate, securities market, geopolitical, public health (including the ongoing effects of the COVID-19 pandemic), regulatory or judicial events that affect the combined company, the banking industry or the financial markets generally.

Shares of new Raymond James preferred stock will be equity interests and will not constitute indebtedness. As such, new Raymond James preferred stock and Raymond James depositary shares will rank junior to all indebtedness of, and other non-equity claims on, the combined company with respect to assets available to satisfy claims. The market prices for new Raymond James preferred stock and Raymond James depositary shares following the mergers may be affected by factors different from those currently affecting the TriState Capital preferred stock and TriState Capital depositary shares.

Holders of TriState Capital common stock will have reduced ownership and voting interest in the combined company after the consummation of the mergers and will exercise less influence over management.

Holders of TriState Capital common stock currently have the right to vote in the election of the board of directors and on other matters affecting TriState Capital. When the first merger is completed, each holder of TriState Capital common stock will become a holder of Raymond James common stock, and each such holder of TriState Capital common stock will have a percentage ownership of the combined company that is smaller than the holder’s percentage ownership of TriState Capital prior to the consummation of the mergers. Based on the number of shares of Raymond James and TriState Capital common stock outstanding as of the close of business on the record date, and based on the number of shares of Raymond James common stock expected to be issued in the mergers (using the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending January 20, 2022 for purposes of estimating the number of shares issuable in respect of applicable TriState Capital Restricted Shares), the former holders of TriState Capital common stock, as a group, are estimated to own approximately 3.9% of the common stock of Raymond James immediately after the mergers. Because of this, holders of TriState Capital common stock will have less influence on the management and policies of the combined company than they now have on the management and policies of TriState Capital.

Issuance of shares of Raymond James common stock in connection with the mergers may adversely affect the market price of Raymond James common stock.

Based on the 33,581,303 shares of TriState Capital common stock outstanding on the record date, we anticipate that Raymond James will issue approximately 8,418,210 shares of Raymond James common stock to holders of TriState Capital common stock in the mergers (using the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending January 20, 2022 for purposes of estimating the number of shares issuable in respect of applicable TriState Capital Restricted Shares). The issuance of these shares of Raymond James common stock may result in fluctuations in the market price of Raymond James common stock, including a stock price decrease.

Holders of TriState Capital capital stock will not have dissenters’ rights or appraisal rights in the mergers.

Pursuant to Section 1571(b) of the PBCL, none of the TriState Capital shareholders, including the holders of TriState Capital preferred stock, will be entitled to appraisal or dissenters’ rights in connection with the mergers.

Shareholder litigation could prevent or delay the completion of the mergers or otherwise negatively impact the business and operations of Raymond James or TriState Capital.

Shareholders of Raymond James or TriState Capital have filed or have threatened to file, or may in the future file or threaten to file, lawsuits against Raymond James, TriState Capital and/or the directors and officers of either company in connection with the mergers. One of the conditions to closing is that no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting Raymond James or TriState Capital defendants from completing the mergers or any of the other transactions contemplated by the merger agreement, then such injunction may delay or prevent the effectiveness of the mergers and could result in significant costs to Raymond James and/or TriState Capital, including any cost associated with the indemnification of directors and officers of each company. Raymond James and TriState Capital have incurred, and may in the future incur, costs in connection with the defense or settlement of shareholder lawsuits filed in connection with the mergers. Such litigation could have an adverse effect on the financial condition and results of operations of Raymond James and TriState Capital and could prevent or delay the completion of the mergers. See “The Mergers—Litigation Relating to the Mergers” on page 70.

Risks Relating to Raymond James’s Business

You should read and consider risk factors specific to Raymond James’s business. These risks are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Raymond James’s Annual Report on Form 10-K for the year ended September 30, 2021 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to TriState Capital’s Business

You should read and consider risk factors specific to TriState Capital’s business. These risks are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TriState Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TriState Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

THE SPECIAL MEETING

Date, Time, and Place of Meeting

The special meeting will be held on February 28, 2022, over the internet in a virtual-only format, at 9:00 a.m., Eastern Time, at www.issuerdirect.com/virtual-event/tsc.

Matters to Be Considered

At the special meeting, holders of TriState Capital common stock will be asked to consider and vote upon the merger proposal and the adjournment proposal.

Recommendation of the TriState Capital Board of Directors

The TriState Capital board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Record Date and Quorum

The TriState Capital board of directors has fixed the close of business on January 20, 2022 as the record date for determining the holders of TriState Capital common stock entitled to receive notice of and to vote at the special meeting.

As of the record date, there were 33,581,303 shares of TriState Capital common stock outstanding and entitled to vote at the special meeting, held by approximately 174 holders of record. Each share of TriState Capital common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting.

A quorum of shareholders is necessary to hold a valid special meeting. Under TriState Capital’s bylaws, the presence of TriState Capital common shareholders entitled to cast at least a majority of the votes that all TriState Capital shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter at the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum exists unless instructions have been provided by the beneficial owner with respect to at least one proposal. If a quorum does not exist, the holders of a majority of the shares present at the special meeting, virtually or by proxy, may adjourn the meeting to another place, date or time.

Vote Required

The affirmative vote of the holders of a majority of votes cast by the holders of TriState Capital common stock present or represented by proxy at the special meeting is required to approve the merger proposal and the adjournment proposal. In the event that a quorum is not present virtually or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies.

Abstentions will not be counted as votes cast in favor of or against the proposal to approve the merger proposal but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote virtually at the special meeting, if you abstain from voting or if your shares of TriState Capital common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote those shares, your shares of TriState Capital common stock will not be voted and will not have an effect (other than for purposes of determining a quorum) on the proposals presented at the special meeting.

Support Agreements

Each of (a) James F. Getz, the Chairman and Chief Executive Officer of TriState Capital, who as of the record date had the right to vote approximately 1,397,221, or approximately 4.2%, of the outstanding shares of TriState

Capital common stock, (b) Brian S. Fetterolf, Chief Executive Officer of TriState Capital Bank, who as of the record date had the right to vote approximately 364,977, or approximately 1.1%, of the outstanding shares of TriState Capital common stock, and (c) T-VIII PubOpps LP, which as of the record date had the right to vote approximately 2,777,826, or approximately 8.3%, of the outstanding shares of TriState Capital common stock, has agreed, subject to certain exceptions, to vote his or its shares of TriState Capital common stock in favor of approval of the merger proposal.

See “The Support Agreements” beginning on page 92.

Shares Held by Officers and Directors

As of the record date, the directors and executive officers of TriState Capital and their affiliates owned, and were entitled to vote, 4,895,596 shares of TriState Capital common stock, representing approximately 14.6% of the shares of TriState Capital common stock outstanding on that date. As of the record date, excluding shares held in fiduciary or agency capacity, TriState Capital and its subsidiaries did not own any shares of TriState Capital common stock.

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to TriState Capital shareholders is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, regardless of whether you plan to attend the special meeting. You may also vote your shares through the Internet or by telephone using the instructions set forth in the enclosed proxy card. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

All shares represented by valid proxies that TriState Capital receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxies will, in their discretion, vote upon such matters in their best judgment.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers, and other nominees who hold shares of TriState Capital common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank, or other nominee that are represented at the special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank, or other nominee holds your shares of TriState Capital common stock in “street name,” your broker, bank, or other nominee will vote your shares of TriState Capital common stock only if you provide instructions on how to vote by following the instructions sent to you by your broker, bank, or other nominee. TriState Capital believes that the merger proposal and the adjournment proposal are “non-routine” proposals and your broker, bank, or other nominee can vote your shares of TriState Capital common stock only with your specific voting instructions.

Revocability of Proxies and Changes to a TriState Capital Shareholder’s Vote

If you are a holder of record of TriState Capital common stock as of the record date for the special meeting (the close of business on January 20, 2022), you can revoke your proxy or change your vote by: (i) submitting a new proxy dated after the date of the proxy you wish to revoke, prior to 5:00 p.m. Eastern Time on February 25, 2022, by following the instructions included on your proxy card; (ii) sending a signed notice stating that you revoke your proxy to TriState Capital’s Corporate Secretary that bears a date later than the date of the proxy you want to revoke and is received prior to the special meeting; or (iii) attending the special meeting (or, if the special meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting virtually, which automatically will cancel any proxy previously given, or revoking your proxy virtually. Attendance at the special meeting will not, by itself, revoke a previously given proxy.

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you may submit new voting instructions by contacting your broker, bank or other nominee and following the instructions they provide to you.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

Attention: Corporate Secretary

If you have instructed a bank, broker, or other holder of record to vote your shares of TriState Capital common stock, you must follow the directions you receive from your bank, broker, or other holder of record in order to change or revoke your vote.

Solicitation of Proxies

TriState Capital is soliciting your proxy in conjunction with the mergers. TriState Capital will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, TriState Capital will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of TriState Capital common stock and secure their voting instructions. TriState Capital has also made arrangements with InvestorCom LLC to assist it in soliciting proxies and has agreed to pay InvestorCom LLC approximately $20,000 plus reasonable expenses for these services.

Attending the Special Meeting

All holders of TriState Capital common stock, including holders of record and holders who hold their shares beneficially through banks, brokers or any other holder of record, are invited to attend the special meeting. Holders of record of TriState Capital common stock can vote virtually at the special meeting. If you plan to attend the special meeting, you must register to attend virtually by going to the website www.issuerdirect.com/virtual-event/tsc anytime within seven calendar days prior to the date of the special meeting and using the control number printed on your proxy card. Then, go to the website www.issuerdirect.com/virtual-event/tsc on the date of the special meeting and follow the instructions provided therein. The special meeting will begin promptly on February 28, 2022 at 9:00 a.m. Eastern Time. We encourage you to access the special meeting prior to the start time. You should allow adequate time for online check-in, which will begin at no later than 8:45 a.m. Eastern Time on February 28, 2022.

If you own shares of TriState Capital common stock held in street name, in order to attend and vote your shares at the special meeting, you must obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to proxy@investor-com.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration as a legal proxy must be received by proxy@investor-com.com no later than 5:00 p.m. Eastern Time, on February 25, 2022.

Whether or not you intend to be present at the special meeting, you are urged to sign, date, and return your proxy card or voting instruction card, or to vote via the Internet or by telephone, promptly. If you are then present virtually and wish to vote your shares, your original proxy may be revoked by voting at the special meeting.

Delivery of Proxy Materials to Shareholders Sharing an Address

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement/prospectus is being delivered to multiple TriState Capital shareholders sharing an address unless TriState Capital has previously received contrary instructions from one or more such shareholders. This is referred to as “householding.” TriState Capital shareholders who hold their shares in “street name” can request further information on householding through their banks, brokers, or other holders of record. On written or oral request to TriState Capital’s proxy solicitor, InvestorCom LLC, at (203) 972-9300, or toll-free at (877) 972-0090, TriState Capital will promptly deliver a separate copy of this document to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

If you have any questions concerning the mergers, including the merger proposal, or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of TriState Capital common stock, please contact the Corporate Secretary of TriState Capital at the following address or phone number: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219 or 412-304-0304 , or TriState Capital’s proxy solicitor, InvestorCom LLC, at the following address, phone number or e-mail address:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

PROPOSAL 1: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

TriState Capital is asking the holders of its common stock to approve and adopt the merger agreement. TriState Capital common shareholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement, the mergers and the other transactions contemplated by the merger agreement. In particular, you should read in its entirety the merger agreement, which is attached to this proxy statement/prospectus as Annex A. For more information, see “The Merger Agreement” beginning on page 71 of this proxy statement/prospectus.

After careful consideration, the TriState Capital board of directors unanimously determined that the mergers, on the terms and conditions set forth in the merger agreement, are advisable, fair to and in the best interests of TriState Capital and its shareholders. See “The Mergers—TriState Capital’s Reasons for the Merger; Recommendation of the TriState Capital Board of Directors” beginning on page 47 of this proxy statement/prospectus for a more detailed discussion of the TriState Capital board of directors’ recommendation.

The TriState Capital board of directors unanimously recommends that holders of TriState Capital common stock vote “FOR” the merger proposal.

PROPOSAL 2: TRISTATE CAPITAL ADJOURNMENT PROPOSAL

The special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.

If, at the special meeting, the number of shares of TriState Capital common stock present or represented by proxy and voting in favor of the merger proposal is insufficient to approve such proposal, TriState Capital intends to move to adjourn the special meeting in order to solicit additional proxies for the approval of the merger agreement. In accordance with the TriState Capital bylaws, a vote to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal may be taken in the absence of a quorum.

In this proposal, TriState Capital is asking holders of its common stock to authorize the holder of any proxy solicited by the TriState Capital board of directors to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from TriState Capital shareholders who have previously voted.

The TriState Capital board of directors unanimously recommends that holders of TriState Capital common stock vote “FOR” the adjournment proposal.

INFORMATION ABOUT THE COMPANIES

Raymond James

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

(727) 567-1000

Raymond James Financial, Inc. is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The firm, together with its subsidiaries, is engaged in various financial services activities, including providing investment management services to retail and institutional clients, merger & acquisition and advisory services, the underwriting, distribution, trading and brokerage of equity and debt securities, and the sale of mutual funds and other investment products. The firm also provides corporate and retail banking services, and trust services. Raymond James operates predominately in the United States and, to a lesser extent, in Canada, the United Kingdom, and other parts of Europe.

Established in 1962 and public since 1983, Raymond James is listed on the NYSE under the symbol “RJF.” As a bank holding company and financial holding company, Raymond James is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System. See “Where You Can Find More Information” beginning on page 141.

TriState Capital

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

(412) 304-0304

TriState Capital Holdings, Inc. is a bank holding company headquartered in Pittsburgh, Pennsylvania. TriState Capital has three wholly owned subsidiaries: TriState Capital Bank, a Pennsylvania chartered bank; Chartwell Investment Partners, LLC, a registered investment advisor; and Chartwell TSC Securities Corp., a registered broker/dealer. TriState Capital’s bank subsidiary serves middle-market businesses in its primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York, as well as high-net-worth individuals on a national basis through its private banking channel. TriState Capital markets and distributes its banking products and services through a scalable branchless banking model, which creates significant operating leverage throughout its business as it continues to grow. TriState Capital’s investment management subsidiary provides investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. TriState Capital’s broker/dealer subsidiary supports the marketing efforts for Chartwell’s proprietary investment products.

TriState Capital was established in 2006 and has been listed on the NASDAQ under the symbol “TSC” since 2013. As a bank holding company, TriState Capital is subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System. As a commercial bank chartered under the laws of the Commonwealth of Pennsylvania, TriState Capital Bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking and Securities and the FDIC. See “Where You Can Find More Information” beginning on page 141.

Merger Sub 1

Macaroon One LLC

880 Carillon Parkway

St. Petersburg, FL 33716

Merger Sub 1 is a Florida limited liability company and a direct wholly-owned subsidiary of Raymond James. Merger Sub 1 was formed on October 18, 2021, for the purpose of effecting the mergers. As of the date of this proxy statement/prospectus, Merger Sub 1 has not conducted any activities other than those incidental to its formation, the execution of the merger agreement and the support agreements and the transactions contemplated by the merger agreement.

Merger Sub 2

Macaroon Two LLC

880 Carillon Parkway

St. Petersburg, FL 33716

Merger Sub 2 is a Florida limited liability company and a direct wholly-owned subsidiary of Raymond James. Merger Sub 2 was formed on October 18, 2021, for the purpose of effecting the mergers. As of the date of this proxy statement/prospectus, Merger Sub 2 has not conducted any activities other than those incidental to its formation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

THE MERGERS

This section of the proxy statement/prospectus describes material aspects of the mergers. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the mergers. In addition, we incorporate important business and financial information about each of Raymond James and TriState Capital into this document by reference. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 141.

Terms of the Mergers

Each of Raymond James’s and TriState Capital’s respective boards of directors has approved and adopted the merger agreement and the transactions contemplated thereby. The merger agreement provides that Merger Sub 1 will merge with and into TriState Capital (the “first merger”), so that TriState Capital is the initial surviving entity and continues its corporate existence under the laws of the Commonwealth of Pennsylvania as a direct, wholly-owned subsidiary of Raymond James. Such initial surviving entity will, immediately following the effective time of the first merger and as part of a single integrated transaction, merge with and into Merger Sub 2 (the “second merger” and, together with the first merger, the “mergers”), so that Merger Sub 2 is the surviving entity and continues its legal existence under the laws of the State of Florida as a direct, wholly-owned subsidiary of Raymond James (which, after giving effect to the mergers, we refer to as the “combined company”).

The second merger involves the merger of direct, wholly-owned subsidiaries of Raymond James (the initial surviving entity of the first merger and Merger Sub 2), and the former holders of TriState Capital common stock will not receive further consideration with respect to the second merger.

For a discussion of the merger consideration in connection with the first merger, see “The Merger Agreement—Merger Consideration” beginning on page 72.

For a discussion of the treatment of equity awards outstanding under TriState Capital’s equity incentive plans as of the effective time of the first merger, see “The Merger Agreement—Treatment of TriState Capital Equity Awards” beginning on page 74.

Holders of TriState Capital common stock are being asked to approve the merger agreement. See “The Merger Agreement” beginning on page 71 for additional and more detailed information regarding the legal documents that govern the mergers, including information about conditions to the completion of the mergers and provisions for terminating or amending the merger agreement.

Background of the Mergers

The TriState Capital board of directors frequently reviews, with management, TriState Capital’s business strategies, opportunities, performance and challenges as part of its consideration and evaluation of TriState Capital’s long-term prospects with the goal of enhancing value for TriState Capital shareholders, and in light of developments in TriState Capital’s business, the financial services industry, the regulatory environment and the economy and financial markets generally. This review has included consideration of potential strategic alternatives, including potential strategic business combinations, other strategic partnerships and transactions, remaining an independent company.

Raymond James has been a customer of TriState Capital Bank since 2019, including in connection with a deposit account services agreement whereby Raymond James places deposits it holds as custodian for its broker-dealer affiliate clients. Pursuant to this program, Raymond James was and remains one of the largest individual clients of deposits of TriState Capital Bank. As a result of these commercial relationships, members of TriState Capital’s management team have had regular contact with members of Raymond James’s management team.

Between August 2019 and April 2021, members of TriState Capital’s and Raymond James’s respective management teams held discussions of various potential strategic business relationships, including those relating to broadening existing relationships and market developments. At various points during this period, the possibility and potential benefits of a strategic business transaction were discussed, but no action was taken beyond preliminary and high-level management discussions.

In line with these ongoing discussions, Raymond James requested a meeting between the Raymond James and TriState Capital management teams to be held on April 15, 2021, to discuss expanding the business relationship between Raymond James and TriState Capital beyond the existing deposit relationship.

On April 15, 2021, James F. Getz, Chairman and Chief Executive Officer of TriState Capital, and Brian S. Fetterolf, President and Chief Executive Officer of TriState Capital Bank and a director of Tristate Capital, met in St. Petersburg, Florida with Paul C. Reilly, Chairman and Chief Executive Officer of Raymond James, Paul M. Shoukry, Chief Financial Officer of Raymond James, and Steven M. Raney, Chairman and Chief Executive Officer of Raymond James Bank. During the meeting, in addition to other matters, Mr. Reilly mentioned that Raymond James was interested in exploring the possibility of a potential strategic transaction with TriState Capital. However, no details of such a transaction were discussed at the meeting, including price or any other material terms.

On April 20, 2021, Mr. Shoukry contacted Mr. Getz via telephone to explore whether TriState Capital would be receptive to evaluating a potential acquisition by Raymond James at a preliminary price in the mid-$20 per share range in cash, subject to customary diligence and financial analysis. Mr. Getz communicated to Mr. Shoukry his belief that the preliminary price range communicated by Mr. Shoukry was unlikely to be sufficient to receive the support of the TriState Capital board of directors. Mr. Shoukry suggested entering into a non-disclosure agreement in order to facilitate more detailed discussions and evaluation of a potential strategic transaction. A non-disclosure agreement was entered into by Raymond James and TriState Capital effective April 29, 2021.

In May 2021, Mr. Shoukry contacted Mr. Getz via telephone to confirm that Raymond James was continuing to analyze its valuation of TriState Capital for purposes of presenting a proposal and that, in order to facilitate that process, Mr. Shoukry wanted to meet with certain members of TriState Capital’s management team to discuss the TriState Capital business.

On June 9, 2021 and June 10, 2021, Messrs. Getz and Fetterolf, David Demas, the Chief Financial Officer of TriState Capital, and Mr. Shoukry met in Pittsburgh, Pennsylvania. During the meetings held on such dates, Messrs. Getz, Fetterolf, Demas and Shoukry discussed various matters relating to TriState Capital’s business, including the existing deposit relationship between TriState Capital Bank and Raymond James. At the conclusion of the meetings, Mr. Shoukry indicated that Raymond James remained interested in exploring a potential strategic transaction with TriState Capital and that Raymond James would likely present a proposal.

On June 17, 2021, Mr. Shoukry contacted Mr. Getz via telephone and orally communicated that Raymond James was prepared to make a proposal to acquire TriState Capital at an aggregate purchase price of $1.1 billion dollars on a fully diluted basis, which represented a value of approximately $28 per share of TriState Capital common stock, subject to further due diligence and analysis. The proposal did not specify the composition of the transaction consideration. Mr. Getz indicated that he would take Raymond James’s proposal to the TriState Capital board of directors and would be back in touch with Mr. Shoukry once he had discussed that matter with the board of directors. The closing price of the TriState Capital common stock on the NASDAQ on June 17, 2021 was $21.95.

On June 21, 2021, the TriState Capital board of directors held a meeting, whereby Mr. Getz reported the history and status of discussions with Raymond James regarding a potential transaction between Raymond James and TriState Capital and summarized the terms of the oral proposal communicated by Raymond James to Mr. Getz on June 17, 2021. Following discussion and deliberation, including with respect to the price proposed by Raymond James and the possibility of a significant portion of the potential consideration being comprised of Raymond James stock, which the board of directors indicated an openness to, the TriState Capital board of directors authorized TriState Capital management to continue to explore a potential transaction with Raymond James and instructed management to submit a counterproposal to Raymond James and engage with Raymond James to obtain a higher price.

On June 25, 2021, Mr. Getz communicated to Mr. Shoukry that TriState Capital was interested in continuing discussions regarding a strategic transaction but that TriState Capital expected that it would be valued closer to $1.35 billion versus the $1.1 billion proposed by Raymond James. Mr. Shoukry indicated his belief that the Raymond James board of directors would be unlikely to support continuing discussions at that valuation level but that Raymond James would be willing to perform additional financial analysis in diligence in order to present another financial proposal to TriState Capital. Mr. Getz indicated that TriState Capital was open to considering a proposal that included Raymond James stock as a component to the consideration.

On June 30, 2021, TriState Capital retained Mayer Brown LLP (“Mayer Brown”) as its outside legal advisor in connection with the potential strategic transaction with Raymond James.

On July 2, 2021, Messrs. Getz and Shoukry had a conversation via telephone in which Mr. Shoukry delivered a counterproposal indicating an aggregate valuation of $1.15 billion on a fully diluted basis, 80% of which would be stock and 20% of which would be cash. Mr. Getz stated that he would take the proposal back to the TriState Capital board of directors.

On July 13, 2021, the TriState Capital board of directors held its regularly scheduled quarterly meeting. During the meeting, Messrs. Getz and Fetterolf provided the TriState Capital board of directors an update on the status of discussions with Raymond James, including Raymond James’s most recent financial proposal. After discussions and deliberation, the TriState Capital board of directors reiterated its support for exploring a potential transaction with Raymond James and instructed TriState Capital management to advance the negotiation process.

Between July 15, 2021 and July 20, 2021, representatives of TriState Capital, Raymond James and Stephens, TriState Capital’s long-standing financial advisor, had various discussions regarding the potential consideration to be paid by Raymond James in connection with a potential transaction with TriState Capital. Following such discussions, Raymond James indicated it was willing to propose consideration comprised of Raymond James stock and cash to the holders of TriState Capital common stock with an implied value no greater than $30.00 per share (which, at that time, represented an aggregate value of approximately $1.162 billion on a fully diluted basis).

On July 21, 2021, Raymond James delivered a draft of an indication of interest letter (the “indication of interest”) which contemplated that, among other things (a) the holders of TriState Capital common stock would receive consideration with an implied value of $30.00 per share, consisting of $6.00 in cash and 0.1847 shares of Raymond James common stock (with such implied value being based on the closing price of Raymond James common stock on July 20, 2021) and (b) TriState Capital would provide Raymond James a 45-day exclusivity period to continue discussions, conduct further due diligence and negotiate a definitive agreement. The closing price of the TriState Capital common stock on the NASDAQ on July 21, 2021 was $20.64.

On July 26, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown and Stephens were present to, among other things, consider Raymond James’s proposal to acquire TriState Capital. Mr. Getz summarized Raymond James’s most recent proposal set forth in the indication of interest, provided an overview of TriState Capital’s growth and management’s opinion that further growth would require additional capital and provided an overview of Raymond James and discussed its market capitalization and TriState Capital’s management’s evaluation of Raymond James’s financial condition, results of operations, and prospects. A representative of Mayer Brown reviewed with the members of the TriState Capital board of directors their fiduciary duties under Pennsylvania law in the context of their consideration of a potential transaction with Raymond James. Representatives of Stephens then provided a financial analysis of Raymond James’s most recent financial proposal to acquire TriState Capital and a history of the negotiations between Raymond James and TriState Capital to date.

On July 30, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown were present to, among other things, consider the terms of the indication of interest and the engagement of Stephens as financial advisor to TriState Capital in connection with the possible transaction with Raymond James and Stephens was engaged at such time. A representative of Stephens joined the meeting at a later time. At this meeting, the TriState Capital board of directors unanimously approved the engagement of Stephens as TriState Capital’s financial advisor in connection with the exploration of a potential transaction with Raymond James. A representative of Stephens then joined the meeting and provided an overview of Raymond James’s earnings announcement which was made on July 28, 2021 and an analysis of Raymond James’s financial proposal in light of the recent strong performance of Raymond James’s stock. A representative of Mayer Brown then summarized for the board of directors certain changes proposed to be made to the indication of interest, including specifying the treatment of the TriState Capital Series A Preferred Stock and TriState Capital Series B Preferred Stock, restricted share awards and subordinated debt, matters relating to the post-closing composition of the board of directors of TriState Capital Bank and Chartwell Investment Partners and proposing a 30-day non-solicitation commitment in lieu of the exclusivity period requested by Raymond James. After discussion and deliberation, the TriState Capital board of directors unanimously approved the terms of the indication of interest and authorized and directed TriState Capital’s officers to negotiate and execute the indication of interest.

Later on July 30, 2021, Mayer Brown delivered a revised draft of the indication of interest to Sullivan & Cromwell LLP, counsel to Raymond James (“S&C”). Among other things, the revised draft replaced the proposed exclusivity period with a commitment that TriState Capital would not solicit another acquisition proposal for a period of 30 days, subject to certain exceptions. On August 3, 2021, S&C delivered a revised draft of the indication of interest to Mayer Brown.

From August 3, 2021 through August 10, 2021, representatives of Mayer Brown and S&C finalized the terms of the indication of interest.

On August 4 and August 5, 2021, representatives of TriState Capital met with representatives of Raymond James in Florida. During the meetings, senior management team members of Raymond James provided an overview of their businesses to the senior management of TriState Capital Bank and discussed opportunities and alignment of culture between Raymond James and TriState Capital.

On August 10, 2021, TriState Capital and Raymond James executed the indication of interest which contemplated, among other things, that (a) the holders of TriState Capital common stock would receive consideration with an implied value of $30.00 per share consisting of $6.00 in cash and 0.1847 shares of Raymond James common stock (with such implied value being based on the closing price of Raymond James common stock on July 20, 2021) and (b) TriState Capital would provide Raymond James exclusivity through September 8, 2021, which could be extended by Raymond James to September 23, 2021 provided TriState Capital and Raymond James continued to negotiate in good faith regarding the possible transaction. The closing price of the TriState Capital common stock on the NASDAQ on August 10, 2021 was $20.70.

Throughout August, September, and October 2021, representatives of each of TriState Capital and Raymond James performed their due diligence review of the other party and engaged in various discussions and meetings in connection with such due diligence review.

On August 24, 2021, the board of directors of Raymond James approved a 3-for-2 stock split (the “RJ stock split”) with respect to the common stock of Raymond James.

On September 8, 2021, Mr. Shoukry notified Mr. Getz via telephone that Raymond James desired to extend the exclusivity period in accordance with the indication of interest in order to complete its due diligence process. Mr. Getz confirmed TriState Capital was comfortable proceeding under the exclusivity period extension contemplated in the indication of interest, which extended to September 23, 2021.

On September 10, 2021, S&C delivered an initial draft of the merger agreement to Mayer Brown.

Discussions between Raymond James and TriState Capital management teams continued and both parties agreed to further extend the exclusivity period to October 20, 2021 to allow for additional time to complete due diligence and negotiation of the merger agreement. On September 21, 2021, S&C delivered a draft of an amendment extending the exclusivity period contemplated by the indication of interest from September 23, 2021 to October 20, 2021.

Also on September 21, 2021, Raymond James effected the RJ stock split through a 50% stock dividend paid to the holders of record of Raymond James common stock as of September 9, 2021.

On September 25, 2021 and September 26, 2021, Mr. Getz provided members of the TriState Capital board of directors with an update regarding Raymond James’s proposed extension of the exclusivity period contemplated in the indication of interest. After discussion and deliberation, each of the members of the TriState Capital board of directors indicated they were in favor of extending such exclusivity period to October 13, 2021 and, if Raymond James notified TriState Capital that it had substantially completed its due diligence of TriState Capital by October 13, 2021, providing a further extension of the exclusivity period to October 20, 2021.

On September 27, 2021, Mayer Brown sent a revised draft of the merger agreement to S&C.

Also on September 27, 2021, TriState Capital and Raymond James executed an amendment to the indication of interest (the “IOI amendment”) which contemplated that the exclusivity period TriState Capital had granted Raymond James would be extended to October 13, 2021 and, if Raymond James notified TriState Capital that it had substantially completed its due diligence of TriState Capital by October 13, 2021, such exclusivity period would be further extended to October 20, 2021.

On October 1, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown and Stephens were present to, among other things, update the TriState Capital board of directors on recent developments regarding the proposed transaction with Raymond James. At the outset of the meeting, Mr. Getz summarized the terms of the IOI amendment and confirmed such terms were identical to those described in discussions with the members of the TriState Capital board of directors on September 25 and September 26, 2021 and, after discussion and deliberation, the TriState Capital board of directors ratified the execution of the IOI amendment by TriState Capital. Members of TriState Capital management then provided the TriState Capital board of directors an update regarding certain regulatory and other due diligence matters Raymond James was exploring in connection with the potential transaction. A representative of Stephens then provided the TriState Capital board of directors an analysis of Raymond James’s recent financial performance and an update regarding TriState Capital’s reverse due diligence review of Raymond James. Following such discussion, representatives of Mayer Brown and Stephens described to the TriState Capital board of directors the regulatory approval process for the potential transaction and the anticipated timing for obtaining such approvals following a potential signing of the merger agreement. Representatives of Mayer Brown then provided the TriState Capital board of directors an update on the status of the legal documents for the potential transaction and summarized key open points in such documents, including with respect to provisions relating to the regulatory approval process for the transaction.

On October 9, 2021, S&C sent a revised draft of the merger agreement to Mayer Brown.

Later on October 9, 2021, representatives of Mayer Brown had a call with representatives of S&C to discuss certain terms of the merger agreement, including the mechanics of payment of the merger consideration to holders of TriState Capital’s preferred stock, and Raymond James’s intent that certain shareholders of TriState Capital enter into support agreements with respect to the potential transaction.

On October 12, 2021, the TriState Capital board of directors held its regularly scheduled quarterly meeting to discuss, among other things, the recent financial performance of TriState Capital and the current status of the potential transaction with Raymond James. Messrs. Getz and Fetterolf summarized for the TriState Capital board of directors the progress on due diligence, the merger agreement negotiations and the anticipated regulatory approval process associated with the potential transaction.

On October 13, 2021, Messrs. Getz and Fetterolf met with Messrs. Reilly and Mr. Shoukry in St. Petersburg, Florida to discuss certain due diligence matters regarding TriState Capital, including the effect of the new brokered deposit guidance on TriState Capital Bank’s existing deposit portfolio, as well as the strong performance of Raymond James’s stock. Following such discussions, Mr. Shoukry then orally delivered to Messrs. Getz and Fetterolf a revised financial proposal which reduced the exchange ratio for the stock portion of the merger consideration to 0.2473 (giving effect to the RJ stock split) but maintained the cash portion of the merger consideration at $6.00 per share. The representatives of Raymond James explained that, in the indication of interest, Raymond James had contemplated providing TriState Capital’s common shareholders $30.00 of implied value per share in the transaction and that, as a result of the performance of Raymond James’s stock since August 2021, the implied value of the merger consideration under the prior proposal was materially in excess of that $30.00 per share threshold. The implied value of the consideration to be received by TriState Capital’s common shareholders under the prior Raymond James financial proposal in the indication of interest (giving effect to the RJ stock split) was $32.41 per share and under Raymond James’s most recent financial proposal was $29.86 per share, in each case based on the closing price per share of Raymond James common stock of $96.48 as of the close of market on October 13, 2021.

Also on October 13, 2021, representatives of Mayer Brown had a call with representatives of S&C to discuss certain terms of the merger agreement, including the treatment of TriState Capital’s Series C Preferred Stock and equity awards in the transaction.

On October 14, 2021, Messrs. Getz and Fetterolf provided the TriState Capital board of directors an update regarding Raymond James’s revised financial proposal by telephone and explained Raymond James’s rationale for proposing to reduce the exchange ratio. After discussion and deliberation, each of the members of the TriState Capital board of directors determined that management should continue to pursue a possible transaction with Raymond James, provided that management and Stephens should seek a revised financial proposal from Raymond James with increased consideration for the TriState Capital common shareholders. Each of the members of the TriState Capital board of directors authorized TriState Capital management and Stephens to request such increased consideration from Raymond James. Thereafter, Messrs. Getz and Fetterolf instructed Stephens to engage with Raymond James and negotiate a mutually agreeable increase to the merger consideration reflected in Raymond James’s revised financial proposal.

Following the update to the TriState Capital board of directors provided by Messrs. Getz and Fetterolf on October 14, 2021, Mr. Getz contacted Messrs. Reilly and Shoukry to inform them that the TriState Capital board of directors had not accepted Raymond James’s revised financial proposal and that Stephens would be contacting Raymond James to present a counterproposal on behalf of TriState Capital.

Later on October 14, 2021, representatives of Stephens contacted representatives of Raymond James with a counterproposal of 0.26 shares of Raymond James common stock (giving effect to the RJ stock split) and $6.00 per share of TriState Capital common stock. Between October 14, 2021 and October 15, 2021, representatives of Stephens and Raymond James engaged in discussions and negotiations regarding the merger consideration.

On October 15, 2021, representatives of Raymond James contacted Stephens and confirmed that Raymond James was prepared to increase the exchange ratio to 0.25 (giving effect to the RJ stock split) and maintain the cash portion of the merger consideration at $6.00 per share.

Also on October 15, 2021, Mayer Brown sent a revised draft of the merger agreement to S&C.

On October 17, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown and Stephens were present to, among other things, update the TriState Capital board of directors on recent developments regarding the proposed transaction with Raymond James and consider the further revised financial proposal of Raymond James. A representative of Stephens summarized for the TriState Capital board of directors the discussions that TriState Capital management, Stephens and Raymond James had been having regarding Raymond James’s revised financial proposal. The representative of Stephens confirmed for the TriState Capital board of directors that Raymond James was prepared to increase the exchange ratio to 0.25 (giving effect to the RJ stock split), which when combined with the $6.00 per share in cash to be received by the TriState Capital common shareholders in the proposed transaction, led to an implied value of $31.05 per share based on the closing price per share of Raymond James common stock as of the close of market on October 15, 2021. The representative of Stephens then provided the TriState Capital board of directors a financial analysis of the Raymond James further revised financial proposal. After discussion and deliberation, the TriState Capital board of directors authorized TriState Capital management to continue to pursue a possible transaction with Raymond James on the basis of such further revised financial proposal.

From October 17, 2021 through October 20, 2021, the representatives of Mayer Brown and S&C finalized the terms of the merger agreement and related documentation.

In the afternoon of October 19, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown and Stephens were present to, among other things, consider the proposed transaction with Raymond James. A representative of Mayer Brown reviewed with the members of the TriState Capital board of directors their fiduciary duties under Pennsylvania law. Following such discussion, Mr. Getz then noted to the TriState Capital board of directors that the recent overview of TriState Capital’s recent financial performance and update on recent developments and trends in TriState Capital’s business recently provided to the TriState Capital board of directors by management at the October 12, 2021 board meeting had not changed. Mr. Getz then described management’s opinion of the transaction with Raymond James and noted that management, in light of their knowledge of TriState Capital’s business, were in favor of pursuing the transaction with Raymond James. Thereafter, a representative of Stephens reviewed with the TriState Capital board of directors the history of discussions and negotiations relating to the proposed transaction with Raymond James. At the request of the TriState Capital board of directors, a representative of Stephens then reviewed with the TriState Capital board of directors their preliminary financial analyses with respect to TriState Capital and the proposed transaction. Representatives of Mayer Brown then provided the TriState Capital board of directors with a summary of the key terms of the merger agreement, noting any items in such document that remained to be resolved. Following such discussion, a representative of Mayer Brown then discussed with the TriState Capital board of directors the regulatory approvals necessary to consummate the proposed transaction, the potential outcomes of the regulatory review associated with such approvals and Raymond James’s ability to terminate and not consummate the proposed transaction in the event that a burdensome regulatory condition is imposed and continues to exist in connection with such approvals. Following deliberation and discussion of the transaction with Raymond James, the TriState Capital board of directors determined to convene a meeting on the following day to determine whether to proceed with the proposed transaction, assuming satisfactory finalization of definitive transaction documentation.

On October 20, 2021, the TriState Capital board of directors held a meeting at which representatives of Mayer Brown and Stephens were present to, among other things, consider the proposed transaction with Raymond James. A representative of Mayer Brown provided the TriState Capital board of directors an update on the status of the transaction documents and on how issues in the merger agreement that were open as of the time of the TriState Capital board of directors meeting on October 19, 2021 had been resolved. Such representative of Mayer Brown then noted to the TriState Capital board of directors that Raymond James was seeking to enter into support agreements with certain shareholders of TriState Capital, including Messrs. Getz and Fetterolf, and provided a summary of the key terms of such support agreements. At the request of the TriState Capital board of directors, representatives of Stephens reviewed with the TriState Capital board of directors Stephens’ financial analyses with respect to TriState Capital and the proposed transaction. Thereafter, at the request of the TriState Capital board of directors, Stephens rendered its oral opinion to the TriState Capital board of directors (which was subsequently confirmed in writing by delivery of Stephens’s written opinion dated October 20, 2021) to the effect that, as of October 20, 2021, and based upon and subject to certain assumptions made, procedures followed, the matters considered and the terms, qualifications and limitations in connection with the preparation of such opinion, the consideration to be received by the holders of TriState Capital common stock under the merger agreement was fair from a financial point of view to such holders (other than Raymond James and its affiliates). After Stephens rendered such opinion, the TriState Capital board of directors discussed and deliberated with respect to the transaction with Raymond James and then unanimously (a) determined and declared that the merger agreement and the transactions contemplated therein, including the mergers, were fair to the TriState Capital shareholders and are in the best interests of TriState Capital and the TriState Capital shareholders, (b) declared advisable and approved the merger agreement and the transactions contemplated therein, including the mergers, and the execution, delivery and performance of the merger agreement and (c) recommended that the holders of TriState Capital common stock vote to approve and adopt the merger agreement.

Later in the afternoon on October 20, 2021, TriState Capital, Raymond James, Merger Sub 1 and Merger Sub 2 executed the merger agreement.

Prior to the opening of trading on the NASDAQ on October 21, 2021, TriState Capital issued a press release announcing the parties’ entry into the merger agreement.

TriState Capital’s Reasons for the Mergers; Recommendation of the TriState Capital Board of Directors

At a meeting held on October 20, 2021, the TriState Capital board of directors has unanimously (a) determined and declared that the merger agreement and the transactions contemplated therein, including the mergers, are fair to the TriState Capital shareholders and are in the best interests of TriState Capital and the TriState Capital shareholders, (b) declared advisable and approved the merger agreement and the transactions contemplated therein, including the mergers, and the execution, delivery and performance of the merger agreement and (c) recommended that the holders of TriState Capital common stock vote to approve and adopt the merger agreement. In evaluating the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the TriState Capital board of directors consulted with TriState Capital’s management and its financial and legal advisors, and considered a number of factors, including, but not limited to, the following material factors (which factors are not presented in any relative order of importance):

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Implied Premium to Market Price: The fact that based on the closing price of Raymond James common stock as of October 19, 2021 (the last full trading day before the date on which the TriState Capital board of directors approved the merger agreement and the mergers) of $100.37, the implied value of the merger consideration of $31.09 for each share of TriState Capital common stock represented:

•	a 42.7% premium over the closing price of TriState Capital common stock on October 19, 2021;

•	a 52.3% premium over the volume weighted average price of TriState Capital common stock for the thirty days ended October 19, 2021;

•	a 42.8% premium over the volume weighted average price of TriState Capital common stock for the forty-five days ended October 19, 2021;

•	a 19.9% premium over the 52-week high price of TriState Capital common stock as of the close of market on October 19, 2021; and

•	a 150.7% premium over the 52-week low price of TriState Capital common stock as of the close of market on October 19, 2021;

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Fixed Exchange Ratio: The fact that the exchange ratio is fixed, with no adjustment in the merger consideration to be received by TriState Capital shareholders as a result of possible increases or decreases in the trading price of Raymond James common stock or TriState Capital common stock following the announcement of the mergers, and that approximately 80% of the merger consideration would be in the form of Raymond James common stock, which would allow TriState Capital shareholders to participate in the future growth and opportunities of the combined company and the anticipated pro forma impact of the mergers, including the expected synergies from the mergers, and otherwise benefit from strong financial performance of Raymond James and potential appreciation in the value of Raymond James’s common stock.

•	Combined Business Benefits: The potential for strategic benefits based on:

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the fact that Raymond James is expected to provide TriState Capital’s operating subsidiaries with relatively low-cost capital and complementary stable funding to enable continued and more profitable growth;

•	the ability to access additional resources allowing TriState Capital to further strengthen its client relationships through investing in its people, products and technology;

•	the TriState Capital board of directors’ belief that Raymond James is a well-respected institution with a highly sophisticated and stable executive management team;

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the TriState Capital board of directors’ belief that Raymond James and TriState Capital share similar compatible cultures and high levels of awareness and appreciation for the value propositions of the business, including with respect to responsible growth and the diversification of their respective revenue streams; and

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the fact that, following the completion of the mergers, Raymond James intends TriState Capital to operate as a separately branded firm and as a stand-alone division and independently chartered bank subsidiary of Raymond James, which would allow TriState Capital to continue its track record of success and responsible growth and maintain and grow its relationships, including throughout the financial services industry.

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Opinion of Stephens Inc.: The financial presentation of TriState Capital’s financial advisor, Stephens Inc., to the TriState Capital board of directors on October 20, 2021, and the opinion of Stephens Inc. delivered to the TriState Capital board of directors on October 20, 2021, to the effect that as of that date and based upon and subject to certain assumptions made, procedures followed, the matters considered and the terms, qualifications and limitations in connection with the preparation of such opinion, the consideration to be received by the holders of TriState Capital common stock under the merger agreement was fair from a financial point of view to such holders (other than Raymond James and its affiliates), as further described under “The Mergers—Opinion of TriState Capital’s Financial Advisor” beginning on page 52.

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Fair Value: The TriState Capital board of directors’ belief that the merger consideration represented fair value for the shares of TriState Capital common stock, taking into account the TriState Capital board of directors’ familiarity with TriState Capital’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as TriState Capital’s future business plan and potential long-term value.

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Best Alternative for Maximizing Shareholder Value: The TriState Capital board of directors’ belief that the merger consideration was more favorable to the TriState Capital shareholders than the potential value that might result from other alternatives reasonably available to TriState Capital for the foreseeable future, which belief was informed by, among other things, the following:

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information and discussion regarding Raymond James’s business, results of operations, financial and market position and future earnings and prospects and TriState Capital’s due diligence investigation of Raymond James;

•

familiarity with and understanding of TriState Capital’s business, results of operations, asset quality, financial and market position and expectations concerning TriState Capital’s future earnings and prospects;

•

the TriState Capital board of directors’ understanding of the current and prospective environment in which TriState Capital and Raymond James operate, including national and local economic conditions, the interest rate environment, and the competitive and regulatory environments for financial institutions generally;

•	the TriState Capital board of directors’ assessment of the operating environment and TriState Capital’s standalone prospects and the opportunities, risks and challenges presented thereby, including an understanding of the capital requirements and the investment of time and resources required for TriState Capital’s bank and investment management business to reach full valuation on a standalone basis, including that optimal scale requires additional growth, and the potential returns on the required investment as compared to the potential returns available in leveraging the scale and capital resources of Raymond James in a strategic transaction, especially given the unique ability of Raymond James to understand the value propositions of TriState Capital’s businesses;

•

the TriState Capital board of directors’ evaluation, with the assistance of TriState Capital’s management and its financial and legal advisors, of TriState Capital’s standalone plan and other strategic alternatives available to TriState Capital for enhancing value over the long term and the potential risks, rewards and uncertainties associated with TriState Capital’s standalone plan and such other alternatives, and the TriState Capital board of directors’ belief that, while the TriState Capital board of directors and TriState Capital’s management was confident in TriState Capital’s standalone plan, the proposed mergers with Raymond James offered similar or potentially greater benefits with significantly reduced risk and on a significantly shorter timeframe, as compared to the value that could reasonably be expected to be obtained from TriState Capital’s standalone plan and other alternatives available to TriState Capital; and

•

the TriState Capital board of directors’ belief that the transaction proposed by Raymond James was the best and most reasonably attainable opportunity for TriState Capital shareholders to receive the value proposed by Raymond James as compared to other strategic alternatives.

•	Likelihood of Completion: The TriState Capital board of directors’ belief that the mergers were likely to be completed, in light of the terms of the merger agreement and closing conditions, including:

•

the TriState Capital board of directors’ belief, after consultation with TriState Capital’s management and its advisors, that it was likely that the parties would obtain the regulatory approvals necessary to complete the mergers;

•

the business reputation and capabilities of Raymond James, and the TriState Capital board of directors’ assessment that Raymond James is willing to devote the resources necessary to consummate the mergers within the timeframes contemplated by the merger agreement;

•

the specified outside dates under the merger agreement, after which TriState Capital or Raymond James, subject to specified exceptions, may terminate the merger agreement, allowing for sufficient time to close the mergers;

•	TriState Capital’s ability to seek specific performance to prevent breaches of the merger agreement by Raymond James and to enforce specifically the terms of the merger agreement; and

•	the exclusions from what would contribute to or constitute a material adverse effect on TriState Capital under the terms of the merger agreement.

•

Superior Proposals and Intervening Events. The terms of the merger agreement relating to TriState Capital’s ability to respond to unsolicited acquisition proposals and to intervening events, including:

•

TriState Capital’s ability, under certain circumstances, to furnish information to third parties making unsolicited acquisition proposals and to engage in discussions and negotiations with such parties; and

•

the TriState Capital board of directors’ ability, under certain circumstances, to make a change of recommendation in response to an intervening event or superior proposal, subject to TriState Capital paying a termination fee of $41.908 million in the event Raymond James terminates the merger agreement in accordance with its terms as a result of such change of recommendation.

•

Tax-Free Reorganization. The fact that the mergers, taken together, are intended to be treated as a single integrated transaction and to constitute a “reorganization” within the meaning of Section 368(a) of the Code, with the result that a U.S. holder of TriState Capital common stock generally would not recognize any gain or loss for the portion of the merger consideration consisting of Raymond James common stock received by them in connection with the mergers.

•

Opportunity for Holders of TriState Capital Common Stock to Vote. The fact that the mergers would be subject to the approval of the TriState Capital common shareholders, and the holders of TriState Capital common stock would be free to evaluate the mergers and vote for or against the adoption of the merger agreement at the special meeting.

•

Recommendation of TriState Capital Management. The fact that TriState Capital’s management recommended proceeding with the mergers based on management’s knowledge of TriState Capital’s business and the industries in which it operates.

The TriState Capital board of directors also considered a variety of other factors in its deliberations concerning the merger agreement and the mergers, including, but not limited to, the following material factors (which factors are not presented in any relative order of importance):

•

the deliberate sequencing of negotiations between members of TriState Capital management and Raymond James relating to any post-closing employment and retention arrangements to occur only after the execution and delivery of the merger agreement and the public announcement of the transaction, in order to ensure that any such arrangements would not impact the negotiation of any terms of the transaction;

•

the benefits and enhancements to the merger consideration that TriState Capital was able to obtain as a result of its negotiations with Raymond James, and the TriState Capital board of directors’ belief that the transaction finally agreed to with Raymond James represented the best achievable terms that could be obtained, taken as a whole, and the TriState Capital board of directors’ assessment of the risks associated with any further delay in the negotiations with Raymond James and the risks associated with pursuing discussions with other potential counterparties, including the possibility that Raymond James might terminate discussions or withdraw its offer, the risk that holders of TriState Capital common stock might not capture the benefit of the potential upside in the value of Raymond James common stock, and that such a delay, or pursuing discussions with other potential counterparties, would increase the risk of a leak, potentially resulting in significant harm to TriState Capital’s business and franchise due to, among other things, employee or customer attrition;

•

the impact of the transaction on TriState Capital’s employees, including the prospects for continued employment and the benefits agreed to be provided by Raymond James, and the importance thereof to preserving the value of TriState Capital and its franchise, both in the event that the mergers are completed and in case the mergers are not completed;

•

the fact that, because the portion of the merger consideration consisting of Raymond James common stock is a fixed exchange ratio of shares of Raymond James common stock to TriState Capital common stock, TriState Capital’s shareholders could be adversely affected by a decrease in the trading price of Raymond James common stock and the fact that the merger agreement does not provide for any adjustment of the merger consideration if the trading price of Raymond James common stock decreases and does not provide a price-based termination right or other similar protection in favor of TriState Capital or TriState Capital’s shareholders;

•	the fact that TriState Capital did not conduct a formal sale process to solicit acquisition proposals from parties other than Raymond James;

•

the risk that the mergers may not be consummated or that the closing may be unduly delayed, including as a result of factors outside either party’s control, including as a result of the imposition of a burdensome regulatory condition, which would give Raymond James the right to terminate the merger agreement under certain circumstances specified in the merger agreement;

•

the potential risk of diverting management attention and resources from the operation of TriState Capital’s business to the mergers, and the possibility of employee attrition or adverse effects on client and business relationships as a result of the announcement and pendency of the mergers;

•

the potential risks and costs associated with successfully integrating TriState Capital’s business, operations and workforce with those of Raymond James, including the risk of Raymond James not realizing all of the anticipated benefits of the mergers or not realizing them in the expected timeframe;

•

the fact that the termination payment to be paid to Raymond James under the circumstances specified in the merger agreement may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, TriState Capital, or may reduce the price offered by those other parties in a competing bid. See the section entitled “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement/prospectus;

•

the fact that the right afforded to Raymond James under the merger agreement to match acquisition proposals that the TriState Capital board determines in good faith are superior proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, TriState Capital; and

•	the other risks described under the sections entitled “Risk Factors” beginning on page 23 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

In considering the recommendation of the TriState Capital board of directors, you should be aware that certain directors and executive officers of TriState Capital may have interests in the mergers that are different from, or in addition to, interests of holders of TriState Capital common stock generally. The TriState Capital board of directors was aware of these interests and considered them when evaluating and negotiating the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including by structuring the negotiations with Raymond James to ensure that the material terms of the mergers and the other transactions contemplated by the merger agreement were negotiated prior to the negotiation of retention or post-closing employment arrangements with any members of TriState Capital management. The TriState Capital board of directors was also aware of these interests and considered them in recommending to holders of TriState Capital common stock that they vote in favor of the merger proposal. See “The Mergers—Interests of TriState Capital’s Directors and Executive Officers in the Mergers” beginning on page 63 of this proxy statement/prospectus.

This discussion of the information and factors considered by the TriState Capital board of directors includes the material factors considered by the TriState Capital board of directors, but it is not intended to be exhaustive and may not include all the factors considered by the TriState Capital board of directors. In view of the wide variety of factors considered, and the complexity of these matters, the TriState Capital board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, and to recommend that holders of TriState Capital common stock vote in favor of the merger proposal. Rather, the TriState Capital board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it, including discussions with TriState Capital’s management and its financial and legal advisors. In addition, individual members of the TriState Capital board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the TriState Capital board of directors and the other information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the TriState Capital board of directors unanimously recommends that the holders of TriState Capital common stock vote “FOR” the merger proposal.

Opinion of TriState Capital’s Financial Advisor

TriState Capital engaged Stephens to act as financial adviser to TriState Capital and the TriState Capital board of directors in connection with the proposed sale of TriState Capital to Raymond James. TriState Capital engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of the TriState Capital board of directors held on October 20, 2021 in which the TriState Capital board of directors considered and approved the mergers. At this meeting, Stephens reviewed the financial aspects of the mergers and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the TriState Capital board of directors dated October 20, 2021, that, as of such date, the merger consideration to be received by the holders of TriState Capital common stock (other than Raymond James and its affiliates), solely in their capacity as such, was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of Stephens’ opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of TriState Capital common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed mergers.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to the TriState Capital board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the mergers. The opinion only addresses whether the consideration to be received by the holders of shares of TriState Capital common stock in the mergers was fair, from a financial point of view, to them (other than Raymond James and its affiliates) as of the date of the opinion. The opinion does not address the underlying business decision of TriState Capital to engage in the mergers or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the TriState Capital board of directors or any shareholder of TriState Capital as to how such person should vote or otherwise act with respect to the mergers or any other matter. TriState Capital and Raymond James determined the merger consideration through a negotiation process.

In connection with developing its opinion Stephens:

•	reviewed certain publicly available financial statements and reports regarding TriState Capital and Raymond James;

•	reviewed certain audited financial statements regarding TriState Capital and Raymond James;

•	reviewed certain internal financial statements, management reports and other financial and operating data concerning TriState Capital prepared by management of TriState Capital;

•	reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning TriState Capital provided by the management team of TriState Capital, the effect of the mergers on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of TriState Capital;

•	reviewed the reported prices and trading activity for the common stock of Raymond James;

•

compared the financial performance of TriState Capital and Raymond James with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to its analysis of the mergers;

•	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the mergers;

•	reviewed the most recent draft of the merger agreement and related documents provided to Stephens by TriState Capital;

•

discussed with management of TriState Capital the operations of and future business prospects for TriState Capital and Raymond James and the anticipated financial consequences of the mergers to TriState Capital;

•	assisted in TriState Capital’s deliberations regarding the material terms of the mergers and TriState Capital’s negotiations with Raymond James; and

•	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by TriState Capital and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and the opinion is based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The management team of TriState Capital assured Stephens that they were not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of TriState Capital or of Raymond James, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of TriState Capital or of Raymond James under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of TriState Capital or Raymond James. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for loan and lease losses of TriState Capital or Raymond James. Stephens did not make an independent analysis of the effect of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of TriState Capital or Raymond James. With respect to the financial forecasts prepared by TriState Capital, including the forecasts of potential cost savings and potential synergies, Stephens assumed that such financial forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of the management of TriState Capital as to the future financial performance of TriState Capital and provided a reasonable basis for Stephens’ analysis. Stephens recognizes that such financial forecasts were based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and Stephens expresses no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of TriState Capital and its other advisors with respect to such matters. Stephens assumed, with TriState Capital’s consent, that the mergers will not result in any materially adverse legal, regulatory, accounting or tax consequences for TriState Capital or its shareholders and that any reviews of legal, accounting, regulatory, or tax issues conducted as a result of the mergers will be resolved favorably to TriState Capital and its shareholders. Stephens does not express any opinion as to any tax or other consequences that might result from the mergers.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on October 20, 2021 and on the information made available to Stephens as of October 20, 2021. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after October 20, 2021. Stephens further noted that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect on TriState Capital or Raymond James, and Stephens did not express an opinion as to the effects of such volatility or such disruption on the mergers or any party to the mergers. Stephens further expressed no opinion as to the prices at which shares of Raymond James’s or TriState Capital’s common stock may trade at any time subsequent to the announcement of the mergers.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

•	the mergers and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the mergers will be satisfied within the time frames contemplated by the merger agreement without any waivers;

•

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the mergers and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the mergers to the holders of TriState Capital common stock;

•

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of TriState Capital or Raymond James since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact TriState Capital or Raymond James; and

•	the mergers will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion is limited to whether the consideration to be received by the holders of TriState Capital common stock (other than Raymond James and its affiliates) in the mergers is fair to them from a financial point of view. Stephens was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger transaction or any aspect of the mergers, other than the fairness, from a financial point of view, of the consideration to be received in the mergers by the holders of TriState Capital common stock (other than Raymond James and its affiliates). The opinion did not address the merits of the underlying decision by TriState Capital to engage in the merger, the merits of the mergers as compared to other alternatives potentially available to TriState Capital or the relative effects of any alternative transaction in which TriState Capital might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the mergers, including with respect to how to vote or act with respect to the mergers. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of TriState Capital’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of TriState Capital or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with TriState Capital’s executive management and the TriState Capital board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens in this regard, it does set forth those considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposed Transaction:

Pursuant to the merger agreement, and subject to the terms, conditions and limitations set forth therein, and for purposes of its opinion, Stephens understood that the consideration expected to be received by the holders of TriState Capital common stock will consist of 0.25 shares of Raymond James common stock and $6.00 in cash for each share of TriState Capital common stock, subject to potential adjustments as described in the merger agreement. Based upon the unaudited financial information of TriState Capital as of and for the twelve months ended September 30, 2021 and market data as of October 19, 2021, Stephens calculated the following transaction multiples:

Transaction Value(1) / Reported Tangible Book Value:	1.80x
Transaction Value / Adjusted(2) Tangible Book Value:	1.87x
Transaction Value / Last Twelve Months (“LTM”) Earnings:	21.2x
Transaction Value / 2021 Estimated Net Income(3):	18.5x
Core Deposit Premium(4):	6.3%

Note: The last twelve months net income of the TriState Capital based on the most recent available financial statements prior to announcement.

(1)

Aggregate transaction value includes 1.8 million shares of unvested restricted stock, which will, on the terms and subject to the conditions of the merger agreement, be converted into equivalent shares of Raymond James’s restricted stock (other than any such shares of unvested restricted stock held by non-employee members of the TriState Capital board of directors, each of which shall instead be converted into the right to receive the merger consideration).

(2)	Calculated using aggregate transaction value and tangible common equity at 9/30/2021, adjusted for the conversion of Series C Preferred Stock to common equity.
(3)	Estimated 2021 net income based on assumptions provided by TriState Capital’s management.
(4)	Calculated using tangible common equity at 9/30/2021 and deposits less time deposits >$100K at 9/30/2021.

As of the close of market on October 19, 2021, which was the last full trading day before Stephens delivered its opinion to the TriState Capital board of directors, the closing price per share of Raymond James common stock was $100.37. Based upon the unaudited financial information of Raymond James as of and for the twelve months ended June 30, 2021 and market data as of October 19, 2021 (including the closing price of Raymond James common stock as of such date), Stephens calculated the following issuance multiples:

Issuance Value / Tangible Book Value:	2.95x
Issuance Value / Last Twelve Months (“LTM”) Earnings:	17.9x
Issuance Value / 2021 Estimated Net Income(1):	15.0x
Core Deposit Premium:	45.2%

Note: The last twelve months net income of Raymond James based on the most recent available financial statements prior to announcement.

(1)	Estimated 2021 net income based on median consensus estimates

Relevant Public Companies Analysis – TriState Capital Holdings, Inc.:

Stephens compared the financial condition, operating statistics and market valuation of Tristate Capital to selected relevant public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to TriState Capital; however, no selected company below was identical or directly comparable to TriState Capital. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following relevant public companies based on the following criteria:

Nationwide banks and thrifts publicly traded on the NASDAQ, the NYSE or NYSE American with most recent quarter total assets between $5 billion and $25 billion, most recent quarter fee income / revenue greater than or equal to 15%, and last twelve months total loan growth (excluding PPP loans) greater than or equal to 10%, excluding merger targets and mutuals and banks with fin-tech focused business models (total assets noted parenthetically):

•	FB Financial Corp. ($11.9 billion)

•	Stock Yards Bancorp Inc. ($6.1 billion)

•	Enterprise Financial Services ($10.3 billion)

•	Provident Financial Services ($13.2 billion)

•	First Mid Bancshares ($5.86 billion)

•	United Community Banks, Inc. ($18.9 billion)

•	CNB Financial Corp. ($5.1 billion)

•	Univest Financial Corp. ($6.4 billion)

•	Heartland Financial USA Inc. ($18.4 billion)

•	Republic First Bancorp Inc. ($5.4 billion)

•	QCR Holdings Inc. ($5.8 billion)

•	Veritex Holdings Inc. ($9.4 billion)

To perform this analysis, Stephens examined publicly available financial information as of and for the last twelve month period ended June 30, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on October 19, 2021 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information reviewed by Stephens in its analysis:

	Tristate Capital Holdings, Inc.	25 Percentile	Median	75 Percentile
Total Assets	$11,541	$5,802	$7,853	$12,243
Tangible Common Equity/Tangible Assets	4.8%	8.3%	8.6%	9.5%
Noninterest bearing deposit %	5.0%	24.4%	30.4%	35.4%
Nonperforming Assets/Assets(1)	0.09%	0.24%	0.48%	0.6%
LTM NCOs / Avg Loans	0.03%	0.03%	0.11%	0.15%
MRQ Core ROAA(2)	0.68%	1.27%	1.36%	1.49%
Price / Tangible Book Value	1.3x	1.5x	1.6x	1.9x
Price / LTM EPS	15.7x	10.8x	11.6x	15.8x
Price / NTM EPS	12.5x	11.0x	12.9x	14.3x

Source: S&P Global Market Intelligence, FactSet

Note: Dollars in millions. MRQ=Most Recent Quarter. LTM=Last Twelve Months.

(1)	NPAs/Assets excludes restructured loans from nonperforming assets.
(2)

For purposes of computing Core Return on Average Assets (ROAA) which is core net income divided by average assets, core net income is net income after taxes and before extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items.

Discounted Cash Flow Analysis – TriState Capital Holdings, Inc.:

Stephens performed a discounted cash flow analysis using projections developed by TriState Capital’s executive management. Stephens calculated a range of implied per share equity values for TriState Capital based upon the discounted net present value of the projected after-tax free cash flows for the projected period (January 2022 through December 2026) and a terminal value at year-end 2026 based on a next-twelve-months multiple of net income. Stephens determined the amount of discounted cash flow assuming (i) a terminal price to next-twelve-months earnings multiple of 13.0x, (ii) 12% cost of equity discount rate and (iii) maintenance of a 7% tangible common equity to tangible assets ratio. To calculate an implied per share equity value range, Stephens considered tangible equity to tangible assets ratio range of 5.5% to 8.5% and terminal earnings multiple range of 12.0x to 14.0x. Based on this analysis, Stephens derived a range for the implied equity value of TriState Capital from $17.96 per share to $37.11 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of TriState Capital. For all of the above, the actual results may vary from the projected results, and the variations may be material.

High/Low Analyst Price Targets – TriState Capital Holdings, Inc.:

Stephens reviewed the high and low stock price targets from research analyst coverage of TriState Capital as of October 19, 2021 according to FactSet financial data and analytics. Broker firms include Keefe Bruyette & Woods, Wedbush Securities, Stephens Inc., Raymond James, DA Davidson and B Riley Securities. A high/low price range of $22.00 per share to $29.00 per share was observed.

Relevant Transactions Analysis – TriState Capital Holdings, Inc.:

Stephens reviewed publicly available selected transaction multiples and related financial data for relevant transactions nationwide announced since January 1, 2020 with stock consideration 50% or greater and deal value between $500 million and $2.5 billion, excluding any Merger of Equals (as defined by S&P Global Market Intelligence). The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to TriState Capital; however, no selected company below was identical or directly comparable to TriState Capital (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Valley National Bancorp | Bank Leumi Le-Israel Corp. (9/23/2021)

•	First Interstate BancSystem | Great Western Bancorp (9/16/2021)

•	Home Bancshares, Inc. | Happy Bancshares Inc. (9/15/2021)

•	South State Corporation | Atlantic Capital Bcshs Inc. (7/23/2021)

•	United Community Banks Inc. | Reliant Bancorp Inc. (7/14/2021)

•	Glacier Bancorp Inc. | Altabancorp (5/18/2021)

•	Independent Bank Corp. | Meridian Bancorp Inc. (4/22/2021)

•	WSFS Financial Corp. | Bryn Mawr Bank Corp. (3/10/2021)

•	SVB Financial Group | Boston Private Financial (1/4/2020)

•	Pacific Premier Bancorp | Opus Bank (2/3/2020)

•	FB Financial Corp. | Franklin Financial Networks Inc. (1/21/2020)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the mergers. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the mergers are being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the mergers to the 25th percentile, median and 75th percentile transaction multiples of the relevant transactions:

	TriState Capital Holdings Inc.		25 Percentile	Median	75 Percentile
Target Total Assets	$12,159		$3,814	$6,262	$8,172
Target TCE/TA	4.7%		8.7%	9.1%	9.7%
Target NPA/Assets	0.1%		0.1%	0.4%	0.6%
Target LTM ROAA	0.68	%(1)	0.7%	1.1%	1.3%
Transaction Value / Tangible Book Value	1.8x		1.4x	1.6x	1.8x
Transaction Value / LTM Earnings	21.2x		13.4x	16.6x	21.7x

Transaction Value / Est. Current Year EPS(2)	18.5x		12.0x	15.7x	19.0x

Day 1 Market Premium	43%		11%	14%	22%

Core Deposit Premium	6%		5%	7%	12%

Source: S&P Global Market Intelligence, TriState Capital documents

Note: Dollars in millions. LTM=Last Twelve Months.

(1)	9/30/2021 annualized ROAA presented for TriState Capital as reported from internal management documents.
(2)	Transaction Value per share as a multiple of target’s consensus estimated per-share earnings for its current fiscal year.

Relevant Public Companies Analysis – Raymond James Financial, Inc.:

Stephens compared the financial condition, operating statistics and market valuation of Raymond James to selected relevant public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Raymond James; however, no selected company below was identical or directly comparable to Raymond James. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following relevant public companies based on the following criteria:

Select Brokerages, Asset Managers, Banks, and diversified financial services organizations that represent Raymond James’s business model and financial attributes. Selected public companies are separated and analyzed as companies without Bank Charters and with Bank Charters (total assets noted parenthetically).

Companies without Bank Charters:

•	Jefferies Financial Group ($58 billion)

•	Invesco Ltd. ($33 billion)

•	Franklin Resources Inc. ($23 billion)

•	T. Rowe Price Group Inc. ($11 billion)

•	Affiliated Managers Group Inc. ($8 billion)

•	LPL Financial Holdings Inc. ($7 billion)

•	Lazard Ltd. ($6 billion)

Companies with Bank Charters:

•	The Charles Schwab Corp. ($575 billion)

•	State Street Corp. ($327 billion)

•	Ameriprise Financial Inc. ($172 billion)

•	Northern Trust Corp. ($172 billion)

•	Stifel Financial Corp. ($30 billion)

To perform this analysis, Stephens examined publicly available financial information as of and for the last twelve month period ended June 30, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on October 19, 2021 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information reviewed by Stephens in its analysis:

Companies without Bank Charters:

	Raymond James Financial, Inc.	25 Percentile	Median	75 Percentile
Total Assets	$57	$8	$11	$28
TCE/TA	12.4%	(18.4)%	7.4%	13.1%
Total Assets Under Management	$191	$427	$756	$1,539
LTM Return on Avg. Equity	16.0%	14.9%	22.1%	39.0%
Price / Tangible Book Value	2.9x	2.5x	3.8x	5.1x
EV / LTM EBITDA	10.1x	8.4x	8.6x	9.9x
Price / LTM EPS	17.9x	11.8x	12.4x	16.0x
Price / NTM EPS	15.2x	8.8x	10.9x	13.4x

Source: S&P Global Market Intelligence, FactSet

Note: Dollars in billions. MRQ=Most Recent Quarter. LTM=Last Twelve Months.

Companies with Bank Charters:

	Raymond James Financial, Inc.	25 Percentile	Median	75 Percentile
Total Assets	$57	$172	$172	$327
TCE/TA	12.4%	4.3%	4.7%	5.9%
Total Assets Under Management	$191	$1,259	$1,539	$2,701
LTM Return on Avg. Equity	16.0%	10.1%	11.1%	16.2%
Price / Tangible Book Value	2.9x	2.4x	2.7x	3.7x
Price / LTM EPS	17.9x	14.3x	20.7x	31.0x
Price / NTM EPS	15.2x	12.5x	12.7x	17.5x

Source: S&P Global Market Intelligence, FactSet

Note: Dollars in billions. MRQ=Most Recent Quarter. LTM=Last Twelve Months.

52 week High/Low – Raymond James Financial, Inc.:

Stephens reviewed Raymond James’s 52 week High/Low stock prices as of October 19, 2021. A stock price range of $50.14 per share to $100.37 per share was observed.

High/Low Analyst Price Targets – Raymond James Financial, Inc.:

Stephens reviewed the high and low stock price targets from research analyst coverage of Raymond James as of October 19, 2021. Broker firms included Wolfe Research, JPM Securities, Compass Point Research, Seaport Global Securities, Argus Research, Jefferies and Keefe Bruyette & Woods. A high/low price range of $95.00 per share to $112.00 per share was observed according to FactSet financial data and analytics; however, S&P lists the highest price target as $147.00 per share per a Citigroup research report.

Miscellaneous:

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of TriState Capital. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to TriState Capital in connection with the mergers and is entitled to receive a fee from such services in an amount equal to 0.74% of the aggregate consideration paid in connection with the mergers, a significant portion of which is contingent upon the consummation of the mergers. Stephens also received a $1,000,000 fee from TriState Capital upon rendering its fairness opinion, which opinion fee will be credited in full towards any fee which will become payable to Stephens upon the closing of the mergers. Stephens would also be entitled to a fee under certain circumstances following a termination of the proposed mergers. TriState Capital has also agreed to indemnify Stephens against certain claims and liabilities arising out of Stephens’ engagement and to reimburse Stephens for certain of its out-of-pocket expenses incurred in connection with the engagement.

During the two years preceding the date of this proxy statement/prospectus, Stephens served as lead booking-running manager in connection with TriState Capital’s issuance of $60 million of subordinated notes due 2030 and TriState Capital’s tack-on issuance of $37.5 million of subordinated notes due 2030, and Stephens received customary fees in connection with such offerings in an aggregate amount of approximately $630,000.

In the ordinary course of its business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the mergers.

Certain Unaudited Financial Information

TriState Capital does not as a matter of course make public projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of the underlying assumptions and estimates. However, TriState Capital is including in this proxy statement/prospectus certain limited, unaudited prospective financial information for TriState Capital on a standalone basis, without giving effect to the mergers, that was made available by TriState Capital to Stephens in connection with the transaction. Raymond James did not provide any financial projections to either TriState Capital or Stephens.

Specifically, the following table includes TriState Capital’s unaudited prospective financial information as of and for the years ending, as applicable, December 31, 2021, 2022, and 2023 provided by TriState Capital management to Stephens and discussed by TriState Capital with Stephens, used in certain analyses in connection with its fairness opinion to the TriState Capital board of directors.

	Year Ending December 31,
	($ in millions, except per share amounts)
	2021E	2022E	2023E
Net Income Available to Common Shareholders	$64.7	$86.6	$121.7
Earnings Per Share	$1.68
Total Assets	$12,147.4	$14,629.1	$17,419.1

The inclusion of any of the foregoing information should not be regarded as an indication that any of TriState Capital, Raymond James, or any of their respective affiliates, directors, officers, advisors, or other representatives considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was not prepared for external use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to TriState Capital’s businesses, all of which are difficult to predict and many of which are beyond TriState Capital’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. TriState Capital can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to TriState Capital’s businesses, industry performance, general business and economic conditions (including in connection with the COVID-19 pandemic), customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” beginning on page 23 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in TriState Capital’s historical GAAP financial statements. Neither TriState Capital’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports incorporated by reference in this proxy statement/prospectus relate to historical financial information of each of TriState Capital and Raymond James. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. TriState Capital can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. TriState Capital and Raymond James do not intend to, and expressly disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects of the transaction and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the mergers, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the mergers, the potential benefits that may be achieved by the combined company as a result of the mergers, the effect on TriState Capital or Raymond James of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, the unaudited prospective financial information does not take into account the effect on TriState Capital or Raymond James of any possible failure of the transaction to occur. None of TriState Capital, Raymond James, or their respective affiliates, associates, officers, directors, advisors, agents, or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of TriState Capital or Raymond James or any other person regarding TriState Capital’s or Raymond James’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by TriState Capital, Raymond James, or any other person that it is viewed as material information of TriState Capital, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included above is not being included to influence your decision whether to vote in favor of the merger proposal or any other proposal to be considered at the special meeting, but is being provided solely because it was made available to TriState Capital’s financial advisor as discussed above in connection with the transaction.

In light of the foregoing, and considering that the special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, holders of TriState Capital common stock are cautioned not to place unwarranted reliance on such information, and we urge you to review TriState Capital’s most recent SEC filings for a description of TriState Capital’s reported financial results. See “Where You Can Find More Information” beginning on page 141. Please see the full text of Stephens’s opinion which is attached as Annex B hereto for more details about the information that Stephens relied on in rendering its opinion.

Interests of TriState Capital’s Directors and Executive Officers in the Mergers

In considering the recommendation of TriState Capital’s board of directors with respect to the mergers, you should be aware that TriState Capital’s directors and executive officers have agreements or arrangements that provide them with interests in the mergers, including financial interests, that may be different from, or in addition to, the interests of the other holders of TriState Capital common stock. TriState Capital’s board of directors was aware of these interests during its deliberations of the merits of the mergers and in determining to recommend to holders of TriState Capital’s common stock that they vote for the TriState Capital merger proposal and thereby approve the transactions contemplated by the merger agreement, including the mergers. See the sections entitled “The Mergers—Background of the Mergers” beginning on page 40 and “The Mergers—TriState Capital’s Reasons for the Mergers; Recommendation of TriState Capital Board of Directors” beginning on page 47. These interests are described in more detail below, and certain interests are quantified in the narrative and table below.

TriState Capital’s executive officers for purposes of the discussion below include:

James F. Getz	Chairman, President and CEO of TriState Capital
Brian S. Fetterolf	President and CEO of TriState Capital Bank
David J. Demas	Chief Financial Officer
Timothy J. Riddle	CEO, Chartwell

On December 1, 2021, TriState Capital announced that, effective January 1, 2022, Mr. Getz will transition from his position as the President and Chief Executive Officer of TriState Capital to Executive Chairman, and Mr. Fetterolf will become President and Chief Executive Officer of TriState Capital, in accordance with TriState Capital’s established executive succession plan. Mr. Getz will continue to serve TriState Capital as Chairman of the board of directors and will continue to serve as Chairman of TriState Capital’s wholly owned subsidiaries, TriState Capital Bank and Chartwell Investment Partners.

TriState Capital Options

At the effective time of the first merger, each outstanding TriState Capital Option will be converted into the right to receive a cash payment equal to the product (rounded down to the nearest whole number) of the number of shares of TriState Capital common stock subject to such TriState Capital Option immediately prior to the effective time of the first merger and (i) the Option Payment Amount, minus (ii) the exercise price per share of the TriState Capital common stock subject to such TriState Capital Option. At the effective time of the first merger, each TriState Capital Option that has an exercise price greater than or equal to the Option Payment Amount will cease to be outstanding, be cancelled and cease to exist and the holder of any such TriState Capital Option will not be entitled to payment of any consideration therefor. All of the TriState Capital Options had vested prior to the date of the merger agreement. The Option Payment Amount is equal to (A) $6.00, plus (B) 0.25 multiplied by the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending on the third business day prior to the closing date of the mergers.

TriState Capital Restricted Shares

At the effective time of the first merger, each outstanding unvested restricted share of TriState Capital stock (a “Restricted Share”), except any share of restricted stock held by a non-employee director of the board of directors of TriState Capital, will cease to represent a restricted share of TriState Capital common stock and will be converted into a number of Raymond James Restricted Shares (or, if determined by Raymond James in consultation with TriState Capital and in compliance with applicable laws and the terms of the TriState Capital benefit plans pursuant to which TriState Capital Restricted Shares were issued, a number of restricted stock units denominated in shares of Raymond James common stock) equal to (i) 0.25, plus (ii) the quotient of (A) $6.00 divided by (B) the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending on the third business day prior to the closing date of the mergers (rounded down to the nearest whole number). Except as specifically provided above, at and following the effective time of the first merger, each such Raymond James Restricted Share shall continue to be governed by the same terms and conditions as were applicable to the applicable TriState Capital Restricted Share immediately prior to the effective time of the first merger.

At the effective time of the first merger, each unvested TriState Capital Restricted Share held by a non-employee director of the board of directors of TriState Capital will be vested and converted into the right to receive the same merger consideration as shareholders of TriState Capital, which consists of both (i) $6.00 in cash and (ii) 0.25 shares of Raymond James common stock.

The following table summarizes the outstanding stock options (all of which are vested) and unvested restricted share awards held by our directors and executive officers as of January 20, 2022.

Non-Employee Directors	Shares Underlying Stock Options	Restricted Shares
David L Bonvenuto	—	9,000
Anthony J. Buzzelli	4,000	9,000
Helen Hanna Casey	—	9,000
E.H. (Gene) Dewhurst	12,000	9,000
James J. Dolan	6,000	9,000
Christopher M. Doody	—	—
Audrey P. Dunning	—	10,387
Michael R. Harris	—	9,762
Kim A. Ruth	—	9,000
A. William Schenck III	—	—
John B. Yasinsky	12,000	9,000

Total	34,000	90,892

Executive Officers
James F. Getz	—	157,135
Brian S. Fetterolf	—	152,085
David J. Demas	—	49,217
Timothy J. Riddle	—	49,100

Total	0	407,537

Retention Program

Under the terms of the merger agreement, TriState Capital may establish a retention program for the benefit of employees in the aggregate amount of $15 million (the “Company Retention Program”). Such retention awards shall be granted as soon as reasonably practicable following the effective time of the first merger. Retention awards shall be in the form of Raymond James restricted stock units (“RSUs”), which awards shall vest on the second anniversary of the effective time subject to continued employment through such date (except as provided below). In the event that a recipient of such RSUs is terminated without cause or due to death or disability or in the event that such recipient terminates his or her employment with good reason, such recipient shall become fully vested in such RSUs to the extent not previously vested. In the event of a termination for cause or voluntary termination without good reason prior to vesting, any unvested RSUs shall be forfeited. If a retention award amount is forfeited by a participant at any time prior to settlement, the retention award amount may be reallocated to employees of TriState Capital.

As of the date of this proxy statement/prospectus, no executive officer has been granted an award under the Company Retention Program.

Positions with Combined Company

As described below in the section entitled “Governance of TriState Capital Subsidiaries After the Mergers,” certain of the directors and executive officers of TriState Capital are expected to serve in various capacities with the combined company.

Continuing Employee Benefits

As described below in the section entitled “The Merger Agreement—Employee Matters” of this proxy statement/prospectus, the merger agreement requires Raymond James to continue to provide certain compensation and benefits from the effective time of the second merger through December 31, 2022 (with respect to compensation) and through the end of the calendar year in which the effective time of the second merger occurs (with respect to benefits) to all TriState Capital employees, including TriState Capital executive officers, who remain employed by Raymond James following the effective time of the second merger.

Indemnification; Directors’ and Officers’ Insurance

TriState Capital’s bylaws provide that TriState Capital will indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the merger agreement, TriState Capital’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the surviving entity of the second merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance” of this proxy statement/prospectus.

Merger-Related Compensation for TriState Capital’s Named Executive Officers

Section 14A(b) of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” for their named executive officers that is based on or otherwise relates to a merger or similar transaction. Because TriState Capital does not have any “golden parachute” or similar arrangements with any of its named executive officers concerning any type of compensation that is based on or otherwise relates to the mergers, no disclosure is required under Item 402(t) of Regulation S-K and no advisory vote is required by Section 14A(b) and Rule 14(a)-21(c) under the Exchange Act.

Absence of Appraisal or Dissenters’ Rights

Under Section 1571(b) of the Pennsylvania Business Corporation Law (the “PBCL”), the holders of any class or series of shares of a corporation, including any class of such corporation’s preferred stock, are not entitled to exercise dissenters’ rights if the shares of the corporation are listed on a national securities exchange. Since the TriState Capital common stock is currently listed on the NASDAQ, which is a national securities exchange, the holders of TriState Capital common stock will not have the right to exercise dissenters’ rights in connection with the mergers. In addition, pursuant to the terms of the Designations of Rights and Privileges applicable to the TriState Capital preferred stock, no class of TriState Capital preferred stock is entitled to any dissenters’ rights in connection with the mergers.

If the merger proposal is approved and the mergers are completed, holders of TriState Capital common stock who voted against the approval and adoption of the merger agreement will be treated the same as holders who voted for the merger proposal and their shares of TriState Capital common stock will automatically be converted into the right to receive the merger consideration.

Governance of TriState Capital Subsidiaries After the Mergers

As of the effective time of the first merger, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement (if any) to be entered into with him, James F. Getz will serve as Chairman of TriState Capital Bank.

As of the effective time of the first merger, and subject to regulatory requirements and compliance with Raymond James’s policies and procedures applicable to directors of Raymond James Bank, a Florida-chartered bank and wholly-owned subsidiary of Raymond James, but other than any such policies and procedures solely applicable to a Florida-chartered bank, TriState Capital Bank’s board of directors will be comprised of up to ten (10) members, at least four (4) of whom (which shall include James F. Getz and Brian S. Fetterolf) shall be individuals serving as members of the TriState Capital Bank board of directors prior to the effective time of the first merger selected by TriState Capital and reasonably acceptable to Raymond James, provided that additional members of such board selected by Raymond James shall be added such that Raymond James controls a majority of such board.

Immediately following the effective time of the first merger, the members of the TriState Capital Bank board of directors who will not serve as directors of such board after the effective time of the first merger will serve as advisors to such board. The role of such advisory directors will be determined in good faith by the parties prior to the effective time of the first merger.

The merger agreement also prescribes generally similar terms for the governance of Chartwell Investment Partners, LLC, TriState Capital’s investment advisory subsidiary, as of the effective time of the first merger.

Unsecured Debt Financing

On December 15, 2021, TriState Capital issued an unsecured fixed-to-floating rate note (the “Note”) to Raymond James in the amount of $125 million. The Note, which matures on December 15, 2024, bears interest at a fixed annual rate of 2.25% from the date of issuance to December 15, 2022, and thereafter until maturity at a floating annual rate, reset quarterly, equal to the then current three-month Secured Overnight Financing Rate (SOFR) (provided, however, that in the event three-month SOFR is less than zero, three-month SOFR will be deemed to be zero) plus 2.11%. The Note is not redeemable prior to December 15, 2022. On and after December 15, 2022, the Note is redeemable on any interest payment date at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Regulatory Approvals Required for the Mergers

To complete the mergers, Raymond James and TriState Capital need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities. Subject to the terms of the merger agreement, Raymond James and TriState Capital have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the mergers), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such regulatory agencies and governmental entities. For purposes of the merger agreement, the term “requisite regulatory approvals” means all regulatory authorizations, consents, waivers, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) from the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) (in respect of the mergers), the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department”) and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or as otherwise set forth in the merger agreement that are necessary to consummate the transactions contemplated by the merger agreement (including the mergers). Raymond James and TriState Capital have agreed to use, and to cause their applicable subsidiaries to use, reasonable best efforts to obtain each requisite regulatory approval (without the imposition, inclusion or attachment of certain burdensome regulatory conditions) as promptly as reasonably practicable until the earlier of the closing of the mergers or the termination of the merger agreement in accordance with its terms.

In furtherance and not in limitation of the foregoing, Raymond James and TriState Capital have agreed to use reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing of the mergers. Notwithstanding the foregoing or anything in the merger agreement to the contrary, (x) in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of governmental entities, none of Raymond James or any of its subsidiaries will be required to, and none of TriState Capital or any of its subsidiaries may (without the prior written consent of Raymond James in its sole discretion), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to (i) have a material adverse effect on Raymond James or any of its subsidiaries (including, after giving effect to the mergers, the surviving entity or any of its subsidiaries), and measured on a scale relative to the size of Raymond James, (ii) result in any adverse change or effect on, or restrict or limit, Raymond James’s or any of its subsidiaries’ ability to conduct any activities or operations (including any (A) divestiture requirements or restrictions on Raymond James’s or any of its subsidiary’s current or future business or (B) requirement to enter into or assume, directly or indirectly, any enforcement action or any other agreement with any governmental entity), (iii) result in Raymond James’s inability to realize to a material extent the expected benefits to it of the transactions contemplated in the merger agreement, or (iv) result in a loss, diminution or suspension of Raymond James’s ability to exercise any of the powers of a financial holding company; and (y) the consummation of the mergers or the other transactions contemplated by the merger agreement shall not otherwise result in any of the effects described in (i)-(iv) (each of the results or effects described above, a “burdensome regulatory condition”).

The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of TriState Capital common stock in the mergers is fair. Regulatory approval does not constitute an endorsement or recommendation of the mergers.

Raymond James and TriState Capital believe that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the completion of the mergers or involve a burdensome regulatory condition. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the mergers or, if such a challenge is made, what the result of such challenge will be. In recent similar transactions, the Federal Reserve Board has taken a longer time to render decisions on applications than the typical time period for approval set forth in its regulations.

Federal Reserve Board

The mergers are subject to the approval of the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act of 1956 (the “BHC Act”) with respect to the mergers. The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the effect of the mergers on competitiveness in affected banking markets, the financial and managerial resources (including consideration of the capital adequacy, liquidity, and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combating money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act

(the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of Raymond James and TriState Capital in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. As part of the review process in merger transactions, the Federal Reserve Board frequently receives protests from community groups and others. In their most recent CRA performance evaluations, Raymond James Bank received an overall “satisfactory” regulatory rating and TriState Capital Bank received an overall “outstanding” regulatory rating.

In addition, in connection with an interstate merger transaction, the Federal Reserve Board considers certain additional factors under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Riegle-Neal Act”), including the capital position of the acquiring bank holding company, state laws regarding the minimum age of the bank to be acquired, the concentration of deposits on a nationwide and statewide basis, and compliance with any applicable state community reinvestment and antitrust laws. Furthermore, the BHC Act requires published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board. The Federal Reserve Board takes into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. The Federal Reserve Board is also authorized to hold one (1) or more public hearings or meetings if it determines that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review.

Department of Justice

In addition to the Federal Reserve Board, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the mergers to analyze the mergers’ competitive effects and determine whether the mergers would result in a violation of the antitrust laws. Transactions approved under Section 3 of the BHC Act generally may not be completed until thirty (30) days after the approval of the Federal Reserve Board is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the mergers, the DOJ could analyze the mergers’ effect on competition differently than the Federal Reserve Board, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board regarding the mergers’ effects on competition. A determination by the DOJ not to object to the mergers may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Pennsylvania Department

The acquisition of TriState Capital by Raymond James must also be approved by the Pennsylvania Department, pursuant to Section 115 of the Pennsylvania Banking Code of 1965. The Pennsylvania Department will review the acquisition to determine, among other things, whether the transaction adequately protects the interests of depositors, borrowers and creditors.

FINRA

As a member of FINRA, Chartwell TSC Securities Corp., a subsidiary of TriState Capital and a registered broker-dealer, must file an application with FINRA pursuant to FINRA Rule 1017 seeking FINRA’s approval of the change in ownership or control of Chartwell TSC Securities Corp. resulting from the mergers.

Additional Regulatory Approvals and Notices.

Raymond James will either (i) submit to the DOJ and the Federal Trade Commission, which we refer to as the “FTC,” a copy of the applications that it submits to the Federal Reserve Board if it meets the criteria for an exemption from any approval requirement under the HSR Act, or (ii) file with the DOJ and FTC, unless exempt, the Notification and Report Form, and any other supplemental information required in connection with the termination or expiration of applicable waiting periods under the HSR Act. There are no approvals or notices of other federal or state regulatory authorities required for the proposed transactions.

Stock Exchange Listings

Raymond James will cause the shares of Raymond James common stock and the new Raymond James depositary shares to be issued in the first merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the first merger. The listing of the new Raymond James depositary shares representing interests in the new Raymond James preferred stock will be deemed to satisfy the condition that the shares of Raymond James preferred stock that shall be issuable pursuant to the merger agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Prior to the closing date of the mergers, TriState Capital will cooperate with Raymond James and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NASDAQ to enable the surviving entity to delist from the NASDAQ and deregister under the Exchange Act, as promptly as practicable after the effective time of the first merger, the applicable shares of TriState Capital.

Litigation Relating to the Mergers

Following the public announcement of the merger agreement, a purported stockholder of TriState Capital filed a lawsuit against TriState Capital and the members of TriState Capital’s board of directors. The lawsuit was filed in the United States District Court for the Southern District of New York (Stein v. TRISTATE CAPITAL HOLDINGS, Inc. et al., No. 1:22-cv-00077 (filed Jan. 5, 2022)). Subsequently, a second purported stockholder of TriState Capital filed a lawsuit in the United States District Court for the Southern District of New York against TriState Capital, the members of TriState Capital’s board of directors, Raymond James, Merger Sub 1 and Merger Sub 2 (Ciccotelli v. TRISTATE CAPITAL HOLDINGS, Inc. et al., No. 1:22-cv-00164 (filed Jan. 7, 2022)). Both complaints contain allegations contending, among other things, that the registration statement on Form S-4 failed to disclose certain allegedly material information in violation of federal securities laws. The complaints seek injunctive relief enjoining the mergers, attorneys’ and experts’ fees, and other remedies.

The outcome of the pending and any additional future litigation is uncertain. If any case is not resolved, the lawsuit(s) could prevent or delay completion of the mergers and result in substantial costs to Raymond James and TriState Capital, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the mergers is the absence of any order, injunction, law, regulation or other legal restraints preventing, prohibiting or making illegal the completion of the mergers or any other transactions contemplated by the merger agreement. As such, if plaintiffs are successful in obtaining an injunction prohibiting the completion of the mergers on the agreed-upon terms, then such injunction may prevent the mergers from being completed, or from being completed within the expected timeframe. The defense or settlement of any lawsuit or claim that remains unresolved at the time the mergers are completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows.

THE MERGER AGREEMENT

This section of the proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this document and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the mergers. This section is not intended to provide you with any factual information about Raymond James or TriState Capital. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Raymond James and TriState Capital make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 141 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Raymond James and TriState Capital contained in this proxy statement/prospectus or in the public reports of Raymond James or TriState Capital filed with the SEC may supplement, update or modify the factual disclosures about Raymond James and TriState Capital contained in the merger agreement. The merger agreement contains representations and warranties by Raymond James, on the one hand, and by TriState Capital, on the other hand. The representations, warranties and covenants made in the merger agreement by Raymond James and TriState Capital were qualified and subject to important limitations agreed to by Raymond James and TriState Capital in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that Raymond James and TriState Capital each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement.

For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Raymond James or TriState Capital or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 141.

Structure of the Mergers

Each of Raymond James’s and TriState Capital’s respective boards of directors has approved and adopted the merger agreement and the transactions contemplated thereby. The merger agreement provides that Merger Sub 1 will merge with and into TriState Capital (the “first merger”), so that TriState Capital is the initial surviving entity and continues its corporate existence under the laws of the Commonwealth of Pennsylvania as a direct, wholly-owned subsidiary of Raymond James. Such initial surviving entity will, immediately following the effective time of the first merger and as part of a single integrated transaction, merge with and into Merger Sub 2 (the “second merger” and, together with the first merger, the “mergers”), so that Merger Sub 2 is the surviving entity and continues its legal existence under the laws of the State of Florida as a direct, wholly-owned subsidiary of Raymond James (which, after giving effect to the mergers, we refer to as the “combined company”).

Raymond James Bank and TriState Capital Bank will not merge in connection with the mergers and, immediately following the mergers, each will operate as a separate, wholly-owned subsidiary of Raymond James.

Prior to the effective time of the first merger, Raymond James and TriState Capital may, by mutual agreement if and to the extent they both deem such change to be necessary, appropriate or desirable, change the method or structure of effecting the combination of Raymond James and TriState Capital, except that generally no such change may (1) alter or change the exchange ratio or the number of shares of Raymond James common stock received by holders of TriState Capital common stock in exchange for each share of TriState Capital common stock, (2) adversely affect the tax treatment of holders of Raymond James common stock or TriState Capital common stock, (3) adversely affect the tax treatment of Raymond James or TriState Capital or (4) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

Merger Consideration

TriState Capital Common Stock and Certain TriState Capital Restricted Shares

In the first merger, each share of TriState Capital common stock issued and outstanding immediately prior to the effective time of the first merger, including each outstanding unvested restricted stock award (each, a “TriState Capital Restricted Share”) held by a non-employee director of the board of directors of TriState Capital, and except for shares of TriState Capital common stock owned by Raymond James or TriState Capital (in each case of shares of TriState Capital common stock owned by Raymond James or TriState Capital, other than shares of TriState Capital common stock (i) held in brokerage accounts, trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Raymond James or TriState Capital in respect of debts previously contracted), will be converted into the right to receive both (i) $6.00 in cash (the “cash consideration”) and (ii) 0.25 shares of Raymond James common stock (the “exchange ratio” and such shares and cash consideration, collectively, the “merger consideration”).

If, on or after the date of the merger agreement and prior to the effective time of the first merger, the outstanding shares of TriState Capital common stock or Raymond James common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar structural change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the exchange ratio to give Raymond James and the holders of TriState Capital common stock the same economic effect as contemplated by the merger agreement prior to such event, provided that the foregoing does not permit TriState Capital or Raymond James to take any action with respect to its securities or otherwise that is prohibited by the terms of the merger agreement.

TriState Capital Series A Preferred Stock, Series B Preferred Stock and Depositary Shares

In the first merger, each share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TriState Capital Series A Preferred Stock”) and of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TriState Capital Series B Preferred Stock”) issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive a share of a newly created Raymond James Series A Preferred Stock or newly created Raymond James Series B Preferred Stock, respectively, having powers, preferences and special rights that are not materially less favorable than those of the applicable series of TriState Capital preferred stock.

Likewise, following the completion of the first merger, each outstanding TriState Capital depositary share representing a 1/40th interest in a share of the applicable series of TriState Capital preferred stock will become a

Raymond James depositary share and will represent a 1/40th interest in a share of the applicable series of newly created Raymond James preferred stock. For a description of the terms of the newly created Raymond James preferred stock and new Raymond James depositary shares, see the section entitled “Description of New Raymond James Preferred Stock” beginning on page 101 and “Description of New Raymond James Depositary Shares” beginning on page 119.

TriState Capital Series C Preferred Stock

In the first merger, each share of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, no par value, of TriState Capital (“TriState Capital Series C Preferred Stock”) issued and outstanding immediately prior to the effective time of the first merger will be converted into the right to receive $30.00 in cash multiplied by the number of shares of non-voting common stock, no par value, of TriState Capital such share of TriState Capital Series C Preferred Stock is convertible into pursuant to the terms of the certificate of designations with respect to the TriState Capital Series C Preferred Stock, as it was amended in accordance with the Stone Point Support Agreement (which is described further in the section titled “The Support Agreements” beginning on page 92.).

TriState Capital Warrants

In the first merger, those certain warrants to purchase 922,438 shares of TriState Capital common stock (the “Warrants”) will be automatically converted into the right to receive a cash payment equal to the product of (i) the number of shares of TriState Capital common stock subject to such Warrants, multiplied by (ii) $30.00 minus the applicable exercise price per share of TriState Capital common stock subject to such Warrants.

Second Merger

In the second merger, each share of the common stock, no par value, of the initial surviving entity from the first merger issued and outstanding immediately prior to the effective time of the second merger (which will be held solely by Raymond James), shall be cancelled and retired and cease to exist and each limited liability company interest of Merger Sub 2 issued and outstanding immediately prior to the effective time of the second merger (which will be held solely by Raymond James), shall be unaffected by the second merger and shall remain outstanding as a limited liability company interest in the surviving entity of the second merger. Accordingly, the former holders of TriState Capital common stock prior to the effective time of the first merger will receive no consideration in respect of the second merger.

Fractional Shares

No fractional shares of Raymond James common stock will be issued in connection with the first merger. Former holders of TriState Capital common stock who would otherwise be entitled to receive a fraction of a share of Raymond James common stock upon completion of the first merger will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying the average Raymond James common stock closing-sale prices on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the consecutive period of five full trading days prior to the closing date of the mergers by the fraction of a share (after taking into account all shares of TriState Capital common stock held by such holder immediately prior to the effective time of the first merger and rounded to the nearest one-thousandth when expressed in decimal form) of Raymond James common stock that such holder would otherwise be entitled to receive.

Governing Documents

At the effective time of the first merger, the articles of incorporation and bylaws of TriState Capital, as in effect immediately prior to the effective time of the first merger, will be the articles of incorporation and bylaws of the initial surviving entity.

At the effective time of the second merger, the articles of organization and operating agreement of Merger Sub 2, as in effect immediately prior to the effective time of the second merger, will be the articles of organization and operating agreement of the surviving entity (except that references to the name of Merger Sub 2 shall be replaced by “TriState Capital Holdings LLC”), which will be a direct, wholly-owned subsidiary of Raymond James.

The parties shall take all actions necessary so that from and after the effective time of the second merger, the managers and officers, as applicable, of Merger Sub 2 immediately prior to the effective time of the second merger shall become and constitute the only managers and officers, as applicable, of the surviving entity, which will be a direct, wholly-owned subsidiary of Raymond James.

Treatment of TriState Capital Equity Awards

TriState Capital Options

At the effective time of the first merger, each outstanding option to purchase shares of TriState Capital common stock (each, a “TriState Capital Option”) will be converted into the right to receive a cash payment equal to the product (rounded down to the nearest whole number) of the number of shares of TriState Capital common stock subject to such TriState Capital Option immediately prior to the effective time of the first merger and (i) the Option Payment Amount, minus (ii) the exercise price per share of the TriState Capital common stock subject to such TriState Capital Option. At the effective time of the first merger, each TriState Capital Option that has an exercise price greater than or equal to the Option Payment Amount will cease to be outstanding, be cancelled and cease to exist and the holder of any such TriState Capital Option will not be entitled to payment of any consideration therefor.

TriState Capital Restricted Shares

At the effective time of the first merger, each outstanding unvested restricted stock award (each, a “TriState Capital Restricted Share”), except any share of restricted stock held by a non-employee director of the board of directors of TriState Capital, will cease to represent a restricted share of TriState Capital common stock and will be converted into a number of Raymond James Restricted Shares (or, if determined by Raymond James in consultation with TriState Capital and in compliance with applicable laws and the terms of the TriState Capital benefit plans pursuant to which TriState Capital Restricted Shares were issued, a number of restricted stock units denominated in shares of) equal to (i) 0.25, plus (ii) the quotient of (A) $6.00 divided by (B) the average of the per share volume weighted average trading prices of Raymond James common stock on the NYSE for the 10 trading days ending on the third business day prior to the closing date of the mergers (rounded down to the nearest whole number). Except as specifically provided above, at and following the effective time of the first merger, each such Raymond James Restricted Share shall continue to be governed by the same terms and conditions as were applicable to the applicable TriState Capital Restricted Share immediately prior to the effective time of the first merger.

Closing and Effective Time of the Mergers

The first merger will become effective at such time as specified in the articles of merger to be filed with the Department of State of the State of Florida and the statement of merger to be filed with the Department of State of the Commonwealth of Pennsylvania, or at such other time as shall be provided by applicable law.

The second merger will become effective at such time as specified in the articles of merger to be filed with the Department of State of the State of Florida and the statement of merger to be filed with the Department of State of the Commonwealth of Pennsylvania, or at such other time as shall be provided by applicable law.

The closing of the mergers will take place remotely by electronic exchange of documents at 10:00 a.m., Eastern time, on a date no later than three business days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in the merger agreement (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Raymond James and TriState Capital.

Exchange of Shares

Exchange Procedures

As promptly as practicable after the effective time of the first merger, but in no event later than 5 business days thereafter, Raymond James will cause the exchange agent to mail to each holder of record of one or more old certificates representing shares of TriState Capital common stock or TriState Capital preferred stock immediately prior to the effective time of the first merger a letter of transmittal and instructions for use in effecting the surrender such certificates in exchange for new certificates representing the number of whole shares of Raymond James common stock, cash consideration, any cash in lieu of fractional shares, or shares of new Raymond James preferred stock, as applicable, which the shares of TriState Capital common stock or TriState Capital preferred stock represented by such old certificates shall have been converted into the right to receive pursuant to the merger agreement, as well as any dividends or distributions to be paid pursuant to the merger agreement (as described in “—Dividends and Other Distributions” below).

In the event any old certificate representing shares of TriState Capital common stock or TriState Capital preferred stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and, if required by Raymond James or the exchange agent, the posting by such person of a bond in such amount as Raymond James or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the shares of Raymond James common stock, the cash consideration and any cash in lieu of fractional shares, or the shares of new Raymond James preferred stock, as applicable, and dividends or distributions, deliverable in respect thereof pursuant to the merger agreement.

After the effective time of the first merger, there will be no transfers on the stock transfer books of TriState Capital of the shares of TriState Capital common stock or TriState Capital preferred stock that were issued and outstanding immediately prior to the effective time of the first merger.

Withholding

Raymond James will be entitled to deduct and withhold, or cause the surviving entity or the exchange agent to deduct and withhold, from any cash consideration, cash in lieu of fractional shares of Raymond James common stock, cash dividends or distributions payable pursuant to the merger agreement or any other amounts otherwise payable pursuant to the merger agreement to any holder of TriState Capital common stock, TriState Capital preferred stock or TriState Capital equity awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate governmental entity, the withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of TriState Capital common stock, TriState Capital preferred stock or TriState Capital equity awards in respect of which the deduction and withholding was made.

Dividends and Other Distributions

No dividends or other distributions declared with respect to Raymond James common stock or new Raymond James preferred stock will be paid to the holder of any unsurrendered old certificate representing shares of TriState Capital common stock or TriState Capital preferred stock, as applicable, until the holder thereof surrenders such old certificate in accordance with the merger agreement. After the surrender of an old certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to the whole shares of Raymond James common stock or shares of new Raymond James preferred stock that the shares of TriState Capital common stock or TriState Capital preferred stock, as applicable, represented by such old certificate have been converted into the right to receive.

Representations and Warranties

The merger agreement contains representations and warranties of each of TriState Capital and Raymond James (and Merger Sub 1 and Merger Sub 2) relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the mergers;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the mergers;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the mergers;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	SEC reports;

•	compliance with applicable laws;

•	absence of agreements with regulatory authorities;

•	absence of action or circumstance that would prevent the mergers, taken together, from qualifying as a reorganization under Section 368(a) of the Code;

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents; and

•	no other representations and warranties.

The merger agreement contains additional representations and warranties relating to a number of matters made only by TriState Capital, including the following:

•	tax matters;

•	employee benefit matters;

•	certain material contracts;

•	risk management instruments;

•	environmental matters;

•	investment securities and commodities;

•	real property;

•	intellectual property, data privacy and information security;

•	related party transactions;

•	inapplicability of takeover statutes;

•	opinion from TriState Capital’s financial advisor;

•	loan portfolio matters;

•	insurance matters;

•	investment advisor subsidiaries;

•	broker-dealer subsidiaries;

•	fiduciary duty matters;

•	registered investment companies; and

•	COVID-19 matters.

Certain representations and warranties of TriState Capital and Raymond James are qualified as to knowledge, “materiality” or “material adverse effect.” For purposes of the merger agreement, the term “material adverse effect” means, with respect to Raymond James, TriState Capital or the surviving entity, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement. However, with respect to clause (i), a “material adverse effect” will not be deemed to include the impact of:

•	changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements;

•

changes, after the date of the merger agreement, in laws, rules or regulations (including certain pandemic measures) of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•

changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

•

changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornadoes, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event (including a pandemic);

•

public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or that are taken with the prior written consent of the other parties in contemplation of the transactions contemplated by the merger agreement (however, the foregoing will not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated by the merger agreement); or

•

a decline in the trading price of a party’s common stock in and of itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a “material adverse effect” has occurred);

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate, in which case, only the incremental additional disproportionate impact of such change (and not the entire effect of such change) will be considered.

The representations and warranties in the merger agreement do not survive the effective time of the first merger and the effective time of the second merger.

Covenants and Agreements

Conduct of Business Prior to the Completion of the First Merger

TriState Capital has agreed that, prior to the effective time of the first merger (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course of business consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, (c) use reasonable best efforts to carry on its business consistent with prudent banking practice and in compliance in all material respects with all applicable law, and (d) take no action that would reasonably be expected to prevent, materially impair or materially delay the ability of either Raymond James or TriState Capital to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis.

Additionally, prior to the effective time of the first merger (or earlier termination of the merger agreement), subject to specified exceptions, TriState Capital will not, and will not permit any of its subsidiaries to, without prior written consent of Raymond James (such consent not to be unreasonably withheld, conditioned or delayed), undertake any of the following:

•

other than (1) borrowings under existing credit facilities of TriState Capital and its subsidiaries, (2) federal funds borrowings and Federal Home Loan Bank borrowings, in each case, with a maturity not in excess of six (6) months, (3) the creation of deposit liabilities, issuances of letters of credit or obligations to confirming banks under letters of credit, sales of certificates of deposits or surety bonds, and entry into repurchase agreements and (4) the incurrence of indebtedness for borrowed money in amounts not to exceed $125 million, in the aggregate, provided, however, that TriState Capital shall consult with Raymond James prior to incurring any such indebtedness in excess of $10 million, in the aggregate, in the case of each of the foregoing clauses (2) and (3), in the ordinary course of business on terms and in amounts consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of TriState Capital or any wholly-owned subsidiary of TriState Capital, on the one hand, to TriState Capital or any wholly-owned subsidiary of TriState Capital, on the other hand), or directly or indirectly, incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations or liabilities of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any capital stock of TriState Capital (or shares thereof);

•

make, declare, pay, set aside for payment or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any securities of TriState Capital or any securities of its subsidiaries except (A) cash dividends paid by any of the subsidiaries of TriState Capital to TriState Capital or any of its wholly-owned subsidiaries consistent with past practice, (B) the acceptance of shares of TriState Capital common stock as payment for the exercise price of TriState Capital Options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by the merger agreement, in accordance with past practice and the terms of the applicable award agreements, and (C) cash dividends provided for and paid on the TriState Capital preferred stock in accordance with the terms of the TriState Capital preferred stock;

•

except for with respect to grants to newly hired employees in the ordinary course of business consistent with past practice, grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any securities of TriState Capital or any of its subsidiaries; or

•

issue, sell, transfer, encumber, or authorize the issuance, sale or transfer, or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any TriState securities or any securities of any TriState subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any TriState securities or any securities of any TriState subsidiary except pursuant to the exercise of TriState options or the settlement of equity compensation awards outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by the merger agreement and in accordance with their terms;

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sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of, or discontinue, any of its material rights, properties, deposits or assets or any business to any individual, corporation or other entity other than a wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than (x) in the ordinary course of business or (y) pursuant to contracts or agreements in force at the date of the merger agreement;

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except for foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business, make any material investment in or acquire (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or any portion of the property, assets, debt, business, deposits or properties of any other person, in each case, other than a wholly-owned subsidiary of TriState Capital; in each case, except for transactions in the ordinary course of business, enter into, terminate, amend, extend or waive any material provision of, certain material contracts, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to TriState Capital or any of its subsidiaries (or the surviving entity);

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except as required pursuant to the terms of any TriState Capital benefit plan in effect as of the date of the merger agreement or set forth in the TriState Capital disclosure schedule, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any TriState Capital employee or independent contractor (who is a natural person), except (1) for employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed twenty percent (20%) individually for any single employee or five percent (5%) in the aggregate among all employees and (2) for the payment of annual bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice pursuant to a TriState Capital benefit plan listed in the TriState Capital disclosure schedule, (B) except for annual renewal of welfare benefit plans and insurance contracts for such plans, become a party to, establish, adopt, amend, commence participation in or terminate any TriState Capital benefit plan or any arrangement that would have been a TriState Capital benefit plan had it been entered into prior to the merger agreement, (C) except for with respect to grants to newly hired employees in the ordinary course of business consistent with past practice, grant any new awards, or amend or modify the terms of any outstanding awards, under any

TriState Capital benefit plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any TriState Capital benefit plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any TriState Capital benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any TriState Capital employee, (G) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $250,000 or (H) terminate the employment of any executive officer other than for cause or any of the individuals listed in the TriState Capital disclosure schedule;

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(i) settle, or enter into any settlement or similar agreement with respect to, any claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually of less than $250,000 and in the aggregate less than $1,000,000 and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its subsidiaries or the surviving entity after consummation of the mergers or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations or the surviving entity after consummation of the mergers;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the mergers, taken together, from qualifying for treatment as a single integrated transaction and together constituting a single “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), to which Raymond James and TriState Capital are parties under Section 368(b) of the Code and any comparable provision of state or local law;

•	amend its charter, its bylaws or comparable governing documents of its subsidiaries;

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other than with the prior email concurrence of Raymond James, (i) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, (ii) acquire (other than (A) by way of foreclosure or acquisitions in a bona fide fiduciary capacity or (B) in satisfaction of debts previously contracted in good faith) any debt security or equity investment or any certificates of deposit issued by other banks, other than securities rated “AA” or higher by either Standard and Poor’s Ratings Services or Moody’s Investor Service;

•	(i) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or (ii) fail to comply with applicable law;

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(i) enter into any material new line of business, or implement any material new sales compensation or incentive programs or (ii) other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity or (iii) make any loans or extensions of credit or renewals thereof, except in the ordinary course of business consistent with past practice and (A) in the case of any renewal of any loan or extension of credit with a risk rating of special mention or worse (as determined in the ordinary course of business consistent with past practice under TriState Capital’s and its subsidiaries’ lending policies in effect as of the date of the merger agreement), not in excess of $15 million in a single transaction or in the aggregate, and (B) in the case of any loan or extension of credit or renewal thereof with a risk rating of pass or higher (as determined in the ordinary course of business consistent with past practice under TriState Capital’s and its subsidiaries’ lending policies in effect as of the date of the merger agreement), not in excess of $35 million in a single transaction;

•	abandon or allow to lapse any material intellectual property, other than in the ordinary course of business consistent with past practice;

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make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

•	incur any capital expenditures or any obligations or liabilities in respect thereof, other than any capital expenditures not to exceed $1 million individually or $10 million in the aggregate;

•	make any changes to deposit pricing other than such changes that may be made in the ordinary course of business;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

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(i) make any new investment or new commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or (ii) make any new investment or new commitment to develop, or otherwise take any actions to develop any real estate owned by TriState Capital or any of its subsidiaries;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than routine banking relationships, compensation or business expense advancements or reimbursements in the ordinary course of business;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement, without forty-eight (48) hours’ notice prior to closing via email to an officer of Raymond James designated in writing by Raymond James, (i) make any loan in excess of $35 million; (ii) purchase a participation in any loan or pool of loans in excess of the limit set forth above; (iii) renew any loan greater than $35 million, or (iv) renew for more than twelve (12) months any loans rated “special mention” or worse;

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other than interest rate swaps entered in the ordinary course of business consistent with past practice, enter into any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions;

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take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the mergers as set forth in the merger agreement not being satisfied by the termination date or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by the merger agreement, in the case of each of the foregoing clauses (i) and (ii), except as may be required by applicable law;

•	become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

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change TriState Capital Bank’s deposit sourcing strategy or practices (including deposit mix), other than immaterial and ordinary course changes to such strategy or practices consistent with TriState Capital Bank’s deposit management practices in the six (6) months prior to the date of the merger agreement; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Raymond James has agreed that, prior to the effective time of the first merger (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, use reasonable best efforts to carry on its business in compliance in all material respects with all applicable law.

Additionally, prior to the effective time of the first merger (or earlier termination of the merger agreement), subject to specified exceptions, Raymond James will not, and will not permit any of its subsidiaries to, without prior written consent of TriState Capital (such consent not to be unreasonably withheld, conditioned or delayed), undertake any of the following:

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amend its charter or bylaws in a manner that would materially and adversely affect the holders of TriState Capital common stock, or adversely affect the holders of TriState Capital common stock relative to other holders of Raymond James common stock;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the mergers, taken together, from qualifying for treatment as a single integrated transaction and together constituting a single “reorganization” within the meaning of Section 368(a) of the Code, to which Raymond James and TriState Capital are parties under Section 368(b) of the Code and any comparable provision of state or local law; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

Raymond James and TriState Capital have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the mergers), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such regulatory agencies and governmental entities. Raymond James and TriState Capital have agreed to use, and to cause their applicable subsidiaries to use, reasonable best efforts to obtain each requisite regulatory approval (without the imposition, inclusion or attachment of certain burdensome regulatory conditions) as promptly as reasonably practicable until the earlier of the closing of the mergers or the termination of the merger agreement in accordance with its terms.

In furtherance and not in limitation of the foregoing, Raymond James and TriState Capital have agreed to use reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing of the mergers. Notwithstanding the foregoing or anything in the merger agreement to the contrary, (x) in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of governmental entities, none of Raymond James or any of its subsidiaries will be required to, and none of TriState Capital or any of its subsidiaries may (without the prior written consent of Raymond James in its sole discretion), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to (i) have a material adverse effect on Raymond James or any of its subsidiaries (including, after giving effect to the mergers, the surviving entity or any of its subsidiaries), and measured on a scale relative to the size of Raymond James, (ii) result in any adverse change or effect on, or restrict or limit, Raymond James’s or any of its subsidiaries’ ability to conduct any activities or operations (including any (A) divestiture requirements or restrictions on Raymond James’s or any of its subsidiary’s current or future business or (B) requirement to enter into or assume, directly or indirectly, any enforcement action or any other agreement with any governmental entity), (iii) result in Raymond James’s inability to realize to a material extent the expected benefits to it of the transactions contemplated in the merger agreement, or (iv) result in a loss, diminution or suspension of Raymond James’s ability to exercise any of the powers of a financial holding company; and (y) the consummation of the mergers or the other transactions contemplated by the merger agreement shall not otherwise result in any of the effects described in (i)-(iv) (each of the results or effects described above, a “burdensome regulatory condition”).

Raymond James and TriState Capital have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the transactions contemplated by the merger agreement, as well as to promptly keep each other apprised of certain adverse developments concerning any requisite regulatory approval.

Employee Matters

From the effective time of the second merger through December 31, 2022 (the “continuation period”), Raymond James will provide to employees of TriState Capital and its subsidiaries who at the effective time of the second merger become employees of the surviving entity or its subsidiaries (the “continuing employees”) base salary or base wage, and target annual cash bonus and equity incentive opportunities, that are substantially comparable in the aggregate to those provided by TriState Capital and its subsidiaries to such employees immediately prior to the effective time of the first merger. From the effective time of the second merger through the end of the calendar year in which the effective time of the second merger occurs, Raymond James will provide to continuing employees employee benefits (other than the TriState Capital 401(k) plan) pursuant to TriState Capital benefit plans, including base salary or base wage, cash and equity incentive compensation opportunities and welfare benefit plans and paid time off. Following the end of the calendar year in which the effective time of the second merger occurs, Raymond James will provide to continuing employees employee benefits that are substantially comparable in the aggregate to those that are generally made available to similarly situated employees of Raymond James and its subsidiaries.

During the continuation period, if Raymond James or any of its affiliates terminates the employment of any continuing employee without cause, Raymond James will pay or will cause an affiliate to pay such continuing employee cash severance in an amount calculated as indicated in the TriState Capital disclosure schedule.

Raymond James will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health benefits of Raymond James or its affiliates to be waived with respect to the continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the effective time of the first merger occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time of the first merger for which payments has been made and (iii) give each continuing employee service credit for such continuing employee’s employment with TriState Capital and its subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Raymond James benefit plan, as if such service had been performed with Raymond James, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Raymond James may request that TriState Capital terminate the TriState Capital 401(k) plan effective as of the day prior to the closing date of the mergers, in which case, TriState Capital continuing employees will be eligible to participate in and make rollover contributions to the Raymond James 401(k) plan.

Director and Officer Indemnification and Insurance

From and after the effective time of the first merger, the surviving entity will indemnify and hold harmless and will advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the TriState Capital articles of incorporation, the TriState Capital bylaws and the governing or organizational documents of any TriState Capital subsidiary, each present and former director, officer or employee of TriState Capital and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time of the first merger, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of TriState Capital or any of its subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time of the first merger, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses, any TriState Capital indemnified party to whom expenses are advanced provides a customary undertaking to repay such advances if it is ultimately determined that such TriState Capital indemnified party is not entitled to indemnification. The surviving entity will reasonably cooperate with the TriState Capital indemnified parties, and the TriState Capital indemnified parties will reasonably cooperate with the surviving entity, in the defense of any such claim, action, suit, proceeding or investigation.

For a period of six (6) years after the effective time of the first merger, the surviving entity will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by TriState Capital (provided, that the surviving entity may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the present and former officers and directors of TriState Capital or any of its subsidiaries arising from facts or events which occurred at or before the effective time of the first merger (including the approval of the transactions contemplated by the merger agreement); provided, however, that the surviving entity will not be obligated to expend, on an annual basis, an amount in excess of three hundred percent (300%) of the current annual premium paid as of the date of the merger agreement by TriState Capital for such insurance (the “premium cap”), and if such premiums for such insurance would at any time exceed the premium cap, then the surviving entity will cause to be maintained policies of insurance which, in the surviving entity’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, Raymond James or TriState Capital, in consultation with Raymond James, may (and at the request of Raymond James, TriState Capital will use its reasonable best efforts to) obtain, at or prior to the effective time of the first merger, a six (6)-year “tail” policy under TriState Capital’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed three hundred percent (300%) of the current annual premium paid as of the date of the merger agreement by TriState Capital for its existing directors’ and officers’ insurance policy.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, access to information, the listing of the shares of Raymond James common stock to be issued in the first merger, the listing of the shares of new Raymond James preferred stock to be issued in the first merger (this condition will be satisfied upon listing of the Raymond James depositary shares; see the section entitled “The Mergers—Stock Exchange Listings” beginning on page 70 of this proxy statement/prospectus), advice of changes, shareholder litigation relating to the transactions contemplated by the merger agreement, compliance with applicable law and regulation regarding deposit classification, public announcements with respect to the transactions contemplated by the merger agreement, the assumption by Raymond James of TriState Capital indebtedness, exemption from takeover restrictions, the aggregation of commonly owned securities and obtaining required consents.

Governance of TriState Capital Subsidiaries After the Mergers

Under the merger agreement, Raymond James and TriState Capital have agreed to certain provisions relating to the governance of the subsidiaries of TriState Capital, including the composition of the board of directors of TriState Capital Bank; the role of Chairman of TriState Capital Bank; and identification of advisory directors of TriState Capital Bank. For a more detailed description of the governance matters relating to the combined company, see the section entitled “The Mergers—Governance of TriState Capital Subsidiaries After the Mergers” beginning on page 66.

Immediately following the effective time of the first merger, the members of the TriState Capital Bank board of directors who will not serve as directors of such board after the effective time of the first merger will serve as advisors to such board. The role of such advisory directors will be determined in good faith by the parties prior to the effective time of the first merger.

The merger agreement also prescribes generally similar terms for the governance of Chartwell Investment Partners, LLC, TriState Capital’s investment advisory subsidiary, as of the effective time of the first merger.

Special Meeting; Recommendation of TriState Capital’s Board of Directors

TriState Capital has agreed to cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable (but in no event later than 40 days) after the declaration of effectiveness of the registration statement of which this proxy statement/prospectus is a part, for the purpose of obtaining (a) the affirmative vote of a majority of all the votes entitled to be cast on approval of the merger agreement (the “requisite vote”), (b) the affirmative vote (on an advisory, non-binding basis) of the shareholders of TriState Capital on the compensation that may be paid or become payable to TriState Capital’s named executive officers that is based on or otherwise related to the transactions contemplated by the merger agreement and (c) if so desired and agreed by Raymond James, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby.

TriState Capital and its board of directors has agreed to use its reasonable best efforts to obtain from the shareholders the requisite vote, including by communicating to the shareholders of TriState Capital its recommendation (and including such recommendation in this proxy statement/prospectus) that the shareholders of TriState Capital approve the merger agreement and the transactions contemplated thereby (the “recommendation”). TriState Capital and its board of directors has agreed that it will not (i) withhold, withdraw, modify or qualify in a manner adverse to Raymond James the recommendation, (ii) fail to make the recommendation in this proxy statement/prospectus, (iii) adopt, approve, recommend or endorse an acquisition proposal (as defined in “—Agreement Not to Solicit Other Offers” below), or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification recommend against any acquisition proposal or reaffirm the recommendation within ten (10) business days (or such fewer number of days as remains prior to the special meeting) after an acquisition proposal is made public or any request by Raymond James to do so or (v) publicly propose to do any of the foregoing (any of the foregoing actions described in clauses (i) through (v) a “recommendation change”) or (vi) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement (with limited exceptions) providing for an acquisition proposal.

However, subject to certain termination rights described in “—Termination of the Merger Agreement” below, prior to the receipt of the requisite vote, the board of directors of TriState Capital may make a recommendation change, in which event the board of directors of TriState Capital may communicate the basis for its recommendation change to its shareholders in this proxy statement/prospectus or an appropriate amendment or supplement or otherwise (although the resolutions approving the merger agreement as of the date thereof may not be rescinded or amended), if (i)(A) the board of directors of TriState Capital has received after the date hereof a bona fide acquisition proposal which did not result from a breach of the non-solicit obligations described in “—Agreement Not to Solicit Other Offers” below (the “non-solicit”), which it believes in good faith, after consultation with its outside counsel and its financial advisors, constitutes a superior proposal (as defined below) or (B) an intervening event (defined below) has occurred, and (ii) the board of directors of TriState Capital, after consultation with its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) TriState Capital has complied in all material respects with the non-solicit, (2) TriState Capital delivers to Raymond James at least four (4) business days’ prior written notice of its intention to take such action, and furnishes to Raymond James a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an acquisition proposal, the identity of the person making such acquisition proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such acquisition proposal), (3) prior to taking such action, TriState Capital negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with Raymond James, during such four (4) business day period following TriState Capital’s delivery of the notice referred to in sub-clause (2) above (to the extent Raymond James desires to so negotiate) any revision to the terms of the merger agreement that Raymond James desires to propose in writing, and (4) at 5:00 p.m. Eastern Time on the final day of such four (4) business day period, the board of directors of TriState Capital determines in good faith, after taking into account to all of the adjustments or revisions (if any) which may be offered by Raymond James in writing pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such acquisition proposal continues to constitute a superior proposal and, in case of actions described in either clause (i)(A) or clause (i)(B) above, it would nevertheless be inconsistent with its fiduciary duties under applicable law to make or continue to make the recommendation. If such actions are being taken in response to an acquisition proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such acquisition proposal, including any revision in price or other improvement in economic terms, the four (4) business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two (2) business days remain to negotiate subsequent to the time TriState Capital notifies Raymond James of any such material revision (and there may be multiple extensions).

For purposes of the merger agreement, the term “intervening event” means any material event, change, effect, development, condition, circumstance or occurrence arising after the date of the merger agreement that (I) materially improves or would be reasonably likely to materially improve the business, financial condition or results of operations of TriState Capital and its subsidiaries, taken as a whole, in a manner that is disproportionate from such improvements to the business, financial condition or results of operations of Raymond James and its subsidiaries, taken as a whole, (II) was not known by, nor reasonably foreseeable to, the board of directors of TriState Capital as of the date of the merger agreement and (III) does not relate to any acquisition proposal or the end or reduction of the pandemic; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an “intervening event” has occurred: (x) changes in the trading price or trading volume of TriState Capital common stock or TriState Capital preferred stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or other developments or changes in the banking industry or in the credit, debt, financial or capital markets or in interest or exchange rates, (y) the fact alone that TriState Capital meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by TriState Capital may be taken into account to the extent not otherwise excluded by this definition) or (z) any event, change, effect, development, condition, circumstance or occurrence resulting from a breach of the merger agreement by TriState Capital or any of its subsidiaries.

For purposes of the merger agreement, the term “superior proposal” means any bona fide written acquisition proposal (as defined in “—Agreement Not to Solicit Other Offers” below, but replacing references to “twenty-five percent (25%)” in the definition of acquisition proposal with references to “fifty percent (50%)”) which the board of directors of TriState Capital determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of such proposal (including the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in the merger agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a regionally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to the

TriState Capital shareholders than the transactions contemplated by the merger agreement (taking into account any proposal by Raymond James to amend the terms of the merger agreement as described above) and (ii) reasonably likely to be timely consummated on the terms set forth.

Notwithstanding any recommendation change, unless the merger agreement has been terminated, the special meeting will be convened and the merger agreement will be submitted to the shareholders of TriState Capital at such meeting for the purpose of such shareholders considering and voting on approval of the merger agreement and any other matters required to be approved by them in order to consummate the transactions contemplated by the merger agreement.

TriState Capital must adjourn or postpone the special meeting if (i) as of the date of such meeting there are insufficient shares of TriState Capital common stock represented to constitute the quorum necessary to conduct the business of such meeting, (ii) as of the date of such meeting TriState Capital has not received proxies representing a sufficient number of shares necessary for the approval of the merger agreement, or (iii) required by applicable law in order to ensure that any required supplement or amendment to this proxy statement/prospectus it was required to provide to its shareholders by applicable law is provided to such shareholders a reasonable amount of time prior to such meeting; provided that, in the case of clauses (i) and (ii), without the prior written consent of Raymond James, TriState Capital shall not adjourn or postpone the special meeting for more than five (5) business days in the case of any individual adjournment or postponement or more than twenty (20) business days in the aggregate and (B) TriState Capital will continue to use reasonable best efforts to solicit proxies from its shareholders in order to obtain the requisite vote (or, if a recommendation change has occurred, to establish a quorum at the special meeting).

Agreement Not to Solicit Other Offers

TriState Capital will, and will cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Raymond James with respect to any acquisition proposal.

TriState Capital has agreed that it will not, and will cause each of its subsidiaries not to, and use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of the non-solicit), or (iv) unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an acceptable confidentiality agreement referred to and entered into in accordance with the merger agreement) in connection with or relating to any acquisition proposal.

However, in the event that after the date of the merger agreement and prior to the receipt of the requisite vote, TriState Capital receives an unsolicited bona fide written acquisition proposal that did not result from or arise in connection with a breach of the non-solicit, TriState Capital may, and may permit its subsidiaries and its and its subsidiaries’ representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the acquisition proposal if the board of directors of TriState Capital concludes in good faith (after consultation with its outside counsel and financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, TriState Capital shall have provided such information to Raymond James and shall have entered into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to TriState

Capital than the confidentiality agreement between Raymond James and TriState Capital and which shall not include any standstill provisions or provide such person with any exclusive right to negotiate with TriState Capital.

TriState Capital has also agreed to promptly (within twenty-four (24) hours) advise Raymond James following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), will provide Raymond James with an unredacted copy of any such acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or acquisition proposal, and will keep Raymond James apprised of any related developments, discussions and negotiations on a reasonably prompt basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal.

For purposes of the merger agreement, the term “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of TriState Capital and its subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of TriState Capital or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of TriState Capital, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of TriState Capital or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of TriState Capital, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving TriState Capital or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of TriState Capital.

Conditions to Complete the Mergers

The respective obligations of the parties to effect the mergers is subject to the satisfaction at or prior to the effective time of the first merger of the following conditions:

•	the requisite vote having been obtained;

•	the Raymond James common stock to be issued pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance;

•

the new Raymond James preferred stock to be issued pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance (this condition will be satisfied upon the authorization for listing of the Raymond James depositary shares; see the section entitled “The Mergers—Stock Exchange Listings” beginning on page 70 of this proxy statement/prospectus);

•

all regulatory approvals necessary to permit the parties to effect the mergers and the transactions contemplated by the merger agreement having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired or been terminated; and no such regulatory approval nor the consummation of the mergers and the other transactions contemplated by the merger agreement having resulted in or reasonably being likely to result in a burdensome regulatory condition or if a burdensome regulatory condition was imposed or existed, it is no longer existing or applicable (collectively, the “regulatory approval conditions”);

•

the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Raymond James in connection with the transactions contemplated by the merger agreement becoming effective and no stop order suspending the effectiveness of such registration statement having been issued and no proceedings for such purpose having been initiated or threatened by the SEC and not withdrawn;

•

the absence of any order, injunction, law, regulation or other legal restraints preventing, prohibiting or making illegal the completion of the mergers or any other transactions contemplated by the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement, subject to specified materiality standards, and receipt of a certificate of specified officers of the other party to such effect;

•	performance in all material respects by the other party of its obligations under the merger agreement and receipt of a certificate of specified officers of the other party to such effect; and

•	receipt by each party of an opinion from its specified counsel to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither TriState Capital nor Raymond James can provide assurance as to when or if all of the conditions to the mergers can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to the effective time of the first merger, whether before or after receipt of the requisite vote, in the following circumstances:

•	by mutual written consent of Raymond James and TriState Capital;

•

on or after June 30, 2022, by either Raymond James or TriState Capital if any governmental entity whose approval is required for a requisite regulatory approval has notified Raymond James or TriState Capital that it has determined not to grant (or has rescinded or revoked if previously approved) any requisite regulatory approval unless the failure to obtain such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

on or after June 30, 2022, by Raymond James if under certain circumstances (A) any burdensome regulatory condition is imposed in connection with any requisite regulatory approval, or the applicable governmental entity has notified Raymond James or TriState Capital that it will not grant such requisite regulatory approval without imposition of a burdensome regulatory condition or (B) the consummation of the mergers or any other transaction contemplated by the merger agreement would result in a burdensome regulatory condition;

•

by either Raymond James or TriState Capital if any governmental entity of competent jurisdiction shall have issued a final and nonappealable injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of any of the mergers or the transactions contemplated by the merger agreement unless the issuance of such injunction, decree, restraint or prohibition is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

•

by either Raymond James or TriState Capital if, under certain circumstances and subject to certain exceptions, the mergers are not consummated on or before the twelve (12) month anniversary of the date of the merger agreement, provided that either Raymond James or TriState Capital may extend such date to the fifteen (15) month anniversary of the date of the merger agreement if, on such twelve (12) month anniversary, the applicable conditions precedent to closing set forth in the merger agreement have been satisfied or waived other than, among others, the regulatory approval conditions,

•

by either Raymond James or TriState Capital (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in the merger agreement on the part of TriState Capital, in the case of a termination by Raymond James, or Raymond James, Merger Sub 1 or

Merger Sub 2, in the case of a termination by TriState Capital, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date of the mergers, the failure of a closing condition of the terminating party and which is not cured within twenty (20) days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•

by Raymond James, if (i) TriState Capital or the board of directors of TriState Capital has made a recommendation change, or (ii) TriState Capital or the board of directors of TriState Capital has committed an intentional and material breach of its obligations relating to the non-solicitation of acquisition proposals or its obligations related to the requisite vote or the recommendation of the board of directors of TriState Capital; and

•	by either Raymond James or TriState Capital, if the requisite vote is not obtained upon a vote thereon taken at the special meeting (including any adjournment or postponement thereof).

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) none of Raymond James, Merger Sub 1, Merger Sub 2 or TriState Capital will be relieved or released from any liabilities or damages arising out of its fraud or its intentional and material breach of any provision of the merger agreement, and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fee and expenses, the confidential treatment of information and the termination fee described below.

Termination Fee

TriState Capital will pay Raymond James a termination fee equal to $41,908,000 in cash (the “termination fee”) if the merger agreement is terminated in the following circumstances:

•

in the event that after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been communicated to or otherwise made known to the board of directors or senior management of TriState Capital or has been made directly to the shareholders of TriState Capital or any person has publicly announced (and not withdrawn at least two (2) business days prior to the special meeting) an acquisition proposal, in each case, with respect to TriState Capital, and (A) (x) thereafter the merger agreement is terminated by either Raymond James or TriState Capital because the mergers have not been completed prior to the termination date and the requisite vote has not been obtained (and all other conditions to TriState Capital’s obligation to complete the mergers had been satisfied or were capable of being satisfied prior to such termination), (y) thereafter the merger agreement is terminated by Raymond James based on certain intentional or material breaches of the merger agreement by TriState Capital or (z) thereafter the merger agreement is terminated by Raymond James or TriState Capital because the requisite vote is not obtained upon a vote thereon taken at the special meeting (including any adjournment or postponement thereof) and (B) prior to the date that is twelve (12) months after the date of such termination, TriState Capital enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided, that for purposes of the foregoing, all references in the definition of “acquisition proposal” to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).” In such case, the termination fee must be paid to Raymond James on the earlier of the date TriState Capital enters into such definitive agreement and the date of consummation of such transaction.

•

in the event that the merger agreement is terminated by Raymond James pursuant to the second to last bullet set forth under “—Termination of the Merger Agreement” above (or in certain other terminations at a time when the merger agreement could have been terminated by Raymond James pursuant to such second to last bullet). In such case, the termination fee must be paid to Raymond James within two (2) business days of the date of termination.

The termination fee and any amounts payable by TriState Capital in connection therewith, except in the case of fraud or intentional and material breach, will be the sole remedy of Raymond James in the event of a termination of the merger agreement under specified circumstances.

Expenses and Fees

Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

Amendment, Waiver, and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties hereto at any time before or after the receipt of the requisite vote; provided, however, that after the receipt of the requisite vote, there may not be, without further approval of the shareholders of TriState Capital any amendment of the merger agreement that requires such further approval under applicable law. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties to the merger agreement.

At any time prior to the effective time of the first merger, each of the parties to the merger agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided, however, that after the receipt of the requisite vote, there may not be, without further approval of the shareholders of TriState Capital any extension or waiver of the merger agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Governing Law

The merger agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles, except that matters relating to the fiduciary duties of the board of directors of TriState Capital shall be subject to the internal laws of the Commonwealth of Pennsylvania and that matters related to the mergers that are exclusively governed by the internal laws of the State of Florida and the Commonwealth of Pennsylvania shall be subject to the internal laws of such jurisdictions.

Specific Performance

Raymond James and TriState Capital will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement (including the parties’ obligation to consummate the mergers), in addition to any other remedy to which they are entitled at law or in equity.

THE SUPPORT AGREEMENTS

The following summary of the support agreements is not a complete description of the support agreements and is qualified in its entirety by reference to each support agreement, which are attached to this proxy statement/prospectus as Annexes C and D, respectively. We urge you to read the support agreements carefully and in their entirety.

In connection with the execution of the merger agreement, Raymond James, Merger Sub 1 and TriState Capital entered into (i) a Support Agreement with James F. Getz and Brian S. Fetterolf, each solely in his capacity as a shareholder of TriState Capital (the “management support agreement”), and (ii) a Support Agreement with T-VIII PubOpps LP (the “Stone Point support agreement” and, together with the management support agreement, the “support agreements”).

Pursuant to the support agreements, each of the supporting shareholders agreed that, among other things, at any meeting of TriState Capital’s shareholders in connection with the approval of the merger agreement or any other meeting or action of TriState Capital’s shareholders with respect to which they are entitled to vote or consent on, each supporting shareholder will vote all the shares (as defined in their respective support agreements) beneficially owned by them (i) in favor of approval of the mergers, the merger agreement and the transactions contemplated thereby, (ii) against any action or agreement that, to the knowledge of such supporting shareholder, would result in a breach of any covenant, representation or warranty or any other material obligation or agreement of TriState Capital contained in the merger agreement or of such supporting shareholder in their respective support agreements and (iii) against certain alternative acquisition proposals. Each supporting shareholder also agreed not to solicit or engage in negotiations with respect to certain alternative acquisition proposals.

In addition, during the term of their applicable support agreements, each supporting shareholder agreed, except in limited circumstances, not to sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of their owned voting shares (as defined in their respective support agreements).

Pursuant to the Stone Point support agreement, T-VIII PubOpps LP agreed to (i) the conversion of the TriState Capital Series C Preferred Stock at the effective time of the first merger in the manner provided in the merger agreement, notwithstanding Section 12 of the certificate of designation with respect to the TriState Capital Series C Preferred Stock, (ii) the conversion of the Warrants at the effective time of the first merger in the manner provided in the merger agreement, notwithstanding Section 14 of the Warrant and (iii) an amendment to the certificate of designations in respect of the TriState Capital Series C Preferred Stock to effect the foregoing treatment of the TriState Capital Series C Preferred Stock. T-VIII PubOpps LP also agreed to take such further actions as may be reasonably requested by Raymond James or TriState Capital in order to effect the intent of the foregoing, and TriState Capital agreed to approve and file the amendment to the certificate of designations in respect of the TriState Capital Series C Preferred Stock contemplated in the Stone Point support agreement, which amendment was approved on December 10, 2021 and filed with the Pennsylvania Department of State on December 13, 2021.

The management support agreement will terminate upon the earliest to occur of (i) the date, if any, of termination of the merger agreement in accordance with its terms, (ii) the effective time of the first merger, and (iii) the date, if any, of any amendment, waiver or modification to the merger agreement that (A) reduces or has the effect of reducing the exchange ratio or the cash consideration per share of TriState Capital common stock, (B) changes the form of all or any portion of the consideration to be provided with respect to the shares or (C) imposes any material condition to the receipt of any such consideration.

The Stone Point support agreement will terminate upon the earliest to occur of (i) the date, if any, of termination of the merger agreement in accordance with its terms, (ii) the effective time of the first merger, (iii) the date, if any, of any amendment, waiver or modification to the merger agreement that (A) reduces or has the effect of reducing the exchange ratio or the cash consideration per share of TriState Capital common stock, the cash consideration per share of TriState Capital Series C Preferred Stock or the cash consideration payable in respect of the Warrants, (B) changes the form of all or any portion of the consideration to be provided with respect to the shares or (C) imposes any material condition to the receipt of any such consideration and (iv) receipt of the approval of the merger agreement by the affirmative vote of a majority of all the votes entitled to be cast on such matter by the holders of TriState Capital common stock, other than, in the case of the foregoing clause (iv), the survival of certain provisions relating to the TriState Capital Series C Preferred Stock and the Warrants.

As of the record date (1) James F. Getz had the right to vote approximately 1,397,221, or approximately 4.2%, of the outstanding shares of TriState Capital common stock, (2) Brian S. Fetterolf had the right to vote approximately 364,977, or approximately 1.1%, of the outstanding shares of TriState Capital common stock and (3) T-VIII PubOpps LP had the right to vote approximately 2,777,826, or approximately 8.3%, of the outstanding shares of TriState Capital common stock.

ACCOUNTING TREATMENT

The mergers will be accounted for as a business combination by Raymond James using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of TriState Capital as of the effective time of the mergers will generally be recorded at their respective fair values and added to those of Raymond James. Any excess of purchase price over the acquisition accounting values will be recorded as goodwill. Consolidated financial statements of Raymond James issued after the mergers will reflect these acquisition accounting values and will not be restated retroactively to reflect the historical financial position or results of operations of TriState Capital.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

The following discussion sets forth the anticipated material United States federal income tax consequences of the mergers to U.S. holders (as defined below) of TriState Capital common stock that exchange their shares of TriState Capital common stock for the cash consideration and shares of Raymond James common shares, to U.S. holders of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock that exchange their shares of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock for Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock, as applicable, and to U.S. holders of TriState Capital Series C Preferred Stock that exchange their shares of TriState Capital Series C Preferred Stock for cash. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those holders of TriState Capital common stock or TriState Capital preferred stock that hold their shares of TriState Capital common stock, TriState Capital Series A Preferred Stock, TriState Capital Series B Preferred Stock and TriState Capital Series C Preferred Stock, as applicable, as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	a pass-through entity (or an investor in a pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•

a holder of TriState Capital common stock or TriState Capital preferred stock that received TriState Capital common stock or TriState Capital preferred stock, as applicable, through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that is not a U.S. holder;

•	a person that has a functional currency other than the U.S. dollar;

•	a real estate investment trust;

•	regulated investment companies;

•

a holder of TriState Capital common stock or TriState Capital preferred stock that holds TriState Capital common stock or TriState Capital preferred stock as part of a hedge, straddle, constructive sale, wash sale, conversion or other integrated transaction; or

•	a United States expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the mergers, nor does it address any tax consequences arising under the unearned income Medicare contribution tax on net investment income. Determining the actual tax consequences of the mergers to you may be complex. They will depend on your specific situation and on factors that are not within the control of TriState Capital or Raymond James. You should consult with your own tax advisor as to the tax consequences of the mergers in your particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of TriState Capital common stock or TriState Capital preferred stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds TriState Capital common stock or TriState Capital preferred stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding TriState Capital common stock or TriState Capital preferred stock should consult their own tax advisors.

Tax Consequences of the Mergers Generally

The parties intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Raymond James’s, Merger Sub 1’s and Merger Sub 2’s obligation to complete the mergers that Raymond James receive an opinion from Sullivan & Cromwell LLP, dated the closing date, to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to TriState Capital’s obligation to complete the mergers that TriState Capital receive an opinion from Mayer Brown LLP, dated the closing date, to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by Raymond James and TriState Capital and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service (the “IRS”). Raymond James and TriState Capital have not sought and will not seek any ruling from the IRS regarding any matters relating to the mergers, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations, warranties, covenants or assumptions upon which the opinions described above are based are inconsistent with the actual facts, or if any condition contained in the merger agreement and affecting these opinions is breached or is waived by any party, the U.S. federal income tax consequences of the mergers could be adversely affected and could affect the conclusions set forth in such opinions.

Provided the mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the mergers to TriState Capital common stock or TriState Capital preferred stock are as follows:

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A holder who receives shares of Raymond James common stock and cash (other than cash received in lieu of a fractional share) in exchange for shares of TriState Capital common stock, and does not otherwise own any TriState Capital preferred stock, generally will recognize gain (but not loss) in an amount equal to the lesser of (a) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Raymond James common stock received pursuant to the mergers over the adjusted tax basis in the shares of TriState Capital common stock surrendered) and (b) the amount of cash received pursuant to the mergers (excluding any cash received in lieu of a fractional share). If you acquired different blocks of TriState Capital common stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the first merger, your holding period with respect to the TriState Capital common stock surrendered exceeds one year. In some cases, if a holder actually or constructively owns Raymond James common stock other than Raymond James common stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, TriState Capital common stockholders should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

•

The aggregate tax basis in the shares of Raymond James common stock that you receive pursuant to the mergers, including any fractional share interests deemed received and redeemed as described below, will equal your aggregate adjusted tax basis in the TriState Capital common stock you surrender, reduced by the amount of cash received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized by you (excluding any gain recognized with respect to cash received in lieu of a fractional share) on the exchange.

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A holder who receives solely new shares of Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock, as applicable, in exchange for shares of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock, and does not otherwise own any TriState Capital common stock or TriState Capital Series C Preferred Stock, will generally not recognize any gain or loss upon the mergers. The aggregate tax basis of the new Raymond James Series A Preferred Stock and Raymond James Series B Preferred Stock received pursuant to the mergers will be equal to the holder’s aggregate tax basis in the TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock, as applicable, for which it is exchanged.

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The holding period of Raymond James common stock, new Raymond James Series A Preferred Stock or new Raymond James Series B Preferred Stock, as applicable, received pursuant to the mergers (including any fractional shares deemed received and redeemed as described below) will include the holder’s holding period of the TriState Capital common stock, TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock, as applicable, for which it is exchanged.

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A holder who receives solely cash for shares of TriState Capital Series C Preferred Stock, and does not otherwise own any TriState Capital common stock or other TriState Capital preferred stock, will recognize gain or loss equal to the difference between the amount of cash received by a holder of the TriState Capital Series C Preferred Stock and such holder’s tax basis in such holder’s shares of TriState Capital Series C Preferred Stock.

Cash Instead of a Fractional Share

A holder of TriState Capital common stock who receives cash instead of a fractional share of Raymond James common stock will be treated as having received the fractional share of Raymond James common stock pursuant to the mergers and then as having sold that fractional share for cash. As a result, generally such a holder will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to such holder’s fractional share of Raymond James common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective time of the first merger, the holding period for the shares (including the holding period of TriState Capital common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding

Payments of cash to a non-corporate holder of TriState Capital common stock or TriState Capital Series C Preferred Stock, as applicable, in connection with the mergers may be subject to information reporting and backup withholding (currently at a rate of twenty-four percent (24%)). Such holders of TriState Capital common stock or TriState Capital Series C Preferred Stock, as applicable, generally will not be subject to backup withholding, however, if the holder:

•

furnishes a correct taxpayer identification number, certifies that such holder is not subject to backup withholding on IRS form W-9 (or an applicable substitute or successor form) included in the election form/letter of transmittal such holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof of an applicable exemption from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

DESCRIPTION OF RAYMOND JAMES COMMON STOCK

As a result of the mergers, holders of TriState Capital common stock who receive shares of Raymond James common stock in the first merger will become holders of Raymond James common stock, and holders of TriState Capital preferred stock who receive new Raymond James preferred stock will become holders of new Raymond James preferred stock. Your rights as Raymond James shareholders will be governed by Florida law, the Raymond James articles of incorporation and the Raymond James bylaws. The following description of the material terms of Raymond James’s common stock to be issued in the first merger does not purport to be complete and is subject to the Proposed Raymond James Articles attached to this proxy statement/prospectus as Annex G. A description of the new Raymond James preferred stock to be issued in the mergers and the related depositary shares is set forth under “Description of New Raymond James Preferred Stock” and “Description of New Raymond James Depositary Shares.” We urge you to read the applicable provisions of Florida law, the Raymond James articles of incorporation, including the Proposed Raymond James Articles, a copy of which is attached to this proxy statement/prospectus as Annex G, and the Raymond James bylaws and federal law governing bank holding companies carefully and in their entirety.

General

Raymond James is authorized to issue 350,000,000 shares of common stock, par value $0.01 per share. The Raymond James common stock trades on the New York Stock Exchange under the symbol “RJF.” (If the applicable portion of the Proposed Raymond James Articles are adopted, the number of authorized shares of common stock will be 650,000,000.)

Voting and other rights

Holders of the Raymond James common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.    Holders of Raymond James common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters. However, a merger or the sale of all or substantially all of Raymond James’s assets, and amendments to the Raymond James articles of incorporation relating to the required vote to approve such merger or sale, must be approved by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding voting shares.

In the event of the Raymond James’s liquidation, dissolution or winding up, holders of Raymond James common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any Raymond James preferred stock then outstanding.

The Raymond James common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Raymond James. All the outstanding shares of Raymond James common stock are, and upon proper conversion of any Raymond James preferred stock, all of the shares of Raymond James common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Computershare Shareowner Services LLC is the transfer agent and registrar for the Raymond James common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of Raymond James preferred stock, the holders of Raymond James common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as Raymond James’s board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from Raymond James’s authorized but unissued shares.

Certain Anti-Takeover Effects

Certain provisions of the Raymond James articles of incorporation and Raymond James bylaws may have the effect of delaying, deferring or discouraging transactions involving an actual or potential change in control of Raymond James, including the following:

•

the Raymond James articles of incorporation provide that the affirmative vote of the holders of 66-2/3% of the outstanding shares of Raymond James common stock is required to effect any merger, consolidation or sale of all or substantially all of its assets;

•

the board of directors of Raymond James is authorized to approve the issuance of up to 10,000,000 shares of one more series of preferred stock, par value $.10 per share (if the applicable portion of the Proposed Raymond James Articles are adopted, the number of authorized shares of preferred stock will be 50,000,000), without further authorization of the holders of Raymond James common stock and to fix the number of shares, the designations and the relative rights and the limitations of any series of Raymond James preferred stock, and as a result the board of directors of Raymond James, without the approval of holders of Raymond James common stock, could authorize the issuance of Raymond James preferred stock with voting, conversion and other rights of holders of Raymond James common stock or other series of Raymond James preferred stock or that could have the effect of delaying, deferring or preventing a change in control of Raymond James; and

•

Raymond James’s bylaws specify an advance notice procedure for holders of Raymond James common stock seeking to nominate persons to stand for election to the board of directors of Raymond James or to propose other business for consideration at a meeting of the holders of Raymond James common stock, which requires that advance written notice and certain other information be provided to Raymond James, in accordance with Raymond James bylaws.

DESCRIPTION OF NEW RAYMOND JAMES PREFERRED STOCK

At the effective time of the first merger, (i) each share of TriState Capital Series A Preferred Stock issued and outstanding will be converted into the right to receive one (1) share of the newly created Raymond James Series A Preferred Stock having terms that are not materially less favorable than the TriState Capital Series A Preferred Stock, and (ii) each share of the TriState Capital Series B Preferred Stock issued and outstanding will be converted into the right to receive one (1) share of the newly created Raymond James Series B Preferred Stock having terms that are not materially less favorable than the TriState Capital Series B Preferred Stock.

This summary contains a description of the material terms of the new Raymond James Series A Preferred Stock and new Raymond James Series B Preferred Stock, and it is qualified in its entirety by reference to the Raymond James articles of incorporation, including the Proposed Raymond James Articles, a copy of which is attached to this proxy statement/prospectus as Annex G, and the form of Articles of Amendment creating the new Raymond James Series A Preferred Stock and new Raymond James Series B Preferred Stock, copies of which are attached to this proxy statement/prospectus as Annex E and Annex F, respectively, and the applicable provisions of Florida law and federal law governing bank holding companies.

General

The new Raymond James Series A Preferred Stock and new Raymond James Series B Preferred Stock will each be a single series of Raymond James’s authorized preferred stock. In the first merger, Raymond James will issue 40,250 shares of Raymond James Series A Preferred Stock represented by 1,610,000 depositary shares, each representing a 1/40th interest in a share of Raymond James Series A Preferred Stock, and 80,500 shares of Raymond James Series B Preferred Stock represented by 3,220,000 depositary shares, each representing a 1/40th interest in a share of Raymond James Series B Preferred Stock.

The depositary of the new Raymond James preferred stock will be Computershare Inc. and Computershare Trust Company, N.A. (the “depositary”). The depositary will initially be the sole holder of the shares of the new Raymond James preferred stock, and all references in this proxy statement/prospectus to the holders of the new Raymond James preferred stock will mean the depositary. The holders of depositary shares of the new Raymond James preferred stock will be entitled through the depositary to exercise their proportional rights and preferences of the new Raymond James preferred stock, as described below in the section entitled “Description of the New Raymond James Depositary Shares” in this proxy statement/prospectus.

New Raymond James Series A Preferred Stock

References in this section to the depositary shares, preferred stock and other terms that are defined herein are in reference to the Raymond James Series A Depositary Shares and Raymond James Series A Preferred Stock only.

The “6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock,” $0.10 par value per share, referred to in this section as the “Series A Preferred Stock,” will be designated as a new series of Raymond James’s authorized preferred stock. The Series A Preferred Stock, upon issuance in the first merger, will be fully paid and nonassessable. Raymond James may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares will be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock. In the event Raymond James issues additional shares of Series A Preferred Stock, Raymond James will cause a corresponding number of additional depositary shares to be issued.

Ranking

With respect to the payment of dividends and distributions upon Raymond James’s liquidation, dissolution or winding up, the Series A Preferred Stock will rank (i) senior to Raymond James common stock and any other class or series of preferred stock that by its terms ranks junior to the Series A Preferred Stock, (ii) equally with the Raymond James Series B Preferred Stock and any future series of preferred stock that does not by its terms rank junior or senior to the Series A Preferred Stock, and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that such series ranks senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of Raymond James’s capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series A Preferred Stock. The preferred stock will not be secured, will not be guaranteed by Raymond James or any of Raymond James’s affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of the Series A Preferred Stock.

Dividends

Holders of the Series A Preferred Stock will be entitled to receive, only when, as, and if declared by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series A Preferred Stock, and no more, at a rate equal to 6.75% per annum (equivalent to $1.6875 per depositary share per annum), for each quarterly Series A Dividend Period occurring from, and including, the original issue date of the Series A Preferred Stock to, but excluding, April 1, 2023 (the “Series A Fixed Rate Period”), and thereafter, three-month LIBOR plus a spread of 398.5 basis points per annum, for each quarterly Series A Dividend Period beginning April 1, 2023 (the “Series A Floating Rate Period”). A “Series A Dividend Period” means the period from, and including, each Series A Dividend Payment Date (as defined below) to, but excluding, the next succeeding Series A Dividend Payment Date, except for the initial Series A Dividend Period, which will be the period from, and including, the last dividend payment date in respect of the TriState Capital Series A Preferred Stock prior to the closing of the mergers to, but excluding, the next succeeding Series A Dividend Payment Date.

When, as, and if declared by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), Raymond James will pay cash dividends on the Series A Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Series A Dividend Payment Date”). Raymond James will pay cash dividends to the holders of record of shares of the Series A Preferred Stock as they appear on Raymond James’s stock register on the applicable record date, which will be the fifteenth calendar day before that Series A Dividend Payment Date or such other record date fixed by Raymond James’s board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Series A Dividend Payment Date.

If any Series A Dividend Payment Date on or prior to April 1, 2023 is a day that is not a Series A Business Day (as defined below), then the dividend with respect to that Series A Dividend Payment Date will instead be paid on the immediately succeeding Series A Business Day, without interest or other payment in respect of such delayed payment. If any Series A Dividend Payment Date after April 1, 2023 is a day that is not a Series A Business Day, then the Series A Dividend Payment Date will be the immediately succeeding Series A Business Day unless such day falls in the next calendar month, in which case the Series A Dividend Payment Date will instead be the immediately preceding day that is a Series A Business Day, and dividends will accumulate to the Series A Dividend Payment Date as so adjusted. A “Series A Business Day” for the Series A Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed. A “Series A Business Day” for the Series A Floating Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed, and additionally, is a London Banking Day (as defined below).

Raymond James will calculate dividends on the Series A Preferred Stock for the Series A Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. Raymond James will calculate dividends on the Series A

Preferred Stock for the Series A Floating Rate Period on the basis of the actual number of days in a Series A Dividend Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accumulate after the redemption date, as described below under “—Redemption,” unless Raymond James defaults in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.

Dividends on the Series A Preferred Stock will not be cumulative or mandatory. If Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors) does not declare a dividend on the Series A Preferred Stock for, or Raymond James’s board of directors authorizes and Raymond James declares less than a full dividend in respect of, any Series A Dividend Period, the holders will have no right to receive any dividend or a full dividend, as the case may be, for the Series A Dividend Period, and Raymond James will have no obligation to pay a dividend or to pay full dividends for that Series A Dividend Period at any time, whether or not dividends on the Series A Preferred Stock or any other series of Raymond James’s preferred stock or common stock are declared for any future Series A Dividend Period. Dividends on the Series A Preferred Stock will accumulate from the issue date at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share). If Raymond James issues additional shares of the Series A Preferred Stock, dividends on those additional shares will accumulate from the issue date of those additional shares at the then-applicable dividend rate.

The dividend rate for each Series A Dividend Period in the Series A Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Series A Dividend Period, which date is the “Series A Dividend Determination Date” for the relevant Series A Dividend Period. The calculation agent then will add three-month LIBOR as determined on the Series A Dividend Determination Date and the applicable spread. Once the dividend rate for the Series A Preferred Stock is determined, the calculation agent will deliver that information to Raymond James and the transfer agent for Raymond James. Absent manifest error, the calculation agent’s determination of the dividend rate for a Series A Dividend Period for the Series A Preferred Stock will be final. A “London Banking Day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

The term “three-month LIBOR” means, for each Series A Dividend Determination Date related to the Series A Floating Rate Period, the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Series A Dividend Determination Date.

If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Series A Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with Raymond James, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with Raymond James will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series A Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Series A Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next Series A Dividend Period will be equal to three-month LIBOR in effect for the then-current Series A Dividend Period or, in the case of the first Series A Dividend Period in the Series A Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Series A Fixed Rate Period. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.

Notwithstanding the foregoing, if the calculation agent determines on the relevant Series A Dividend Determination Date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is the most comparable LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of Series A Business Day, the Series A Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Priority Regarding Dividends

During a Series A Dividend Period, so long as any share of Series A Preferred Stock remains outstanding,

1.

no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Series A Junior Stock (as defined below) (other than a dividend payable solely in shares of Series A Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

2.

no shares of Series A Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by Raymond James, directly or indirectly (other than as a result of a reclassification of Series A Junior Stock for or into other Series A Junior Stock, or the exchange for or conversion into Series A Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Junior Stock or pursuant to a contractually binding requirement to buy Series A Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Series A Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by Raymond James; and

3.

no shares of Series A Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by Raymond James (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Series A Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Parity Stock or Series A Junior Stock, as a result of a reclassification of Series A Parity Stock for or into other Series A Parity Stock, or by conversion into or exchange for other Series A Parity Stock or Series A Junior Stock), unless, in each case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Series A Dividend Period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations will not apply to purchases or acquisitions of Raymond James’s Series A Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of Raymond James’s employment, severance, or consulting agreements) of Raymond James or of any of its subsidiaries.

Except as provided below, for so long as any share of Series A Preferred Stock remains outstanding, Raymond James will not declare, pay, or set aside for payment full dividends on any Series A Parity Stock unless Raymond James has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Series A Dividend Periods for outstanding shares of preferred stock. To the extent that Raymond James declares dividends on the Series A Preferred Stock and on any Series A Parity Stock but cannot make full payment of such declared dividends, Raymond James will allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Series A Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, Raymond James will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series A Preferred Stock and (1) in the case of cumulative Series A Parity Stock, the aggregate of the accumulated and unpaid dividends due on any such Series A Parity Stock, and (2) in the case of non-cumulative Series A Parity Stock, the aggregate of the declared but unpaid dividends due on any such Series A Parity Stock. No interest will be payable in respect of any dividend payment on Series A Preferred Stock that may be in arrears.

As used herein, “Series A Junior Stock” means Raymond James’s common stock and any other class or series of Raymond James’s capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on Raymond James’s liquidation, dissolution or winding up, and “Series A Parity Stock” means any other class or series of Raymond James’s capital stock that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on Raymond James’s liquidation, dissolution or winding up, which will include the Raymond James Series B Preferred Stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), may be declared and paid on Raymond James’s common stock and any Series A Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series A Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon Raymond James’s voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series A Preferred Stock will be entitled to be paid out of Raymond James’s assets legally available for distribution to Raymond James’s shareholders, before any distribution of assets is made to holders of common stock or any other Series A Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Series A Dividend Periods prior to the Series A Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Series A Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of Raymond James’s remaining assets.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Raymond James are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of Series A Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of Raymond James, then the holders of the Series A Preferred Stock and such Series A Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

Raymond James’s merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of Raymond James’s assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If Raymond James enters into any merger or consolidation transaction with or into any other entity and Raymond James is not the surviving entity in such transaction, the Series A Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series A Preferred Stock.

Because Raymond James is a holding company, Raymond James’s rights and the rights of Raymond James’s creditors and shareholders, including the holders of the Series A Preferred Stock, to participate in the distribution of assets of any of Raymond James’s subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that Raymond James is a creditor with recognized claims against that subsidiary.

Conversion Rights

The Series A Preferred Stock will not be convertible into or exchangeable for any other of Raymond James’s property, interests or securities.

Redemption

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provision.

Neither the holders of Series A Preferred Stock nor the holders of the related depositary shares will have the right to require the redemption or repurchase of the Series A Preferred Stock. In addition, under the Federal Reserve risk-based capital rules applicable to bank holding companies, any redemption of the Series A Preferred Stock will be subject to prior approval of the Federal Reserve.

Optional Redemption

Raymond James may redeem the Series A Preferred Stock, in whole or in part, at its option, on any Series A Dividend Payment Date on or after April 1, 2023, with not less than 30 days’ and not more than 60 days’ notice (“Series A Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series A Preferred Stock on and after the redemption date.

Redemption Following a Regulatory Capital Event

Raymond James may redeem the Series A Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”). A “Regulatory Capital Treatment Event” means a good faith determination by Raymond James that, as a result of any:

1.

amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series A Preferred Stock;

2.	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock; or

3.

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock;

there is more than an insubstantial risk that Raymond James will not be entitled to treat the full liquidation value of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. Dividends will not accumulate on the shares of Series A Preferred Stock on and after the redemption date.

Redemption Price

The redemption price for any redemption of Series A Preferred Stock, whether a Series A Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

Redemption Procedures

If Raymond James elects to redeem any shares of Series A Preferred Stock, Raymond James will provide notice to the holders of record of the shares of Series A Preferred Stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series A Preferred Stock or the depositary shares representing the shares of Series A Preferred Stock are held in book-entry form through DTC, Raymond James may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the redemption of any other shares of Series A Preferred Stock. Each notice of redemption shall state:

1.	the redemption date;

2.	the redemption price;

3.	if fewer than all shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed; and

4.	the manner in which holders of Series A Preferred Stock called for redemption may obtain payment of the redemption price in respect to those shares.

If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by Raymond James in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date such shares of Series A Preferred Stock will no longer be deemed outstanding, all dividends with respect to such shares of Series A Preferred Stock will cease to accumulate from the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed will be selected either pro rata or by lot or in such other manner as Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors) determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed. The board of directors (or a duly authorized committee of Raymond James’s board of directors) will have the full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock may be redeemed from time to time.

Voting Rights

Registered owners of Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series A Preferred Stock are entitled to vote, each holder of Series A Preferred Stock will have one vote per share.

Whenever dividends payable on the Series A Preferred Stock or any other class or series of preferred stock ranking equally with the Series A Preferred Stock, which will include the Raymond James Series B Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six quarterly Series A Dividend Periods, whether or not for consecutive Series A Dividend Periods (a “Series A Nonpayment”), the holders of outstanding shares of the Series A Preferred Stock voting as a class with holders of shares of any other series of Raymond James’s preferred stock ranking equally with the Series A Preferred Stock, which will include the Raymond James Series B Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Series A Voting Parity Stock”), will be entitled to vote for the election of two additional directors of Raymond James’s board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Series A Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series A Preferred Stock are entitled to vote as described in this paragraph, the number of members of Raymond James’s board of directors at the time will be increased by two directors, and the holders of the Series A Preferred Stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Stock or any other series of Series A Voting Parity Stock (unless such request is received less than 90 days before the date fixed for Raymond James’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause Raymond James to violate the corporate governance requirements of the NYSE (or any other exchange on which Raymond James’s securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall Raymond James’s board of directors include more than two Preferred Stock Directors.

When Raymond James has paid full dividends on the Series A Preferred Stock for the equivalent of at least four Series A Dividend Periods following a Series A Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Series A Nonpayment.

Upon termination of the right of the holders of the Series A Preferred Stock and Series A Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any Series A Voting Parity Stock) when they have the voting rights described above.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a holder of 25% or more of the series, or less if it otherwise exercises a “controlling influence” over Raymond James, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve to acquire or retain 5% or more of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

So long as any shares of preferred stock remain outstanding, Raymond James will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series A Preferred Stock and any Series A Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series A Preferred Stock remain outstanding, Raymond James will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series A Preferred Stock, amend, alter or repeal any provision of the applicable Articles of Amendment or Raymond James’s articles of incorporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series A Preferred Stock.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series A Preferred Stock:

1.

any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock as to dividends or distribution of assets upon Raymond James’s liquidation, dissolution or winding up;

2.	a merger or consolidation of Raymond James with or into another entity in which the shares of the Series A Preferred Stock remain outstanding; and

3.

a merger or consolidation of Raymond James with or into another entity in which the shares of the Series A Preferred Stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series A Preferred Stock.

The foregoing voting rights of the holders of Series A Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and Raymond James shall have set aside sufficient funds for the benefit of holders of Series A Preferred Stock to effect the redemption.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. will jointly serve as the depositary, transfer agent and registrar for the Series A Preferred Stock.

Calculation Agent

Raymond James will appoint a calculation agent for the Series A Preferred Stock prior to the commencement of the Series A Floating Rate Period. Raymond James may appoint itself or an affiliate as the calculation agent.

New Raymond James Series B Preferred Stock

References in this section to the depositary shares, preferred stock and other terms that are defined herein are in reference to the Raymond James Series B Depositary Shares and Raymond James Series B Preferred Stock only.

The “6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock,” $0.10 par value per share, referred to in this section as the “Series B Preferred Stock,” will be designated as a new series of Raymond James’s authorized preferred stock. The Series B Preferred Stock, upon issuance in the first merger, will be fully paid and nonassessable. Raymond James may from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares will be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock. In the event Raymond James issues additional shares of Series B Preferred Stock, Raymond James will cause a corresponding number of additional depositary shares to be issued.

Ranking

With respect to the payment of dividends and distributions upon Raymond James’s liquidation, dissolution or winding up, the Series B Preferred Stock will rank (i) senior to Raymond James common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B Preferred Stock, (ii) equally with the Raymond James Series A Preferred Stock and any future series of preferred stock that does not, by its terms, rank junior or senior to the Series B Preferred Stock, and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that such series ranks senior to the Series B Preferred Stock (subject to any requisite consents prior to issuance).

The Series B Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of Raymond James’s capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B Preferred Stock. The preferred stock will not be secured, will not be guaranteed by Raymond James or any of Raymond James’s affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of the Series B Preferred Stock.

Dividends

Holders of the Series B Preferred Stock will be entitled to receive, only when, as, and if declared by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series B Preferred Stock, and no more, at a rate equal to 6.375% per annum (equivalent to $1.59375 per depositary share per annum), for each quarterly Series B Dividend Period occurring from, and including, the original issue date of the Series B Preferred Stock to, but excluding, July 1, 2026 (the “Series B Fixed Rate Period”), and thereafter, three-month LIBOR plus a spread of 408.8 basis points per annum, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR, for each quarterly Series B Dividend Period beginning July 1, 2026 (the “Series B Floating Rate Period”). A “Series B Dividend Period” means the period from, and including, each Series B Dividend Payment Date (as defined below) to, but excluding, the next succeeding Series B Dividend Payment Date, except for the initial Series B Dividend Period, which will be the period from, and including, the last dividend payment date in respect of the TriState Capital Series B Preferred Stock prior to the closing of the mergers to, but excluding, the next succeeding Series B Dividend Payment Date.

When, as, and if declared by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), Raymond James will pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Series B Dividend Payment Date”). Raymond James will pay cash dividends to the holders of record of shares of the Series B Preferred Stock as they appear on Raymond James’s stock register on the applicable record date, which will be the fifteenth calendar day before that Series B Dividend Payment Date or such other record date fixed by Raymond James’s board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Series B Dividend Payment Date.

If any Series B Dividend Payment Date on or prior to July 1, 2026 is a day that is not a Series B Business Day (as defined below), then the dividend with respect to that Series B Dividend Payment Date will instead be paid on the immediately succeeding Series B Business Day, without interest or other payment in respect of such delayed payment. If any Series B Dividend Payment Date after July 1, 2026 is a day that is not a Series B Business Day, then the Series B Dividend Payment Date will be the immediately succeeding Series B Business Day unless such day falls in the next calendar month, in which case the Series B Dividend Payment Date will instead be the immediately preceding day that is a Series B Business Day, and dividends will accumulate to the Series B Dividend Payment Date as so adjusted. A “Series B Business Day” for the Series B Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed. A “Series B Business Day” for the Series B Floating

Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed, and additionally, is a London Banking Day (as defined below).

Raymond James will calculate dividends on the Series B Preferred Stock for the Series B Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. Raymond James will calculate dividends on the Series B Preferred Stock for the Series B Floating Rate Period on the basis of the actual number of days in a Series B Dividend Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B Preferred Stock will cease to accumulate after the redemption date, as described below under “—Redemption,” unless Raymond James defaults in the payment of the redemption price of the shares of the Series B Preferred Stock called for redemption. Dividends on the Series B Preferred Stock will not be cumulative or mandatory. If Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors) does not declare a dividend on the Series B Preferred Stock for, or Raymond James’s board of directors authorizes and Raymond James declares less than a full dividend in respect of, any Series B Dividend Period, the holders will have no right to receive any dividend or a full dividend, as the case may be, for the Series B Dividend Period, and Raymond James will have no obligation to pay a dividend or to pay full dividends for that Series B Dividend Period at any time, whether or not dividends on the Series B Preferred Stock or any other series of Raymond James’s preferred stock or common stock are declared for any future Series B Dividend Period.

Dividends on the Series B Preferred Stock will accumulate from the issue date at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share). If Raymond James issues additional shares of the Series B Preferred Stock, dividends on those additional shares will accumulate from the issue date of those additional shares at the then-applicable dividend rate. The dividend rate for each Series B Dividend Period in the Series B Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Series B Dividend Period, which date is the “Series B Dividend Determination Date” for the relevant Series B Dividend Period. The calculation agent then will add three-month LIBOR as determined on the Series B Dividend Determination Date and the applicable spread. Once the dividend rate for the Series B Preferred Stock is determined, the calculation agent will deliver that information to Raymond James and the transfer agent for Raymond James. Absent manifest error, the determination by the calculation agent or, for the avoidance of doubt, by the IFA in clause (iii) below, of the dividend rate for a Series B Dividend Period for the Series B Preferred Stock will be final. A “London Banking Day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

The term “three-month LIBOR” means, for each Series B Dividend Determination Date related to the Series B Floating Rate Period, the rate determined by the calculation agent as follows:

(i)

The London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Series B Dividend Determination Date.

(ii)

If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Series B Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with Raymond James, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with Raymond James will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series B Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-

month period for the applicable Series B Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, three-month LIBOR for the next Series B Dividend Period will be equal to three-month LIBOR in effect for the then current Series B Dividend Period or, in the case of the first Series B Dividend Period in the Series B Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Series B Fixed Rate Period.

(iii)

Notwithstanding clauses (i) and (ii) above, if Raymond James, in its sole discretion, determines on the relevant Series B Dividend Determination Date that the three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Stock, and Raymond James has notified the calculation agent (if it is not Raymond James) of such determination (a “LIBOR Event”), then the calculation agent will use, as directed by Raymond James, as a substitute or successor base rate (the “Alternative Rate”) for each future Series B Dividend Determination Date the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the three-month LIBOR. As part of such substitution, the calculation agent will, as directed by Raymond James, make such adjustment to the Alternative Rate or the spread thereon, as well as the business day convention, the Series B Dividend Determination Date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if Raymond James determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, Raymond James may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on Raymond James, the calculation agent and the holders of the Series B Preferred Stock. If on any Series B Dividend Determination Date during the Series B Floating Rate Period (which may be the first Series B Dividend Determination Date of the Series B Floating Rate Period) a LIBOR Event has occurred prior to such Series B Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Series B Dividend Determination Date, then commencing on such Series B Dividend Determination Date the dividend rate, business day convention and manner of calculating dividends applicable during the Series B Fixed Rate Period will be in effect for the applicable Series B Dividend Period and will remain in effect during the remainder of the Series B Floating Rate Period.

Priority Regarding Dividends

During a Series B Dividend Period, so long as any share of Series B Preferred Stock remains outstanding,

1.

no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Series B Junior Stock (as defined below) (other than a dividend payable solely in shares of Series B Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

2.

no shares of Series B Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by Raymond James, directly or indirectly (other than as a result of a reclassification of Series B Junior Stock for or into other Series B Junior Stock, or the exchange for or conversion into Series B Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Junior Stock or pursuant to a contractually binding requirement to buy Series B Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Series B Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by Raymond James; and

3.

no shares of Series B Parity Stock (as defined below) will be repurchased, redeemed or otherwise acquired for consideration by Raymond James (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Series B Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Parity Stock or Series B Junior Stock, as a result of a reclassification of Series B Parity Stock for or into other Series B Parity Stock, or by conversion into or exchange for other Series B Parity Stock or Series B Junior Stock), unless, in each case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Series B Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations will not apply to purchases or acquisitions of Raymond James’s Series B Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of Raymond James’s employment, severance, or consulting agreements) of Raymond James or of any of its subsidiaries.

Except as provided below, for so long as any share of Series B Preferred Stock remains outstanding, Raymond James will not declare, pay, or set aside for payment full dividends on any Series B Parity Stock unless Raymond James has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Series B Dividend Periods for outstanding shares of preferred stock. To the extent that Raymond James declares dividends on the Series B Preferred Stock and on any Series B Parity Stock but cannot make full payment of such declared dividends, Raymond James will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Series B Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, Raymond James will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series B Preferred Stock and (1) in the case of cumulative Series B Parity Stock, the aggregate of the accumulated and unpaid dividends due on any such Series B Parity Stock, and (2) in the case of non-cumulative Series B Parity Stock, the aggregate of the declared but unpaid dividends due on any such Series B Parity Stock. No interest will be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.

As used herein, “Series B Junior Stock” means Raymond James’s common stock and any other class or series of Raymond James’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on Raymond James’s liquidation, dissolution or winding up, and “Series B Parity Stock” means any other class or series of Raymond James’s capital stock that ranks equally with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on Raymond James’s liquidation, dissolution or winding up, which will include the Raymond James Series A Preferred Stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors), may be declared and paid on Raymond James’s common stock and any Series B Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon Raymond James’s voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series B Preferred Stock will be entitled to be paid out of Raymond James’s assets legally available for distribution to Raymond James’s shareholders, before any distribution of assets is made to holders of common stock or any other Series B Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Series B Dividend Periods prior to the Series B Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Series B Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of Raymond James’s remaining assets.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Raymond James are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Series B Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of Raymond James, then the holders of the Series B Preferred Stock and such Series B Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

Raymond James’s merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of Raymond James’s assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If Raymond James enters into any merger or consolidation transaction with or into any other entity and Raymond James is not the surviving entity in such transaction, the Series B Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B Preferred Stock.

Because Raymond James is a holding company, Raymond James’s rights and the rights of Raymond James’s creditors and shareholders, including the holders of the Series B Preferred Stock, to participate in the distribution of assets of any of Raymond James’s subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that Raymond James is a creditor with recognized claims against that subsidiary.

Conversion Rights

The Series B Preferred Stock will not be convertible into or exchangeable for any other of Raymond James’s property, interests or securities.

Redemption

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provision.

Neither the holders of Series B Preferred Stock nor the holders of the related depositary shares will have the right to require the redemption or repurchase of the Series B Preferred Stock. In addition, under the Federal Reserve risk-based capital rules applicable to bank holding companies, any redemption of the Series B Preferred Stock will be subject to prior approval of the Federal Reserve.

Optional Redemption

Raymond James may redeem the Series B Preferred Stock, in whole or in part, at its option, on any Series B Dividend Payment Date on or after July 1, 2024, with not less than 30 days’ and not more than 60 days’ notice (“Series B Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series B Preferred Stock on and after the redemption date.

Redemption Following a Regulatory Capital Event

Raymond James may redeem the Series B Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”). A “Regulatory Capital Treatment Event” means a good faith determination by Raymond James that, as a result of any:

1.

amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock;

2.	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock; or

3.

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock;

there is more than an insubstantial risk that Raymond James will not be entitled to treat the full liquidation value of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding. Dividends will not accumulate on the shares of Series B Preferred Stock on and after the redemption date.

Redemption Price

The redemption price for any redemption of Series B Preferred Stock, whether a Series B Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

Redemption Procedures

If Raymond James elects to redeem any shares of Series B Preferred Stock, Raymond James will provide notice to the holders of record of the shares of Series B Preferred Stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series B Preferred Stock or the depositary shares representing the shares of Series B Preferred Stock are held in book-entry form through DTC, Raymond James may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series B Preferred Stock designated for redemption will not affect the redemption of any other shares of Series B Preferred Stock. Each notice of redemption shall state:

1.	the redemption date;

2.	the redemption price;

3.	if fewer than all shares of Series B Preferred Stock are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed; and

4.	the manner in which holders of Series B Preferred Stock called for redemption may obtain payment of the redemption price in respect to those shares.

If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by Raymond James in trust for the benefit of the holders of any shares of

Series B Preferred Stock so called for redemption, then from and after the redemption date such shares of Series B Preferred Stock will no longer be deemed outstanding, all dividends with respect to such shares of Series B Preferred Stock will cease to accumulate from the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed will be selected either pro rata or by lot or in such other manner as Raymond James’s board of directors (or a duly authorized committee of Raymond James’s board of directors) determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series B Preferred Stock is listed. The board of directors (or a duly authorized committee of Raymond James’s board of directors) will have the full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock may be redeemed from time to time.

Voting Rights

Registered owners of Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series B Preferred Stock are entitled to vote, each holder of Series B Preferred Stock will have one vote per share.

Whenever dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking equally with the Series B Preferred Stock, which will include the Raymond James Series A Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six quarterly Series B Dividend Periods, whether or not for consecutive Series B Dividend Periods (a “Series B Nonpayment”), the holders of outstanding shares of the Series B Preferred Stock voting as a class with holders of shares of any other series of Raymond James’s preferred stock ranking equally with the Series B Preferred Stock, which will include the Raymond James Series A Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Series B Voting Parity Stock”), will be entitled to vote for the election of two additional directors of Raymond James’s board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Series B Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series B Preferred Stock are entitled to vote as described in this paragraph, the number of members of Raymond James’s board of directors at the time will be increased by two directors, and the holders of the Series B Preferred Stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock or any other series of Series B Voting Parity Stock (unless such request is received less than 90 days before the date fixed for Raymond James’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause Raymond James to violate the corporate governance requirements of the NYSE (or any other exchange on which Raymond James’s securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall Raymond James’s board of directors include more than two Preferred Stock Directors.

When Raymond James has paid full dividends on the Series B Preferred Stock for the equivalent of at least four Series B Dividend Periods following a Series B Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Series B Nonpayment. Upon termination of the right of the holders of the Series B Preferred Stock and Series B Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any

Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any Series B Voting Parity Stock) when they have the voting rights described above.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a holder of 25% or more of the series, or less if it otherwise exercises a “controlling influence” over Raymond James, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve to acquire or retain 5% or more of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

So long as any shares of preferred stock remain outstanding, Raymond James will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series B Preferred Stock and any Series B Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series B Preferred Stock remain outstanding, Raymond James will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series B Preferred Stock, amend, alter or repeal any provision of the applicable Articles of Amendment or Raymond James’s articles of incorporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series B Preferred Stock.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series B Preferred Stock:

1.

any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series B Preferred Stock as to dividends or distribution of assets upon Raymond James’s liquidation, dissolution or winding up;

2.	a merger or consolidation of Raymond James with or into another entity in which the shares of the Series B Preferred Stock remain outstanding; and

3.

a merger or consolidation of Raymond James with or into another entity in which the shares of the Series B Preferred Stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series A Preferred Stock.

The foregoing voting rights of the holders of Series B Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and Raymond James shall have set aside sufficient funds for the benefit of holders of Series B Preferred Stock to effect the redemption.

Information Rights

During any period in which Raymond James is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, Raymond James will use commercially reasonable efforts to provide any requesting beneficial owner a copy of Raymond James’s most recently filed “Consolidated Financial Statements for Holding Companies- FR Y-9C” and “Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041,” in each case or any applicable successor form. Any such request must be made in writing addressed to Raymond James Financial, Inc., Attention: Kristie Waugh, Vice President, Investor Relations, 880 Carillon Parkway, St. Petersburg, Florida 33716.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. will jointly serve as the depositary, transfer agent and registrar for the Series B Preferred Stock.

Calculation Agent

Raymond James will appoint a calculation agent for the Series B Preferred Stock prior to the commencement of the Series B Floating Rate Period. Raymond James may appoint itself or an affiliate as the calculation agent.

DESCRIPTION OF NEW RAYMOND JAMES DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to new Raymond James Series A Preferred Stock and new Raymond James Series B Preferred Stock.

General

TriState Capital has issued fractional interests in shares of TriState Capital Series A Preferred Stock and TriState Capital Series B Preferred Stock in the form of depositary shares, which upon the effective time of the first merger will represent a corresponding interest in shares of new Raymond James preferred stock. The shares of new Raymond James preferred stock will be deposited with Computershare Trust Company, N.A. and Computershare Inc., as joint depositary, under the applicable deposit agreement. Raymond James will assume the obligations of TriState Capital under the deposit agreements upon the completion of the mergers. Raymond James will instruct the depository to treat the new Raymond James preferred stock received by it in exchange for shares of TriState Capital preferred stock as newly deposited securities as provided in the applicable deposit agreement. The TriState Capital depositary shares will then become new Raymond James depositary shares and thereafter represent shares of new Raymond James preferred stock. Each new Raymond James depositary share will represent a 1/40th interest in a share of the applicable series of new Raymond James preferred stock and will be evidenced by depositary receipts. Subject to the terms of the applicable deposit agreement, the new Raymond James depositary shares will be entitled to all the powers, preferences and special rights of the new Raymond James preferred stock, as applicable, in proportion to the applicable fraction of a share of new Raymond James preferred stock those new Raymond James depositary shares represent.

In this proxy statement/prospectus, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that Raymond James or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through the Depository Trust Company (“DTC”).

Raymond James Series A Depositary Shares

References in this section to the depositary shares, preferred stock and other terms that are defined herein are in reference to the Raymond James Series A Depositary Shares and Raymond James Series A Preferred Stock only.

General

Each Raymond James Series A Depositary Share will represent a 1/40th interest in a share of the Raymond James Series A Preferred Stock, and will be evidenced by depositary receipts. Raymond James will deposit the underlying shares of Raymond James Series A Preferred Stock with a depositary pursuant to a deposit agreement among Raymond James, Computershare Trust Company, N.A. and Computershare Inc., acting jointly as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Raymond James Series A Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Raymond James Series A Preferred Stock those depositary shares represent.

Listing

Raymond James plans to file an application to list the Raymond James Series A Depositary Shares on the NYSE. If the application is approved, trading of the Raymond James Series A Depositary Shares on the NYSE is expected to begin promptly following the date of initial issuance of the Raymond James Series A Depositary Shares. The Raymond James Series A Preferred Stock will not be listed, and Raymond James does not expect that there will be any trading market for the Raymond James Series A Preferred Stock except as represented by the Raymond James Series A Depositary Shares.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Raymond James Series A Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Raymond James Series A Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with Raymond James’s approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that Raymond James pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Raymond James Series A Preferred Stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Raymond James Series A Preferred Stock will be reduced by any amounts required to be withheld by Raymond James or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Raymond James Series A Preferred Stock until such taxes or other governmental charges are paid.

Liquidation Preference

In the event of Raymond James’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Raymond James Series A Preferred Stock represented by the depositary shares.

Raymond James’s merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of Raymond James’s assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Redemption of Depositary Shares

If Raymond James redeems the Raymond James Series A Preferred Stock, in whole or in part, depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Raymond James Series A Preferred Stock held by the depositary. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Raymond James Series A Preferred Stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Raymond James Series A preferred stock called for redemption for the then-current Raymond James Series A Dividend Period (as defined under “Description of New Raymond James Preferred Stock”) to, but excluding, the redemption date, without accumulation of any undeclared dividends.

If Raymond James redeems shares of the Raymond James Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Raymond James Series A Preferred Stock so redeemed. If Raymond James redeems less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Raymond James Series A Preferred Stock and the related depositary shares.

Voting

Because each depositary share will represent a 1/40th ownership interest in a share of Raymond James Series A Preferred Stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Raymond James Series A Preferred Stock are entitled to vote.

When the depositary receives notice of any meeting at which the holders of the Raymond James Series A Preferred Stock are entitled to vote, the depositary will provide the information contained in the notice to the record holders of the depositary shares relating to the Raymond James Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Raymond James Series A Preferred Stock, may instruct the depositary to vote the amount of the Raymond James Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the maximum number of whole shares of the Raymond James Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. Raymond James will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Raymond James Series A Preferred Stock, it will abstain from voting with respect to such shares (but may appear at the meeting with respect to such shares unless directed to the contrary).

Withdrawal of Raymond James Series A Preferred Stock

Upon surrender of depositary shares at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby will be entitled to delivery of the number of shares of Raymond James Series A Preferred Stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Raymond James Series A Preferred Stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Raymond James Series A Preferred Stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Raymond James Series A Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to Raymond James notice of its election to resign. Raymond James may also remove or replace a depositary at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depositary and 30 days following such notice. Raymond James will appoint a successor depositary within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from Raymond James with respect to the underlying Raymond James Series A Preferred Stock. Neither Raymond James nor the

depositary will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of Raymond James and a depositary under the deposit agreement are limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither Raymond James nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Raymond James Series A Preferred Stock unless they are furnished with satisfactory indemnity. Both Raymond James and the depositary may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from Raymond James and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from Raymond James.

Raymond James Series B Depositary Shares

References in this section to the depositary shares, preferred stock and other terms that are defined herein are in reference to the Raymond James Series B Depositary Shares and Raymond James Series B Preferred Stock only.

General

Each Raymond James Series B Depositary Share will represent a 1/40th interest in a share of the Raymond James Series B Preferred Stock, and is evidenced by depositary receipts. Raymond James will deposit the underlying shares of Raymond James Series B Preferred Stock with a depositary pursuant to a deposit agreement among Raymond James, Computershare Trust Company, N.A. and Computershare Inc., acting jointly as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Raymond James Series B Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Raymond James Series B Preferred Stock those depositary shares represent.

Listing

Raymond James plans to file an application to list the Raymond James Series B Depositary Shares on the NYSE. If the application is approved, trading of the Raymond James Series B Depositary Shares on the NYSE is expected to begin promptly following the date of initial issuance of the Raymond James Series B Depositary Shares. The Raymond James Series B Preferred Stock will not be listed, and

Raymond James does not expect that there will be any trading market for the Raymond James Series B Preferred Stock except as represented by the Raymond James Series B Depositary Shares.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Raymond James Series B Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Raymond James Series B Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with Raymond James’s approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that Raymond James pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Raymond James Series B Preferred Stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Raymond James Series B Preferred Stock will be reduced by any amounts required to be withheld by Raymond James or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Raymond James Series B Preferred Stock until such taxes or other governmental charges are paid.

Liquidation Preference

In the event of Raymond James’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Raymond James Series B Preferred Stock represented by the depositary shares. Raymond James’s merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of Raymond James’s assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Redemption of Depositary Shares

If Raymond James redeems the Raymond James Series B Preferred Stock, in whole or in part, depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Raymond James Series B Preferred Stock held by the depositary. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Raymond James Series B Preferred Stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Raymond James Series B Preferred Stock called for redemption for the then-current Raymond James Series B Dividend Period (as defined under “Description of New Raymond James Preferred Stock”) to, but excluding, the redemption date, without accumulation of any undeclared dividends.

If Raymond James redeems shares of the Raymond James Series B Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Raymond James Series B Preferred Stock so redeemed. If Raymond James redeems less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Raymond James Series B Preferred Stock and the related depositary shares.

Voting

Because each depositary share will represent a 1/40th ownership interest in a share of Raymond James Series B Preferred Stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Raymond James Series B Preferred Stock are entitled to vote.

When the depositary receives notice of any meeting at which the holders of the Raymond James Series B Preferred Stock are entitled to vote, the depositary will provide the information contained in the notice to the record holders of the depositary shares relating to the Raymond James Series B Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Raymond James Series B Preferred Stock, may instruct the depositary to vote the amount of the Raymond James Series B Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the maximum number of whole shares of the Raymond James Series B Preferred Stock represented by depositary shares in accordance with the instructions it receives. Raymond James will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Raymond James Series B Preferred Stock, it will abstain from voting with respect to such shares (but may appear at the meeting with respect to such shares unless directed to the contrary).

Withdrawal of Raymond James Series B Preferred Stock

Upon surrender of depositary shares at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby will be entitled to delivery of the number of shares of Raymond James Series B Preferred Stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Raymond James Series B Preferred Stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Raymond James Series B Preferred Stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Raymond James Series B Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to Raymond James notice of its election to resign. Raymond James may also remove or replace a depositary at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depositary and 30 days following such notice. Raymond James will appoint a successor depositary within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from Raymond James with respect to the underlying Raymond James Series B Preferred Stock. Neither Raymond James nor the depositary will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of Raymond James and a depositary under the deposit agreement are limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither Raymond James nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Raymond James Series B Preferred Stock unless they are furnished with satisfactory indemnity. Both Raymond James and the depositary may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from Raymond James and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from Raymond James.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the mergers are completed, holders of TriState Capital common stock will receive shares of Raymond James common stock, and holders of TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock will receive shares of Raymond James Series A Preferred Stock or Raymond James Series B Preferred Stock, as applicable, in the first merger, and in such cases they will cease to be holders of TriState Capital common stock, TriState Capital Series A Preferred Stock or TriState Capital Series B Preferred Stock. Raymond James is organized under the laws of the State of Florida and TriState Capital is organized under the laws of the Commonwealth of Pennsylvania. The following is a summary of certain material differences between (1) the current rights of holders of TriState Capital common stock under the TriState Capital articles of incorporation and bylaws and Pennsylvania law and (2) the current rights of Raymond James shareholders under the Raymond James articles of incorporation and bylaws and Florida law. As further discussed below, the Raymond James articles of incorporation may be amended prior to the closing of the mergers. Thus, your rights when you become a shareholder of Raymond James may differ as compared both to your rights when you were a shareholder of TriState Capital and to the current rights of shareholders of Raymond James.

The Raymond James board of directors has adopted, subject to approval of the shareholders of Raymond James, certain amendments to the Raymond James articles of incorporation. Among other things, these amendments would increase the number of authorized shares of Raymond James and restate or revise certain provisions governing the capital stock of Raymond James. If the shareholders of Raymond James approve any of the aforementioned amendments, Raymond James will file with the Secretary of State of the State of Florida a Certificate of Amendment that includes only those amendments that were approved. The Certificate of Amendment will become effective upon acceptance of the filing by the Secretary of State of the State of Florida, which may occur prior to the closing of the mergers. Annex G to this proxy statement/prospectus sets forth the full text of the existing Raymond James articles of incorporation marked to show the proposed amendments (the “Proposed Raymond James Articles”). The results of the vote of the shareholders of Raymond James on the Proposed Raymond James Articles are expected to be known and filed with the SEC on or around February 25, 2022.

The new Raymond James Series A Preferred Stock and Raymond James Series B Preferred Stock will have terms that are not materially less favorable than the corresponding series of the TriState Capital preferred stock. For more information, see “Description of New Raymond James Preferred Stock” beginning on page 101.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. The summary is qualified in its entirety by reference to TriState Capital’s and Raymond James’s governing documents, including the Proposed Raymond James Articles, a copy of which is attached to this proxy statement/prospectus as Annex G, and the form of Articles of Amendment creating the new Raymond James Series A Preferred Stock and new Raymond James Series B Preferred Stock, copies of which are attached to this proxy statement/prospectus as Annex E and Annex F, respectively, which we urge you to read carefully and in their entirety. Copies of Raymond James’s and TriState Capital’s governing documents have been filed with the SEC. See “Where You Can Find More Information” beginning on page 141.

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.

AUTHORIZED CAPITAL STOCK
TriState Capital’s articles of incorporation authorizes it to issue 58,456,694 shares: 58,306,694 shares of common stock, no par value, of which, 51,653,347 shares are designated voting common stock and 6,653,347 shares are designated non-voting common stock, and 150,000 shares of preferred stock, no par value.	Raymond James’ articles of incorporation authorizes it to issue up to 350,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.10 par value. (The Proposed Raymond James Articles provide for 650,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.10 par value.)

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.

As of January 20, 2022, there were: (i) 33,581,303 shares of common stock outstanding; (ii) 40,250 shares of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock outstanding (which we refer to as “Series A Preferred Stock”); (iii) 80,500 shares of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock outstanding (which we refer to as “Series B Preferred Stock”); and (iv) 694 shares of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock outstanding (which we refer to as “Series C Preferred Stock”).

TriState Capital’s board of directors may establish any one or more series of preferred stock by filing a certificate of designations pursuant to the Pennsylvania Business Corporation Law and may determine the preferences or other terms of any such series of preferred stock by written consent.

As of January 20, 2022, there were 207,597,094 shares of Raymond James common stock outstanding and no shares of Raymond James preferred stock outstanding.

Raymond James’s board of directors may create and authorize the issuance of any one or more series of preferred stock, and may determine the designations, preferences, limitations and other terms of each such series, by way of resolution or resolutions adopted by the board of directors and filing of articles of amendment, up to the amount of shares authorized in the articles of incorporation, without shareholder action or approval.

Upon completion of the mergers, Raymond James’s issued and outstanding preferred stock will include shares of Raymond James Series A Preferred Stock and Raymond James Series B Preferred Stock.

VOTING

TriState Capital’s articles of incorporation provide that each holder of common stock is entitled to one vote per share on all matters submitted to the shareholders, except as otherwise required by Pennsylvania law and subject to the rights and preferences of the holders of any outstanding shares of preferred stock.

In accordance with Pennsylvania law, holders of common stock are not entitled to cumulative voting in the election of directors.

TriState Capital’s articles of incorporation provide that holders of voting common stock shall vote together as a single class on all matters on which shareholders are generally entitled to vote and that each holder of voting common stock is entitled to one vote for each share of voting common stock. However, holders of voting common stock are not entitled to vote on any amendment to the articles of incorporation that relates solely to the terms of preferred stock if the holders of preferred stock are entitled to vote on such amendment.

Holders of non-voting common stock have no voting rights or power and are not entitled to vote on any matter except as required by Pennsylvania law or in the articles of incorporation. A majority vote of the holders of non-voting common stock, voting as a separate class, is required to (i) amend, alter, or repeal any provision of the articles of incorporation if such would adversely affect the rights of the non-voting common stock, or (ii) change the voting common stock into any other security.

Each holder of Raymond James common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders, except as otherwise required by Florida law and subject to the rights and preferences of the holders of any outstanding shares of preferred stock. Holders of Raymond James common stock do not have the right to cumulate their votes with respect to the election of directors.

Except as otherwise required by the FBCA or Raymond James’s articles of incorporation or bylaws, all matters brought before Raymond James’s shareholders, other than the election of directors, require the affirmative vote of at least a majority of the votes cast. Under the FBCA, directors may be elected by plurality vote. However, as discussed below, Raymond James’s bylaws establish and impose a majority-vote standard, subject to special rules in the context of a contested election.

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.

RIGHTS OF PREFERRED STOCK

TriState Capital’s articles of incorporation provides that its board of directors is authorized to issue shares of preferred stock, from time to time, and each series will be designated with a given name to distinguish such series. All shares of any particular series will be identical except, if entitled to cumulative dividends, as to the date from which dividends will be cumulative. Any series of preferred stock may differ from any other series with respect to any rights, limitations, or other term or condition.

As of the TriState Capital record date, there were: (i) 40,250 shares of Series A Preferred Stock outstanding; (iv) 80,500 shares of Series B Preferred Stock outstanding; and (v) 694 shares of Series C Preferred Stock outstanding.

Raymond James’s articles of incorporation provide that its board of directors is authorized to create and issue preferred stock from time to time in one or more series with such designations, preferences, limitations, conversion rights, dividend rights, redemption provisions, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the board of directors of the corporation, and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series of preferred stock.

SIZE OF BOARD OF DIRECTORS

TriState Capital’s bylaws provide that the board of directors shall consist of not less than five nor more than fourteen directors, the exact number to be set from time to time by resolution of the board of directors.

The current size of TriState Capital’s board of directors is thirteen.

Raymond James’s bylaws provide that any change in the number of directors on Raymond James’s board of directors requires the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time a resolution regarding the foregoing is presented to the board of directors for adoption), and at no point shall the number of directors be increased past a maximum of twenty.

The current size of Raymond James’s board of directors is thirteen directors.

CLASSES OF DIRECTORS
The TriState Capital board of directors shall consist of four classes of directors, each class having as nearly as possible the same number of directors. The term of the classes of directors shall be four years and shall be staggered so that one class of directors is elected each year. Each director shall hold office until the expiration of the term for which he or she was elected and until the director’s successor has been elected and qualified or until the director’s earlier death, resignation, or removal.	Raymond James’s board of directors is not classified. Each director is elected for a one year term and elections for each directorship seat is held at each annual meeting.

DIRECTOR ELIGIBILITY AND MANDATORY RETIREMENT
Each director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of TriState Capital.	Raymond James’s bylaws and corporate governance policies provide that no director may be nominated in an election if, among other things, he or she serves on the board of directors of more than three other public companies or if he or she is subject to certain convictions, criminal proceedings, sanctions, judgments, orders, decrees, suspensions or bars. In

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
addition, non-executive board members are expected to serve no more than twelve years on the board of directors; however, in extraordinary circumstances, a director may serve a maximum of fifteen years on the board.

ELECTION OF DIRECTORS

TriState Capital’s bylaws provide that nominations may be made by the board of directors or by any shareholder entitled to notice of, and to vote at, any meeting called for the election of directors.

In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The nominated candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately, will be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors will be elected in a separate election.

Raymond James’s bylaws provide that each director nominee will be elected a director if such nominee receives the affirmative vote of a majority of the votes cast with respect to the director position in an uncontested election of directors at a meeting at which a quorum is present. For this purpose, the “affirmative vote of a majority of the votes cast” means that the number of votes cast “for” the director nominee exceeds the number of votes cast “against” that director nominee. If the election is contested, the directors will be elected by the vote of a plurality of the votes cast with respect to such contested election by shares entitled to vote in the election at any such meeting.

Raymond James has a director resignation policy and bylaws requirement that provides that each nominee for membership on the board of directors must tender an irrevocable conditional letter of resignation to be effective in the event the nominee does not receive the requisite vote. Raymond James’s Corporate Governance, Nominating, and Compensation Committee must then promptly consider the resignation offer and will recommend accepting the offer unless it determines that the best interests of the corporation and its shareholders would not be served by doing so. Absent such a determination, the board of directors will accept the resignation within 120 days following certification of the shareholder vote, subject to maintaining compliance with NYSE or SEC rules or regulations.

REMOVAL OF DIRECTORS
TriState Capital’s bylaws provide that the entire board of directors or any individual director may be removed by the shareholders entitled to notice of, and a vote on, such removal. The board of directors may declare a director’s seat as vacant if such director has been judicially declared to be of unsound mind.	The Raymond James bylaws do not provide for removal mechanisms for directors. Under the FBCA, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director may be removed if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. A

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
director may be removed by the shareholders only at a meeting of shareholders called for the purpose of removing the director, and the meeting must state that the removal of the director is the purpose, or one of the purposes, of the meeting.

FILLING VACANCIES ON THE BOARD OF DIRECTORS
TriState Capital’s bylaws provide that vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors, though less than a quorum, or by a sole remaining director, and each person so elected will be a director to serve for the balance of the unexpired term until his or her successor has been selected and qualified. When one or more directors resign from the board of directors effective at a future date, the directors then in office, including those who have resigned, will have the power, by applicable vote, to fill the vacancies. Such vote will take effect when the resignations become effective.

Raymond James’s bylaws provide that vacancies on Raymond James’s board of directors for any reason and newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the shareholders.

The bylaws provide that directors elected to fill any vacancy will hold office for the unexpired term of his or her predecessor, and until his or her successor is duly elected and qualified.

SPECIAL MEETINGS OF SHAREHOLDERS
TriState Capital’s bylaws provide that special meetings of the shareholders may be called at any time (a) by the board of directors, (b) by shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast at the particular meeting, or (c) by the Chairman of the board of directors. Upon written request of any person who has duly called a special meeting, the Secretary shall fix the time of the meeting, which shall be held not more than sixty days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.	Under Raymond James’s bylaws, a special meeting of shareholders may be called only by the Chairman of the board of directors, by a resolution approved by the majority of total authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the board of directors for adoption), or by the Secretary of the corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, the bylaws of Raymond James, who hold, in the aggregate, at least ten percent of the voting power of the outstanding shares of the corporation.

QUORUM
TriState Capital’s bylaws provide that the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting, will constitute a quorum for the purposes of consideration and action on the matter.	Under Raymond James’s bylaws, a quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting, except as otherwise specially provided by law or in Raymond James’s articles of incorporation.

NOTICE OF SHAREHOLDER MEETINGS
Under TriState Capital’s bylaws, written notice of every meeting of the shareholders will be given by, or at the direction of, the Secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by	Raymond James’s bylaws provide that Raymond James must give written notice of a shareholder meeting between ten days and sixty days before any shareholder meeting to each shareholder of record

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting at least ten days prior to the day named for a meeting that will consider a fundamental transaction under 15 Pa. C.S. ch. 19, or at least five days prior to the day named	entitled to vote at such meeting. The notice must state the date, time and place of the meeting. If the meeting is a special meeting of the shareholders, the notice of the meeting must also state the purpose or purposes of the meeting. If notice is given by mail,
for a meeting in all other cases, unless a greater period of notice is required by statute in the particular case. The notice of meeting will specify the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. If applicable, the notice will also state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of the bylaws; in this case, the notice will include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected by the amendment.	such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid thereon, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation. In addition, notice may be given electronically if the shareholder has consented to receive such notices electronically. Notice given electronically is deemed given when electronically transmitted to the shareholder in a manner authorized by the shareholder, including, but not limited to: if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the shareholder has consented to receive notice; if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the latter of such posting and giving of such separate notice; and if by any other form of electronic transmission, when directed to the shareholder.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND NOMINATIONS
TriState Capital’s bylaws provide that shareholders may bring business before an annual meeting of shareholders if the shareholder intending to bring such business gives timely notice thereof in writing in proper form. To be timely, a shareholder’s notice must be submitted in writing to the Secretary at least sixty days prior to the anniversary of the immediately preceding annual meeting of shareholders.	Raymond James’s bylaws provide that to make a nomination or bring a proposal before an annual or special meeting, the shareholder must deliver timely written notice in proper form to Raymond James’s secretary before the meeting. To be considered timely for an annual meeting, the notice must delivered to, or mailed to and received by, Raymond James’s secretary at the principal executive offices of Raymond James not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting date is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice is considered timely if it is delivered, or mailed and received, not later than the close of business on the 90th day prior to such annual meeting, or if later, the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made by Raymond James. To be considered timely for a special meeting, a shareholder’s demand to call a special meeting must be delivered to, or mailed to and received at, the principal executive

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
offices of Raymond James not later than the 60th day following the applicable demand record date (as defined in, and established in accordance with the terms of Raymond James’s bylaws).

ANTI-TAKEOVER PROVISIONS AND OTHER SHAREHOLDER PROTECTIONS

Under TriState Capital’s articles of incorporation, TriState Capital has expressly opted out of protection provided pursuant to Subchapter G of Chapter 25 of the Pennsylvania Business Corporations Law (which we refer to as the “PBCL”), which would otherwise block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition, which is defined as increasing ownership in TriState Capital above certain thresholds. In opting out of Subchapter G of Chapter 25 of the PBCL, TriState Capital also opted out of Subchapter I of Chapter 25 (providing for a minimum severance payment to certain employees terminated within two years of the approval of a control-share acquisition) and Subchapter J of Chapter 25 (prohibiting, in connection with certain “control-share acquisitions,” the abrogation of certain labor contracts, if any, prior to their stated date of expiration).

TriState Capital has opted out of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable TriState Capital to recover certain profits from the sale of shares by shareholders who hold or will hold 20% of the voting power of TriState Capital or who have evidenced an intent to acquire control of TriState Capital.

TriState Capital has also opted out of Subchapter E of Chapter 25 of the PBCL, which would otherwise subject persons who acquire at least 20% of the voting power in a “control transaction” to an obligation to pay objecting shareholders fair value for their shares (including a proportionate amount of any control premium), determined as provided in Section 2547 of the PBCL.

TriState Capital has not opted out of Subchapter F of Chapter 25 of the PBCL (which we refer to as “Subchapter F”), which applies to a transaction between a publicly traded corporation and an interested shareholder (defined generally to be any beneficial owner of 20% or more of TriState Capital’s voting shares). Subchapter F prohibits such a corporation from engaging in a “business combination” (as defined in the PBCL) with an “interested shareholder”(as defined in the PBCL) unless (i) the board of directors of such corporation gives approval to the proposed transaction or gives approval to the interested shareholder’s

Under Section 607.0830(6) of the FBCA, the board of directors of a Florida corporation, in discharging its duties, is given discretion to consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

Unless a Florida corporation has properly opted not to be governed by Section 607.0901 either in its original articles of incorporation or by way of a specified and limited permitted process to amend its articles of incorporation or bylaws, a Florida corporation with more than 300 record shareholders is generally prohibited from conducting business with a shareholder owning 15% or more of the corporation’s outstanding voting shares of the corporation for a period of three years after the shareholder became an interested shareholder unless one of the following are met: (i) before the shareholder became an interested shareholder, the board approved either the affiliated transaction or transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned 85% of the outstanding voting shares of the corporation (except that shares owned by directors, officers, and most employee stock plans are not counted in calculating the outstanding voting shares for purposes of this computation); or (iii) at or after the time the individual became an interested shareholder, the affiliated transaction is approved by the board of directors, and authorized at an annual or special meeting by the shareholders holding two-thirds of the outstanding voting stock (not including stock held by the interested shareholder). Raymond James has not opted out of this provision.

Under Section 607.0902 of the FBCA, unless there is a provision in the articles of incorporation or bylaws electing not to be governed by this provision,

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
acquisition of shares that gave such person beneficial ownership of 20% of the shares entitled to vote in an election of directors of such corporation, in either case prior to the date on which the shareholder first becomes	“control shares” (shares that would otherwise have voting power for the election of directors within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a an interested shareholder (which date we refer to as the “share acquisition date”), (ii) the interested shareholder owns at least 80% of the shares of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, the holders of a majority of the remaining shares approve the proposed transaction and shareholders receive a minimum “fair price” for their shares (as set forth in the PBCL) in the transaction and the other conditions of Subchapter F are met, (iii) holders of all outstanding common shares approve the transaction, (iv) no earlier than five years after the share acquisition date, a majority of the shares held by shareholders other than the interested shareholder and entitled to vote in an election of directors approve the transaction, or (v) no earlier than five years after the share acquisition date, a majority of all the shares approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the PBCL) and the other conditions of Subchapter F are met.

majority, or a majority or more)) acquired in a control-share acquisition have the same voting rights as were accorded to the shares before such acquisition only to the extent granted by a resolution approved by the majority of all the votes entitled to be cast by each class or series of the disinterested shareholders of the issuing corporation entitled to vote on the matter, subject to certain exceptions. Raymond James has not opted out of this provision.

Raymond James’s articles of incorporation further provide that any business combinations, including certain mergers, consolidations, share exchanges, or sales, leases, exchanges or other transfers of all or substantially all of the assets, must be approved by the affirmative vote of two-thirds of the shares of stock of Raymond James outstanding and entitled to vote on such a transaction.

LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS

TriState Capital’s bylaws provide that no director will be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa.C.S. §§ 1711-1718, the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness; provided, however, that the foregoing provision does not eliminate or limit (a) the responsibility or liability of the director pursuant to any criminal statute, or (b) the liability of a director for the payment of taxes pursuant to local, state, or federal law. Any repeal, modification, or adoption of any provision that is inconsistent with the bylaws will apply only prospectively, and neither the repeal or modification of the bylaws, nor the adoption of any provision inconsistent with the bylaws, will adversely affect any limitation on the personal liability of a director of TriState Capital existing at the time of such repeal or modification or the adoption of such inconsistent provision.

If Pennsylvania law is amended to authorize corporate action further eliminating or limiting personal liability of directors or officers, the liability of directors or officers of TriState Capital will be eliminated or limited

Under FBCA Section 607.0831, a director is not personally liable for monetary damages to the corporation or to any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director; provided however, a director may be personally liable if (a) the director breached or failed to perform his or her duties as a director and (b) the breach of, or failure to perform, those duties constitutes any of the following: a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful (a judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful); a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly; a circumstance

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
to the fullest extent permitted by Pennsylvania law, as amended.	under which the liability provisions of Section 607.0834 (relating to liability for certain unlawful distributions) are applicable; in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or, in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE
TriState Capital’s bylaws provide that TriState Capital will indemnify and hold harmless to the full extent not prohibited by law, as it exists or may be amended, interpreted, or implemented (but, in the case of any amendment, only to the extent that such amendment permits TriState Capital to provide broader indemnification rights than are permitted TriState Capital to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether or not by or in the right of TriState Capital or otherwise (which we collectively refer to as a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director of TriState Capital, or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director of TriState Capital (which we refer to as “indemnified persons”), against all expenses, liabilities and losses, including but not limited to attorneys’ fees, judgments, fines, excise taxes, or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually incurred or paid by such indemnified person in connection therewith. Notwithstanding the foregoing, TriState Capital will indemnify any such indemnified person seeking indemnification in connection with a proceeding (or part thereof) initiated by that indemnified person only if such proceeding (or part thereof) was authorized by the board of directors. Subject to the limitation set forth above concerning proceedings initiated by the indemnified person seeking indemnification, the right to indemnification will be a contract right and will include	Raymond James’s bylaws provide for mandatory indemnification in derivative actions of directors and certain specified officers of the corporation made, or threatened to be made, a party or a witness to certain identified proceedings, by or in the right of the corporation to procure a judgment in its favor by reason of or arising in part out of such person being or having served as a director or such specified officer of the corporation or of an affiliate of the corporation; a director, officer, employee, partner, agent, manager, member, fiduciary, trustee or other representative of another corporation, partnership, limited liability corporation, joint venture, trust, employee benefit plan or other enterprise, at the request of, for the convenience of, or to represent the interests of, the corporation; or, a specified trustee of any employee benefit plan or trust or other program sponsored by the corporation or any subsidiary of the corporation, whether the basis of such proceeding is alleged action in an official capacity as director, officer or employee or in any other capacity while serving as a director, officer, or employee, against amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, and expenses, including attorneys’ fees, incurred by such person in connection with the defense or settlement of such proceeding, or in connection with an appeal therein, unless either (i) the board of directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the corporation or other entity covered by the mandatory indemnification provision of the bylaws or such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
the right to be paid by TriState Capital the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights in advance of the final disposition promptly after receipt by TriState	may be made. The same shall apply to non-derivative actions except that no indemnification will be mandatory to the extent that the board of directors determines that such person did not act in good faith

Capital of a request, stating in reasonable detail, the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director of TriState Capital in advance of the final disposition of a proceeding will be made only upon receipt of an undertaking, by or on behalf of the indemnified person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by TriState Capital. The right to indemnification and advancement of expenses will continue as to an indemnified person who has ceased to be a director of TriState Capital or to serve in any of the other capacities described herein, and will inure to the benefit of the heirs, executors, and administrators of that indemnified person.

TriState Capital may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of TriState Capital, or is or was serving at the request of TriState Capital as a representative of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not TriState Capital has the power to indemnify such person against such liability under the laws of Pennsylvania or any other state.

in the reasonable belief that such action was in the best interests of the corporation or other entity covered by the indemnification provisions of the bylaws or with respect to any criminal action or proceeding such person had reasonable cause to believe that his or her conduct was unlawful. In addition, the termination of any such non-derivative action proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such a person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made.

Individuals to whom indemnification is owed have a right to advancement of expenses under Raymond James’s bylaws in certain circumstances. In addition, the bylaws provide that the intent of the indemnification section is to provide indemnification to the greatest extent permitted by the FBCA and any other applicable Florida laws.

DISSENTERS’ / APPRAISAL RIGHTS
Under Pennsylvania law, unless TriState Capital’s articles or bylaws provide otherwise, shareholders of a Pennsylvania corporation generally are not entitled to dissenters’ rights if the shares that would otherwise give rise to such rights are (i) listed on a national securities exchange or (ii) held beneficially or of record by more than 2,000 persons. Neither TriState Capital’s articles of incorporation nor bylaws contain provisions in this regard.

The FBCA provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of his or her shares of stock if the shareholder exercises appraisal rights with respect to certain major corporate transactions including a proposed merger, share exchange, a sale of substantially all of the assets of the corporation, or certain amendments to articles of incorporation or bylaws.

However, except in the case of an interested transaction (as defined in Section 607.1301 of the FBCA), appraisal rights generally are not available to (a) holders of shares of covered securities under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, (b) holders of shares of securities that are not covered but that are traded in an organized market (or subject to a comparable trading process) and has at

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20 million, exclusive of the value of outstanding shares held by the corporation’s subsidiaries, by the corporation’s senior executives, by the corporation’s directors, and by the corporation’s beneficial shareholders and voting trust beneficial owners owning more than 10 percent of the outstanding shares, or (c) holders of shares issued by an open end management investment corporation registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value. As a result, holders of Raymond James common stock will not be afforded appraisal rights as long as the Raymond James common stock continues to be listed on a national securities exchange.

DIVIDENDS
TriState Capital’s articles of incorporation provide that, subject to certain regulatory restrictions and to the rights of holders of any preferred stock that TriState Capital may issue, all shares of common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by TriState Capital’s board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of TriState Capital’s affairs, all shares of TriState Capital common stock are entitled to share equally in the remaining assets of TriState Capital available for distribution to shareholders after payment to creditors and subject to any prior distribution rights of the holders of TriState Capital’s preferred stock.

Raymond James’s bylaws provide that Raymond James’s board of directors may declare a dividend to the extent permitted by law, subject to any conditions and limitations imposed by the articles of incorporation of the corporation.

Under Florida law, no distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of the corporation’s corporate affairs; or, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved and wound up at the time of the distribution, to satisfy the preferential rights upon dissolution and winding up of shareholders whose preferential rights are superior to those receiving the distribution.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

TriState Capital’s articles of incorporation provide that the affirmative vote of the holders of a majority of the outstanding shares of non-voting common stock, voting as a separate class, is required to amend, alter, change or repeal any provision of the articles of incorporation if such would significantly and adversely affect the rights of the non-voting common stock contained in the articles of incorporation.

TriState Capital’s articles of incorporation provide that holders of voting common stock are entitled to vote on all matters presented to a vote of TriState Capital’s shareholders that do not solely involve the rights of the non-voting common stock and the rights of TriState Capital’s preferred stock.

Raymond James’s articles of incorporation provide that the articles may be amended in the manner provided by law. (The Proposed Raymond James Articles provide that Raymond James reserves the right to amend, alter, change or repeal any provisions contained in the articles in the manner prescribed by statute, and all rights conferred upon the shareholders therein are subject to that reservation.) In order to be effective, any such amendment must first be approved by the board of directors, then proposed by them to the shareholders, and then approved at a shareholder’s meeting by a majority of the stock entitled to vote thereon; provided, however, that the provisions set forth in Article V of Raymond James’s

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.

articles of incorporation, governing the vote required to effect certain specified business combination transactions, may not be altered, amended, or repealed unless such alteration, amendment, or repeal is approved by the affirmative vote of two-thirds of all shares outstanding and entitled to vote.

Unless otherwise provided in TriState Capital’s articles of incorporation, or by applicable law, TriState Capital’s bylaws may be amended or repealed, and new bylaws may be adopted, by approval of such by the board of directors, except where the power to repeal, adopt, or amend a bylaw on any subject is expressly committed to the shareholders by the PBCL, as it may be amended, and subject always to the power of the shareholders to change any action taken by the board of directors. Notwithstanding anything to the contrary in TriState Capital’s bylaws, the board of directors may not amend or repeal or adopt new bylaws if such action would impair or adversely affect the rights provided to the holders of the Series C Preferred Stock, regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed.	With respect to the Raymond James bylaws, the board of directors has the power to add any provision to, or to amend or repeal any provision of, the bylaws of the corporation by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time a resolution regarding the foregoing is presented to the board of directors for adoption) at any regular or special meeting of the board of directors, if, in addition to any other notice required by the bylaws and other applicable requirements contained in the bylaws, notice of such addition, amendment or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or resolution calling for any such addition, amendment or repeal. In addition, the shareholders have the power to add any provision to, or to amend or repeal any provision of, the bylaws by the affirmative vote of a majority of the votes cast at any meeting if, in addition to any other notice required by the bylaws and other applicable requirements contained in the bylaws, notice of such addition, amendment or repeal is contained in the notice or waiver of notice of such meeting of shareholders, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such addition, amendment or repeal.

ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS
TriState Capital’s bylaws provide that any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action taken is signed by all the shareholders who would be entitled to vote at a meeting for that purpose, and such consent is filed with the Secretary of TriState Capital.	Under Raymond James’s bylaws, any action required or permitted to be taken at an annual or special meeting of holders of common stock may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting for the action so taken (a) are signed by holders of record (on the record date established in accordance with the requirements expressly set forth in the bylaws) of outstanding shares of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon

TRISTATE CAPITAL HOLDINGS, INC.	RAYMOND JAMES FINANCIAL, INC.
were present and voted, and (b) are delivered to the corporation at its principal executive offices in the State of Florida, at its principal place of business, to the Secretary of Raymond James or to another officer or agent of the corporation having custody of the minute books in which proceedings of meetings of shareholders are recorded.

SHAREHOLDER RIGHTS PLAN
Pennsylvania law expressly authorizes a corporation to adopt a shareholder rights plan. TriState Capital currently does not have a shareholder rights plan in effect.	Raymond James does not have a shareholder rights plan in effect.

FORUM SELECTION BYLAW
TriState Capital does not have a forum selection bylaw.	Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the FBCA or the articles of incorporation or the bylaws, or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, shall be a state court located within the State of Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida).

LEGAL MATTERS

The validity of the Raymond James common stock and new Raymond James preferred stock to be issued in connection with the mergers will be passed upon for Raymond James by E. Michael Serbanos, Esq., General

Counsel – Markets and Products of Raymond James, and the validity of the new Raymond James depositary shares to be issued in connection with the mergers will be passed upon for Raymond James by Sullivan &

Cromwell LLP (New York, New York). As of January 20, 2022, Mr. Serbanos beneficially owned shares of Raymond James common stock, restricted stock units, and/or other rights to acquire Raymond James common stock, that together aggregate less than one percent (1%) of the total outstanding shares of Raymond James common stock.

Certain U.S. federal income tax consequences relating to the mergers will also be passed upon for Raymond James by Sullivan & Cromwell LLP (New York, New York) and for TriState Capital by Mayer Brown LLP (New York, New York).

EXPERTS

Raymond James

The consolidated financial statements of Raymond James Financial, Inc. and subsidiaries as of September 30, 2020 and 2021, and for each of the years in the three-year period ended September 30, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TriState Capital

The consolidated financial statements of TriState Capital Holdings, Inc. and subsidiaries as of December 31, 2019 and 2020, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to the adoption of new accounting guidance for the recognition and measurement of credit losses.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

Because we anticipate that the mergers will close in 2022, TriState Capital does not expect to hold its 2022 annual meeting of shareholders (the “2022 annual meeting”). In the event the 2022 annual meeting is held, any shareholder of TriState Capital interested in submitting a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in TriState Capital’s proxy statement and proxy card for the 2022 annual meeting must submit the proposal to TriState Capital’s Corporate Secretary in compliance with Rule 14a-8 a reasonable time before TriState Capital begins printing the proxy materials for its 2022 annual meeting. In addition, pursuant to TriState Capital’s bylaws, only proposals submitted in writing by a TriState Capital shareholder to TriState Capital’s Corporate Secretary by March 18, 2022 may be acted upon at the 2022 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Raymond James and TriState Capital file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Raymond James and TriState Capital, which can be accessed at http://www.sec.gov. In addition, documents filed with the SEC by Raymond James, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will be available free of charge by accessing Raymond James’s website at www.raymondjames.com at the link “Investor Relations,” then under the subsequent link “SEC Filings and Other Reports,” or, alternatively, by directing a request by telephone or mail to Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, (727) 567-1000, and documents filed with the SEC by TriState Capital will be available free of charge by accessing TriState Capital’s website at investors.tristatecapitalbank.com at the link “SEC Documents” or, alternatively, by directing a request by telephone or mail to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, (412) 304-0304. The web addresses of the SEC, Raymond James and TriState Capital are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

Raymond James has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Raymond James’s securities to be issued in the mergers. This document constitutes the prospectus of Raymond James filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Raymond James and TriState Capital to incorporate by reference into this document documents filed with the SEC by Raymond James and TriState Capital. This means that the companies can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Raymond James and TriState Capital incorporate by reference the documents listed below and any documents filed by Raymond James or TriState Capital under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and, in the case of Raymond James, the date that the offering of securities of Raymond James hereby is terminated, and, in the case of TriState Capital, the date of the special meeting:

Raymond James SEC Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Fiscal year ended September 30, 2021
Current Reports on Form 8-K	Filed on October 20, 2021, October 26, 2021 and December 7, 2021 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on January 12, 2022
Any description of shares of Raymond James capital stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

TriState Capital SEC Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2020
Quarterly Reports on Form 10-Q	Filed on May 5, 2021, August 5, 2021 and November 5, 2021
Current Reports on Form 8-K	Filed on January 15, 2021, February 23, 2021, May 17, 2021, October 21, 2021, October 27, 2021, December 1, 2021, December 15, 2021 and December 16, 2021 (other than the portions of those documents not deemed to be filed)

You may request a copy of the documents incorporated by reference into this document. Requests for documents should be directed to:

Raymond James Financial, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000	TriState Capital Holdings, Inc. One Oxford Centre 301 Grant Street, Suite 2700 Pittsburgh, Pennsylvania 15219 (412) 304-0304

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in the affairs of either Raymond James or TriState Capital since the date of this document. The information contained in this document with respect to Raymond James was provided by Raymond James and the information contained in this document with respect to TriState Capital was provided by TriState Capital.

ANNEX A

EXECUTED

AGREEMENT AND PLAN OF MERGER

among

RAYMOND JAMES FINANCIAL, INC.,

MACAROON ONE LLC,

MACAROON TWO LLC

and

TRISTATE CAPITAL HOLDINGS, INC.

October 20, 2021

ARTICLE I

THE MERGERS

1.1	The Mergers	A-2
1.2	Closing	A-2
1.3	Effective Times	A-2
1.4	Effects of the Mergers	A-2
1.5	First Merger	A-3
1.6	Second Merger	A-4
1.7	Company Preferred Stock; Warrant	A-4
1.8	Treatment of Company Equity Awards	A-5
1.9	Governing Documents	A-5
1.10	Tax Treatment	A-6

ARTICLE II

EXCHANGE OF SHARES

2.1	Purchaser to Make Consideration Available	A-6
2.2	Exchange of Shares	A-6

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1	Corporate Organization	A-9
3.2	Capitalization	A-10
3.3	Authority; No Violation	A-12
3.4	Consents and Approvals	A-12
3.5	Reports	A-13
3.6	Financial Statements	A-14
3.7	Broker’s Fees	A-15
3.8	Absence of Certain Changes or Events	A-15
3.9	Legal and Regulatory Proceedings	A-15
3.10	Taxes and Tax Returns	A-15
3.11	Employees	A-17
3.12	SEC Reports	A-19
3.13	Compliance with Applicable Law	A-19
3.14	Certain Contracts	A-21
3.15	Agreements with Regulatory Agencies	A-22
3.16	Risk Management Instruments	A-23
3.17	Environmental Matters	A-23
3.18	Investment Securities and Commodities	A-24
3.19	Real Property	A-24
3.20	Intellectual Property; Data Privacy; Information Security.	A-24
3.21	Related Party Transactions	A-26
3.22	State Takeover Laws	A-26
3.23	Reorganization	A-26
3.24	Opinion	A-26
3.25	Company Information	A-26
3.26	Loan Portfolio	A-27
3.27	Insurance	A-28

A-i

3.28	Broker-Dealer and Investment Advisory Matters	A-28
3.29	Fiduciary Commitments and Duties	A-29
3.30	Registered Funds	A-29
3.31	COVID-19 Matters	A-29
3.32	No Other Representations or Warranties	A-30

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUBS

4.1	Corporate Organization	A-31
4.2	Capitalization	A-32
4.3	Authority; No Violation	A-33
4.4	Consents and Approvals	A-33
4.5	Reports	A-34
4.6	Financial Statements	A-34
4.7	Broker’s Fees	A-35
4.8	Absence of Certain Changes or Events	A-36
4.9	Legal and Regulatory Proceedings	A-36
4.10	SEC Reports	A-36
4.11	Compliance with Applicable Law	A-36
4.12	Agreements with Regulatory Agencies	A-37
4.13	Reorganization	A-37
4.14	Purchaser Information	A-37
4.15	No Other Representations or Warranties	A-37

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1	Conduct of Businesses Prior to the First Effective Time	A-37
5.2	Forbearances of the Company	A-38
5.3	Forbearances of Purchaser	A-41

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1	Regulatory Matters	A-42
6.2	Access to Information; Confidentiality	A-44
6.3	Non-Control	A-44
6.4	Shareholders’ Approvals	A-45
6.5	Legal Conditions to Mergers	A-46
6.6	Stock Exchange Listing	A-47
6.7	Employee Matters	A-47
6.8	Indemnification; Directors’ and Officers’ Insurance	A-48
6.9	Additional Agreements	A-49
6.10	Advice of Changes	A-49
6.11	Shareholder Litigation	A-50
6.12	Reserved	A-50
6.13	Acquisition Proposals	A-50
6.14	Corporate Governance	A-52
6.15	Public Announcements	A-52
6.16	Change of Method	A-52
6.17	Takeover Statutes	A-53

A-ii

6.18	Treatment of Company Indebtedness	A-53
6.19	Exemption from Liability Under Section 16(b)	A-53
6.20	Securities Aggregation	A-53
6.21	Advisory Client Consents; Fund Approvals	A-54
6.22	Certain Tax Matters	A-54

ARTICLE VII

CONDITIONS PRECEDENT

7.1	Conditions to Each Party’s Obligation to Effect the Mergers	A-54
7.2	Conditions to Obligations of Purchaser and Merger Subs	A-55
7.3	Conditions to Obligations of the Company	A-56

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1	Termination	A-57
8.2	Effect of Termination	A-58

ARTICLE IX

GENERAL PROVISIONS

9.1	Amendment	A-59
9.2	Extension; Waiver	A-59
9.3	Nonsurvival of Representations, Warranties and Agreements	A-59
9.4	Expenses	A-60
9.5	Notices	A-60
9.6	Interpretation	A-60
9.7	Counterparts	A-61
9.8	Entire Agreement	A-61
9.9	Governing Law; Jurisdiction	A-61
9.10	Waiver of Jury Trial	A-62
9.11	Assignment; Third-Party Beneficiaries	A-62
9.12	Specific Performance	A-62
9.13	Severability	A-62
9.14	Confidential Supervisory Information	A-62
9.15	Delivery by Facsimile or Electronic Transmission	A-63

A-iii

INDEX OF DEFINED TERMS

Term	Section
Acceptable Confidentiality Agreement	6.13(a)
Acquisition Proposal	6.13(a)
Agreement	Preamble
Average Purchaser Share Price	1.8(a)
BHC Act	3.1(a)
Burdensome Regulatory Condition	6.1(c)
Cash Consideration	1.5(a)
Certificates of Merger	1.3
Chartwell	6.14(a)
Chosen Courts	9.9(b)
Client Investment Advisory Contract Consents	6.21(a)
Client Investment Advisory Contracts	6.21(a)
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Preamble
Company 401(k) Plan	6.7(c)
Company Articles	3.1(a)
Company Bank	3.1(b)
Company Benefit Plans	3.11(a)
Company Board Recommendation	6.4(a)
Company Broker-Dealer Subsidiary	3.4
Company Bylaws	3.1(a)
Company Common Stock	1.5(a)
Company Contract	3.14(a)
Company Disclosure Schedule	Article III
Company Equity Awards	1.8(d)
Company ERISA Affiliate	3.11(a)
Company Indemnified Parties	6.8(a)
Company Insiders	6.19
Company Meeting	6.4(a)
Company Option	1.8(a)
Company Owned Properties	3.19
Company Preferred Stock	3.2(a)
Company Qualified Plans	3.11(c)
Company Real Property	3.19
Company Regulatory Agreement	3.15
Company Reports	3.12
Company Restricted Share	1.8(b)
Company Securities	3.2(a)
Company Series A Preferred Stock	1.7(a)
Company Series B Preferred Stock	1.7(b)
Company Software	3.20(e)
Company Subsidiary	3.1(b)
Company Tax Certificate	6.22(a)
Confidentiality Agreement	6.2(b)
Continuation Period	6.7(a)
Continuing Employees	6.7(a)
Director Restricted Share	1.5(a)

A-iv

Term	Section
Enforceability Exceptions	3.3(a)
Environmental Laws	3.17
Equity Award Conversion Amount	1.8(b)
ERISA	3.11(a)
Exchange Act	3.6(c)
Exchange Agent	2.1
Exchange Fund	2.1
Exchange Ratio	1.5(a)
FBCA	3.4
FDI Act	3.1(b)
FDIC	3.1(b)
Federal Reserve Board	3.4
FINRA	3.4
First Certificates of Merger	1.3
First Effective Time	1.3
First Merger	Recitals
FLLCA	1.1
Florida DOS	1.3
Fund Approvals	6.21(b)
GAAP	3.1(a)
Governmental Entity	3.4
HSR Act	3.4
Initial Surviving Entity	Recitals
Intended Tax Treatment	Recitals
Intellectual Property	3.20(a)
Intervening Event	6.4(b)
IRS	3.11(b)
IT Assets	3.20(h)
Liens	3.2(b)
Loans	3.26(a)
Malicious Code	3.20(h)
Management Support Agreement	Recitals
Material Adverse Effect	3.1(a)
Merger Sub 1	Preamble
Merger Sub 1 Articles of Organization	4.1(a)
Merger Sub 1 LLC Interest	1.5(e)
Merger Sub 1 Operating Agreement	4.1(a)
Merger Sub 2	Preamble
Merger Sub 2 Articles of Organization	4.1(a)
Merger Sub 2 LLC Interest	1.6
Merger Sub 2 Operating Agreement	4.1(a)
Merger Subs	Preamble
Mergers	Recitals
Multiemployer Plan	3.11(a)
Multiple Employer Plan	3.11(e)
NASDAQ	3.4
New Certificates	2.1
New Purchaser Preferred Stock	1.7(b)
Non-Voting Common Stock	1.7(c)
NYSE	2.2(e)
Old Certificate	1.5(b)

A-v

Term	Section
Option Payout Amount	1.8(a)
Pandemic	3.1(a)
Pandemic Measure	3.1(a)
PBCL	1.1
Pennsylvania Department	3.4
Pennsylvania DOS	1.3
Permitted Encumbrances	3.19
Personal Data	3.20(f)
PETL	1.1
Premium Cap	6.8(b)
Privacy Laws	3.20(f)
Proxy Statement	3.4
Purchaser	Preamble
Purchaser 401(k) Plan	6.7(c)
Purchaser Benefit Plans	6.7(c)
Purchaser Bylaws	4.1(a)
Purchaser Charter	4.1(a)
Purchaser Common Stock	1.5(a)
Purchaser Disclosure Schedule	Article IV
Purchaser Equity Awards	4.2(a)
Purchaser ERISA Affiliate	6.7(c)
Purchaser Preferred Stock	1.7(a)
Purchaser Regulatory Agreement	4.12
Purchaser Reports	Article IV
Purchaser Restricted Share	1.8(a)
Purchaser Securities	4.2(a)
Purchaser Series A Preferred Stock	1.7(a)
Purchaser Series B Preferred Stock	1.7(b)
Purchaser Subsidiary	4.1(b)
Purchaser Tax Certificate	6.22(a)
Recommendation Change	6.4(a)
Registered Funds	3.30(a)
Registered IP	3.20(a)
Regulatory Agencies	3.5
Representatives	6.13(a)
Requisite Company Vote	3.3(a)
Requisite Regulatory Approvals	6.1(b)
S-4	3.4
Sarbanes-Oxley Act	3.6(c)
SEC	3.4
Second Certificates of Merger	1.3
Second Effective Time	1.3
Second Merger	Recitals
Securities Act	3.12
Security Breach	3.20(g)
Series C Preferred Stock	Recitals
SRO	3.5
Stock Consideration	1.5(a)
Subsidiary	3.1(a)
Superior Proposal	6.13(a)

A-vi

Term	Section
Support Agreement	Recitals
Surviving Entity	Recitals
Takeover Statutes	3.22
Tax	3.10(c)
Tax Return	3.10(d)
Termination Date	8.1(c)
Termination Fee	8.2(b)
Trade Secrets	3.20(a)
Warrants	Recitals

A-vii

AGREEMENT AND PLAN OF MERGER, dated October 20, 2021 (this “Agreement”), among Raymond James Financial, Inc., a Florida corporation (“Purchaser”), Macaroon One LLC, a Florida limited liability company and direct, wholly-owned Subsidiary of Purchaser (“Merger Sub 1”), Macaroon Two LLC, a Florida limited liability company and direct, wholly-owned Subsidiary of Purchaser (“Merger Sub 2” and together with Merger Sub 1, “Merger Subs”), and TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”).

RECITALS

A. The Boards of Directors of Purchaser and the Company have unanimously determined that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement, and the sole member of each of Merger Sub 1 and Merger Sub 2 has approved this Agreement and the transactions contemplated hereby.

B. Upon the terms and subject to the conditions set forth in this Agreement, (i) Merger Sub 1 will merge with and into the Company (the “First Merger”), so that the Company is the surviving entity (in such capacity, the “Initial Surviving Entity”) in the First Merger, and (ii) as promptly as practicable following the consummation of the First Merger, the Initial Surviving Entity will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), so that Merger Sub 2 is the surviving entity (in such capacity, the “Surviving Entity”) in the Second Merger.

C. In furtherance thereof, the respective Boards of Directors of Purchaser and the Company have unanimously approved, adopted and declared advisable the Merger and this Agreement, approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and, with respect to the Board of Directors of the Company, has resolved to submit this Agreement to its shareholders for approval and to recommend that its shareholders approve this Agreement.

D. Concurrently with the execution and delivery of this Agreement, Purchaser, the Company and the holder of all shares of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, no par value, of the Company (“Series C Preferred Stock”) and the holder of those certain warrants to purchase 922,438 shares of Company Common Stock (the “Warrants”) have entered into an agreement (the “Support Agreement”) pursuant to which the Company and such holder have agreed, among other things, to cause all shares of Series C Preferred Stock and the Warrants to be treated as contemplated by this Agreement, including by way of amendment of such Series C Preferred Stock or Warrants as necessary.

E. Concurrently with the execution and delivery of this Agreement, James F. Getz and Brian S. Fetterolf have each entered into an agreement with Purchaser (the “Management Support Agreement”) pursuant to which such persons have agreed, among other things and subject to the terms and conditions set forth in the Management Support Agreement, to vote or cause to be voted any shares of the capital stock of the Company beneficially owned by them in favor of adopting this Agreement.

F. For U.S. federal income tax purposes, the parties to this Agreement intend that the Mergers, taken together, shall be treated as a single integrated transaction and together shall constitute a single “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), to which Purchaser and the Company are parties under Section 368(b) of the Code and any comparable provision of state or local law (the “Intended Tax Treatment”).

G. In order to implement the Intended Tax Treatment, this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

H. In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

THE MERGERS

1.1 The Mergers. Subject to the terms and conditions of this Agreement, in accordance with the Florida Revised Limited Liability Company Act (the “FLLCA”), the Pennsylvania Business Corporations Law of 1988 (the “PBCL”) and the Pennsylvania Entity Transactions Law (the “PETL”), at the First Effective Time, Merger Sub 1 shall merge with and into the Company pursuant to this Agreement. The Company shall be the Initial Surviving Entity, and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. Upon consummation of the First Merger, the separate corporate existence of Merger Sub 1 shall terminate. Subject to the terms and conditions of this Agreement, in accordance with the FLLCA, the PBCL and the PETL, immediately following the First Effective Time and as part of a single integrated transaction, at the Second Effective Time, the Initial Surviving Entity shall merge with and into Merger Sub 2 pursuant to this Agreement. Merger Sub 2 shall be the Surviving Entity, and shall continue its corporate existence under the laws of the State of Florida. Upon consummation of the Second Merger, the separate corporate existence of the Initial Surviving Entity shall terminate.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) will take place remotely by electronic exchange of documents at 10:00 a.m., Eastern time, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by the Company and Purchaser. The date on which the Closing occurs is referred to as the “Closing Date.”

1.3 Effective Times. On or (if agreed in writing by the Company and Purchaser) prior to the Closing Date, Purchaser and the Company, respectively, shall cause to be filed articles of merger with the Department of State of the State of Florida (the “Florida DOS”) in accordance with the FLLCA and a statement of merger with the Department of State of the Commonwealth of Pennsylvania (the “Pennsylvania DOS”) in accordance with the PBCL and the PETL (collectively, the “First Certificates of Merger”) with respect to the First Merger. The First Merger shall become effective at such time as specified in the First Certificates of Merger in accordance with the relevant provisions of the FLLCA, the PBCL and the PETL, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “First Effective Time”). Immediately following or (if agreed in writing by the Company and Purchaser) prior to the First Effective Time, Purchaser and the Initial Surviving Entity, respectively, shall cause to be filed articles of merger with the Florida DOS in accordance with the FLLCA and a statement of merger with the Pennsylvania DOS in accordance with the PBCL and the PETL (the “Second Certificates of Merger” and together with First Certificates of Merger, the “Certificates of Merger”) with respect to the Second Merger. The Second Merger shall become effective at such time as specified in the Second Certificates of Merger in accordance with the relevant provisions of the FLLCA, the PBCL and the PETL, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Second Effective Time”).

1.4 Effects of the Mergers. At and after the First Effective Time, the First Merger shall have the effects set forth in the applicable provisions of the FLLCA, the PBCL, the PETL and this Agreement, and at and after the Second Effective Time, the Second Merger shall have the effects set forth in the applicable provisions of the FLLCA, the PBCL, the PETL and this Agreement.

1.5 First Merger.

(a) At the First Effective Time, by virtue of the First Merger and without any action on the part of Purchaser, Merger Sub 1, the Company or the holder of any securities of the foregoing, subject to Section 2.2(e), each share of the common stock, no par value, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the First Effective Time, including each unvested Company Restricted Share (defined below) held by a non-employee director of the Board of Directors of the Company (each, a “Director Restricted Share”), except for shares of Company Common Stock owned by the Company or Purchaser (in each case of shares of Company Common Stock owned by the Company or Purchaser, other than shares of Company Common Stock (i) held in brokerage accounts, trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by the Company or Purchaser in respect of debts previously contracted), shall be converted into the right to receive (A) $6.00 in cash (the “Cash Consideration”) and (B) 0.25 shares (the “Exchange Ratio”; and such shares, the “Stock Consideration”) of the common stock, par value $0.01 per share, of Purchaser (the “Purchaser Common Stock”).

(b) All of the shares of Company Common Stock converted into the right to receive the Cash Consideration and the Stock Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each, an “Old Certificate”; it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) a New Certificate (as defined below) representing the number of whole shares of Purchaser Common Stock that such shares of Company Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, (iii) the Cash Consideration that such shares of Company Common Stock have been converted into the right to receive, and (iv) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon. If, on or after the date hereof and prior to the First Effective Time, the outstanding shares of Company Common Stock or Purchaser Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar structural change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give Purchaser and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit the Company or Purchaser to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, at the First Effective Time, all shares of Company Common Stock that are owned by the Company or Purchaser (in each case, other than shares of Company Common Stock (i) held in brokerage accounts, trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by the Company or Purchaser in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor.

(d) At and after the First Effective Time, each share of Purchaser Common Stock issued and outstanding immediately prior to the First Effective Time shall remain an issued and outstanding share of common stock of Purchaser and shall not be affected by the First Merger.

(e) At and after the First Effective Time, by virtue of the First Merger and without any action on the part of Purchaser, Merger Sub 1, the Company or the holder of any securities of the foregoing, each limited liability company interest of Merger Sub 1 (the “Merger Sub 1 LLC Interests”), issued and outstanding immediately prior to the First Effective Time shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Initial Surviving Entity.

1.6 Second Merger . At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Purchaser, Merger Sub 2, the Initial Surviving Entity or the holder of any securities of the foregoing, (i) each share of the common stock, no par value, of the Initial Surviving Entity issued and outstanding immediately prior to the Second Effective Time, shall be cancelled and retired and cease to exist, and (ii) each limited liability company interest of Merger Sub 2 (the “Merger Sub 2 LLC Interests”), issued and outstanding immediately prior to the Second Effective Time, shall be unaffected by the Second Merger and shall remain outstanding as a limited liability company interest in the Surviving Entity. At and after the Second Effective Time, each share of Purchaser Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain an issued and outstanding share of common stock of Purchaser and shall not be affected by the Second Merger.

1.7 Company Preferred Stock; Warrant.

(a) At the First Effective Time, by virtue of the First Merger and without any action on the part of Purchaser, the Company or the holder of any securities of Purchaser or the Company, each share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, of the Company (“Company Series A Preferred Stock”) issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive a share of a newly created series of preferred stock of Purchaser, par value $0.10 per share (“Purchaser Preferred Stock”), having powers, preferences and special rights that are not materially less favorable than the Company Series A Preferred Stock (all shares of such newly created series, collectively, the “Purchaser Series A Preferred Stock”) and, upon such conversion, the Company Series A Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time.

(b) At the First Effective Time, by virtue of the First Merger and without any action on the part of Purchaser, the Company or the holder of any securities of Purchaser or the Company, each share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, of the Company (“Company Series B Preferred Stock”) issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive a share of a newly created series of Purchaser Preferred Stock having powers, preferences and special rights that are not materially less favorable than the Company Series B Preferred Stock (all shares of such newly created series, collectively, the “Purchaser Series B Preferred Stock” and, together with the Purchaser Series A Preferred Stock, the “New Purchaser Preferred Stock”) and, upon such conversion, the Company Series B Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time.

(c) At the First Effective Time, by virtue of the First Merger and without any action on the part of Purchaser, the Company or the holder of any securities of Purchaser or the Company, each share of Series C Preferred Stock issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive $30.00 in cash multiplied by the number of non-voting common stock, no par value, of the Company (“Non-Voting Common Stock”) such share of Series C Preferred Stock is convertible into pursuant to the terms of the certificate of designations with respect to the Series C Preferred Stock, as amended as contemplated in the Support Agreement. Upon such conversion, the Company Series C Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time.

(d) At the First Effective Time and as contemplated by the Support Agreement, the Warrants shall be automatically converted into the right to receive a cash payment equal to the product of (i) the number of shares of Company Common Stock subject to such Warrants, multiplied by (ii) $30.00 minus the applicable exercise price per share of Company Common Stock subject to such Warrants. Upon such conversion, the Warrants shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time.

1.8 Treatment of Company Equity Awards.

(a) At the First Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”), which have all vested prior to the date of this Agreement, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase shares of Company Common Stock and shall be converted into right to receive a cash payment equal to the product (rounded down to the nearest whole number) of the number of shares of Company Common Stock subject to such Company Option immediately prior to the First Effective Time and (i) (A) the amount of the Cash Consideration, plus (B) the Exchange Ratio multiplied by the Average Purchaser Share Price (this clause (i), the “Option Payout Amount”), minus (ii) the exercise price per share of the Company Common Stock subject to such Company Option. At the First Effective Time, each Company Option that has an exercise price greater than or equal to the Option Payout Amount shall cease to be outstanding, be cancelled and cease to exist and the holder of any such Company Option shall not be entitled to payment of any consideration therefor. For purposes of this Agreement, the “Average Purchaser Share Price” means the average of the per share volume weighted average trading prices of Purchaser Common Stock on the NYSE (as reported in the Eastern Edition of The Wall Street Journal, or if not reported thereby, another authoritative source) for ten (10) trading days ending on the third (3rd) business day prior to the Closing.

(b) At the First Effective Time, each outstanding unvested restricted stock award (a “Company Restricted Share”), except any Director Restricted Share, shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted share of Company Common Stock and shall be converted into a number of restricted shares of (or, if determined by Purchaser in consultation with the Company and in compliance with applicable laws and the terms of the Company Benefits Plans pursuant to which Company Restricted Shares were issued, a number of restricted stock units denominated in shares of) Purchaser Common Stock (each, a “Purchaser Restricted Share”) equal to the Equity Award Conversion Amount (rounded down to the nearest whole number). Except as specifically provided above, at and following the First Effective Time, each such Purchaser Restricted Share shall continue to be governed by the same terms and conditions as were applicable to the applicable Company Restricted Share immediately prior to the First Effective Time. For purposes of this Agreement, the term “Equity Award Conversion Amount” means (i) the Exchange Ratio plus (ii) the quotient of (A) the Cash Consideration divided by (B) the Average Purchaser Share Price.

(c) At or prior to the First Effective Time, the Company, the Board of Directors of the Company and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.8.

(d) Purchaser shall take all corporate actions that are necessary for the treatment of Company Options and Company Restricted Shares (together, the “Company Equity Awards”) pursuant to Sections 1.8(a) and 1.8(a), including the reservation, issuance and listing of Purchaser Common Stock as necessary to effect the transactions contemplated by this Section 1.8.

1.9 Governing Documents; Directors and Officers.

(a) First Merger. At the First Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the First Effective Time, shall be the articles of incorporation of the Initial Surviving Entity until thereafter amended in accordance with applicable law. At the First Effective Time, the bylaws of the Company, as in effect immediately prior to the First Effective Time, shall be the bylaws of the Initial Surviving Entity until thereafter amended in accordance with applicable law. The directors and officers of the Company as of immediately prior to the First Effective Time shall be the initial directors and officers of the Initial Surviving Entity and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

(b) Second Merger. At the Second Effective Time, the articles of organization of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the articles of organization of the Surviving Entity until thereafter amended in accordance with applicable law, except that references to the name of Merger Sub 2 shall be replaced by “Tristate Capital Holdings LLC”. At the Second Effective Time, the operating agreement of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with applicable law, except that references to the name of Merger Sub 2 shall be replaced by “Tristate Capital Holdings LLC”. The parties shall take all actions necessary so that from and after the Second Effective Time, the managers and officers, as applicable, of Merger Sub 2 immediately prior to the Second Effective Time shall become and constitute the only managers and officers, as applicable, of the Surviving Entity, each to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

1.10 Tax Treatment. It is intended that the Mergers, taken together, shall qualify for the Intended Tax Treatment and this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

ARTICLE II

EXCHANGE OF SHARES

2.1 Purchaser to Make Consideration Available. At or prior to the First Effective Time, Purchaser shall deposit, or shall cause to be deposited, with an exchange agent designated by Purchaser and reasonably acceptable to the Company (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates (which for purposes of this Article II shall be deemed to include certificates or book-entry account statements representing shares of Company Preferred Stock), (i) certificates or, at Purchaser’s option, evidence in book-entry form, representing shares of Purchaser Common Stock or New Purchaser Preferred Stock to be issued pursuant to Section 1.5 and Section 1.7 (collectively, referred to herein as “New Certificates”) and (ii) cash in an amount sufficient to pay (a) the aggregate Cash Consideration and (b) cash in lieu of any fractional shares to be paid pursuant to Section 2.2(e) (such cash and New Certificates, together with any dividends or distributions with respect to the Stock Consideration payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

2.2 Exchange of Shares.

(a) As promptly as practicable after the First Effective Time, but in no event later than five (5) business days thereafter, Purchaser shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock or Company Preferred Stock immediately prior to the First Effective Time that have been converted at the First Effective Time into the right to receive Purchaser Common Stock or New Purchaser Preferred Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Purchaser Common Stock, the Cash Consideration and any cash in lieu of fractional shares or shares of New Purchaser Preferred Stock, as applicable, which the shares of Company Common Stock or Company Preferred Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Purchaser Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) a check representing the amount of (x) the Cash Consideration which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, (y) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, and (z) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b) or (iii) New Certificate(s) representing the number of shares of New Purchaser Preferred Stock to which such holder of Company Preferred Stock shall have become entitled pursuant to the provisions of Article I, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the First Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Purchaser Common Stock or shares of New Purchaser Preferred Stock which the shares of Company Common Stock or Company Preferred Stock, as applicable, represented by such Old Certificate have been converted into the right to receive, the applicable Cash Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b) No dividends or other distributions declared with respect to Purchaser Common Stock or New Purchaser Preferred Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Purchaser Common Stock or shares of New Purchaser Preferred Stock that the shares of Company Common Stock or Company Preferred Stock, as applicable, represented by such Old Certificate have been converted into the right to receive.

(c) If any New Certificate representing shares of Purchaser Common Stock or New Purchaser Preferred Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Purchaser Common Stock or New Purchaser Preferred Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the First Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Preferred Stock that were issued and outstanding immediately prior to the First Effective Time. If, after the First Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of Purchaser Common Stock or New Purchaser Preferred Stock, the Cash Consideration and cash in lieu of fractional shares and dividends or distributions as contemplated by this Section 2.2, as applicable.

(e) Notwithstanding anything to the contrary contained in this Agreement, no New Certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Purchaser Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Purchaser. In lieu of the issuance of any such fractional share, Purchaser shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Purchaser Common Stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the First Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Purchaser Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for twelve (12) months after the First Effective Time shall be paid to the Surviving Entity. Any former holders of Company Common Stock or Company Preferred Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of the shares of Purchaser Common Stock, the Cash Consideration and cash in lieu of any fractional shares and any unpaid dividends and distributions on the Purchaser Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Agreement, or the shares of New Purchaser Preferred Stock and any unpaid dividends and distributions on the New Purchaser Preferred Stock deliverable in respect of each former share of Company Preferred Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, Merger Subs, the Company, the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock or shares of Company Preferred Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g) Purchaser shall be entitled to deduct and withhold, or cause the Surviving Entity or the Exchange Agent to deduct and withhold, from any Cash Consideration, cash in lieu of fractional shares of Purchaser Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Preferred Stock or Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser, the Surviving Entity or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, Company Preferred Stock or Company Equity Awards in respect of which the deduction and withholding was made by Purchaser or the Exchange Agent, as the case may be.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Purchaser or the Exchange Agent, the posting by such person of a bond in such amount as Purchaser or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Purchaser Common Stock, the Cash Consideration and any cash in lieu of fractional shares, or the shares of New Purchaser Preferred Stock, as applicable, and dividends or distributions, deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as disclosed in the disclosure schedule delivered by the Company to Purchaser concurrently herewith (the “Company Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced, and (2) other sections of this Article III to the extent it is reasonably apparent on its face from a reading of the disclosure that such disclosure applies to such other sections) or (y) as disclosed in any Company Reports publicly filed with or furnished to the SEC by the Company since December 31, 2018 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company represents and warrants to Purchaser and Merger Subs as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and has not elected to be treated as a financial holding company under the BHC Act. The Company has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Purchaser, the Company or the Surviving Entity, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations (including the Pandemic Measures) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities (as defined below), (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event (including a Pandemic), (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other parties in contemplation of the transactions contemplated hereby (it being understood that this clause (E) shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated hereby), or (F) a decline in the trading price of a party’s common stock in and of itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred); except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate), in which case, only the incremental additional disproportionate impact of such change (and not the entire effect of such change) will be considered, or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, (x) the term “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or COVID-19, or any evolutions or mutations thereof, or any other viruses (including influenza); (y) the term “Pandemic Measure” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law or directive mandated by any Governmental Entity, in each case, in connection with or in response to any Pandemic; and (z) the term “Subsidiary” when used with respect to any person, means any subsidiary of such person as defined in Rule 1-02(x) of Regulation S-X promulgated by the SEC or the BHC Act. True, correct and complete copies of the amended and restated articles of incorporation of the Company (the “Company Articles”) and the amended and restated bylaws of the Company (the “Company Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by the Company to Purchaser in the virtual data room maintained by the Company.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of the Company or any Company Subsidiary to pay dividends or distributions except, in the case of the Company or a Company Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. TriState Capital Bank, a Pennsylvania-chartered bank and wholly-owned subsidiary of the Company (“Company Bank”), is the only Company Subsidiary that is a depository institution, and the deposit accounts of Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950 (the “FDI Act”)) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Subsidiaries as of the date hereof. No Company Subsidiary is in violation of any of the provisions of its articles or certificate of incorporation or bylaws (or comparable organizational documents). True, correct and complete copies of the organizational documents of the Company and each Company Subsidiary as in effect as of the date of this Agreement have previously been made available by the Company to Purchaser. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of the Company other than the Company Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 58,306,694 shares of Company Common Stock, 6,653,347 shares of which are designated as Non-Voting Common Stock, and 150,000 shares of preferred stock, no par value (“Company Preferred Stock”). As of October 18, 2021, there were: (i) 33,154,343 shares of Company Common Stock issued and outstanding, including 1,779,310 shares of Company Common Stock granted in respect of outstanding Company Restricted Shares, and no shares of Non-Voting Common Stock are issued and outstanding; (ii) 274,820 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Options; (iii) 2,399,368 shares of Company Common Stock held in treasury; (iv) 40,250 shares of Company Series A Preferred Stock issued and outstanding; (v) 80,500 shares of Company Series B Preferred Stock issued and outstanding; and (vi) 683 shares of Series C Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, for changes since October 18, 2021 resulting from the exercise, vesting or settlement of any Company Options and Company Restricted Shares in the ordinary course of business described in the immediately preceding sentence and 1,206,884 shares of Company Common Stock reserved for issuance pursuant to future grants under the Company equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of the Company issued, reserved for issuance or outstanding. All the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Company is current on all dividends payable on the outstanding shares of Company Preferred Stock, and has complied in all material respects with the terms and conditions thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. Other than Company Preferred Stock, Company Equity Awards and Warrants issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in the Company, or contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in the Company, or that otherwise obligate the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Company Securities”). Other than Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of the Company or any Company Subsidiary) are outstanding. No Company Subsidiary owns any capital stock of the Company. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which the Company or any Company Subsidiary is a party with respect to the voting or transfer of Company Common Stock, Company Preferred Stock, capital stock or other voting or equity securities or ownership interests of the Company or granting any shareholder or other person any registration rights.

(b) The Company owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, and security interests whatsoever, and any other encumbrances securing a payment or the performance of an obligation (collectively, “Liens”), and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Company Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, no Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Company Subsidiary, or contracts, commitments, understandings or arrangements by which any Company Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Company Subsidiary, or otherwise obligating any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth, for each Company Equity Award, a true, correct and complete list of the holder, type of award, grant date, number of shares, vesting schedule (including any acceleration provisions) and, if applicable, exercise price and expiration date, in each case as of the date hereof.

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Mergers) have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the transactions contemplated hereby (including the Mergers), on the terms and conditions set forth in this Agreement, are advisable and in the best interests of the Company and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Mergers), and has directed that this Agreement and transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on such matter by the holders of Company Common Stock (the “Requisite Company Vote”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby (other than the submission to the shareholders of the Company of an advisory (non-binding) vote on the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the transactions contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser and Merger Subs) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including the Mergers), nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Articles, the Company Bylaws or the organizational documents of any Company Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any Company Subsidiary or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any Company Contract, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE and The NASDAQ Stock Market, LLC (“NASDAQ”), (b) the filing of any required applications, filings, waiver requests and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department”), and approval or waiver of such applications, filings and notices, (d) the filing with the Financial Industry Regulatory Authority (“FINRA”) of an application by Chartwell TSC Securities Corp. (the “Company Broker-Dealer Subsidiary”) under FINRA Rule 1017 and approval of such application, which shall include an application by the Company Broker-Dealer Subsidiary on Form CMA and approval by each applicable Governmental Entity with which the Company Broker-Dealer Subsidiary is registered, (e) the filing of those additional applications, filings and notices, if any, listed in Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Purchaser Disclosure Schedule and approval of such applications, filings and notices, (f) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and the registration statement on Form S-4, to be filed with the SEC by Purchaser in connection with the transactions contemplated by this Agreement (the “S-4”) and the declaration by the SEC of the effectiveness of the S-4, (g) the filing of the Certificates of Merger with the Florida DOS pursuant to the FLLCA and the Pennsylvania DOS pursuant to the PBCL and the PETL and the filing of the certificates of designations for the New Purchaser Preferred Stock with the Florida DOS pursuant to the Florida Business Corporation Act (the “FBCA”), (h) the filing of any notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement, the issuance of the shares of New Purchaser Preferred Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock and New Purchaser Preferred Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission, Regulatory Agency or other governmental or regulatory authority or instrumentality (including any government-sponsored enterprise) or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the First Merger and the other transactions contemplated hereby. As of the date hereof, the Company has no knowledge of any reason why the necessary regulatory approvals and consents to be obtained by the Company or a Company Subsidiary pursuant hereto will not be received by the Company or such Company Subsidiary to permit consummation of the Mergers in accordance with this Agreement.

3.5 Reports. The Company and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2019 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) any foreign regulatory authority, and (vi) any self-regulatory organization as defined in Section 3(a)(26) of the Exchange Act or any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market (an “SRO”) (clauses (i) – (vi), collectively “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. No such report, form, correspondence, registration or statement, together with any amendments made with respect thereto, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and the Company Subsidiaries, no Governmental Entity has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any Company Subsidiary since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any Company Subsidiary, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any Company Subsidiary since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.6 Financial Statements.

(a) The financial statements of the Company and the Company Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and the Company Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and the Company Subsidiaries have been and are being maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. No independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any Company Subsidiary has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2021, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to the Company, including the Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Any such disclosures were made in writing by management to the Company’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available to Purchaser. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2019, (i) neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing the Company or any Company Subsidiary, whether or not employed or retained by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or the Board of Directors or similar governing body of any Company Subsidiary or any committee thereof, or to the knowledge of the Company, to any director or officer of the Company or any Company Subsidiary.

3.7 Broker’s Fees. With the exception of the engagement of Stephens Inc., neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or related transactions contemplated by this Agreement. The Company has disclosed to Purchaser as of the date hereof the aggregate fees provided for in connection with the engagement by the Company of Stephens Inc. related to the Mergers and the other transactions contemplated hereunder.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2020, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Since December 31, 2020 through the date of this Agreement, the Company and the Company Subsidiaries have carried on their respective businesses in all material respects in the ordinary course, except for actions taken in response to Pandemic Measures or in connection with the transactions contemplated by this Agreement.

3.9 Legal and Regulatory Proceedings.

(a) Neither the Company nor any Company Subsidiary is a party to any, and there are no outstanding or pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (which shall not include ordinary course examinations) of any nature against the Company or any Company Subsidiary or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the First Merger, would apply to the Initial Surviving Entity or any of its affiliates or, upon consummation of the Second Merger, would apply to the Surviving Entity or any of its affiliates).

3.10 Taxes and Tax Returns.

(a) Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete; neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); all Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; each of the Company and its Subsidiaries has complied with all applicable laws relating to the withholding of Taxes and information reporting and have duly and timely withheld and paid over to the appropriate Tax authority all amounts required to be so withheld and paid over under all applicable laws with respect to any employee, creditor, shareholder, independent contractor or other third party; neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business); neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries; neither the Company nor any of its Subsidiaries has entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last six (6) years; neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries); neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was the Company), or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a transferee or successor.

(b) Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries except Liens for current Taxes not yet due and payable that may thereafter be paid without interest or penalty, and Liens for material Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP.

(c) As used in this Agreement, the term “Tax” or “Taxes” means, whether disputed or not (a) any and all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case, in the nature of a Tax and imposed by a Governmental Entity with jurisdiction over Taxes, together with all penalties and additions to tax and interest thereon; (b) any liability for the payment of any amounts of the type described in (a) above as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) for any period, and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for Taxes of a predecessor or transferor, by contract or otherwise by operation of law.

(d) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, or any other document supplied or required to be supplied to a Governmental Entity.

3.11 Employees.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Benefit Plans. For purposes of this Agreement, the term “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which the Company or any Subsidiary or any trade or business of the Company or any of its Subsidiaries, whether or not incorporated, all of which together with the Company would, at the relevant time, be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any Company ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(b) With respect to each Company Benefit Plan, the Company has made available to Purchaser, to the extent applicable, accurate and complete copies of: (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iv) the most recently received IRS determination letter or opinion letter, (v) the most recently prepared actuarial report, and (vi) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to any Company Benefit Plan.

(c) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan. The IRS has issued a favorable determination letter or opinion letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.

(d) The Company and its Subsidiaries do not have any liability with respect to a plan that is subject to Title IV of ERISA.

(e) None of the Company and its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f) Except as would not result in any material liability to the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g) Except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.

(h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries, taken as a whole.

(i) None of the Company and its Subsidiaries nor any Company ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any Company ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any such employee, director, officer or independent contractor of the Company or any of its Subsidiaries, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan, or (v) limit or restrict the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust on or after the First Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) to any employee, officer, director or other service provider of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k) No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l) The transactions contemplated by this Agreement will not cause or require the Company or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(m) As of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, there are no pending or, to the knowledge of the Company, threatened organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries.

(n) As of the date hereof, there are no pending or, to the knowledge of the Company, threatened labor grievances or unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other labor disputes against the Company or any of its Subsidiaries. The Company and its Subsidiaries are, and have been since January 1, 2019, in compliance with all applicable laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigrant, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the related payment and withholding of Taxes, except for failures to comply that have not had and would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole.

(o) In the past five (5) years, neither the Company nor any of the Company Subsidiaries has entered into a settlement agreement with a current or former officer, an employee or independent contractor of the Company or its Subsidiaries that substantially involves allegations relating to sexual harassment by either (i) an executive officer of the Company or its Subsidiaries or (ii) a senior employee of the Company or its Subsidiaries. In the past five (5) years, to the knowledge of the Company, no allegations of sexual harassment have been made against (x) an executive officer of the Company or its Subsidiaries or (y) a senior employee of the Company or its Subsidiaries.

3.12 SEC Reports. The Company has previously made available to Purchaser a true, correct and complete copy of each (a) Company Report filed with or furnished to the SEC by the Company since December 31, 2018 and prior to the date hereof (other than those Company Reports that are publicly available) and (b) communication mailed by the Company to its shareholders since January 1, 2019 and prior to the date hereof (other than those communications that are publicly available). No such Company Report and no such communication (whether or not publicly available), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2019, as of their respective dates, all Company Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Company Reports. “Company Reports” means each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company since December 31, 2018 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

3.13 Compliance with Applicable Law.

(a) The Company and each of the Company Subsidiaries holds, and has at all times since January 1, 2019, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of its respective businesses and ownership of its respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and, to the knowledge of the Company, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Company Subsidiary have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, guideline and/or policy of any Governmental Entity relating to the Company or any Company Subsidiary, including without limitation the Federal Deposit Insurance Act, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C,

the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm- Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, regulation, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. The Company and the Company Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by the Company and the Company Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where the Company and the Company Subsidiaries conduct business.

(c) Company Bank has received an Institution Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination.

(d) Without limitation, none of the Company or any Company Subsidiary, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any Company Subsidiary has, directly or indirectly, (i) used any funds of the Company or any Company Subsidiary for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any Company Subsidiary, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any Company Subsidiary, (v) made any fraudulent entry on the books or records of the Company or any Company Subsidiary, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any Company Subsidiary, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any Company Subsidiary, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(e) As of the date hereof, each of the Company and Company Bank maintains regulatory capital ratios that exceed the levels established for “well-capitalized” institutions (as such term is defined in the relevant regulation of the institution’s primary bank regulator). As of the date hereof, neither the Company nor Company Bank has received any notice from a Governmental Entity that its status as “well-capitalized” or that Company Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.

(f) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) neither the Company nor any Company Subsidiary has directly contracted with an agent for providing assistance to eligible borrowers in connection with any Paycheck Protection Program loans; (ii) the Company and each Company Subsidiary has properly administered all accounts for which it acts as an agent or fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (iii) none of the Company, any Company Subsidiary, or any of its or a Company Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such agent or fiduciary account, and the accountings and related data for each such agent or fiduciary account are true, correct and complete and accurately reflect the assets, activities and results of such agent or fiduciary account.

3.14 Certain Contracts.

(a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule or as publicly filed with any Company Reports since December 31, 2018 and prior to the date hereof, as of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Company Benefit Plan:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which contains a provision that materially restricts the conduct of any line of business by the Company or any Company Subsidiary or upon consummation of the transactions contemplated by this Agreement (including the Mergers) will materially restrict the ability of the Surviving Entity or any of its affiliates to engage or compete in any line of business or in any geographic region (including any non-compete or client or customer non-solicitation requirement);

(iii) which is a collective bargaining agreement or similar agreement with any labor organization;

(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Company Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole;

(v) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or the Company Subsidiaries, taken as a whole;

(vi) (A) that relates to the incurrence of indebtedness by the Company or any of the Company Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from a Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by the Company or any of the Company Subsidiaries of, or any similar commitment by the Company or any of the Company Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $1,000,000 or more;

(vii) relating to the lease of personal property having a value in excess of $100,000 in the aggregate;

(viii) pursuant to which the Company or any of its Subsidiaries grants or receives a license, covenant not to sue, release, waiver, option or similar right under any Intellectual Property that is material to the businesses of the Company or any of its Subsidiaries, other than non-exclusive licenses granted (A) to the Company or its Subsidiaries either for off-the-shelf software or information technology services on standardized terms that are generally commercially available, and (B) by the Company or its Subsidiaries in the ordinary course of business to customers for their use of the Company’s products and services relating thereto pursuant to terms that are consistent in all material respects with form agreements made available to Purchaser;

(ix) relating to the development or ownership of material Intellectual Property developed for or at the request of the Company, other than employee agreements and contractor agreements that are consistent in all material respects with form agreements made available to Purchaser;

(x) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement;

(xi) which relates to capital expenditures and involves future payments in excess of $250,000 in the aggregate;

(xii) which is not terminable on sixty (60) days or less notice and involves the payment of more than $450,000 per annum, other than contracts involving loans, extensions of credit or other banking products or funding arrangements offered by the Company and its Subsidiaries in the ordinary course of business consistent with past practice;

(xiii) that is a settlement, co-existence agreement, consent or similar agreement and contains any material continuing obligations of the Company or any Company Subsidiary;

(xiv) that is with any Governmental Entity; or

(xv) that relates to the acquisition or disposition of any person, business or asset and under which the Company or its Subsidiaries have or may have a material obligation or liability.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract.” The Company has made available to Purchaser true, correct and complete copies of each Company Contract in effect as of the date hereof.

(b) (1) Each Company Contract is valid and binding on the Company or a Company Subsidiary, as applicable, and in full force and effect, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (2) the Company and each Company Subsidiary have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Company Contract, except where such noncompliance or nonperformance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (3) to the knowledge of the Company, each third-party counterparty to each Company Contract has, in all material respects, complied with and performed all obligations required to be complied with and performed by it to date under such Company Contract, (4) neither the Company nor any Company Subsidiary has knowledge of, or has received notice of, (A) any violation of any Company Contract by any of the other parties thereto or (B) any dispute with any third party to any Company Contract, (5) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of the Company or any Company Subsidiary, or to the knowledge of the Company, any other party thereto, of or under any such Company Contract (6) neither the Company nor any Company Subsidiary is engaged in any negotiation or re-negotiation of any Company Contract and (7) no third-party counterparty to any Company Contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any Company Contract as a result of a Pandemic.

3.15 Agreements with Regulatory Agencies. Subject to Section 9.14, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions based on a requirement of, any Regulatory Agency or other Governmental Entity that currently (i) restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its or any affiliate’s business (including its or their ability to pay dividends), (ii) requires the maintenance of any level of capital in excess of amounts otherwise required under applicable law or (iii) that are material to its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised in writing, or to the knowledge of the Company, orally, since January 1, 2019, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

3.16 Risk Management Instruments. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company or any Company Subsidiary or for the account of a customer of the Company or a Company Subsidiary, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or a Company Subsidiary enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). The Company and each Company Subsidiary has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.

3.17 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and the Company Subsidiaries are in compliance, and have complied since January 1, 2019, with all federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims, causes of actions or actions, or to the knowledge of the Company, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any Company Subsidiary of any liability or obligation arising under any Environmental Law pending or threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company, the Company Subsidiaries, and the activities, operations and conditions on the real property have complied with all applicable Environmental Laws; and (ii) there are and have been no releases from underground or above ground storage tanks or any other releases of hazardous substances or other conditions of contamination present at or released from any Company Real Property or, to the knowledge of the Company, formerly owned, operated, or otherwise used by the Company or any of the Company Subsidiaries or at any off-site location, for which the Company or any of the Company Subsidiaries has or could reasonably expect to incur liability under or relating to Environmental Laws. The Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and memoranda in the possession of the Company relating to the Company or any Company Subsidiary or any of their current or former properties or activities. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company, the Company Subsidiaries, and the activities, operations and conditions on the real property have complied with all applicable Environmental Laws; and (ii) there are and have been no releases from underground or above ground storage tanks or any other releases of hazardous substances or other conditions of contamination present at or released from any Company Real Property or, to the knowledge of the Company, formerly owned, operated, or otherwise used by the Company or any of the Company Subsidiaries or at any off-site location, for which the Company or any of the Company Subsidiaries has or could reasonably expect to incur liability under or relating to Environmental Laws. The Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and memoranda in the possession of the Company relating to the Company or any Company Subsidiary or any of their current or former properties or activities.

3.18 Investment Securities and Commodities. Each of the Company and the Company Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to the Company’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or the Company Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects. The Company and each of its Subsidiaries employ, to the extent applicable, investment, securities, derivatives, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses, and the Company and each Company Subsidiary has, since January 1, 2019, been in compliance with such policies, practices and procedures in all material respects.

3.19 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports publicly filed with or furnished to the SEC by the Company since December 31, 2018 and prior to the date hereof as being owned by the Company or any Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid and freely assignable either as a matter of right or by operation of law without default thereunder by the lessee or, to the knowledge of the Company, the lessor. There are no pending or, to the knowledge of the Company, threatened legal actions or condemnation proceedings against the Company Real Property.

3.20 Intellectual Property; Data Privacy; Information Security.

(a) Section 3.20(a) of the Company Disclosure Schedule lists all Intellectual Property issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Entity, intellectual property registrar or Internet domain name registrar and owned by the Company or any of its Subsidiaries (“Registered IP”), indicating for each such item of Registered IP, as applicable, the registration or application number, application or registration date, owner(s) and filing jurisdiction. Each item of material Registered IP is subsisting and, to the knowledge of the Company, valid and enforceable. For purposes of this Agreement, “Intellectual Property” means any intellectual property or proprietary rights of any kind arising in any jurisdiction, including any: trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing; inventions and discoveries, whether patentable or not, patents, and invention disclosures and improvements; trade secrets and confidential or proprietary know-how, including confidential or proprietary processes, technologies, protocols, formulae, prototypes and customer or supplier lists, and rights to limit the use or disclosure thereof by any person (collectively, “Trade Secrets”); data and database rights; copyrights, writings and other works, whether copyrightable or not and whether in published or unpublished works; and any applications, registrations, extensions, modifications, renewals, reissues, reexaminations, divisionals, continuations, or continuations-in-part of any of the foregoing.

(b) To the knowledge of the Company, the Company and its Subsidiaries exclusively own all material Intellectual Property that they purport to own, free and clear of any Liens other than Permitted Encumbrances, and otherwise have a valid and subsisting right to use all Intellectual Property necessary for the operation of their respective businesses as currently conducted. Except as would not reasonably be expected to result in material liability or disruption to their respective businesses, neither the Company nor any of its Subsidiaries is in breach of any applicable license pursuant to which the Company or any of its Subsidiaries has acquired the right to use any Intellectual Property.

(c) Since January 1, 2019: (i) except as would not reasonably be expected to result in material liability or disruption to their respective businesses, to the knowledge of the Company, neither the Company nor any of its Subsidiaries have, nor has the provision or use of the Company’s or its Subsidiaries’ products or services, infringed, misappropriated or otherwise violated any person’s rights in Intellectual Property; (ii) to the knowledge of the Company, no person has infringed, misappropriated or otherwise violated any of the Company’s or its Subsidiaries’ rights in Intellectual Property in any material manner; and (iii) neither the Company nor any of its Subsidiaries has sent or received any material written claim, notice or invitation to receive a license which has not since been resolved (A) alleging or suggesting any infringement, misappropriation or other violation of Intellectual Property, or (B) challenging the validity, enforceability or ownership of any Intellectual Property.

(d) The Company and its Subsidiaries have, at all times within the past three (3) years, taken commercially reasonable efforts to protect the confidentiality and value of all material Trade Secrets that are owned, used or held for use by the Company or any of its Subsidiaries, and to the knowledge of the Company, no such material Trade Secrets (including any material Company Software in source code format) have been disclosed to or accessed by any person other than pursuant to written, valid and appropriate non-disclosure and confidentiality obligations that have not been breached in any material respect.

(e) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, directly or indirectly, distributed, made available for remote interaction, or otherwise used any software that is licensed pursuant to any “open source” or similar license (or any software that includes or links to any such open source or similarly licensed software) in conjunction with any of the Company’s or its Subsidiaries’ material proprietary software (“Company Software”) in a manner that requires that the Company or any Subsidiary (i) disclose or distribute any proprietary source code for such Company Software, (ii) license or otherwise make available any such Company Software on a royalty-free basis or (iii) grant any rights to any person to decompile, reverse-engineer or make derivative works of such Company Software.

(f) Since January 1, 2019, the Company and its Subsidiaries have complied in all material respects with (i) all of its and their privacy policies and (ii) all applicable laws relating to privacy, the processing of information that relates to an identified or identifiable individual (“Personal Data”), data security, and data protection (“Privacy Laws”).

(g) The Company and its Subsidiaries have implemented commercially reasonable measures, consistent with accepted industry practices, to protect the confidentiality, integrity, privacy, and security of any Personal Data and any other material confidential information (including any material trade secrets) against any (i) unauthorized access, loss or misuse, (ii) unauthorized or unlawful operations performed thereon, or (iii) other act or omission that compromises the security or confidentiality thereof (clauses (i) through (iii), a “Security Breach”). To the knowledge of the Company, since January 1, 2019, the Company has not experienced any material Security Breach. To the knowledge of the Company, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that have resulted in, or would reasonably be expected to result in, material liability, cost, or business disruption to the Company, or a duty to notify any Governmental Entity.

(h) To the knowledge of the Company, since January 1, 2019, no third party has gained unauthorized access to or misused any Personal Data or material confidential information, or any computers, software servers, networks or other information technology assets (“IT Assets”) used in the operation of the businesses of the Company or any of its Subsidiaries, in each case, in a manner that would reasonably be expected to result in material liability, cost or business disruption to the Company, or a duty to notify any Governmental Entity. The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards, consistent with accepted industry practices, to secure such IT Assets from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials (“Malicious Code”). To the knowledge of the Company, the IT Assets used by the Company or any of its Subsidiaries are free from any material Malicious Code, and have not, within the three (3) years prior to the date of this Agreement, experienced any material failure or malfunction.

3.21 Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Company Subsidiaries) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported.

3.22 State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Company Articles or the Company Bylaws (collectively, with any similar provisions of the Purchaser Charter, Purchaser Bylaws, Merger Sub 1 Articles of Organization, Merger Sub 1 Operating Agreement, Merger Sub 2 Articles of Organization or Merger Sub 2 Operating Agreement, as applicable, “Takeover Statutes”). In accordance with Subchapter 15D of the PBCL, no appraisal or dissenters’ rights will be available to the holders of Company Common Stock or Company Preferred Stock in connection with the First Merger.

3.23 Reorganization. Each of the Company and its Subsidiaries has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent, impair or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.

3.24 Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Stephens Inc. to the effect that as of the date thereof and based upon and subject to the various assumptions made, procedures followed, the matters considered, and the terms, qualifications and limitations set forth in its written opinion, the consideration to be received by the holders of Company Common Stock under this Agreement is fair from a financial point of view to such holders (other than Purchaser and its affiliates). Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25 Company Information. The information relating to the Company and the Company Subsidiaries that is provided in writing by the Company or the Company Subsidiaries or their respective representatives specifically for inclusion in the Proxy Statement, S-4 or in any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to the Company or any Company

Subsidiary will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The portion of the S-4 relating to the Company or any Company Subsidiary will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Purchaser or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.26 Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 3.26(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any written or oral loan, loan agreement, credit facility, note or borrowing arrangement (including securities and securities-related lending arrangements and any leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any Subsidiary of the Company is a creditor that, as of June 30, 2021, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of June 30, 2021 over sixty (60) days or more delinquent in payment of principal or interest. Set forth in Section 3.26(a) of the Company Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of the Company and the Company Subsidiaries that, as of June 30, 2021, had an outstanding balance of $1,000,000 or more and were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of each such Loan and the identity of the borrower thereunder and (B) each asset of the Company or any of its Subsidiaries that, as of June 30, 2021, is classified as “Other Real Estate Owned” and the book value thereof.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each Loan of the Company or any Company Subsidiary (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and the Company Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each outstanding Loan of the Company or any Company Subsidiary (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of the Company and the Company Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d) None of the agreements pursuant to which the Company or any Company Subsidiary has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e) There are no outstanding Loans made by the Company or any Company Subsidiary to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or the Company Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f) Neither the Company nor any Company Subsidiary is now nor has it ever been since January 1, 2019 subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage, commercial or consumer Loans.

(g) As to each Loan that is secured whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Entity, such guaranty is in full force and effect, and to the knowledge of the Company, will remain in full force and effect following the First Effective Time, in each case, without any further action by the Company or any of its Subsidiaries subject to the fulfillment of their obligations under the agreement with the Small Business Administration that arise after the date hereof and assuming that the applicable applications, filings, notices, consents and approvals contemplated in Section 3.4 and Section 4.4 have been made or obtained.

3.27 Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (a) the Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company and the Company Subsidiaries reasonably have determined to be prudent and consistent with industry practice, and the Company and the Company Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of the Company and the Company Subsidiaries, the Company or the relevant Company Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by the Company or any Company Subsidiary pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy, and (e) neither the Company nor any Company Subsidiary has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

3.28 Broker-Dealer and Investment Advisory Matters.

(a) Each of the Company and its Subsidiaries and each of their respective officers and employees who are required to be registered, licensed or qualified as (i) a broker-dealer or investment adviser or (ii) a registered representative, registered principal, or investment adviser representative with the SEC or any securities or insurance commission or other Governmental Entity are duly registered as such, and such registrations are in full force and effect, or are in the process of being registered as such within the time periods required by applicable law.

(b) The information contained in the currently effective Forms ADV and BD as filed with the SEC by each applicable Company Subsidiary was complete and accurate in all material respects as of the time of filing thereof.

(c) Except as disclosed on Forms ADV or BD filed prior to the date of this Agreement, none of the Company, any of its Subsidiaries nor to the knowledge of the Company any of their directors, officers, employees, “associated persons” (as defined in the Exchange Act) or “affiliated persons” (as defined in the Investment Company Act of 1940, as amended) has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed on Forms ADV or BD. Except as disclosed on such Forms ADV or BD filed prior to the date of this Agreement, none of the Company Subsidiaries nor, to the knowledge of the Company, any of its directors, officers, employees, associated persons or affiliated persons has been permanently enjoined by the order of any Governmental Entity from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on such Forms ADV or BD filed prior to the date of this Agreement, none of the Company Subsidiaries nor, to the knowledge of the Company, any of their directors, officers, employees, associated persons or affiliated persons is or has been ineligible to serve as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act), or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

(d) The Company has previously disclosed a list of all Company Subsidiaries that provide investment management, investment advisory and brokerage services.

3.29 Fiduciary Commitments and Duties. The Company and each of its Subsidiaries is empowered and authorized under applicable law to exercise all trust powers necessary to conduct its business in all material respects. The Company and each of its Subsidiaries has properly administered, in all material respects, all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of any applicable governing documents and applicable laws and regulations (including ERISA and all orders, agreements, trusts, wills, contracts, appointments, indentures, plans, arrangements, instruments and common law standards). Neither the Company nor its Subsidiaries, nor any of their respective current or former directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account.

3.30 Registered Funds.

(a) The Company has previously disclosed a list of all of the investment companies registered under the Investment Company Act for which the Company or its affiliates act as an investment adviser and, in the case of investment companies organized as series companies, each series as of September 30, 2021 (all such investment companies whether listed or in existence as of or following the date hereof, the “Registered Funds”), showing the net assets of each such Registered Fund as of September 30, 2021. There are no pooled investment vehicles for which the Company or its affiliates acts as investment adviser and which are not required to be registered under the Investment Company Act.

(b) Each Registered Fund has been duly organized, is validly existing and has filed the necessary certificates and paid the necessary fees due thereon under the laws of the jurisdiction of its organization and has the requisite power and authority to own its material properties and assets, and to carry on its business as it is now being conducted. Each Registered Fund is, and has been at all times required under applicable law, registered under the Investment Company Act.

(c) Since January 1, 2019, each Registered Fund has filed with the SEC (i) all registration statements and reports that it is required under applicable law to file with the SEC (and the SEC has declared all such registration statements (but not reports) effective) and (ii) all contracts that it is required under applicable law to file with the SEC, including agreements and arrangements for the distribution of shares, to which the Registered Fund is a party or by which the Registered Fund or its property is bound.

(d) Since January 1, 2019, each Registered Fund has been operated in substantial compliance with its respective internal policies and restrictions, including those set forth in each such fund’s applicable prospectus and registration statement, in each case, in all material respects.

(e) At all times since January 1, 2019, (i) at least a majority of the trustees of each Registered Fund have not been “interested persons” of the Registered Funds within the meaning of Section 2(a)(19) of the Investment Company Act, and (ii) at least two-thirds of the trustees of each Registered Fund have been elected by shareholders.

(f) Each Registered Fund’s practices with respect to preventing market timing and late trading are consistent with the descriptions thereof in their prospectuses and statements of additional information.

3.31 COVID-19 Matters.

(a) None of the Company or any Company Subsidiary has obtained any material financial aid or other assistance or relief under any federal, state or local programs adopted in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748, as amended, supplemented or otherwise modified from time to time, including by the Paycheck Protection Program and Health Care Enhancement Act, the Paycheck Protection Program Flexibility Act of 2020, S.4116 and the Consolidated Appropriations Act, 2021) and any similar or successor law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing Covid-19 Disaster, dated August 8, 2020, and IRS Notice 2020-65) in any U.S. jurisdiction, and any subsequent law intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability Protection, and Schools Act, the Federal Reserve Main Street Lending Program and any similar non-U.S. law or program. With respect to any assistance or relief set forth in Section 3.31(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with the requirements of the applicable program.

(b) The Company has not made, and does not currently plan to make, any material changes to its supply chain or vendors in response to COVID-19.

(c) The Company and Company Subsidiaries have not implemented any measures in response to COVID-19 that involve creating, collecting, tracking, maintaining or analyzing any data relating to employees or visitors.

(d) The Company and Company Subsidiaries have materially complied with all applicable laws or regulations promulgated by Governmental Entities with respect to COVID-19, including all Occupational Safety and Health Administration and Centers for Disease Control and Prevention requirements.

(e) Section 3.31(e) of the Company Disclosure Schedule sets forth all material changes to the work force of the Company and Company Subsidiaries attributable to COVID-19, including (i) the date of any current and temporary employee furloughs, layoffs, terminations, and any permanent layoffs or terminations, (ii) the date and amount of any current and temporary employee salary or wage reductions, or other changes in employee compensation, and any permanent employee salary or wage reductions, or other permanent changes in employee compensation, (iii) any severance or other benefits offered to such employees and (iv) any changes to any employee benefit that the Company or any of the Company Subsidiaries make available to their employees.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the Company and Company Subsidiaries have not received any written complaints or claims (i) from employees regarding leaves of absence, paid sick time, or similar matters related to COVID-19, (ii) about the Company’s (or the Company Subsidiaries’) reporting, or failure to report, to employees, contractors, customers, vendors or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19, or (iii) alleging the Company or any Company Subsidiaries failed to provide a safe working environment, appropriate equipment or accommodation in relation to COVID-19.

(g) The Company and Company Subsidiaries have not made any claims on existing insurance policies, including business interruption insurance, as a result of COVID-19.

3.32 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Purchaser or any of its affiliates or representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (b) any oral or written information presented to Purchaser or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case, for the representations and warranties made by the Company in this Article III. The Company acknowledges and agrees that none of Purchaser, Merger Subs or any other person on behalf of Purchaser or Merger Subs has made or is making, and the Company has not relied upon, any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUBS

Except (a) as disclosed in the disclosure schedule delivered by Purchaser to the Company concurrently herewith (the “Purchaser Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Purchaser or any of Merger Subs that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect on Purchaser, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced, and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2018 by Purchaser pursuant to the Securities Act, or the Exchange Act (the “Purchaser Reports”) (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Purchaser and Merger Subs hereby represent and warrant to the Company as follows:

4.1 Corporate Organization.

(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. Merger Sub 1 and Merger Sub 2 are each a limited liability company organized under the laws of the State of Florida. Each of Purchaser, Merger Sub 1 and Merger Sub 2 has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Each of Purchaser, Merger Sub 1 and Merger Sub 2 is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. True and complete copies of the amended and restated articles of incorporation of Purchaser, as amended (the “Purchaser Charter”), the amended and restated bylaws of Purchaser, as amended (the “Purchaser Bylaws”), the articles of organization of Merger Sub 1, as amended (the “Merger Sub 1 Articles of Organization”), the operating agreement of Merger Sub 1, as amended (the “Merger Sub 1 Operating Agreement”), the articles of organization of Merger Sub 2, as amended (the “Merger Sub 2 Articles of Organization”) and the operating agreement of Merger Sub 2, as amended (the “Merger Sub 2 Operating Agreement”), in each case, as in effect as of the date of this Agreement, have previously been made available by Purchaser to the Company.

(b) There are no restrictions on the ability of Purchaser or any Subsidiary of Purchaser (each, a “Purchaser Subsidiary”) to pay dividends or distributions except, in the case of Purchaser or a Purchaser Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. Section 4.1(b) of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of all Purchaser Subsidiaries as of the date hereof. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Purchaser other than the Purchaser Subsidiaries.

4.2 Capitalization.

(a) The authorized capital stock of Purchaser consists of 350,000,000 shares of Purchaser Common Stock, par value $0.01 per share, and 10,000,000 shares of Purchaser Preferred Stock. As of October 19, 2021 there were (i) 205,784,742 shares of Purchaser Common Stock issued and outstanding; (ii) 7,937,940 shares of Purchaser Common Stock reserved for issuance upon the settlement of outstanding Purchaser RSU Awards; (iii) 304,173 shares of Purchaser Common Stock reserved for issuance upon the settlement of outstanding Purchaser PSU Awards (assuming performance goals are satisfied at the target level) or 456,273 shares of Purchaser Common Stock reserved for issuance upon the settlement of outstanding Purchaser PSU Awards (assuming performance goals are satisfied at the maximum level); (iv) 786,541 shares of Purchaser Common Stock reserved for issuance upon the exercise of outstanding Purchaser Options; and (v) no shares of preferred stock issued and outstanding. All Merger Sub 1 LLC Interests and Merger Sub 2 LLC Interests are owned by Purchaser. As of the date of this Agreement, except as set forth in the immediately preceding two sentences, for changes since October 19, 2021 resulting from the exercise, vesting or settlement of any Purchaser Restricted Shares, Purchaser RSU Awards, Purchaser PSU Awards and Purchaser Options (collectively, “Purchaser Equity Awards”) described in the immediately preceding two sentences and 17,452,867 shares of Purchaser Common Stock reserved for issuance pursuant to future grants under the Purchaser equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of Purchaser, Merger Sub 1 or Merger Sub 2 issued, reserved for issuance or outstanding. All the issued and outstanding shares of Purchaser Common Stock, Merger Sub 1 LLC Interests and Merger Sub 2 LLC Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Purchaser, or the sole member of Merger Sub 1 or Merger Sub 2 may vote. Other than Purchaser Equity Awards, issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, deferral units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Purchaser, Merger Sub 1 or Merger Sub 2, or contracts, commitments, understandings or arrangements by which Purchaser, Merger Sub 1 or Merger Sub 2 may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Purchaser, Merger Sub 1 or Merger Sub 2 or that otherwise obligate Purchaser, Merger Sub 1 or Merger Sub 2 to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Purchaser Securities”). Other than the Purchaser Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Purchaser or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Purchaser or any of its Subsidiaries is a party with respect to the voting or transfer of Purchaser Common Stock, Merger Sub 1 LLC Interests, Merger Sub 2 LLC Interests, capital stock or other voting or equity securities or ownership interests of Purchaser or Merger Subs or granting any shareholder or other person any registration rights.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, Purchaser owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Purchaser Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Purchaser Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

4.3 Authority; No Violation.

(a) Each of Purchaser, Merger Sub 1 and Merger Sub 2 has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Mergers have been duly and validly approved by the Board of Directors of Purchaser, and by Purchaser, as the sole member of each of Merger Sub 1 and Merger Sub 2. The Board of Directors of Purchaser has determined that the Mergers, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Purchaser and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Mergers) and has adopted a resolution to the foregoing effect. No other corporate proceedings on the part of Purchaser or Merger Subs are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Subs and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Purchaser and Merger Subs, enforceable against Purchaser and Merger Subs in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Purchaser Common Stock and New Purchaser Preferred Stock to be issued in the First Merger have been validly authorized (subject to the filing of the certificates of designations for the New Purchaser Preferred Stock with the Florida DOS), and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Purchaser will have any preemptive right or similar rights in respect thereof.

(b) Neither the execution and delivery of this Agreement by Purchaser or Merger Subs, nor the consummation by Purchaser or Merger Subs of the transactions contemplated hereby (including the Mergers), nor compliance by Purchaser or Merger Subs with any of the terms or provisions hereof, will (i) violate any provision of the Purchaser Charter, the Purchaser Bylaws, the Merger Sub 1 Articles of Organization, the Merger Sub 1 Operating Agreement the Merger Sub 2 Articles of Organization or the Merger Sub 2 Operating Agreement, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser, Merger Subs or any of the other Purchaser Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser, Merger Subs or any of the other Purchaser Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE and the NASDAQ, (b) the filing of any required applications, filings, waiver requests and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Pennsylvania Department, and the approval or waiver of such applications, filings and notices, (d) the filing with FINRA of an application by the Company Broker-Dealer Subsidiary under FINRA Rule 1017 and approval of such application, which shall include an application by the Company Broker-Dealer Subsidiary on Form CMA and approval by each applicable Governmental Entity with which the Company Broker-Dealer Subsidiary is registered, (e) the filing of those additional applications, filings and notices, if any, listed in Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Purchaser Disclosure Schedule and approval of such applications, filings and notices, (f) the filing with the SEC of the Proxy Statement, and the S-4, and the declaration by the SEC of the effectiveness of the S-4, (g) the filing of the Certificates of Merger with the Florida DOS pursuant to the FLLCA and the Pennsylvania Secretary pursuant to the PBCL and the PETL and the filing of the certificates of designations for the New Purchaser Preferred Stock with the Florida DOS pursuant to the FBCA, (h) the filing of any notices or other filings under the HSR Act, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement, the issuance of the shares of New Purchaser Preferred Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock and New Purchaser Preferred Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Purchaser and Merger Subs of this Agreement or (ii) the consummation by Purchaser and Merger Subs of the Mergers and the other transactions contemplated hereby. As of the date hereof, Purchaser and Merger Subs have no knowledge of any reason why the necessary regulatory approvals and consents to be obtained by Purchaser pursuant hereto will not be received by Purchaser to permit consummation of the Mergers in accordance with this Agreement.

4.5 Reports. Purchaser and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2019 with any Regulatory Agencies, including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Purchaser and its Subsidiaries, no Regulatory Agency or governmental agency or authority has initiated or has pending any proceeding or, to the knowledge of Purchaser, investigation into the business or operations of Purchaser or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Purchaser or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Purchaser or any of its Subsidiaries since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

4.6 Financial Statements.

(a) The financial statements of Purchaser included (or incorporated by reference) in the Purchaser Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since January 1, 2019, the books and records of Purchaser and the Purchaser Subsidiaries have been and are being maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and no independent public accounting firm of Purchaser has resigned (or informed Purchaser that it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, neither Purchaser nor any Purchaser Subsidiary has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2021, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Purchaser and the Purchaser Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or the Purchaser Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Purchaser. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Purchaser, including the Purchaser Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s outside auditors and the audit committee of Purchaser’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of Purchaser, any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. Any such disclosures were made in writing by management to Purchaser’s auditors and audit committee and true and complete copies of such disclosures have been made available to the Company. To the knowledge of Purchaser, there is no reason to believe that Purchaser’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2019, (i) neither Purchaser nor any of its Subsidiaries, nor, to the knowledge of Purchaser, any director, officer, auditor, accountant or representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by Purchaser or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Purchaser or any committee thereof or the Board of Directors or similar governing body of any Purchaser Subsidiary or any committee thereof, or to the knowledge of Purchaser, to any director or officer of Purchaser or any Purchaser Subsidiary.

4.7 Broker’s Fees. With the exception of the engagement of Raymond James & Associates, Inc., neither Purchaser nor any Purchaser Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor for which Purchaser or any Purchaser Subsidiary would incur any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or related transactions contemplated by this Agreement.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2020, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

(b) Since December 31, 2020 through the date of this Agreement, Purchaser and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course, except for actions taken in response to Pandemic Measures or in connection with the transactions contemplated by this Agreement.

4.9 Legal and Regulatory Proceedings.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries (or that, upon consummation of the First Merger, would apply to the Initial Surviving Entity or any of its affiliates or, upon consummation of the Second Merger, would apply to the Surviving Entity or any of its affiliates).

4.10 SEC Reports. Purchaser has previously made available to the Company a true and complete copy of each communication mailed by Purchaser to its shareholders since January 1, 2019 and prior to the date hereof (other than those communications that are publicly available). No Purchaser Report filed with or furnished to the SEC by Purchaser since January 1, 2019 and no such communication (whether or not publicly available), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2019, as of their respective dates, all Purchaser Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

4.11 Compliance with Applicable Law.

(a) As of the date hereof, Purchaser is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator).

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, (i) Purchaser and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Purchaser, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.

4.12 Agreements with Regulatory Agencies. Subject to Section 9.14, neither Purchaser nor any Purchaser Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its or any affiliate’s business (each, whether or not set forth in the Purchaser Disclosure Schedule, a “Purchaser Regulatory Agreement”), nor has Purchaser or any Purchaser Subsidiary been advised in writing, or to the knowledge of the Company, orally, since January 1, 2019, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Purchaser Regulatory Agreement.

4.13 Reorganization. Each of Purchaser and its Subsidiaries has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent, impair or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.

4.14 Purchaser Information. The information relating to Purchaser and its Subsidiaries to be contained in the Proxy Statement and the S-4, and the information relating to Purchaser and its Subsidiaries that is provided in writing by Purchaser or its representatives specifically for inclusion in any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Purchaser or any of its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to the Company or any of the Company Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.15 No Other Representations or Warranties. Except for the representations and warranties made by Purchaser and Merger Subs in this Article IV, none of Purchaser, Merger Subs or any other person makes any express or implied representation or warranty with respect to Purchaser, its Subsidiaries (including Merger Subs), or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Purchaser and Merger Subs hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Purchaser, Merger Subs or any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser, any of its Subsidiaries or their respective businesses, or (b) any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Purchaser, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case, for the representations and warranties made by Purchaser in this Article IV. Purchaser acknowledges and agrees that neither the Company nor any other person on behalf of the Company has made or is making, and Purchaser has not relied upon, any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the First Effective Time. During the period from the date of this Agreement to the First Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.1 of the Company Disclosure Schedule), as required by law (including the Pandemic Measures) or as consented to in writing by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course of business consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, (c) use reasonable best efforts to carry on its business consistent with prudent banking practice and in compliance in all material respects with all applicable law, and (d) take no action that would reasonably be expected to prevent, materially impair or materially delay the ability of either Purchaser or the Company to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 Forbearances of the Company. During the period from the date of this Agreement to the First Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the Company Disclosure Schedule, as expressly contemplated by this Agreement or as required by law (including the Pandemic Measures), the Company shall not, and the Company shall not permit any of its Subsidiaries to, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed):

(a) other than (1) borrowings under existing credit facilities of the Company and its Subsidiaries, (2) federal funds borrowings and Federal Home Loan Bank borrowings, in each case, with a maturity not in excess of six (6) months, (3) the creation of deposit liabilities, issuances of letters of credit or obligations to confirming banks under letters of credit, sales of certificates of deposits or surety bonds, and entry into repurchase agreements and (4) the incurrence of indebtedness for borrowed money in amounts not to exceed $125 million, in the aggregate, provided, however, that Company shall consult with Purchaser prior to incurring any such indebtedness in excess of $10 million, in the aggregate, in the case of each of the foregoing clauses (2) and (3), in the ordinary course of business on terms and in amounts consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of the Company or any wholly-owned Company Subsidiary, on the one hand, to the Company or any wholly-owned Company Subsidiary, on the other hand), or directly or indirectly, incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations or liabilities of any other individual, corporation or other entity;

(b) (1) adjust, split, combine or reclassify any capital stock of the Company (or shares thereof);

(2) make, declare, pay, set aside for payment or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Company Securities or any securities of any Company Subsidiary except (A) cash dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly-owned Subsidiaries consistent with past practice, (B) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by this Agreement, in accordance with past practice and the terms of the applicable award agreements, and (C) cash dividends provided for and paid on the Company Preferred Stock in accordance with the terms of the Company Preferred Stock;

(3) except for with respect to grants to newly hired employees in the ordinary course of business consistent with past practice, grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any Company Securities or any securities of any Company Subsidiary; or

(4) issue, sell, transfer, encumber, or authorize the issuance, sale or transfer, or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Company Securities or any securities of any Company Subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Company Securities or any securities of any Company Subsidiary except pursuant to the exercise of Company Options or the settlement of equity compensation awards outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by this Agreement and in accordance with their terms;

(c) sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of, or discontinue, any of its material rights, properties, deposits or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than (x) in the ordinary course of business or (y) pursuant to contracts or agreements in force at the date of this Agreement;

(d) except for foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business, make any material investment in or acquire (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or any portion of the property, assets, debt, business, deposits or properties of any other person, in each case, other than a wholly-owned Subsidiary of the Company;

(e) in each case, except for transactions in the ordinary course of business, enter into, terminate, amend, extend or waive any material provision of, any Company Contract (or any contract that would constitute a Company Contract if in effect on the date of this Agreement), or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to the Company or any of its Subsidiaries (or the Surviving Entity);

(f) except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement or set forth in Section 5.2(f) of the Company Disclosure Schedule, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Company employee or independent contractor (who is a natural person), except (1) for employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed twenty percent (20%) individually for any single employee or five percent (5%) in the aggregate among all employees and (2) for the payment of annual bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice pursuant to a Company Benefit Plan listed in Section 3.11(a) of the Company Disclosure Schedule, (B) except for annual renewal of welfare benefit plans and insurance contracts for such plans, become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement, (C) except for with respect to grants to newly hired employees in the ordinary course of business consistent with past practice, grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Company employee, (G) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $250,000 or (H) terminate the employment of any executive officer other than for cause or any of the individuals listed in Section 5.2(f) of the Company Disclosure Schedule;

(g) (i) settle, or enter into any settlement or similar agreement with respect to, any claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually of less than $250,000 and in the aggregate less than $1,000,000 and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Entity after consummation of the Mergers or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations or the Surviving Entity after consummation of the Mergers;

(h) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from qualifying for the Intended Tax Treatment;

(i) amend its charter, its bylaws or comparable governing documents of its Subsidiaries;

(j) other than with the prior email concurrence of Purchaser, (i) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, (ii) acquire (other than (A) by way of foreclosure or acquisitions in a bona fide fiduciary capacity or (B) in satisfaction of debts previously contracted in good faith) any debt security or equity investment or any certificates of deposit issued by other banks, other than securities rated “AA” or higher by either Standard and Poor’s Ratings Services or Moody’s Investor Service;

(k) (i) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or (ii) fail to comply with applicable law;

(l) (i) enter into any material new line of business, or implement any material new sales compensation or incentive programs or (ii) other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity or (iii) make any loans or extensions of credit or renewals thereof, except in the ordinary course of business consistent with past practice and (A) in the case of any renewal of any loan or extension of credit with a risk rating of special mention or worse (as determined in the ordinary course of business consistent with past practice under the Company’s and the Company Subsidiaries’ lending policies in effect as of the date hereof), not in excess of $15 million in a single transaction or in the aggregate, and (B) in the case of any loan or extension of credit or renewal thereof with a risk rating of pass or higher (as determined in the ordinary course of business consistent with past practice under the Company’s and its Subsidiaries’ lending policies in effect as of the date hereof), not in excess of $35 million in a single transaction;

(m) abandon or allow to lapse any material Intellectual Property, other than in the ordinary course of business consistent with past practice;

(n) make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;

(o) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(p) incur any capital expenditures or any obligations or liabilities in respect thereof, other than any capital expenditures not to exceed $1 million individually or $10 million in the aggregate;

(q) make any changes to deposit pricing other than such changes that may be made in the ordinary course of business;

(r) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

(s) (i) make any new investment or new commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or (ii) make any new investment or new commitment to develop, or otherwise take any actions to develop any real estate owned by the Company or any of its Subsidiaries;

(t) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than routine banking relationships, compensation or business expense advancements or reimbursements in the ordinary course of business;

(u) except for loans or extensions of credit approved and/or committed as of the date of this Agreement, without forty-eight (48) hours notice prior to closing via email to an officer of Purchaser designated in writing by Purchaser, (i) make any loan in excess of $35 million; (ii) purchase a participation in any loan or pool of loans in excess of the limit set forth above; (iii) renew any loan greater than $35 million, or (iv) renew for more than twelve (12) months any loans rated “special mention” or worse;

(v) other than interest rate swaps entered in the ordinary course of business consistent with past practice, enter into any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions;

(w) take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied by the Termination Date or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by this Agreement, in the case of each of the foregoing clauses (i) and (ii), except as may be required by applicable law;

(x) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(y) change Company Bank’s deposit sourcing strategy or practices (including deposit mix), other than immaterial and ordinary course changes to such strategy or practices consistent with Company Bank’s deposit management practices in the six (6) months prior to the date of this Agreement; or

(z) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3 Forbearances of Purchaser. During the period from the date of this Agreement to the First Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.3 of the Purchaser Disclosure Schedule), required by law or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to carry on its business in compliance in all material respects with all applicable law. During the period from the date of this Agreement to the First Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 of the Purchaser Disclosure Schedule, as expressly contemplated by this Agreement, as required by law or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall not permit any of its Subsidiaries to:

(a) amend the Purchaser Charter or the Purchaser Bylaws in a manner that would materially and adversely affect the holders of Company Common Stock, or adversely affect the holders of Company Common Stock relative to other holders of Purchaser Common Stock;

(b) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from qualifying for the Intended Tax Treatment; or

(c) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Promptly after the date of this Agreement, Purchaser and the Company shall prepare, and Purchaser and the Company shall file with the SEC, respectively, the S-4 (in which the Proxy Statement will be included) and a preliminary Proxy Statement. Purchaser and the Company, as applicable, shall use reasonable best efforts to make such filings within forty-five (45) days of the date of this Agreement. Each of Purchaser and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings and the Company shall as promptly as practicable thereafter mail or deliver the Proxy Statement to its shareholders. Purchaser and the Company shall use their reasonable best efforts to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement. Purchaser shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company, the holders of Company Common Stock and the holders of Company Preferred Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such Regulatory Agencies and Governmental Entities. The Company and Purchaser shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each Requisite Regulatory Approval (without the imposition, inclusion or attachment of a Burdensome Regulatory Condition) as promptly as reasonably practicable, and, for clarity, the foregoing obligation will continue until the earlier of the Closing or the termination of this Agreement in accordance with Article VIII. Purchaser and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable laws relating to the exchange of information, all the information relating to the Company or Purchaser, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to obtaining all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised on a reasonably current basis of the status of matters relating to completion of the transactions contemplated in this Agreement, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law; and provided, that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in connection with or affecting the transactions contemplated by this Agreement, to the extent permitted by such Governmental Entity and subject to applicable law and Section 9.14. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, waivers, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the Federal Reserve Board (in respect of the Mergers), the Pennsylvania Department and under the HSR Act or (ii) referred to in Section 3.4 or Section 4.4 that are necessary to consummate the transactions contemplated by this Agreement (including the Mergers).

(c) In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing or anything in this Agreement to the contrary, (x) in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of Governmental Entities, none of Purchaser or any of its Subsidiaries will be required to, and none of the Company or any of its Subsidiaries may (without the prior written consent of Purchaser in Purchaser’s sole discretion), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to (i) have a material adverse effect on the Purchaser or any of its Subsidiaries (including, after giving effect to the Merger, the Surviving Entity or any of its Subsidiaries), and measured on a scale relative to the size of the Company, (ii) result in any adverse change or effect on, or restrict or limit, Purchaser’s or any of its Subsidiaries’ ability to conduct any activities or operations (including any (A) divestiture requirements or restrictions on Purchaser’s or any of its Subsidiary’s current or future business or (B) requirement to enter into or assume, directly or indirectly, any enforcement action or any other agreement with any Governmental Entity), (iii) result in Purchaser’s inability to realize to a material extent the expected benefits to it of the transactions contemplated herein, or (iv) result in a loss, diminution or suspension of Purchaser’s ability to exercise any of the powers of a financial holding company; and (y) the consummation of the Mergers or the other transactions contemplated by this Agreement shall not otherwise result in any of the effects described in (i)-(iv) (each of the results or effects described above, a “Burdensome Regulatory Condition”).

(d) Purchaser and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Purchaser, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

(e) Purchaser and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose permit, consent, waiver, approval or authorization is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such permit, consent, waiver, approval or authorization will be materially delayed.

(f) Purchaser shall (i) be responsible for all filing and application fees associated with obtaining all consents, approvals, clearances and authorizations pursuant to this Section 6.1, including the Requisite Regulatory Approvals, and (ii) from time to time, upon reasonable request by the Company, reimburse the Company and each of its Subsidiaries for reasonable, documented out-of-pocket fees, costs and expenses (excluding any fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with the filing of any notices, reports and other filings required pursuant to this Section 6.1, or obtaining such consents, approvals, clearances and authorizations required pursuant to this Section 6.1, including the Requisite Regulatory Approvals.

6.2 Access to Information; Confidentiality.

(a) Upon reasonable notice and subject to applicable laws (including Pandemic Measures), the Company, for the purposes of allowing Purchaser to verify the representations and warranties of the Company and preparing for the Mergers and the other matters contemplated by this Agreement, shall, and shall cause its Subsidiaries to, upon reasonable advance written notice by Purchaser (which may include email and not any formal notice under this Agreement), afford to the officers, employees, accountants, counsel, advisors and other representatives of Purchaser, access, during normal business hours during the period prior to the First Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems and records as Purchaser may reasonably request, and both the Company and Purchaser shall cooperate with the other party in preparing to execute after the First Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Purchaser (i) a copy of each report, schedule, registration statement or proxy statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that the Company, is not permitted to disclose in accordance with Section 9.14 or otherwise under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Purchaser nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Purchaser’s or the Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law (including any Pandemic Measures), rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or in light of any Pandemic, take any action that could reasonably be expected to jeopardize the health and safety of any officer or employee of the Company or any of its Subsidiaries. The parties hereto will use their reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Purchaser shall use its commercially reasonable efforts to minimize material interference or disruption to the Company’s or any of its Subsidiaries’ businesses or operations arising as a result of being provided any access contemplated by this Section 6.2(a). All requests for information or access made pursuant to this Section 6.2(a) shall be directed to the executive officer or other person designated by the Company.

(b) Each of Purchaser and the Company shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 2, 2021, between Purchaser and the Company (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth in this Agreement.

6.3 Non-Control. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the First Effective Time. Prior to the First Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.4 Shareholders’ Approvals.

(a) The Company shall cause a meeting of its shareholders (the “Company Meeting”) to be duly called and held as soon as reasonably practicable (but in no event later than 40 days) after the S-4 is declared effective, for the purpose of obtaining (a) the Requisite Company Vote required in connection with this Agreement and the First Merger, (b) the affirmative vote (on an advisory, non-binding basis) of the shareholders of the Company on the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the transactions contemplated by this Agreement and (c) if so desired and agreed by Purchaser, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby. Subject to Section 6.4(b), the Company and its Board of Directors shall use its reasonable best efforts to obtain from the shareholders of the Company the Requisite Company Vote, including by communicating to the shareholders of the Company its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of the Company approve this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”), and the Company and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Purchaser the Company Board Recommendation, (ii) fail to make the Company Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal, or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification recommend against any Acquisition Proposal or reaffirm the Company Board Recommendation within ten (10) business days (or such fewer number of days as remains prior to the Company Meeting) after an Acquisition Proposal is made public or any request by Purchaser to do so or (v) publicly propose to do any of the foregoing (any of the foregoing actions described in clauses (i) through (v) a “Recommendation Change”) or (vi) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) providing for an Acquisition Proposal.

(b) Subject to Section 8.1 and Section 8.2, prior to the receipt of the Requisite Company Vote, the Board of Directors of the Company may make a Recommendation Change, in which event the Board of Directors of the Company may communicate the basis for its Recommendation Change to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto or otherwise (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), if (i)(A) the Board of Directors of the Company has received after the date hereof a bona fide Acquisition Proposal which did not result from a breach of Section 6.13(a), which it believes in good faith, after consultation with its outside counsel and its financial advisors, constitutes a Superior Proposal or (B) an Intervening Event has occurred, and (ii) the Board of Directors of the Company, after consultation with its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) the Company has complied in all material respects with Section 6.13(a), (2) the Company delivers to Purchaser at least four (4) business days’ prior written notice of its intention to take such action, and furnishes to Purchaser a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the identity of the person making such Acquisition Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Acquisition Proposal), (3) prior to taking such action, the Company negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with Purchaser, during such four (4) business day period following the Company’s delivery of the notice referred to in sub-clause (2) above (to the extent Purchaser desires to so negotiate) any revision to the terms of this Agreement that Purchaser desires to propose in writing, and (4) at 5:00 p.m. Eastern Time on the final day of such four (4) business day period, the Board of Directors of the Company determines in good faith, after taking into account to all of the adjustments or revisions (if any) which may be offered by Purchaser in writing pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such Acquisition Proposal continues to constitute a Superior Proposal and, in case of actions described in either clause (i)(A) or clause (i)(B) above, it would nevertheless be inconsistent with its fiduciary duties under applicable law to make or continue to make the Company Board Recommendation (it being agreed that, if such actions are being taken in response to an Acquisition Proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such Acquisition Proposal, including any revision in price or other improvement in economic terms, the four (4) business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two (2) business days remain to negotiate subsequent to the time the Company notifies Purchaser of any such material revision (it being understood that there may be multiple extensions)). As used in this Agreement, the term “Intervening Event” means any material event, change, effect, development, condition, circumstance or occurrence arising after the date of this Agreement that (I) materially improves or would be reasonably likely to materially improve the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in a manner that is disproportionate from such improvements to the business, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole, (II) was not known by, nor reasonably foreseeable to, the Board of Directors of the Company as of the date of this Agreement and (III) does not relate to any Acquisition Proposal or the end or reduction of the Pandemic; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an Intervening Event has occurred: (x) changes in the trading price or trading volume of Company Common Stock or Company Preferred Stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or other developments or changes in the banking industry or in the credit, debt, financial or capital markets or in interest or exchange rates, (y) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by the Company may be taken into account to the extent not otherwise excluded by this definition) or (z) any event, change, effect, development, condition, circumstance or occurrence resulting from a breach of this Agreement by the Company or any of the Company Subsidiaries.

(c) Notwithstanding any Recommendation Change, unless this Agreement has been terminated, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company at such meeting for the purpose of the shareholders of the Company considering and voting on approval of this Agreement and any other matters required to be approved by the shareholders of the Company in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, the Company shall not submit to or for a vote of its shareholders any Acquisition Proposal.

(d) The Company shall adjourn or postpone the Company Meeting if (i) as of the date of such meeting there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting, (ii) as of the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by the shareholders of the Company, or (iii) required by applicable law in order to ensure that any required supplement or amendment to the Proxy Statement the Company was required to provide to its shareholders by applicable law is provided to the shareholders of the Company a reasonable amount of time prior to such meeting; provided that, in the case of clauses (i) and (ii), without the prior written consent of Purchaser, the Company shall not adjourn or postpone the Company Meeting for more than five (5) business days in the case of any individual adjournment or postponement or more than twenty (20) business days in the aggregate and (B) the Company shall continue to use reasonable best efforts to solicit proxies from its shareholders in order to obtain the Requisite Company Vote (or, if a Recommendation Change has occurred, to establish a quorum at the Company Meeting).

6.5 Legal Conditions to Mergers. Subject in all respects to Section 6.1, each of Purchaser and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Purchaser or any of their respective Subsidiaries in connection with the Mergers, and the other transactions contemplated by this Agreement, and (c) to obtain the tax opinions referenced in Section 7.2(c) and Section 7.3(c), including by executing and delivering representations contained in certificates of officers of Purchaser and the Company reasonably satisfactory in form and substance to Purchaser’s and the Company’s counsel.

6.6 Stock Exchange Listing.

(a) Purchaser shall cause the shares of Purchaser Common Stock and the New Purchaser Preferred Stock to be issued in the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the First Effective Time.

(b) Prior to the Closing Date, the Company shall cooperate with Purchaser and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Entity of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock from the NASDAQ and the deregistration of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock under the Exchange Act as promptly as practicable after the First Effective Time.

6.7 Employee Matters.

(a) From the Second Effective Time through December 31, 2022 (the “Continuation Period”), Purchaser shall provide to employees of the Company and its Subsidiaries who at the Second Effective Time become employees of the Surviving Entity or its Subsidiaries (the “Continuing Employees”) base salary or base wage, and target annual cash bonus and equity incentive opportunities, that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to such employees immediately prior to the First Effective Time. From the Second Effective Time through the end of the calendar year in which the Second Effective Time occurs, Purchaser shall provide to Continuing Employees employee benefits (other than the Company 401(k) Plan) pursuant to the Company Benefit Plans, including base salary or base wage, cash and equity incentive compensation opportunities and welfare benefit plans and paid time off. Following the end of the calendar year in which the Second Effective Time occurs, Purchaser shall provide to Continuing Employees employee benefits that are substantially comparable in the aggregate to those that are generally made available to similarly situated employees of Purchaser and its Subsidiaries.

(b) During the Continuation Period, if Purchaser or any of its affiliates terminates the employment of any Continuing Employee without cause, Purchaser shall pay or shall cause an affiliate to pay to such Continuing Employee cash severance in an amount calculated as indicated on Section 6.7(b) of the Company Disclosure Schedule.

(c) Purchaser shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health benefits of Purchaser or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the First Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the First Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Purchaser Benefit Plan, as if such service had been performed with Purchaser, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits. If requested by Purchaser in writing delivered to the Company not less than twenty (20) business days before the Closing Date, the Board of Directors of the Company (or the appropriate committee or officers thereof) shall adopt resolutions and take such corporate action as is necessary or appropriate to terminate the Company 401(k) Plan (the “Company 401(k) Plan”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the First Effective

Time. If Purchaser requests that the Company 401(k) Plan be terminated, (i) the Company shall provide Purchaser with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Purchaser) not later than two (2) days immediately preceding the Closing Date, and (ii) the Continuing Employees shall be eligible to participate, effective as of the First Effective Time, in a 401(k) plan sponsored or maintained by Purchaser, the Surviving Entity or one of their Subsidiaries (the “Purchaser 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. Purchaser and the Company shall take any and all actions as may be required, including amendments to the Company 401(k) Plan and/or the Purchaser 401(k) Plan, to permit the Continuing Employees to make rollover contributions to the Purchaser 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), Purchaser Common Stock or a combination thereof in an amount equal to the full account balance distributed to such employee from the Company 401(k) Plan. For purposes of this Agreement, the term “Purchaser Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which the Purchaser or any Subsidiary or any trade or business of the Purchaser or any of its Subsidiaries, whether or not incorporated, all of which together with the Purchaser would, at the relevant time, be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Purchaser ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by the Purchaser or any of its Subsidiaries or any Purchaser ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of the Purchaser or any of its Subsidiaries or any Purchaser ERISA Affiliate, excluding, in each case, any Multiemployer Plan.

(d) As of the date hereof, Purchaser does not intend to discharge or terminate any employee or officer of the Company or any of its Subsidiaries, or cause any such employee or officer to be discharged or terminated, following the Closing. Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Purchaser or the Company or any of their Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Entity, the Company, Purchaser or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Entity, the Company, Purchaser or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Purchaser or the Company or any of their Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan or Purchaser Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Entity or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan or Purchaser Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the First Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of Purchaser or the Company or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.8 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the First Effective Time, the Surviving Entity shall indemnify and hold harmless and shall advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the Company Articles, the Company Bylaws and the governing or organizational documents of any Company Subsidiary, each present and former director, officer or employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the First Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the First Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides a customary undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification. The Surviving Entity shall reasonably cooperate with the Company Indemnified Parties, and the Company Indemnified Parties shall reasonably cooperate with the Surviving Entity, in the defense of any such claim, action, suit, proceeding or investigation.

(b) For a period of six (6) years after the First Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that the Surviving Entity may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the First Effective Time (including the approval of the transactions contemplated by this Agreement); provided, however, that the Surviving Entity shall not be obligated to expend, on an annual basis, an amount in excess of three hundred percent (300%) of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Entity shall cause to be maintained policies of insurance which, in the Surviving Entity’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Purchaser or the Company, in consultation with Purchaser, may (and at the request of Purchaser, the Company shall use its reasonable best efforts to) obtain, at or prior to the First Effective Time, a six (6)-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed three hundred percent (300%) of the current annual premium paid as of the date hereof by the Company for its existing directors’ and officers’ insurance policy.

(c) The obligations of the Surviving Entity, Purchaser or the Company under this Section 6.8 shall not be terminated or modified after the First Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.8 without the prior written consent of the affected Company Indemnified Party or affected person.

(d) The provisions of this Section 6.8 shall survive the First Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Entity will cause proper provision to be made so that the successors and assigns of the Surviving Entity will expressly assume the obligations set forth in this Section 6.8.

6.9 Additional Agreements. In case at any time after the First Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Purchaser, on the one hand, and a Subsidiary of the Company, on the other hand) or to vest the Initial Surviving Entity and the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Mergers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Purchaser.

6.10 Advice of Changes. Purchaser and the Company shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on such first party, or (ii) that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.11 Shareholder Litigation. Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement. The Company shall (i) give Purchaser the opportunity to participate (at Purchaser’s expense) in the defense or settlement of any such litigation, (ii) give Purchaser a reasonable opportunity to review and comment on all filings or responses to be made by the Company in connection with any such litigation, and will in good faith take such comments into account and (iii) not agree to settle any such litigation without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its affiliates or which imposes an injunction or other equitable relief after the First Effective Time upon the Surviving Entity or any of its affiliates.

6.12 Other Covenants. The Company will cause Company Bank to ensure that all of its deposits are classified in compliance with the FDIC’s Final Rule on Brokered Deposits and Interest Rate Restrictions (86 Fed. Reg. 6742) and any FAQs or other guidance issued by the FDIC related thereto as of January 1, 2022 (the effective date of such Final Rule) or such earlier date as may be required under applicable law and regulatory guidance. The parties agree that the Company will engage in reasonable measures to ensure the foregoing covenant is complied with in a manner reasonably satisfactory to Purchaser.

6.13 Acquisition Proposals.

(a) The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Purchaser with respect to any Acquisition Proposal. Subject to Section 6.4(b) and this Section 6.13, the Company agrees that it will not, and will cause each of its Subsidiaries not to, and use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.13(a)), or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.13(a)) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Company Vote, the Company receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.13(a), the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of the Company concludes in good faith (after consultation with its outside counsel and financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, the Company shall have provided such information to Purchaser and shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to the Company than the Confidentiality Agreement and which shall not include any standstill provisions or provide such person with any exclusive right to negotiate with the Company (“Acceptable Confidentiality Agreement”). The Company will promptly (within twenty-four (24) hours) advise Purchaser following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide the Purchaser with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep Purchaser apprised of any related developments, discussions and negotiations on a reasonably prompt basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. The Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company. As used in this Agreement, “Superior Proposal” shall mean any bona fide written Acquisition Proposal which the board of directors of the Company determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of such proposal (including the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a regionally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to the Company’s shareholders than the transactions contemplated by this Agreement (taking into account any proposal by Purchaser to amend the terms of this Agreement pursuant to Section 6.4(b)) and (ii) reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).” It is agreed that any violation of the restrictions on the Company set forth in this Section 6.13(a) by any officer, director, employee, consultant, advisor or other representative of the Company or any of its Subsidiaries, in each case acting on behalf of the Company or any of its Subsidiaries, shall be a breach of this Section 6.13(a) by the Company.

(b) Nothing contained in this Agreement shall prevent a party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to such party’s shareholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.14 Corporate Governance.

(a) Effective as of the First Effective Time, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement (if any), Jim Getz shall serve as Chairman of Company Bank and of Chartwell Investment Partners, LLC (“Chartwell”).

(b) Effective as of the First Effective Time, and subject to regulatory requirements and compliance with Purchaser’s policies and procedures applicable to directors of Raymond James Bank, a Florida-chartered bank and wholly-owned subsidiary of Purchaser, but other than any such policies and procedures solely applicable to a Florida-chartered bank (i) the Company Bank’s board of directors shall be comprised of up to ten (10) members, at least four (4) of whom (and which shall include James Getz and Brian Fetterolf) shall be individuals serving as members of the Company Bank board of directors prior to the First Effective Time selected (prior to the First Effective Time) by the Company and reasonably acceptable to Purchaser shall remain on the board of directors of the Company Bank and (ii) Chartwell’s board of directors shall be comprised of up to ten (10) members, at least four (4) of whom shall be individuals serving as First members of the Chartwell board of directors prior to the First Effective Time, three (3) of which shall be James Getz, Brian Fetterolf, and Tim Riddle and the fourth (4th) of which shall be selected (prior to the First Effective Time) by the Company (which shall be reasonably acceptable to Purchaser), provided that additional members of such boards selected by the Purchaser shall be added such that Purchaser controls a majority of such boards.

(c) Immediately following the First Effective Time, the members of the Company Bank board of directors who will not serve as directors of the Company Bank after the First Effective Time will serve as advisors to the Company Bank board of directors. The role of such advisory directors shall be determined in good faith by the parties prior to the First Effective Time.

6.15 Public Announcements. The Company and Purchaser agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance, (b) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.15, or (c) for such releases, announcements or statements made or proposed to be made by the Company (i) with respect to any action taken pursuant to Section 6.4(b) or (ii) in connection with any dispute between the parties regarding this Agreement, the Mergers or the other transactions contemplated hereby. It is understood that Purchaser and the Company shall have joint responsibility for the preparation of joint press releases relating to this Agreement, the Mergers and the other transactions contemplated hereby.

6.16 Change of Method. The Company and Purchaser shall be empowered, upon their mutual agreement, at any time prior to the First Effective Time, to change the method or structure of effecting the combination of the Company and Purchaser (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that unless this Agreement is amended by agreement of each party in accordance with Section 9.1, no such change shall (a) alter or change the Exchange Ratio or the number of shares of Purchaser Common Stock received by holders of Company Common Stock in exchange for each share of Company Common Stock, (b) adversely affect the Tax treatment of the Company’s shareholders or Purchaser’s shareholders pursuant to this Agreement, (c) adversely affect the Tax treatment of the Company or Purchaser pursuant to this Agreement or (d) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.

6.17 Takeover Statutes. Neither the Company nor its Board of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Mergers, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Mergers and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.18 Treatment of Company Indebtedness. At and after the First Effective Time, Purchaser shall assume the due and punctual performance and observance of the covenants to be performed by the Company under the indentures set forth in Section 6.18 of the Company Disclosure Schedule, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In connection therewith, prior to the First Effective Time, Purchaser and the Company shall cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the First Effective Time.

6.19 Exemption from Liability Under Section 16(b). The Company and Purchaser agree that, in order to most effectively compensate and retain the Company Insiders, both prior to and after the First Effective Time, it is desirable that the Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock, Company Preferred Stock and Company Equity Awards in the First Merger, and for those compensatory and retentive purposes agree to the provisions of this Section 6.19. The Company shall deliver to Purchaser in a reasonably timely fashion prior to the First Effective Time accurate information regarding those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), and the Board of Directors of Purchaser and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the First Effective Time, take all such steps as may be required to cause (in the case of the Company) any dispositions of Company Common Stock, Company Preferred Stock or Company Equity Awards by the Company Insiders, and (in the case of Purchaser) any acquisitions of Purchaser Common Stock, New Purchaser Preferred Stock or Purchaser Equity Awards by any Company Insiders who, immediately following the First Merger, will be officers or directors of Purchaser subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case, pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.20 Securities Aggregation. From and after the date hereof, the Company and its affiliates will cooperate with Purchaser and its affiliates to identify and track commonly owned securities to assist Purchaser and its affiliates in avoiding potential aggregation issues that may arise under applicable laws, including the BHC Act, and will manage its securities positions in a manner consistent with the avoidance of such aggregation issues (including disposing of identified securities positions immediately prior to Closing). The Company and its affiliates will cooperate with Purchaser and its affiliates in the preparation and making of any regulatory filings that may be required as a result of any aggregation issues that arise as a result of commonly owned securities. For purposes of this Section 6.20, references to “commonly owned securities” and “securities positions” include holdings of securities held or controlled by a party or its affiliates beneficially or non-beneficially.

6.21 Advisory Client Consents; Fund Approvals.

(a) The Company and Purchaser will mutually agree on the forms of consent (the “Client Investment Advisory Contract Consents”), that the Company or any of its applicable Subsidiaries will send to each client of the Company and its applicable Subsidiaries under any applicable contract pursuant to which the Company or any of its Subsidiaries render investment advisory or sub-advisory services to any client of the Company or any of its Subsidiaries (“Client Investment Advisory Contracts”) twice, (i) first as soon as practicable after the date hereof and (ii) second at least forty-five (45) days prior to the expected Closing Date. The consent process set forth in this Section 6.21(a) shall be the only consent required from any client of the Company and its Subsidiaries under the applicable Client Investment Advisory Contracts in connection with this Agreement and the transactions contemplated hereby for any and all purposes under this Agreement and the transactions contemplated hereby (including the adequacy thereof).

(b) The Company and its Subsidiaries shall use their reasonable best efforts to obtain, and Purchaser shall use its reasonable best efforts to cooperate in obtaining, such authorizations and approvals of (i) the board of trustees of each Registered Fund and (ii) the shareholders of each Registered Fund, as may be reasonably required in connection with the transactions contemplated by this Agreement (the “Fund Approvals”). Purchaser agrees to cooperate in providing information, for provision to the board of trustees of each Registered Fund and for inclusion in a proxy statement to the shareholders thereof, as agreed by the Company and Purchaser.

6.22 Certain Tax Matters.

(a) Each of the Company and Purchaser shall use its reasonable best efforts to cause the Mergers, taken together, to qualify for the Intended Tax Treatment. Each of the Company and Purchaser shall use its reasonable best efforts and shall cooperate with one another to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c). In connection with the foregoing, (i) the Company shall deliver to the counsel that is delivering the opinion referred to in Section 7.2(c) or 7.3(c) a duly executed letter of representation customary for transactions of this type and reasonably satisfactory to such counsel (the “Company Tax Certificate”), and (ii) Purchaser shall deliver to the counsel that is delivering the opinion referred to in Section 7.2(c) or 7.3(c) a duly executed letter of representation customary for transactions of this type and reasonably satisfactory to such counsel (the “Purchaser Tax Certificate”), in the case of each of clauses (i) and (ii), at such times as such counsel shall reasonably request.

(b) For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), each party will prepare and file all Tax Returns consistent with the Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Mergers), and will not take any inconsistent position on any Tax Return unless otherwise required by applicable law. Each party shall promptly notify the other party in writing if, before the Closing Date, such party knows or has reason to believe that the Mergers, taken together, may not qualify for the Intended Tax Treatment, in which case the parties shall work together in good faith to revise the transaction structure in a manner that does qualify for the Intended Tax Treatment.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the parties to effect the Mergers shall be subject to the satisfaction at or prior to the First Effective Time of the following conditions:

(a) Shareholder Approval. The Requisite Company Vote shall have been obtained.

(b) NYSE Listing. The shares of Purchaser Common Stock and New Purchaser Preferred Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) Regulatory Approvals. (i) All regulatory approvals necessary to permit the parties to effect the Mergers and the transactions contemplated hereby, including the Requisite Regulatory Approvals, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) either (A) no such regulatory approval shall have resulted in the imposition of (or is reasonably likely to result in the imposition of), and the consummation of the Mergers and the other transactions contemplated by this Agreement shall not have resulted in (nor are reasonably likely to result in) any Burdensome Regulatory Condition or (B) if any Burdensome Regulatory Condition was imposed or existed, such Burdensome Regulatory Condition shall no longer exist or be applicable.

(d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of any of the Mergers or any of the other transactions contemplated by this Agreement.

7.2 Conditions to Obligations of Purchaser and Merger Subs. The obligation of Purchaser and Merger Subs to effect the Mergers is also subject to the satisfaction, or waiver by Purchaser, at or prior to the First Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(b) (but only with respect to Company Bank) and Section 3.8(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a) and Section 3.2(b), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of the Company set forth in Section 3.1(a), Section 3.1(b) (but only with respect to Company Bank), Section 3.3(a), Section 3.3(b)(i) and Section 3.7 (read, in each case, without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Entity. Purchaser shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the foregoing effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) Federal Tax Opinion. Purchaser shall have received the opinion from Sullivan & Cromwell LLP, in form and substance reasonably satisfactory to Purchaser, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the Purchaser Tax Certificate and the Company Tax Certificate.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Mergers is also subject to the satisfaction, or waiver by the Company, at or prior to the First Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 4.2(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Purchaser set forth in Section 4.1(a), Section 4.3(a) and Section 4.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Purchaser set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. The Company shall have received a certificate dated as of the Closing Date and signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to the foregoing effect.

(b) Performance of Obligations of Purchaser and Merger Subs. Each of Purchaser, Merger Sub 1 and Merger Sub 2 shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate dated as of the Closing Date and signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to such effect.

(c) Federal Tax Opinion. The Company shall have received the opinion of Mayer Brown LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the Purchaser Tax Certificate and the Company Tax Certificate.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after receipt of the Requisite Company Vote:

(a) by mutual written consent of Purchaser and the Company;

(b) (i) by either Purchaser or the Company if any Governmental Entity whose approval is required for a Requisite Regulatory Approval has notified Purchaser or the Company that it has determined not to grant (or has rescinded or revoked if previously approved) any Requisite Regulatory Approval; (ii) by Purchaser if (A) any Burdensome Regulatory Condition is imposed in connection with any such Requisite Regulatory Approval, or the applicable Governmental Entity has notified Purchaser or the Company that it will not grant such Requisite Regulatory Approval without imposition of a Burdensome Regulatory Condition or (B) the consummation of the Mergers or any other transaction contemplated by this Agreement would result in a Burdensome Regulatory Condition or (iii) by either Purchaser or the Company if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of any of the Mergers or the transactions contemplated by this Agreement, unless, in each case of (i) and (iii), the failure to obtain such approval or the issuance of such injunction, decree, restraint or prohibition shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; provided, however, that the right set forth in (i) and (ii) above may be exercised by the applicable party only on or after June 30, 2022; provided, further, that the parties shall continue to comply with their obligations under Section 6.1 until this Agreement is terminated in accordance with this Section 8.1(b) and if, prior to termination of this Agreement in accordance with this Section 8.1(b), as applicable, (x) any Requisite Regulatory Approval contemplated by clause (ii) hereof has been received without the imposition of any Burdensome Regulatory Condition, (y) any Burdensome Regulatory Condition imposed in connection with a Requisite Regulatory Approval contemplated by clause (ii) has been removed or is longer applicable, or (z) any Governmental Entity contemplated in clause (ii) hereof shall have notified Purchaser or the Company, as applicable, that it will grant such Requisite Regulatory Approval without imposition of a Burdensome Regulatory Condition, or that the consummation of the Mergers or any other transaction contemplated by this Agreement will not result in a Burdensome Regulatory Condition, then neither Purchaser nor the Company shall thereafter have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii);

(c) by either Purchaser or the Company if the Mergers shall not have been consummated on or before the twelve (12) month anniversary of the date of this Agreement (the “Termination Date”); provided that if on the Termination Date all conditions precedent to Closing in Article VII (other than those conditions that by their nature can only be satisfied at the Closing), other than the conditions precedent specified in Section 7.1(c), have been satisfied or waived, either party may (unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein), in its sole discretion, by delivering written notice to the other party prior to the Termination Date, extend the Termination Date to not later than the fifteen (15) month annivesary of the date of this Agreement; provided that, for the avoidance of doubt, such extension of the Termination Date shall not affect the right of either party to exercise its rights pursuant to Section 8.1(b) nor shall it constitute a waiver of Section 7.1(c);

(d) by either Purchaser or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Purchaser, or Purchaser or Merger Subs, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Purchaser, or Section 7.3, in the case of a termination by the Company, and which is not cured within twenty (20) days following written notice to the Company, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e) by Purchaser, if (i) the Company or the Board of Directors of the Company shall have made a Recommendation Change, or (ii) the Company or the Board of Directors of the Company shall have committed an intentional and material breach of its obligations under Section 6.4 or 6.13(a); and

(f) by either Purchaser or the Company, if the Requisite Company Vote shall not have been obtained upon a vote thereon taken at the Company Meeting (including any adjournment or postponement thereof).

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Purchaser, Merger Subs, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.15 (Public Announcements), this Section 8.2 and Article IX (other than Section 9.12) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Purchaser, Merger Subs or the Company shall be relieved or released from any liabilities or damages arising out of its fraud or its intentional and material breach of any provision of this Agreement.

(b) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of the Company or shall have been made directly to the shareholders of the Company or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Company Meeting) an Acquisition Proposal, in each case, with respect to the Company, and (A)(x) thereafter this Agreement is terminated by either Purchaser or the Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by Purchaser pursuant to Section 8.1(d) as a result of an intentional or material breach or (z) thereafter this Agreement is terminated by Purchaser or the Company pursuant to Section 8.1(f) and (B) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay (or cause to be paid to) Purchaser, by wire transfer of same-day funds, a fee equal to $41,908,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”

(c) In the event that this Agreement is terminated by Purchaser pursuant to Section 8.1(e) or by the Company or Purchaser pursuant to Section 8.1(c) or Section 8.1(f) at a time when this Agreement was terminable by Purchaser pursuant to Section 8.1(e), then the Company shall pay (or cause to be paid to) Purchaser, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.

(d) Notwithstanding anything to the contrary in this Agreement, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or intentional and material breach of any provision of this Agreement, in no event shall either party be required to pay the Termination Fee more than once.

(e) Each of Purchaser and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if the Company fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.

(f) Notwithstanding anything in this Agreement (including Section 8.2(a)) to the contrary, if the Company has paid to Purchaser (i) the Termination Fee and (ii) all amounts, if any, required to be paid by the Company pursuant to Section 8.2(e), then, other than with respect to any intentional and material breach, or fraud, none of the Company, its Subsidiaries or its affiliates shall have any other liability or obligation for any or all losses or damages suffered or incurred by Purchaser, any of its Subsidiaries or any of its affiliates in connection with this Agreement (including the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and, other than with respect to any intentional and material breach, or fraud, none of Purchaser, its Subsidiaries or its affiliates shall be entitled to bring or maintain any other claim, action or proceeding against any of the Company, its Subsidiaries or its affiliates arising out of this Agreement or any of the transactions contemplated hereby or any matters forming the basis for such termination.

ARTICLE IX

GENERAL PROVISIONS

9.1 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Company Vote; provided, however, that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of the Company any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Extension; Waiver. At any time prior to the First Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in this Agreement; provided, however, that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of the Company any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the First Effective Time and the Second Effective Time, except for Sections 6.8 and 6.14 and for those other obligations, covenants and agreements contained in this Agreement which by their terms apply in whole or in part after the First Effective Time and the Second Effective Time.

9.4 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, to:

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

Attention:     James F. Getz, Chief Executive Officer

                     Karla X. Villatoro de Friedman, General Counsel

E-mail:         JGetz@tscbank.com

                      KFriedman@tscbank.com

With a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 S. Wacker Dr.

Chicago, Illinois 60606

Attention:     Paul W. Theiss

                     Reb D. Wheeler

Email:          ptheiss@mayerbrown.com

                      rwheeler@mayerbrown.com

and

(b) if to Purchaser or to Merger Subs, to:

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:     Jonathan N. Santelli

Email:          Jonathan.Santelli@RaymondJames.com

With a copy (which shall not constitute notice) to each of:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:     Mitchell S. Eitel

                     Stephen M. Salley

Email:          eitelm@sullcrom.com

                      salleys@sullcrom.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Company means the actual knowledge of any of the officers of the Company listed in Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Purchaser means the actual knowledge of any of the officers of Purchaser listed in Section 9.6 of the Purchaser Disclosure Schedule. As used in this Agreement, (a) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (b) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (c) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives by 5:00 p.m., Eastern time, on the day prior to the date hereof, (ii) included in the virtual data room of a party by 5:00 p.m., Eastern time, at least two (2) days prior to the date hereof, or (iii) filed or furnished by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof, (iv) “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed and (v) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Mergers (vi) except for purposes of Section 5.2, the terms “ordinary course” and “ordinary course of business” with respect to either party, shall take into account the commercially reasonable actions taken by such party and its Subsidiaries in response to a Pandemic. The Company Disclosure Schedule and the Purchaser Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained in this Agreement shall require any party or person to take any action in violation of applicable law.

9.7 Counterparts. This Agreement may be executed in counterparts (including by pdf), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles, except that matters relating to the fiduciary duties of the Board of Directors of the Company shall be subject to the internal laws of the Commonwealth of Pennsylvania and that matters related to the Mergers that are exclusively governed by the internal laws of the State of Florida and the Commonwealth of Pennsylvania shall be subject to the internal laws of such jurisdictions.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located within the State of Delaware) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, which is intended to benefit each Company Indemnified Party, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Mergers), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no party shall be required to make any disclosure (whether pursuant to a representation or warranty or otherwise) that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. Notwithstanding the foregoing, no failure to disclose pursuant to this Section 9.14 will operate to waive or exclude a breach of any representation, warranty or covenant of this Agreement.

9.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, Raymond James Financial, Inc., Macaroon One LLC, Macaroon Two LLC and TriState Capital Holdings, Inc. have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Paul C. Reilly
Name: Paul C. Reilly
Title: Chief Executive Officer

MACAROON ONE LLC

By:	/s/ Paul C. Reilly
Name: Paul C. Reilly
Title: Chief Executive Officer

MACAROON TWO LLC

By:	/s/ Paul C. Reilly
Name: Paul C. Reilly
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
Name: James F. Getz
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

October 20, 2021

Board of Directors

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger of TriState Capital Holdings, Inc. (the “Company”) with and into a subsidiary of Raymond James Financial Inc. (the “Buyer”) (collectively, the “Transaction”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received in the Transaction by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) is fair to them from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that the consideration expected to be received by the Shareholders for the outstanding common stock of the Company will consist of 0.25 shares of the Buyer’s common stock and $6.00 in cash for each share of the Company’s common stock, subject to any required withholding. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)	reviewed certain audited financial statements regarding the Company and the Buyer;

(iii)

reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and the Buyer, respectively;

(iv)

reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company provided by the management team of the Company, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Company;

(v)	reviewed the reported prices and trading activity for the common stock of the Company and of the Buyer;

(vi)	compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(ix)	discussed with management of the Company the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company;

(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or Buyer. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Buyer. We have not made an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and provide a reasonable basis for our analysis. We recognize that such financial forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and we express no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company. Affiliates and employees of Stephens Inc. own investments in the Company’s stock, aggregating less than two percent of the outstanding common stock of the Company. We regularly provide investment banking and other services to the Company and have received customary fees from the Company for providing such services. We issue periodic research reports regarding the business activities and prospects of the Company, and we make a market in the common stock of the Company. We also provide brokerage services to the Company and some of its affiliates and refer selected securities lending opportunities to the Company. In addition to the present engagement, during the two years preceding the date of this letter, we served as lead booking-running manager in connection with the Company’s issuance of $60 million of subordinated notes due 2030 and the Company’s tack-on issuance of $37.5 million of subordinated notes due 2030, and we received customary fees in connection with such offerings. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion. We expect to pursue future investment banking services assignments with participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the Transaction. We are also familiar with the Buyer. We provide brokerage services to certain affiliates of the Buyer on customary terms, we engage in trading transactions with one or more broker-dealer affiliates of the Buyer as counterparty in the ordinary course of business, and we sometimes participate with a broker-dealer affiliate of the Buyer in managing securities offerings for third party issuers.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect of the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or such disruption on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and

(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company (including in any registration statement or proxy statement with respect to the Transaction), provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

By:	/s/ Stephens Inc.

ANNEX C

EXECUTION COPY

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated October 20, 2021, between the persons executing this Agreement as a “Shareholder” or “Shareholders” on the signature pages hereto (collectively, the “Shareholders”), Raymond James Financial, Inc., a Florida corporation (“Purchaser”), Macaroon One LLC, a Florida limited liability company and direct, wholly-owned Subsidiary of Purchaser (“Merger Sub 1”) and, solely for purposes of the last sentence of Section 9, TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”). All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, the Company, Purchaser and the Merger Subs are simultaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub 1 will merge with and into the Company on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, all outstanding shares of Company Common Stock and Company Preferred Stock (together, “Company Capital Stock”) will be converted into shares of Purchaser Common Stock, Purchaser Preferred Stock and/or cash in the manner and in the amounts set forth therein;

WHEREAS, each Shareholder owns the shares of Company Capital Stock and the securities convertible into or exercisable or exchangeable for Company Capital Stock identified on Exhibit I hereto (such shares, together with all such securities or shares of Company Capital Stock subsequently acquired by such Shareholder during the term of this Agreement (as contemplated in Section 8), being referred to as the “Shares”); and

WHEREAS, in order to induce Purchaser and the Merger Subs to enter into the Merger Agreement, each Shareholder, solely in such Shareholder’s capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform its obligations arising under this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares. Each Shareholder agrees during the term of this Agreement (as contemplated in Section 8) that at any meeting of shareholders of the Company, or in connection with any written consent of shareholders of the Company, to the extent that the matters set forth in Section 1(b) are presented at such meeting or in such written consent and such Shareholder is entitled to vote or consent on such matters, each such Shareholder shall:

(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a written consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by such Shareholder or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of approval of the Mergers, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that, to the knowledge of such Shareholder, would result in a breach of any covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or, to the knowledge of the Shareholder, would reasonably be expected, to materially and adversely impede, interfere or be inconsistent with, or materially and adversely delay, postpone, discourage or affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement; provided, that if there is any amendment, waiver or modification to the Merger Agreement that is effected after the date hereof that (A) reduces or has the effect of reducing the Exchange Ratio or the Cash Consideration per share of Company Common Stock, (B) changes the form of all or any portion of the consideration to be provided pursuant to the Merger Agreement in respect of the Shares (the “Merger Consideration”) and/or (C) imposes any material condition to the receipt of Merger Consideration (any such amendment, waiver or modification, a “Material Merger Agreement Change”), this Section 1 shall be inapplicable.

2. Transfer of Shares.

(a) Prohibition on Transfers of Shares; Other Actions. Each Shareholder hereby agrees that, during the term of this Agreement (as contemplated in Section 8), such Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of (“Transfer”) any of the Shares or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with such Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any other action that would reasonably be expected to adversely impair or otherwise affect, in any material respect, such Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement; provided, however, that nothing in this Section 2(a) shall prohibit (A) a Transfer of any Shares of such Shareholder to any of such Shareholder’s immediate family members or lineal descendants or to a trust for the benefit of such Shareholder or any of such Shareholder’s immediate family members or lineal descendants, or upon the death of such Shareholder, or to a non-profit organization as a donation in an amount and in a manner consistent with such Shareholder’s past practices or (B) a net settlement of Company Restricted Shares held by such Shareholder that vest in order to satisfy the withholding tax associated with such vesting; provided, further, that, other than in the case of a donation to a non-profit organization contemplated by the foregoing clause (A) and a net settlement contemplated by the foregoing clause (B), such a Transfer shall be permitted only if, as a condition to such Transfer, the transferee agrees in writing to be bound by all the terms of this Agreement applicable to such Shareholder.

(b) Transfer of Voting Rights. Each Shareholder hereby agrees that such Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement (other than this Agreement and any amendments hereto made in accordance with Section 10) with respect to any of the Shares.

(c) Notwithstanding the terms of Section 2(a) and 2(b), no Shareholder shall be prohibited from engaging in any hedging, derivative, securities lending or similar agreements, arrangements and understandings with respect to the Shares, including those pursuant to any sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is settled by delivery of Shares, in cash or otherwise, so long as such agreements, arrangements and understandings do not limit such Shareholder’s ability to comply with its obligations under Section 1.

3. Representations and Warranties of Shareholders. Each Shareholder represents and warrants to and agrees with Purchaser as follows:

(a) Capacity. Such Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and legally binding obligation of the other parties hereto (other than the other Shareholders), constitutes the valid and legally binding obligation of such Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Shareholder is a party or by which such Shareholder is bound, or any statute, rule or regulation to which such Shareholder is subject or, in the event that such Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of such Shareholder, in each case, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Shareholder to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(d) Ownership. Such Shareholder’s Shares are, and, except as otherwise provided for in Section 2, during the term of this Agreement (as contemplated in Section 8) will be, owned beneficially and of record solely by such Shareholder, except as (x) otherwise disclosed on Exhibit I hereto or (y) to the extent such Shares are transferred in compliance with this Agreement after the date hereof to any other Shareholder who has executed a copy of this Agreement on the date hereof or a separate agreement with Purchaser, Merger Sub 1 and the Company with terms substantially similar to those contained herein. Shareholder has title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto or arising under applicable securities laws. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of Company Capital Stock (or securities convertible into or exercisable or exchangeable for shares of Company Capital Stock) owned beneficially or of record by Shareholder. Shareholder has and, except as otherwise provided for in Section 2 and Section 9, will have at all times during the term of this Agreement (as contemplated in Section 8) (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all the Shares owned by such Shareholder on the date of this Agreement and all the Shares hereafter acquired by such Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement (as contemplated in Section 8). For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a person shall be deemed to beneficially own any securities which may be acquired by such person pursuant to any binding agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 calendar days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e) Consents and Approvals. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

(f) Absence of Litigation. As of the date hereof, there is no suit, action, investigation (in the case of investigations, to the knowledge of such Shareholder) or proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder or any of his, her or its affiliates before or by any Governmental Entity that would reasonably be expected to materially impair the ability of such Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4. Representations and Warranties of Purchaser and Merger Sub 1. Purchaser and Merger Sub 1 represent and warrant to and agrees with the Shareholders as follows:

(a) Capacity. Each of Purchaser and Merger Sub 1 has all requisite capacity and authority to enter into and perform its obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by Purchaser and Merger Sub 1 and, assuming this Agreement constitutes a valid and legally binding obligation of the other parties hereto (other than Purchaser and Merger Sub 1), constitutes the valid and legally binding obligation of Purchaser and Merger Sub 1, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by Purchaser and Merger Sub 1 does not, and the performance by each of Purchaser and Merger Sub 1 of its obligations hereunder and the consummation by each of Purchaser and Merger Sub 1 of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Purchaser or Merger Sub 1 is a party or by which Purchaser or Merger Sub 1 is bound, or any statute, rule or regulation to which Purchaser or Merger Sub 1 is subject or any charter, bylaw or other organizational document of Purchaser or Merger Sub 1, in each case, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Purchaser or Merger Sub 1 to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5. No Solicitation. Each Shareholder hereby agrees that during the term of this Agreement (as contemplated in Section 8) he, she or it shall not, and shall not knowingly instruct any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it to (on its behalf), (a) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (b) engage, communicate or participate in any negotiations with any person concerning any Acquisition Proposal after becoming aware that the person has made or is considering making an Acquisition Proposal or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or knowingly and intentionally seek to influence any person to vote, any shares of Company Capital Stock (x) against the adoption or approval of the Merger Agreement and the Mergers or (y) in favor of any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, unless in the case of clause (c) above, the Shareholder is a director of the Company’s Board of Directors or an officer of the Company and the Company’s Board of Directors has effected a Recommendation Change (as defined in the Merger Agreement), in accordance with the terms of the Merger Agreement, and in such case, such Shareholder’s activities are solely in his or her capacity as a director or officer of the Company. Each Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons (other than the Company, Purchaser, Merger Subs and any of their respective representatives) with respect to any Acquisition Proposal and will take all reasonably necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 5. Nothing contained in this Section 5 shall prevent any officer of the Company or a member of the Company’ Board of Directors from discharging his or her fiduciary duties solely in his or her capacity as an officer of the Company or a member of the Company’s Board of Directors.

6. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Each Shareholder hereby agrees to notify Purchaser promptly (and in any event within two (2) business days) in writing of the number of any additional shares of Company Capital Stock or other securities of the Company of which Shareholder acquires beneficial or record ownership on or after the date hereof. Each Shareholder shall promptly advise the Company of each contact such Shareholder may receive from any person relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal.

7. Specific Performance and Remedies. Each party hereto acknowledges that (a) it will be impossible to measure in money the damage to the other parties hereto if such first party fails to comply with its obligations imposed by this Agreement and (b) in the event of any such failure, the other parties hereto will not have an adequate remedy at law. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other parties hereto may have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other parties hereto seeking or obtaining such equitable relief.

8. Term of Agreement; Termination.

(a) The term of this Agreement shall commence on the date hereof.

(b) This Agreement shall terminate upon the earliest to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, (ii) the First Effective Time and (iii) the date, if any, of any Material Merger Agreement Change. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any intentional and material breach of this Agreement prior to such termination.

9. Stop Transfer Order. In furtherance of this Agreement, each Shareholder hereby authorizes and instructs the Company to enter a stop transfer order with respect to all of such Shareholder’s Shares for the period from the date hereof through the term of this Agreement (as contemplated in Section 8), except as otherwise provided for in Section 2(a) hereof. The Company agrees that it shall comply with such stop transfer instructions.

10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser or to Merger Sub 1 to:

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:        Jonathan N. Santelli

Email:              Jonathan.Santelli@RaymondJames.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:        Mitchell S. Eitel

Stephen M. Salley

Facsimile:        (212) 558-3588

Email:               eitelm@sullcrom.com

salleys@sullcrom.com

If to the Company to:

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

Attention:        James F. Getz, Chief Executive Officer

                         Karla X. Villatoro de Friedman, General Counsel

E-mail:            JGetz@tscbank.com

                         KFriedman@tscbank.com

With a copy (which shall not constitute notice) to:

Mayer Brown LLP 71 S. Wacker Dr.

Chicago, Illinois 60606

Attention:        Paul W. Theiss

                         Reb D. Wheeler

Email:              ptheiss@mayerbrown.com

                          rwheeler@mayerbrown.com

If to any Shareholder to:

c/o TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

Attention:        James F. Getz, Chief Executive Officer

                         Karla X. Villatoro de Friedman, General Counsel

E-mail:            JGetz@tscbank.com

                         KFriedman@tscbank.com

With a copy (which shall not constitute notice) to:

Mayer Brown LLP 71 S. Wacker Dr.

Chicago, Illinois 60606

Attention:      Paul W. Theiss

                      Reb D. Wheeler

Email:             ptheiss@mayerbrown.com

                         rwheeler@mayerbrown.com

12. Miscellaneous.

(a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(b) Capacity. The covenants, obligations and agreements contained herein shall apply to each Shareholder solely in his, her or its capacity as a record or beneficial owner of the Shares, and no covenant, obligation or agreement contained herein shall apply to any Shareholder in his, her or its capacity as a director, officer or employee of the Company (or a Subsidiary of the Company). Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of a Shareholder to comply with his, her or its fiduciary duties as a director, officer or employee of the Company (or a Subsidiary of the Company).

(c) Counterparts. This Agreement may be executed in counterparts (including by pdf), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(d) Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e) Proxy. If so requested by the Company, each Shareholder shall constitute and appoint such person designated by the Company, with full power of substitution and re-substitution, as such Shareholder’s proxy with respect to the matters set forth herein, including without limitation, each of the matters described in Sections 1 and 5, and shall authorize such proxy to represent and to vote, if and only if the Shareholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Agreement, all of such Shareholder’s Shares in the manner contemplated by Sections 1 and 5. The agreement to grant a proxy if requested pursuant to the immediately preceding sentence is given to induce the Company to execute the Merger Agreement and, as such, the proxy shall be coupled with an interest and shall be irrevocable unless and until this Agreement or any such rights granted hereunder terminate or expire pursuant to the terms hereof. Upon granting such a proxy, the Shareholder shall revoke any and all previous proxies with respect to the Shareholder’s Shares and shall not thereafter, unless and until this Agreement or any rights granted hereunder terminate or expire pursuant to the terms hereof, purport to grant any other proxy or power of attorney with respect to any of the Shareholder’s Shares, deposit any of the Shareholder’s Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person or entity, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of any of the Shareholder’s Shares, in each case, with respect to any of the matters set forth herein. Notwithstanding any of the foregoing, in the event this Agreement terminates in accordance with Section 8(b)(i) or 8(b)(iii), any proxy granted by the Shareholders to the Company or its designee shall automatically be revoked and terminate.

(f) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

(i) Effectiveness. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

13. Attorney’s Fees. The prevailing party or parties in any final and non-appealable litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the non-prevailing party or parties all reasonable and documented out-of-pocket fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of the Proceeding, including, without limitation, to enforce or collect any judgment or award resulting from the Proceeding.

14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, the Merger Subs or the Company any direct or indirect ownership or incidence of ownership of or with to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Shareholder, and none of Purchaser, the Merger Subs and the Company shall have any authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Paul C. Reilly
Name:	Paul C. Reilly
Title:	Chief Executive Officer

[Signature Page – Support Agreement]

MACAROON ONE LLC

By:	/s/ Paul C. Reilly
Name:	Paul C. Reilly
Title:	Chief Executive Officer

[Signature Page – Support Agreement]

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
Name:	James F. Getz
Title:	Chief Executive Officer

[Signature Page – Support Agreement]

SHAREHOLDERS

/s/ James F. Getz
Name: James F. Getz

/s/ Brian S. Fetterolf
Name: Brian S. Fetterolf

[Signature Page – Support Agreement]

EXHIBIT I

Name of Shareholder	Shares of Company Common Stock Beneficially Owned	Shares of Company Preferred Stock Beneficially Owned	Shares of securities convertible into or exercisable or exchangeable for Company Capital Stock Beneficially Owned
James F. Getz	1,460,088	—	—
Brian S. Fetterolf	364,177	Company Series A Preferred Stock – 4,000 Company Series B Preferred Stock –1,000	—

ANNEX D

EXECUTION VERSION

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated October 20, 2021, by and among the entity executing this Agreement as “Shareholder” on the signature pages hereto (the “Shareholder”), Raymond James Financial, Inc., a Florida corporation (“Purchaser”), Macaroon One LLC, a Florida limited liability company and direct, wholly-owned Subsidiary of Purchaser (“Merger Sub 1”) and, solely for purposes of the last sentence of Section 9 and Section 10(c), TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”). All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, the Company, Purchaser and the Merger Subs are simultaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub 1 will merge with and into the Company on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, (i) all outstanding shares of Company Common Stock and Company Preferred Stock (together, “Company Capital Stock”) will be converted into shares of Purchaser Common Stock, Purchaser Preferred Stock and/or cash in the manner and in the amounts set forth therein and (ii) those certain warrants to purchase 922,438 shares of Company Common Stock (the “Warrants”) will be converted into cash in the manner and in the amount set forth therein;

WHEREAS, the Shareholder owns the shares of Company Capital Stock and the securities convertible into or exercisable or exchangeable for Company Capital Stock identified on Exhibit I hereto (such shares, together with all such securities or shares of Company Capital Stock subsequently acquired by the Shareholder during the term of this Agreement (as contemplated in Section 8), being referred to as the “Shares”); and

WHEREAS, in order to induce Purchaser and the Merger Subs to enter into the Merger Agreement, the Shareholder, solely in the Shareholder’s capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform its obligations arising under this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees during the term of this Agreement (as contemplated in Section 8) that at any meeting of shareholders of the Company, or in connection with any written consent of shareholders of the Company, to the extent that the matters set forth in Section 1(b) are presented at such meeting or in such written consent and the Shareholder is entitled to vote or consent on such matters, the Shareholder shall:

(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a written consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of approval of the Mergers, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that, to the knowledge of the Shareholder, would result in a breach of any covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or, to the knowledge of the Shareholder, would reasonably be expected, to materially and adversely impede, interfere or be inconsistent with, or materially and adversely delay, postpone, discourage or affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement; provided, that if there is any amendment, waiver or modification to the Merger Agreement that is effected after the date hereof that (x) reduces or has the effect of reducing the Exchange Ratio, the Cash Consideration per share of Company Common Stock, the cash consideration per share of Series C Preferred Stock or the cash consideration payable in respect of the Warrants, (y) changes the form of all or any portion of the consideration to be provided pursuant to the Merger Agreement in respect of the Shares (the “Merger Consideration”) and/or (z) imposes any material condition to the receipt of Merger Consideration (any such amendment, waiver or modification, a “Material Merger Agreement Change”), this Section 1 shall be inapplicable.

2. Transfer of Shares.

(a) Prohibition on Transfers of Shares; Other Actions. The Shareholder hereby agrees that, during the term of this Agreement (as contemplated in Section 8), the Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of (each, a “Transfer”) any of the Shares or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, or, other than as contemplated by Section 10, convert, exchange or otherwise exercise such Shares for any other securities (including other Shares), other than a Transfer to its affiliates (a “Permitted Transferee”); provided that as a condition to such Transfer, such affiliate shall execute a joinder as a “Shareholder” to this Agreement; provided, further, that the Shareholder shall remain jointly and severally liable for the breaches of any of such affiliates of the terms hereof, (ii) enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with the Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any other action that would reasonably be expected to adversely impair or otherwise affect, in any material respect, the Shareholder’s power, authority and ability to comply with and perform its covenants and obligations under this Agreement.

(b) Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement (other than this Agreement and any amendments hereto made in accordance with Section 11) with respect to any of the Shares.

(c) Notwithstanding the terms of Section 2(a) and 2(b), no Shareholder shall be prohibited from engaging in any hedging, derivative, securities lending or similar agreements, arrangements and understandings with respect to the Company Common Stock, including those pursuant to any sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such transaction is settled by delivery of Company Common Stock, in cash or otherwise, so long as such agreements, arrangements and understandings do not limit the Shareholder’s ability to comply with its obligations under Section 1.

3. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to and agrees with Purchaser as follows:

(a) Capacity. The Shareholder has all requisite capacity and authority to enter into and perform its obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and legally binding obligation of the other parties hereto, constitutes the valid and legally binding obligation of the Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or any charter, bylaw or other organizational document of the Shareholder, in each case, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(d) Ownership. The Shareholder’s Shares are, and, except as otherwise provided for in Section 2 hereof, during the term of this Agreement (as contemplated in Section 8) will be, owned beneficially and of record solely by the Shareholder, except as (x) otherwise disclosed on Exhibit I hereto or (y) to the extent such Shares are transferred in compliance with this Agreement after the date hereof to any Permitted Transferee who has executed a copy of this Agreement on the date hereof or a separate agreement with Purchaser, Merger Sub 1 and the Company with terms substantially similar to those contained herein. The Shareholder has title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto or arising under applicable securities laws. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of Company Capital Stock (or securities convertible into or exercisable or exchangeable for shares of Company Capital Stock) owned beneficially or of record by the Shareholder. The Shareholder or its affiliates have and, except as otherwise provided for in Section 2 and Section 9, will have at all times during the term of this Agreement (as contemplated in Section 8) (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all the Shares owned by the Shareholder on the date of this Agreement and all the Shares hereafter acquired by the Shareholder and owned beneficially or of record by the Shareholder during the term of this Agreement (as contemplated in Section 8). For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a person shall be deemed to beneficially own any securities which may be acquired by such person pursuant to any binding agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 calendar days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e) Consents and Approvals. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

(f) Absence of Litigation. As of the date hereof, there is no suit, action, investigation (in the case of investigations, to the knowledge of the Shareholder) or proceeding pending or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its affiliates before or by any Governmental Entity that would reasonably be expected to materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4. Representations and Warranties of Purchaser and Merger Sub 1. Purchaser and Merger Sub 1 represent and warrant to and agrees with the Shareholder as follows:

(a) Capacity. Each of Purchaser and Merger Sub 1 has all requisite capacity and authority to enter into and perform its obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by Purchaser and Merger Sub 1 and, assuming this Agreement constitutes a valid and legally binding obligation of the other parties hereto (other than Purchaser and Merger Sub 1), constitutes the valid and legally binding obligation of Purchaser and Merger Sub 1, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by Purchaser and Merger Sub 1 does not, and the performance by each of Purchaser and Merger Sub 1 of its obligations hereunder and the consummation by each of Purchaser and Merger Sub 1 of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Purchaser or Merger Sub 1 is a party or by which Purchaser or Merger Sub 1 is bound, or any statute, rule or regulation to which Purchaser or Merger Sub 1 is subject or any charter, bylaw or other organizational document of Purchaser or Merger Sub 1, in each case, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Purchaser or Merger Sub 1 to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by Purchaser and Merger Sub 1 does not, and the performance by Purchaser and Merger Sub 1 of its respective obligations under this Agreement and the consummation by Purchaser and Merger Sub 1 of the transactions contemplated hereby will not, require Purchaser and Merger Sub 1, as applicable, to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

5. No Solicitation. The Shareholder hereby agrees that during the term of this Agreement (as contemplated in Section 8) the Shareholder shall not, and shall not knowingly instruct any investment banker, financial advisor, attorney, accountant or other representative retained by it to (on its behalf), (a) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (b) engage, communicate or participate in any negotiations with any person (other than Purchaser, Merger Subs or the Company) concerning any Acquisition Proposal after becoming aware that the person has made or is considering making an Acquisition Proposal or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or knowingly and intentionally seek to influence any person to vote, any shares of Company Capital Stock (x) against the adoption or approval of the Merger Agreement and the Mergers or (y) in favor of any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, unless in the case of clause (c) above, the Shareholder is a director of the Company’s Board of Directors or an officer of the Company and the Company’s Board of Directors has effected a Recommendation Change (as defined in the Merger Agreement), in accordance with the terms of the Merger Agreement, and in such case, the Shareholder’s activities are solely in his or her capacity as a director or officer of the Company. The Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons (other than the Company, Purchaser, Merger Subs and any of their respective representatives) with respect to any Acquisition Proposal and will take all reasonably necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by the Shareholder in connection with the Mergers of the obligations undertaken by the Shareholder pursuant to this Section 5. Nothing contained in this Section 5 shall prevent any officer of the Company or a member of the Company’s Board of Directors from discharging his or her fiduciary duties solely in his or her capacity as an officer of the Company or a member of the Company’s Board of Directors.

6. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. The Shareholder hereby agrees to notify Purchaser promptly (and in any event within two (2) business days) in writing of the number of any additional shares of Company Capital Stock or other securities of the Company of which the Shareholder acquires beneficial or record ownership on or after the date hereof. The Shareholder shall promptly advise the Company of each contact the Shareholder may receive from any person relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal.

7. Specific Performance and Remedies. Each party hereto acknowledges that (a) it will be impossible to measure in money the damage to the other parties hereto if such first party fails to comply with its obligations imposed by this Agreement and (b) in the event of any such failure, the other parties hereto will not have an adequate remedy at law. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other parties hereto may have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other parties hereto seeking or obtaining such equitable relief.

8. Term of Agreement; Termination.

(a) The term of this Agreement shall commence on the date hereof.

(b) This Agreement shall terminate upon the earliest to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, (ii) the First Effective Time, (iii) the date, if any, of any Material Merger Agreement Change and (iv) other than with respect to Section 2 (in respect of the Series C Preferred Stock and the Warrants), Section 7 (in respect of the Series C Preferred Stock and the Warrants), Section 9 (in respect of the Series C Preferred Stock and the Warrants) and Sections 10 through 16, the receipt of the Requisite Company Vote. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful and intentional material breach of this Agreement prior to such termination.

9. Stop Transfer Order. In furtherance of this Agreement, the Shareholder hereby authorizes and instructs the Company to enter a stop transfer order with respect to all of the Shareholder’s Shares for the period from the date hereof through the term of this Agreement (as contemplated in Section 8), except as otherwise provided for in Section 2(a) hereof. The Company agrees that it shall comply with such stop transfer instructions.

10. Treatment of Series C Preferred Stock and the Warrants.

(a) In executing this Agreement, the Shareholder provides its irrevocable approval, agreement and written consent to:

(i) notwithstanding Section 12 of the Certificate of Designation with respect to the Series C Preferred Stock, treatment of the Series C Preferred Stock as contemplated by the Merger Agreement, including, at the First Effective Time, the conversion of each share of Series C Preferred Stock issued and outstanding immediately prior to the First Effective Time into the right to receive $30.00 in cash multiplied by the number of non-voting common stock, no par value, of the Company that such share of Series C Preferred Stock would be convertible into pursuant to the terms of the Certificate of Designation with respect to the Series C Preferred Stock, as amended as contemplated by this Agreement;

(ii) notwithstanding Section 14 of the Warrant, the treatment of the Warrants, as contemplated by the Merger Agreement, including, at the First Effective Time, the conversion of the Warrants into the right to receive a cash payment equal to the product of (a) the number of shares of Company Common Stock subject to such Warrants, multiplied by (b) $30.00 minus the applicable exercise price per share of Company Common Stock subject to such Warrants; and

(iii) the amendment of the Certificate of Designations in respect of the Series C Preferred Stock to effect the foregoing treatment described in (i), in form attached hereto as Exhibit II.

(b) The Shareholder agrees to take such further actions, including executing any additional written consent or vote, as may be reasonably requested by the Company or Purchaser in order to effect the foregoing and the intent of this Section 10.

(c) The Company agrees that the amendment to the Certificate of Designations in respect of the Series C Preferred Stock will be approved with all necessary approvals of the Company and its Board of Directors and will file such amendment to the Pennsylvania DOS promptly after the date hereof.

11. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. To the extent there is any conflict between this Agreement and any other agreement to which the Shareholder and the Company are parties, including that certain Investment Agreement, dated October 10, 2020, between the Company and T-VIII PubOpps LP, as amended on December 9, 2020, and the Registration Rights Agreement contemplated therein, this Agreement shall control.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser or to Merger Sub 1 to:

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:     Jonathan N. Santelli

Email:          Jonathan.Santelli@RaymondJames.com

With a copy (which shall not constitute notice) to each of:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:     Mitchell S. Eitel

                      Stephen M. Salley

Facsimile:     (212) 558-3588

Email:          eitelm@sullcrom.com

                      salleys@sullcrom.com

If to the Company to:

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

Attention:    James F. Getz, Chief Executive Officer

                    Karla X. Villatoro de Friedman, General Counsel

Email:          JGetz@tscbank.com

                      KFriedman@tscbank.com

With a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 S. Wacker Dr.

Chicago, IL 60606

Attention:     Paul W. Theiss

                      Reb D. Wheeler

Facsimile:     (312) 706-8218

                      (212) 849-5914

Email:          ptheiss@mayerbrown.com

                      rwheeler@mayerbrown.com

If to the Shareholder to:

T-VIII PubOpps LP

Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

Attention:     David Wermuth

Email:          dwermuth@stonepoint.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:     Sven G. Mickisch

Telephone:   212-735-3554

Email:          sven.mickisch@skadden.com

13. Miscellaneous.

(a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(b) Capacity. The covenants, obligations and agreements contained herein shall apply to the Shareholder solely in its capacity as a record or beneficial owner of the Shares, and no covenant, obligation or agreement contained herein shall apply to the Shareholder in its capacity as a director, officer or employee of the Company (or a Subsidiary of the Company). Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with its fiduciary duties as a director, officer or employee of the Company (or a Subsidiary of the Company).

(c) Counterparts. This Agreement may be executed in counterparts (including by pdf), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(d) Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

(h) Effectiveness. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

14. Attorney’s Fees. The prevailing party or parties in any final and non-appealable litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the non-prevailing party or parties all reasonable and documented out-of-pocket fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of the Proceeding, including, without limitation, to enforce or collect any judgment or award resulting from the Proceeding.

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, the Merger Subs or the Company any direct or indirect ownership or incidence of ownership of or with to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and none of Purchaser, the Merger Subs and the Company shall have any authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided herein.

16. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Shareholder (including any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate (other than the Shareholder) of any of the foregoing, including the Company (each, unless a Permitted Transferee, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 16 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Paul C. Reilly
Name:	Paul C. Reilly
Title:	Chief Executive Officer

[Signature Page – Support Agreement (T-VIII PubOpps LP)]

MACAROON ONE LLC

By:	/s/ Paul C. Reilly
Name:	Paul C. Reilly
Title:	Chief Executive Officer

[Signature Page – Support Agreement (T-VIII PubOpps LP)]

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
Name:	James F. Getz
Title:	Chief Executive Officer

[Signature Page – Support Agreement (T-VIII PubOpps LP)]

SHAREHOLDER:

T-VIII PUBOPPS LP

By: T-VIII PubOpps GP LLC, its sole general partner

By: Trident VIII, L.P., its managing member

By: Trident Capital VIII, L.P., its sole general partner

By: DW Trident GP, LLC, a general partner

By:	/s/ David J. Wermuth
Name:	David J. Wermuth
Title:	Member

[Signature Page – Support Agreement (T-VIII PubOpps LP)]

EXHIBIT I

Name of Shareholder of Record	Name of Beneficial Shareholders	Shares of Company Common Stock Beneficially Owned	Shares of Company Preferred Stock Beneficially Owned	Shares of securities convertible into or exercisable or exchangeable for Company Capital Stock Beneficially Owned
T-VIII PubOpps LP	T-VIII PubOpps GP LLC Trident VIII, L.P. Trident Capital VIII, L.P. Stone Point Capital LLC	2,770,083	683 (to be increased through continued accrued dividends in accordance with the terms of the Certificate of Designations)	Warrants for 922,438 shares of Company Common Stock

EXHIBIT II

Article SECOND, as contained in the corporation’s Certificate of Designation of the Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, shall be amended to add as a new Section 18 the following in its entirety:

Section 18. Notwithstanding anything to the contrary herein, upon and subject to the merger of Macaroon One LLC, a Florida limited liability company and direct, wholly-owned subsidiary of Raymond James Financial, Inc., with and into the Company pursuant to that certain Agreement and Plan of Merger, dated October 20, 2021 among Raymond James Financial, Inc., Macaroon One LLC, Macaroon Two LLC and the Company, each share of Series C Preferred Stock issued and outstanding immediately prior to the effective time of the aforementioned merger shall, effective upon the consummation of such merger, automatically be converted into the right to receive $30.00 in cash multiplied by the number of Non-Voting Common Stock such share of Series C Preferred Stock would be convertible into pursuant to the terms herein. Upon such conversion, each share of Series C Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the aforementioned effective time.

Annex E

Form of Articles of Amendment

to

Articles of Incorporation

of

Raymond James Financial, Inc.

Form of Certificate of Designation

of

6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock

Raymond James Financial, Inc., a Florida corporation (the “Corporation”), certifies that pursuant to the authority contained in its [Amended and] Restated Articles of Incorporation (the “Articles of Incorporation”), and in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act:

1.	The name of the Corporation is RAYMOND JAMES FINANCIAL, INC.

2.

The Articles of Incorporation authorizes the issuance of [●] million ([●],000,000) shares of preferred stock, each with a par value of ten cents ($0.10), and expressly vests in the Board of Directors of the Corporation (the “Board of Directors”) the authority provided therein to issue such shares of preferred stock from time to time in one or more series with such designations, preferences, limitations and special rights as stated and expressed therein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

3.

The Board of Directors of the Corporation duly approved and adopted a resolution on [●], which resolution remains in full force and effect on the date hereof, designating, creating, authorizing and providing for the issue of a series of preferred stock having a par value of $0.10 per share, designated as 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, consisting of 40,250 shares and having the following designations, preferences, limitations and special rights:

(a) Designation.

The designation of the series of preferred stock shall be “6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series A Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series A Preferred Stock, (ii) equally with all existing and future series of preferred stock that does not by its terms rank junior or senior to the Series A Preferred Stock, including the 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

(b) Number of Shares.

The number of authorized shares of Series A Preferred Stock shall be 40,250. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). The Corporation may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock.

(c) Definitions.

As used herein with respect to Series A Preferred Stock:

(i) “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(ii) “Calculation Agent” means the calculation agent for the Series A Preferred Stock appointed by the Corporation prior to the commencement of the Floating Rate Period, and its successors and assigns or any other calculation agent appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an affiliate as calculation agent.

(iii) “Dividend Determination Date” shall have the meaning set forth in Section (d)(vii) hereof.

(iv) “Dividend Payment Dates” shall have the meaning set forth in Section (d)(ii) hereof.

(v) “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, [●] to, but excluding, the next succeeding Dividend Payment Date.

(vi) “Fixed Rate Period” shall have the meaning set forth in Section (d)(i) hereof.

(vii) “Floating Rate Period” shall have the meaning set forth in Section (d)(i) hereof.

(viii) “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

(ix) “Liquidation Preference” shall mean $1,000 per share of Series A Preferred Stock.

(x) “London Banking Day” shall mean any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

(xi) “Nonpayment” shall have the meaning set forth in Section (g)(ii) hereof.

(xii) “Optional Redemption” shall have the meaning set forth in Section (f)(i) hereof.

(xiii) “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, including the Series B Preferred Stock.

(xiv) “Preferred Stock Directors” shall have the meaning set forth in Section (g)(ii) hereof.

(xv) “Redemption Price” shall have the meaning set forth in Section (f)(iii) hereof.

(xvi) “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series A Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

(xvii) “Regulatory Event Redemption” shall have the meaning set forth in Section (f)(ii) hereof.

(xviii) “Series A Preferred Stock” shall have the meaning set forth in Section (a) hereof.

(xix) “Spread” shall have the meaning set forth in Section (d)(i) hereof.

(xx) “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period. Notwithstanding the foregoing, in the event that Three-month LIBOR as determined in accordance with this definition is less than zero, Three-month LIBOR for such interest period shall be deemed to be zero.1

Notwithstanding the foregoing:

(1) If the Calculation Agent determines on the relevant dividend determination date that the LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(2) If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor

[1]	Note to Draft: The addition of the last sentence in this paragraph is not a revision—it reflects the Statement of Correction filed on May 29, 2019.

needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

(xxi) “Voting Parity Stock” shall have the meaning set forth in Section (g)(ii) hereof.

(d) Dividends.

(i) Holders of the Series A Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.75% per annum, for each quarterly Dividend Period occurring from, and including, the original issue date of the Series A Preferred Stock to, but excluding, April 1, 2023 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 398.5 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning April 1, 2023 (the “Floating Rate Period”).

(ii) When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), the Corporation shall pay cash dividends on the Series A Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on [●], and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof). The Corporation shall pay cash dividends to the holders of record of shares of the Series A Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(iii) If any Dividend Payment Date on or prior to April 1, 2023 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after April 1, 2023 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.

(iv) The Corporation shall calculate dividends on the Series A Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series A Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(v) Dividends on the Series A Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the holders of the Series A Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series A Preferred Stock or any other series of the Corporation’s preferred stock or common stock are declared for any future Dividend Period.

(vi) Dividends on the Series A Preferred Stock shall accumulate from the original issue date of the Series A Preferred Stock at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share. If the Corporation issues additional shares of the Series A Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.

(vii) The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series A Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the transfer agent for the Corporation. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series A Preferred Stock shall be final.

(viii) So long as any share of Series A Preferred Stock remains outstanding:

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor stockholder rights plan);

(2) no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations in clauses (1), (2) and (3) above shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(ix) Except as provided below, for so long as any share of Series A Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series A Preferred Stock. To the extent that the Corporation declares dividends on the Series A Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series A Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series A Preferred Stock that may be in arrears.

(x) Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series A Preferred Stock shall not be entitled to participate in such dividends.

(e) Liquidation Rights.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series A Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(iii) For the purposes of this Section (e), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series A Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series A Preferred Stock set forth herein.

(f) Redemption Rights.

(i) The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the further terms and conditions provided herein, the Corporation may redeem the Series A Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after April 1, 2023, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accumulate on those shares of Series A Preferred Stock so redeemed on and after the applicable redemption date.

(ii) In addition, the Corporation may redeem the Series A Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

(iii) The redemption price for any redemption of Series A Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $1,000 per share of Series A Preferred Stock, plus (2) any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption (the “Redemption Price”).

(iv) Any notice given as provided in this Section (f) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the redemption of any other shares of Series A Preferred Stock.

Any notice provided to a holder of Series A Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed and (4) the manner in which holders of Series A Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series A Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

(v) If notice of redemption of any shares of Series A Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock, then from and after the redemption date such shares of Series A Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series A Preferred Stock shall cease to accumulate from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series A Preferred Stock redeemed pursuant to this Section (f) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series A Preferred Stock.

(vi) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series A Preferred Stock may be redeemed from time to time.

(vii) No holder of Series A Preferred Stock shall have the right to require the redemption of the Series A Preferred Stock.

(g) Voting Rights.

(i) Holders of Series A Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Florida Business Corporation Act.

(ii) Whenever dividends payable on the Series A Preferred Stock or any other class or series of preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series A Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (g) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all

series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series A Preferred Stock are entitled to vote as described in this Section (g), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series A Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(iii) The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (g)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series A Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.

(iv) When the Corporation has paid full dividends on the Series A Preferred Stock for the equivalent of at least four Dividend Periods, following a Nonpayment, then the right of the holders of Series A Preferred Stock to elect the Preferred Stock Directors set forth in this Section (g) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (g), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (g)(ii).

(v) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series A Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series A Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Articles of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series A Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series A Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights, (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series A Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series A Preferred Stock shall not be deemed to affect the powers, preferences or special rights of the Series A Preferred Stock and (iii) the foregoing voting rights of the holders of Series A Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of holders of Series A Preferred Stock to effect the redemption.

(vi) Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series A Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (g)(vi), and for that purpose shall have access to the stock register of the Corporation.

(vii) Except as otherwise set forth in Section (g)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series A Preferred Stock is listed or traded at the time.

(viii) Each holder of Series A Preferred Stock will have one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote.

(h) Conversion Rights.

The holders of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

(i) No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.

(j) No Preemptive or Subscription Rights.

No holder of Series A Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

(k) No Other Rights.

The Series A Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Articles of Incorporation or as otherwise required by applicable law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [●], its [●], this [●] day of [●].

Raymond James Financial, Inc.

By:
Name:
Title:

Annex F

Form of Articles of Amendment

to

Articles of Incorporation

of

Raymond James Financial, Inc.

Form of Certificate of Designation

of

6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock

Raymond James Financial, Inc., a Florida corporation (the “Corporation”), certifies that pursuant to the authority contained in its [Amended and] Restated Articles of Incorporation (the “Articles of Incorporation”), and in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act:

1.	The name of the Corporation is RAYMOND JAMES FINANCIAL, INC.

2.

The Articles of Incorporation authorizes the issuance of [●] million ([●],000,000) shares of preferred stock, each with a par value of ten cents ($0.10), and expressly vests in the Board of Directors of the Corporation (the “Board of Directors”) the authority provided therein to issue such shares of preferred stock from time to time in one or more series with such designations, preferences, limitations and special rights as stated and expressed therein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

3.

The Board of Directors of the Corporation duly approved and adopted a resolution on [●], which resolution remains in full force and effect on the date hereof, designating, creating, authorizing and providing for the issue of a series of preferred stock having a par value of $0.10 per share, designated as 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, consisting of 80,500 shares and having the following designations, preferences, limitations and special rights:

(a) Designation.

The designation of the series of preferred stock shall be “6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series B Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B Preferred Stock, (ii) equally with all existing and future series of preferred stock that does not by its terms rank junior or senior to the Series B Preferred Stock, including the 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series B Preferred Stock (subject to any requisite consents prior to issuance).

(b) Number of Shares.

The number of authorized shares of Series B Preferred Stock shall be 80,500. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). The Corporation may from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock.

(c) Definitions.

As used herein with respect to Series B Preferred Stock:

(i) “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(ii) “Calculation Agent” means the calculation agent for the Series B Preferred Stock appointed by the Corporation prior to the commencement of the Floating Rate Period, and its successors and assigns or any other calculation agent appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an affiliate as calculation agent.

(iii) “Dividend Determination Date” shall have the meaning set forth in Section (d)(vii) hereof.

(iv) “Dividend Payment Dates” shall have the meaning set forth in Section (d)(ii) hereof.

(v) “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, [●] to, but excluding, the next succeeding Dividend Payment Date.

(vi) “Fixed Rate Period” shall have the meaning set forth in Section (d)(i) hereof.

(vii) “Floating Rate Period” shall have the meaning set forth in Section (d)(i) hereof.

(viii) “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

(ix) “Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.

(x) “London Banking Day” shall mean any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

(xi) “Nonpayment” shall have the meaning set forth in Section (g)(ii) hereof.

(xii) “Optional Redemption” shall have the meaning set forth in Section (f)(i) hereof.

(xiii) “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, including the Series A Preferred Stock.

(xiv) “Preferred Stock Directors” shall have the meaning set forth in Section (g)(ii) hereof.

(xv) “Redemption Price” shall have the meaning set forth in Section (f)(iii) hereof.

(xvi) “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.

(xvii) “Regulatory Event Redemption” shall have the meaning set forth in Section (f)(ii) hereof.

(xviii) “Series B Preferred Stock” shall have the meaning set forth in Section (a) hereof.

(xix) “Spread” shall have the meaning set forth in Section (d)(i) hereof.

(xx) “Three-month LIBOR” shall mean, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:

(i) the London interbank offered rate for deposits in U.S. dollars for a three-month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date.

(ii) If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.

(iii) Notwithstanding clauses (i) and (ii) above, if the Corporation, in its sole discretion, determines on the relevant Dividend Determination Date that the Three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Stock, and the Corporation has notified the Calculation Agent (if it is not the Corporation) of such determination (a “LIBOR Event”), then the Calculation Agent shall use, as directed by the Corporation, as a substitute or successor base rate (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the Three-month LIBOR. As part of such substitution, the Calculation Agent shall, as directed by the Corporation, make such adjustment to the

Alternative Rate or the spread thereon, as well as the business day convention, the Dividend Determination Date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Corporation determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA shall be binding on the Corporation, the Calculation Agent and the holders of the Series B Preferred Stock. If on any Dividend Determination Date during the Floating Rate Period (which may be the first Dividend Determination Date of the Floating Rate Period) a LIBOR Event has occurred prior to such Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Dividend Determination Date, then commencing on such Dividend Determination Date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed Rate Period shall be in effect for the applicable Dividend Period and shall remain in effect during the remainder of the Floating Rate Period.

(xxi) “Voting Parity Stock” shall have the meaning set forth in Section (g)(ii) hereof.

(d) Dividends.

(i) Holders of the Series B Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.375% per annum, for each quarterly Dividend Period occurring from, and including, the original issue date of the Series B Preferred Stock to, but excluding, July 1, 2026 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 408.8 basis points per annum (the “Spread”), subject to potential adjustment as provided in Section (c)(xx)(iii) hereof, for each quarterly Dividend Period beginning July 1, 2026 (the “Floating Rate Period”).

(ii) When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), the Corporation shall pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on [●], and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof). The Corporation shall pay cash dividends to the holders of record of shares of the Series B Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(iii) If any Dividend Payment Date on or prior to July 1, 2026 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after July 1, 2026 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.

(iv) The Corporation shall calculate dividends on the Series B Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series B

Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(v) Dividends on the Series B Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the holders of the Series B Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B Preferred Stock or any other series of the Corporation’s preferred stock or common stock are declared for any future Dividend Period.

(vi) Dividends on the Series B Preferred Stock shall accumulate from the original issue date of the Series B Preferred Stock at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share. If the Corporation issues additional shares of the Series B Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.

(vii) The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series B Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the transfer agent for the Corporation. Absent manifest error, the Calculation Agent’s determination or, for the avoidance of doubt, by the IFA pursuant to Section (c)(xx)(iii) hereof, of the dividend rate for a Dividend Period for the Series B Preferred Stock shall be final.

(viii) So long as any share of Series B Preferred Stock remains outstanding:

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor stockholder rights plan);

(2) no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations in clauses (1), (2) and (3) above shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(ix) Except as provided below, for so long as any share of Series B Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series B Preferred Stock. To the extent that the Corporation declares dividends on the Series B Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and the accumulated and unpaid dividend payments due on the shares of Series B Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.

(x) Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Stock shall not be entitled to participate in such dividends.

(e) Liquidation Rights.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series B Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series B Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(iii) For the purposes of this Section (e), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series B Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B Preferred Stock set forth herein.

(f) Redemption Rights.

(i) The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the further terms and conditions provided herein, the Corporation may redeem the Series B Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after July 1, 2024, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accrue on those shares of Series B Preferred Stock so redeemed on and after the applicable redemption date.

(ii) In addition, the Corporation may, redeem the Series B Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

(iii) The redemption price for any redemption of Series B Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $1,000 per share of Series B Preferred Stock, plus (2) any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption (the “Redemption Price”).

(iv) Any notice given as provided in this Section (f) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series B Preferred Stock designated for redemption will not affect the redemption of any other shares of Series B Preferred Stock.

Any notice provided to a holder of Series B Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series B Preferred Stock are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed and (4) the manner in which holders of Series B Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series B Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.

(v) If notice of redemption of any shares of Series B Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock, then from and after the redemption date such shares of Series B Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series B Preferred Stock shall cease to accumulate from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series B Preferred Stock redeemed pursuant to this Section (f) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series B Preferred Stock.

(vi) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series B Preferred Stock is listed, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series B Preferred Stock may be redeemed from time to time.

(vii) No holder of Series B Preferred Stock shall have the right to require the redemption of the Series B Preferred Stock.

(g) Voting Rights.

(i) Holders of Series B Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Florida Business Corporation Act.

(ii) Whenever dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (g) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series B Preferred Stock are entitled to vote as described in this Section (g), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series B Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(iii) The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (g)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.

(iv) When the Corporation has paid full dividends on the Series B Preferred Stock for the equivalent of at least four Dividend Periods, following a Nonpayment, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors set forth in this Section (g) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series B Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (g), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (g)(ii).

(v) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series B Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series B Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Articles of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series B Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series B Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights, (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series B Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series B Preferred Stock shall not be deemed to affect the powers, preferences or special rights of the Series B Preferred Stock and (iii) the foregoing voting rights of the holders of Series B Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of holders of Series B Preferred Stock to effect the redemption.

(vi) Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (g)(vi), and for that purpose shall have access to the stock register of the Corporation.

(vii) Except as otherwise set forth in Section (g)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series B Preferred Stock is listed or traded at the time.

(viii) Each holder of Series B Preferred Stock will have one vote per share on any matter on which holders of Series B Preferred Stock are entitled to vote.

(h) Conversion Rights.

The holders of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

(i) No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

(j) No Preemptive or Subscription Rights.

No holder of Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

(k) Information Rights.

During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation shall use commercially reasonable efforts to provide any requesting beneficial owner a copy of the Corporation’s most recently filed “Consolidated Financial Statements for Holding Companies—FR Y-9C” and “Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only—FFIEC 041,” in each case or any applicable successor form.

(l) No Other Rights.

The Series B Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Articles of Incorporation or as otherwise required by applicable law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [●], its [●], this [●] day of [●].

Raymond James Financial, Inc.

By:

Name:

Title:

ANNEX G

FORM OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

RAYMOND JAMES FINANCIAL, INC.

ARTICLE I

Name

The name of this corporation shall be: RAYMOND JAMES FINANCIAL, INC.

ARTICLE II

Term of Existence

The duration of this corporation is to be perpetual.

ARTICLE III

General Purpose~~s~~

The general purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act, and any amendments thereto (the “FBCA”), and in connection therewith, this corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under the FBCA.

~~The principal purposes of the corporation shall be:~~

~~To engage in and carry on a general securities brokerage and financial business.~~

~~To underwrite, subscribe for, buy, sell, pledge, mortgage, hold and otherwise deal in stocks, bonds, obligations or securities of any private or public corporation, government or municipality, trusts, syndicates, partnerships or individuals and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such shares of stock, bonds, securities or other obligations including the right to vote thereon.~~

~~To undertake and carry on any business transaction or operation commonly carried on or undertaken by capitalists, promoters, financiers, contractors, merchants, commission men or agents.~~

~~To promote or assist financially or otherwise, corporations, syndicates, partnerships, individuals or associations of all kinds and to give any guarantee in connection therewith for the payment of money or for the performance of any obligation or undertaking.~~

~~To deal in shares, stocks, bonds, notes, debentures, or other evidence of indebtedness or securities of any domestic or foreign corporations, or mutual investment companies, either as principal, or as agent or broker, or otherwise. To acquire by lease, purchase, gift, devise, contract, concession, or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, convey, or otherwise dispose of, wherever situated, within or without the State of Florida, any and all real estate, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every kind, nature and description whatsoever.~~

~~To acquire, and to make payment therefore in cash or the stock or bonds of the corporation, or by undertaking or assuming the obligations and liabilities of the transferor, or in any other way, the good~~

~~will, rights and property, the whole or any part of the assets, tangible or intangible, and to undertake or assume the liabilities of, any person, firm, association or corporation, to hold or in any manner dispose of the whole or any part of the property so purchased, to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all of the powers necessary or convenient for the conduct and management thereof.~~

~~To adopt, apply for, obtain, register, produce, take, purchase, exchange, lease, hire, acquire, secure, own, hold, use, operate, contract, or negotiate for, take licenses or other rights in respect of, sell, transfer, grant licenses and rights in respect of, manufacture under, introduce, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in, and turn to account, letters patent, patents, patent rights, patents applied for or to be applied for, trade-marks, trade names and symbols, distinction marks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, licenses, processes, data, and formulae of any and all kinds granted by, or recognized under or pursuant to laws of the United States of America, or of any other country or countries whatsoever, and with a view to the working and development of the same, to carry on any business, whether manufacturing or otherwise, which the corporation may think calculated, directly or indirectly, to effectuate these objects.~~

~~To manufacture, purchase, or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge, or otherwise encumber or dispose of and generally deal and trade in and with, both within and without the State of Florida, and in any part of the world, goods, wares, merchandise, and property of every kind, nature and description.~~

~~To enter into, make and perform contracts of every kind and description with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony or dependency thereof.~~

~~To borrow or raise money for any of the purposes of the corporation, without limit as to amount, and in connection therewith to grant collateral or other security either alone or jointly with any other person, firm or corporation, and to make, execute, draw, accept, endorse, discount, pledge, issue, sell or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other evidences of indebtedness, negotiable or non-negotiable, transferable or non-transferable, and to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors, to the extent permitted under the General Corporation Law of the State of Florida; to lend and advance money, extend credit, take notes, open accounts and every kind and nature of evidence of indebtedness and collateral security in connection therewith.~~

~~To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of shares of its own capital stock, provided that the funds or property of the corporation shall not be used for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation and provided further, that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.~~

~~To have one or more offices, conduct and carry on its business and operations and promote its objects within and without the State of Florida, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such state, district, territory, colony, dependency or country.~~

~~To engage in any other business or businesses, whether related thereto or not, as may be approved by the Board of Directors and which businesses are permitted by law.~~

~~In general to do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, within or~~

~~without the State of Florida, either alone or in company with others, and to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Florida.~~

~~It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this third article of this Certificate of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes and powers specified in this article and in each of the articles or paragraphs of this Certificate shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Florida, now or hereafter in effect, or implied by any reasonable construction of said law.~~

ARTICLE IV

Capital Stock ~~Clause~~

~~Shares Authorized. (A) The aggregate number of shares of stock which this corporation shall have authority to issue shall be three hundred fifty million (350,000,000) shares of common stock, each with a par value of one cent ($.01) and ten million (10,000,000) shares of preferred stock, each with a par value of ten cents ($.10).~~

~~(B) The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, dividend rights, redemption provisions, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the corporation, and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. Shares of one class or series of the corporation’s capital stock may be issued through a stock dividend or stock split on shares of another class or series of the corporation’s capital stock. In addition to the right to establish one or more such series of Preferred Stock, the Board of Directors shall have full authority to increase or decrease the number of shares of Preferred Stock designated for any series.~~

(A) Authorized Shares. The aggregate number of shares of stock which this corporation shall have authority to issue shall be seven hundred million (700,000,000), of which six hundred fifty million (650,000,000) shares shall be shares of common stock, each with a par value of one cent ($.01) (“Common Stock”) and fifty million (50,000,000) shares shall be shares of preferred stock, each with a par value of ten cents ($.10) (“Preferred Stock”).

(B) Provisions Relating to Shares. The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

(1) Provisions Relating to Shares of Common Stock.

(a) Each share of Common Stock shall have one vote, and, except as provided by resolution or resolutions adopted by the board of directors providing for the issue of any series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(b) No holder of shares of Common Stock as such shall have any preemptive right to subscribe to or acquire (i) unissued or treasury shares of this corporation of any class, (ii) securities of this corporation convertible into or carrying a right to acquire or subscribe to shares of any class or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of this corporation of any class, in each case whether now or hereafter authorized.

(c) Subject to the provisions of law and to the provisions of any Preferred Stock that may be outstanding from time to time, dividends may be paid on the shares of Common Stock at such times and in such amounts as the board of directors may deem advisable.

(d) Subject to the provisions of any Preferred Stock that may be outstanding from time to time, in the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of this corporation and the amounts to which holders of Preferred Stock shall be entitled, to the remaining net assets of this corporation.

(2) Provisions Relating to Shares of Preferred Stock.

(a) The shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences, limitations and special rights as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided.

(b) Authority is hereby expressly granted to the board of directors, subject to the provisions of this Article IV, to divide the Preferred Stock into one or more series and with respect to each series to fix and determine by resolution or resolutions providing for the issue of such series:

(i) The number of shares to constitute such series and the distinctive designation thereof;

(ii) The dividend rate or rates to which shares of such series shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, the date or dates from which dividends shall accumulate and the quarterly dates on which dividends, if declared, shall be payable;

(iii) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

(iv) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates (the amount so payable upon such involuntary liquidation, dissolution or winding up, exclusive of accrued dividends, being hereinafter sometimes called the “involuntary liquidation value”);

(v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(vi) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(vii) The voting powers, if any, of such series; and

(viii) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section (2).

(c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series of Preferred Stock shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (B)(2)(b) of this Article IV.

(d) Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this corporation shall have no preemptive right to subscribe to or acquire (i) unissued or treasury shares of this corporation of any class, (ii) securities of this corporation convertible into or carrying a right to acquire or subscribe to shares of any class, or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of this corporation of any class, in each case whether now or hereafter authorized.

(3) Provisions Relating to All Classes of Shares.

The Preferred Stock and Common Stock may be issued by this corporation from time to time for such consideration as may be determined from time to time by the board of directors subject to, and in accordance with the full discretion conferred upon the board of directors by, the FBCA. Any and all shares for which the consideration so determined shall have been paid or delivered shall be deemed fully paid shares and shall not be liable for any further call or assessment thereon; and the holders of such shares shall not be liable for any further payments in respect of such shares.

(C) Treasury Stock. The board of directors of this corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the board of directors in its discretion shall deem proper and reasonable in the interests of this corporation.

ARTICLE V

Vote to Effect Business Combination

The affirmative vote of two-thirds (2/3) of all the shares outstanding and entitled to vote shall be required to approve any of the following:

(a)	any merger or consolidation of the corporation with or into any other corporation;

(b)	any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this corporation pursuant to a vote of stockholders;

(c)	any sale, lease, exchange or other transfer of all, or substantially all, of the assets of this corporation to any other corporation, person or entity;

(d)	any transaction similar to, or having a similar effect as, any of the foregoing transactions.

Such affirmative vote shall be in lieu of the vote of stockholders otherwise required by law.

~~ARTICLE VI~~

~~Pre-Emptive Rights~~

~~No holder of any shares of stock of the corporation shall have any pre-emptive rights whatsoever to subscribe for or acquire additional shares of the corporation of any class, whether such shares shall be hereby or hereafter authorized; and no holder of shares shall have any right to subscribe to or acquire any shares which may be held in the treasury of the corporation; nor shall any holder have a right to subscribe to or acquire any bonds, certificates of indebtedness, debentures or other securities convertible into stock, or carrying any right to purchase stock. All such additional or treasury shares or securities convertible into stock or carrying any right to purchase stock may be sold for such consideration, at such time, on such terms and to such person or persons, firms, corporations or associations as the Board of Directors may from time to time determine.~~

ARTICLE VI~~I~~

Directors

(A~~.~~)    Number

The business of ~~the corporation~~this corporation shall be managed by or under the direction of a ~~Board of Directors~~board of directors. The exact number of directors shall be fixed from time to time ~~by resolution of the Board of Directors~~as provided in the by-laws of this corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(B~~.~~)    Interested Directors

No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation, shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of ~~the corporation~~this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the ~~Board of Directors~~board of directors, or a majority thereof. Any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the ~~Board of Directors~~board of directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

(C~~.~~)    Authority to Make Long-Term Employment Contracts

The ~~Board of Directors~~board of directors may authorize ~~the corporation~~this corporation to enter into employment contracts with any executive officer for periods longer than one year, and any charter or by-law provision for annual election shall be without prejudice to the contract rights, if any, of any executive officer under such contract.

(D~~.~~)    Reliance on Corporation Books

Each officer, director, or member of any committee designated by the ~~Board of Directors~~board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to ~~the~~ this ~~company~~corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the ~~Board of Directors~~board of directors or by any such committee, or in relying in good faith upon other records of ~~the~~ this ~~company~~corporation.

ARTICLE VII~~I~~

Amendment

This corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. ~~These Restated Articles of Incorporation may be amended in the manner provided by law.~~ Every amendment shall be approved by the ~~Board of Directors~~board of directors, proposed by them to the ~~stockholder~~shareholders, and approved at a ~~stockholder~~shareholders’ meeting by the affirmative vote of a majority of the stock entitled to vote thereon; provided, however, that the provisions set forth in Article V may not be altered, amended or repealed unless such alteration, amendment or repeal is approved by the affirmative vote of two-thirds (2/3) of all of the shares outstanding and entitled to vote.

CERTIFICATE OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

RAYMOND JAMES FINANCIAL, INC.

The undersigned officer of Raymond James Financial, Inc. (the “~~Company~~corporation”) does hereby certify that at a regular meeting of the ~~Board of Directors~~board of directors of the ~~Company~~ corporation held on ~~November 25~~[        ], ~~2008~~2021, at which ~~meeting~~ a quorum was present and acting throughout, the ~~Board of Directors~~board of directors authorized the preparation and filing of the Amended and Restated Articles of Incorporation of Raymond James Financial, Inc., in the form annexed hereto;

~~I do~~The undersigned does hereby further certify that the Amended and Restated Articles of Incorporation ~~does not contain any amendments to the articles requiring approval~~were approved by the shareholders of the ~~Company~~corporation at a duly called meeting, at which a quorum was present and acting throughout, held on [February 24, 2022].

IN WITNESS WHEREOF, I have executed this certificate for and on behalf of the ~~Company~~ corporation this ~~25th~~ [        ]th day of ~~November~~[February, ~~2008~~2022].

RAYMOND JAMES FINANCIAL, INC.
By:
Name: ~~Kenneth Armstrong~~Jonathan J. Doyle
Title: ~~Associate~~ Assistant General Counsel – Securities and Corporate Governance, and Assistant Secretary

TRISTATE CAPITAL HOLDINGS, INC.—SPECIAL MEETING OF SHAREHOLDERS, FEBRUARY 28, 2022
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting.
VOTE BY INTERNET – WWW.CESVOTE.COM
Use the Internet to transmit your voting instructions up until 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting. Have your proxy card in hand when you access the website and follow the instructions.
OR VOTE BY TELEPHONE – 1-888-693-8683
Use a touch-tone telephone to transmit your voting instructions up until 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting. Have your proxy card in hand when you call and follow the instructions.
OR VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
CONTROL NUMBER
If submitting a proxy by mail, please sign and date
the card below and fold and detach card at perforation before mailing.
The Board of Directors of TriState Capital recommends that you vote “FOR” the following proposals:
1. To approve and adopt the Agreement and Plan of Merger, dated October 20, 2021, by and among Raymond James Financial, Inc. (“Raymond James”), Macaroon One LLC (“Merger Sub 1”), Macaroon Two LLC (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”) and TriState Capital, as such agreement may be amended from time to time, pursuant to which Merger Sub 1 will merge with and into TriState Capital, with TriState Capital continuing as the surviving entity after such merger, and thereafter, TriState Capital will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity in such merger, a copy of which is attached as Annex A and as more fully described in the proxy statement/prospectus, dated January 25, 2022 (the “merger proposal”).
FOR AGAINST ABSTAIN
2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).
FOR AGAINST ABSTAIN
Signature Date
Signature (Joint Owner) Date
Please sign exactly as your name or names appear on this proxy card. Executors, administrators, attorneys–in–fact or trustees should give their full titles as such. If the signer is a corporation, please sign full corporate name and have a duly authorized officer sign, stating the title. If a partnership, please sign in partnership name by an authorized person. When shares are held jointly, each holder should sign.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.
TRISTATE CAPITAL HOLDINGS, INC.
SPECIAL MEETING OF SHAREHOLDERS February 28, 2022 9:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The signer hereby appoints each of James F. Getz, Brian S. Fetterolf, and Karla Villatoro de Freidman, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Special Meeting of Shareholders (the “Meeting”), to be held on February 28, 2022, at 9:00 a.m., Eastern Time, over the internet in a virtual-only form at www.issuerdirect.com/virtual-event/tsc, and at any and all adjournments thereof, as indicated on the reverse hereof.
Only the shareholders of record on January 20, 2022, are entitled to notice of, attend and to vote at the Meeting or any adjournment thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The Board of Directors of TriState Capital recommends that you vote “FOR” the proposal to approve and adopt the Agreement and Plan of Merger and “FOR” the proposal to approve one or more adjournments of the special meeting.
PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)